As filed with the Securities and Exchange Commission on September 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Nexters Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	7371	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Nexters Inc.

55, Griva Digeni

3101, Limassol

Cyprus

Telephone: +35722580040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Telephone: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

J. David Stewart, Esq.

Latham & Watkins LLP

99 Bishopsgate

London, U.K., EC2M 2XF

Tel: (+44) (0)20 7710 1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares(2)	39,352,791	$9.40(3)	$369,916,235.00	$40,357.86
Warrants(4)	7,750,000	$—(5)	$—	$—
Ordinary shares issuable on exercise of warrants(6)	7,750,000	$11.50(7)	$89,125,000	$9,723.54
Total			$459,041,235	$26,546.90(8)

(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The number of ordinary shares, no par value (“ordinary shares”), of Nexters Inc. (“Nexters”) being registered for resale by the selling securityholders identified in this registration statement represents the sum of (i) 5,000,000 Nexters ordinary shares issued to certain institutional investors in private placements pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Transactions (as defined herein), (ii)(a) 6,750,000 Nexters ordinary shares issued to Kismet Sponsor Limited (the “Sponsor”) in connection with the Transactions and (b) 5,000,000 Nexters ordinary shares issued to the Sponsor in a private placement pursuant to the A&R Forward Purchase Agreement (as defined herein) consummated in connection with the Transactions, and (iii) 22,602,791 Nexters ordinary shares issued to certain former shareholders of Nexters Global Ltd. (“Nexters Global”) in connection with the Transactions.

(3)

Calculated in accordance with Rule 457(c) under Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high ($9.59) and low ($9.20) prices of the ordinary shares on the Nasdaq Global Market (“Nasdaq”) on September 16, 2021.

(4)

The number of Nexters warrants being registered for resale by certain selling securityholders identified in this registration statement represents the sum of (i)(a) 5,125,000 Nexters warrants issued to the Sponsor in connection with the Transactions and (b) 1,000,000 Nexters warrants issued to the Sponsor in a private placement pursuant to the A&R Forward Purchase Agreement consummated in connection with the Transactions, and (ii) 1,625,000 Nexters warrants transferred by the Sponsor to certain institutional investors in private placements pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Transactions. Each Nexters warrant will entitle the warrant holder to purchase one Nexters ordinary share at a price of $11.50 per share (subject to adjustment).

(5)	No separate registration fee due in accordance with Rule 457(g).
(6)	Represents 7,750,000 Nexters ordinary shares issuable upon exercise of Nexters warrants.
(7)	Calculated pursuant to Rule 457(g), based on the exercise price of each Nexters warrant.
(8)

Pursuant to Rule 457(p), the registrant is offsetting the registration fee due under this registration statement by $23,534.50, which represents the portion of the registration fee with respect to $215,714,983 of unsold securities previously registered on the registration statement on Form F-4 (File Number 333-257103) initially filed by the registrant with the Securities and Exchange Commission on June 15, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2021

PRELIMINARY PROSPECTUS

NEXTERS INC.

47,102,791 ORDINARY SHARES

7,750,000 WARRANTS TO PURCHASE ORDINARY SHARES

This prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of: (i) up to 47,102,791 of our ordinary shares, no par value per share (the “ordinary shares”) issued to the Selling Securityholders, as described below (which includes up to 7,750,000 ordinary shares issuable upon the exercise of 7,750,000 of our warrants offered hereby issued to certain of the Selling Securityholders, as described below); and (ii) up to 7,750,000 of our warrants issued to certain of the Selling Securityholders, as described below.

On August 26, 2021, we consummated the transactions (the “Transactions”) contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of January 31, 2021, as amended on July 17, 2021 and August 11, 2021, by and among Nexters Inc. (“Nexters”), Kismet Acquisition One Corp. (“Kismet”), Kismet Sponsor Limited (the “Sponsor”), solely in its capacity as Kismet’s representative, Nexters Global Ltd. (“Nexters Global”), Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the representative of the shareholders of Nexters Global, and the shareholders of Nexters Global party thereto. As contemplated by the Business Combination Agreement, Kismet was merged into Nexters, with Nexters surviving the merger and the securityholders of Kismet (other than those who elected to redeem their Kismet ordinary shares) becoming securityholders of Nexters (the “Merger”), and Nexters acquired all of the issued and outstanding share capital of Nexters Global from the holders of Nexters Global’s share capital for a combination of cash and Nexters ordinary shares, such that Nexters Global became a direct wholly owned subsidiary of Nexters (the “Share Acquisition”).

The securities covered by this prospectus include (i) 5,000,000 Nexters ordinary shares issued to certain institutional investors in private placements pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Transactions, (ii)(a) 6,750,000 Nexters ordinary shares issued to the Sponsor in connection with the Merger and (b) 5,000,000 Nexters ordinary shares issued to the Sponsor in a private placement pursuant to the A&R Forward Purchase Agreement (as defined herein) consummated in connection with the Transactions, and (iii) 22,602,791 Nexters ordinary shares issued to certain former shareholders of Nexters Global in connection with the Share Acquisition, (iv)(a) 5,125,000 Nexters warrants issued to the Sponsor in connection with the Merger and (b) 1,000,000 Nexters warrants issued to the Sponsor in a private placement pursuant to the A&R Forward Purchase Agreement consummated in connection with the Transactions, and (v) 1,625,000 Nexters warrants transferred by the Sponsor to certain institutional investors in private placements pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Transactions. In addition, this prospectus relates to the offer and sale of up to 7,750,000 Nexters ordinary shares issuable by us upon exercise of 7,750,000 Nexters warrants offered hereby.

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the sale of any securities by the Selling Securityholders, except with respect to amounts received by us upon exercise of the Nexters warrants to the extent such Nexters warrants are exercised for cash. See “Use of Proceeds.” We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ordinary shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “GDEV.” On September 16, 2021, the last reported sale price of our ordinary shares as reported on Nasdaq was $9.48 per share. Our warrants are listed on the Nasdaq under the symbol “GDEVW.” On September 16, 2021, the last reported sale price of our warrants as reported on Nasdaq was $0.82 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                       , 2021

You should rely only on the information contained in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the Securities Exchange Commission, or the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus include important information about us, the ordinary shares and warrants issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Nexters Inc. and its subsidiaries, which prior to the Transactions was the business of Nexters Global Ltd. and its subsidiaries, and references to “Nexters” refer solely to Nexters Inc.

SELECTED DEFINITIONS

In this document, unless the context otherwise requires:

“A&R Forward Purchase Agreement” means the amended and restated Forward Purchase Agreement, dated as of January 31, 2021, by and among Kismet, Nexters and the Sponsor.

“Business Combination Agreement” means the Business Combination Agreement, dated as of January 31, 2021, as amended on July 17, 2021 and August 11, 2021, by and among Kismet, Nexters, the Sponsor, solely in its capacity as Kismet’s representative, Nexters Global, Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the Company Shareholders representative, and the shareholders of Nexters Global party thereto.

“Closing” means the Merger Closing and the Share Acquisition Closing, collectively.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the BVI Business Companies Act, 2004 (as amended).

“Company” means Nexters Inc., a British Virgin Islands business company, and its consolidated subsidiaries.

“Company Shareholders” means the shareholders of Nexters Global prior to the Closing.

“Company Shareholders Lock-Up Agreement” means the Lock-Up Agreement entered into by the Key Company Shareholders at the Share Acquisition Closing in connection with the Transactions.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Forward Purchase Agreement” means the forward purchase agreement dated August 5, 2020, by and among Kismet and Sponsor.

“Founders” means, collectively, Andrey Fadeev and Boris Gertsovskiy.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Incentive Plan” means the proposed incentive compensation plan that Nexters expects to adopt.

“Initial Shareholders” means the Sponsor, as the holder of all of the Kismet founder shares prior to the IPO, and its permitted transferees (if any), as applicable.

“Insolvency Act” means the Insolvency Act, 2003 of the British Virgin Islands.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means Kismet’s initial public offering of Kismet units, consummated on August 10, 2020.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Key Company Shareholders” means, collectively, the Founders and Everix Investments Limited, a private limited liability company domiciled in Cyprus.

“Kismet” means, prior to the Merger, Kismet Acquisition One Corp, a company incorporated under the laws of the British Virgin Islands.

“Kismet founder shares” means the Kismet ordinary shares issued prior to the IPO.

“Lock-Up Agreements” means, collectively, the Company Shareholders Lock-Up Agreement and the Sponsor Lock-Up Agreement.

“Merger” means the merger of Kismet with and into Nexters, as a result of which the separate corporate existence of Kismet ceased, with Nexters will continuing as the surviving company, and the security holders of Kismet (other than security holders of Kismet who elected to redeem their Kismet ordinary shares) became security holders of Nexters.

“Merger Closing” means the closing of the Merger.

“Merger Closing Date” means the date of the Merger Closing, which occurred on August 25, 2021.

“Merger Effective Time” means the time at which the Merger became effective.

“Nasdaq” means the Nasdaq Global Market.

“New Registration Rights Agreement” means the Registration Rights Agreement entered into by and among Nexters, the Key Company Shareholders and the Sponsor in connection with the Merger Closing.

“Nexters” means Nexters Inc., a British Virgin Islands business company.

“Nexters Global” means Nexters Global Ltd., a private limited liability company domiciled in Cyprus, and its consolidated subsidiaries.

“Nexters Warrant Agreement” means the warrant agreement governing Nexters’ outstanding warrants, comprising the warrant agreement, dated as of August 5, 2020, between Kismet and Continental Stock Transfer & Trust Company and the assignment, assumption and amendment agreement, dated as of August 25, 2021, by and among Kismet, Nexters and Continental Stock Transfer & Trust Company.

“PCAOB” means the Public Company Accounting Oversight Board.

“PIPE” means the issuance and sale of newly issued Nexters ordinary shares to the PIPE Investors in private placements outside the United States in reliance on Regulation S under the Securities Act consummated substantially concurrently with the closing of the Transactions.

“PIPE Investors” means the investors in the PIPE.

“PIPE Subscription Agreements” means the subscription agreements, dated July 16, 2021, as amended, among Kismet, Nexters, the Sponsor and the investors named therein, relating to the PIPE.

“prospectus” means the prospectus included in this registration statement on Form F-1 (Registration No. 333-     ) filed with the SEC.

“Registration Rights Agreement” means the registration rights agreement dated as of August 5, 2020, among Kismet, the Sponsor and the other “Holders” named therein.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Acquisition” means the acquisition by Nexters all of the issued and outstanding share capital of Nexters Global in exchange for the payment, issue and delivery to the Company Shareholders of a combination of cash and Nexters ordinary shares, pursuant to which Nexters Global became a direct wholly owned subsidiary of Nexters.

“Share Acquisition Closing” means the closing of the Share Acquisition.

“Share Acquisition Closing Date” means the date of the Share Acquisition Closing, which occurred on August 26, 2021.

“Sponsor” means Kismet Sponsor Limited, a British Virgin Islands business company.

“Sponsor Lock-Up Agreement” means the Lock-Up Agreement entered into by the Sponsor at the Share Acquisition Closing in connection with the Transactions.

“Transactions” means the transactions contemplated by the Business Combination Agreement which, among other things, provided for the Merger, the Share Acquisition and, unless the context otherwise requires, the PIPE subscription financing.

“Trust Account” means the trust account that held a portion of the proceeds of the IPO and the concurrent sale of the Kismet private placement warrants.

“U.S. GAAP” means United States generally accepted accounting principles.

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IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS MEASURES

Nexters Global’s audited consolidated financial statements included in this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this prospectus as “IFRS.” We refer in various places within this prospectus to non-IFRS financial measures. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Nexters Global’s audited consolidated financial results prepared in accordance with IFRS.

FINANCIAL STATEMENT PRESENTATION

Nexters

Nexters was incorporated on January 27, 2021 for the purpose of effectuating the Transactions. In connection with the Transactions, upon Closing, (i) Kismet merged with and into Nexters, as a result of which the separate corporate existence of Kismet ceased, with Nexters continuing as the surviving company, and each issued and outstanding security of Kismet immediately prior to the Merger Effective Time was automatically cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Nexters in accordance with the terms of the Business Combination Agreement (except that Kismet’s public shareholders were entitled to elect instead to have their Kismet ordinary shares redeemed and receive a pro rata portion of the Trust Account); and (ii) Nexters acquired all of the issued and outstanding share capital of Nexters Global from the Company Shareholders in exchange for the payment, issue and delivery to the Company Shareholders of a combination of cash and Nexters ordinary shares, such that Nexters Global became a direct wholly owned subsidiary of Nexters.

Prior to the Transactions, Nexters had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. Accordingly, no financial statements of Nexters have been included in this prospectus.

We expect to account for the Merger within the scope of IFRS 2 (Share-based Payment). Under this method of accounting, there is no acquisition accounting and no recognition of goodwill, as Kismet was not a business as defined by IFRS 3 (Business Combinations) given that it consisted predominantly of cash in the Trust Account. Under this method of accounting, Kismet was treated as the “acquired” company for financial reporting purposes.

Kismet

The financial statements of Kismet included in this prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Nexters Global

The financial statements of Nexters Global included in this prospectus have been prepared in accordance with IFRS as issued by the International Accounting Standards Board as adopted by the IASB.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which we compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with our own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available. This information appears in “Summary of the Prospectus,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements with respect to (i) our revenues, bookings, performance, strategies, plans, prospects, forecasts and other aspects of our business, (ii) trends in the gaming industry, (iii) our target cohorts and user and the expected arrangement with them, (iv) our projected growth opportunities, including relative to its competitors and (v) other statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.

Such statements are based on current expectations that are subject to risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this prospectus are based our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. Forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions. Many factors could cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;
●	our failure to realize anticipated benefits of the Transactions or to realize estimated pro forma results and underlying assumptions;
●	our potential inability to achieve our projected bookings growth and scale its platform;
●	our potential inability to maintain our current revenue stream and its relationships with players and advertisers;
●	our potential inability to become a consolidator in the gaming industry;
●	the enforceability of our intellectual property and protection of our proprietary information;
●	the risk to our business, operations and plans if internal processes and information technology systems are not properly maintained and risks associated with our operational reliance on third parties, including third-party platforms and infrastructure;
●	the risk to our business, operations and plans from cyber-attacks or other privacy or data security incidents;
●	the ability to maintain the listing of our securities on a national securities exchange;
●	changes in the competitive and regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations (including data privacy, cybersecurity and tax laws and regulations) affecting our business and changes in our capital structure;
●	the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the we operate;
●	the effect of global epidemics and contagious disease outbreaks, including COVID-19, and public perception thereof;
●	volatility in the price of our securities; and
●	the other matters described in the section titled “Risk Factors.”

The foregoing list of factors is not exhaustive. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We will not and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Nexters Inc. and its subsidiaries, which prior to the Transactions was the business of Nexters Global Ltd. and its subsidiaries, and references to “Nexters” refer solely to Nexters Inc.

The Company

We build mobile, web and social games for millions of players to enjoy globally. We are one of the top five independent game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases between January and December 2019, net of platform fees, according to data provided by AppMagic. Our games are free to play, and we continuously innovate our games to provide novel, curated in-game content to our users at optimal points in their game journeys.

Our core product offering, Hero Wars, offers a suite of games across mobile, social and web-based platforms and has, since its launch in 2016, evolved into a well-recognized global gaming franchise in the RPG genre, with 5.4 million MAUs across more than 70 countries in 2020. As of December 31, 2020, Hero Wars ranked fourth on Android and 13th on iOS according to the top grossing charts in the United States. Additionally, Hero Wars was recognized as the top mobile game by consumer spend in Russia in 2020. In 2016 and 2018, Hero Wars was named Game of the Year on VKontakte, one of the leading social networks in Russia.

Continuous improvements in game content and focus on customer engagement has allowed us to monetize on the popularity of our games and achieve attractive key performance metrics. In particular, between 2018 and 2020, we achieved ten times growth in Bookings. We benefit from highly predictable cohorts and a loyal base of core players, which enhances our ability to increase our monetization per user. In the second quarter of 2021, cohorts from previous periods accounted for approximately 79% of our Bookings. Average bookings per paying user (ABBPU) remained relatively stable in the first half of 2021, at $120 in comparison to $118 in the respective period of 2020.

Since our formation over ten years ago, we have developed a sizeable built-to-scale platform, enabling us to streamline content development and offering a value-enhancing opportunity for potential newly acquired games and companies. Our platform enables us to release one to two new titles per year via parallel-track prototyping and development. In 2021, we released a new title in the casual genre, Chibi Island. We are in the advanced development phase for two additional games and are targeting soft launches of these games in the second half of 2021.

Our headquarters are in Cyprus. As of June 30, 2021, we had 530 employees. Our revenue for the six months ended June 30, 2021 and for the year ended December 31, 2020 was $196.3 million and $260.0 million, respectively, and our Bookings1 for the same periods were $268 million and $443.5 million, respectively. We recorded net cash flows generated from operating activities of $10.8 million and $120.6 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively. Our income/loss net of tax for the six months ended June 30, 2021 was a loss of $31.8 million compared to income of $4.1 million for the six months ended June 30 2020, and for the year ended December 31, 2020 was income of $286 thousand compared to a loss of $33.7 million for the year ended December 31, 2019.

1	For a definition of Bookings, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Bookings.”

Corporate Information

Nexters Inc., or “Nexters”, is a business company incorporated under the laws of the British Virgin Islands on January 27, 2021. Nexters was formed for the sole purpose of effectuating the Transactions contemplated by the Business Combination Agreement, which were consummated on August 26, 2021.

Prior to the Transactions, Nexters had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings.

The mailing address of Nexters’ principal executive office is 55, Griva Digeni, 3101, Limassol, Cyprus, and our telephone number is +35722580040. Our principal website address is https://nexters.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus.

Recent Developments

Closing of the Transactions

On August 26, 2021 (the “Closing Date”), we consummated the previously announced business combination pursuant to the Business Combination Agreement. As of the Closing Date, the following transactions occurred pursuant to the terms of the Business Combination Agreement (collectively, the “Transactions”):

●	the merger pursuant to Section 170 of the BVI Business Companies Act, 2004 (as amended) of Kismet into Nexters, with Nexters surviving the merger and the security holders of Kismet (other than security holders of Kismet who elected to redeem their Kismet ordinary shares) becoming security holders of Nexters (the “Merger”) pursuant to the terms of (i) the Business Combination Agreement and (ii) Section 170 of the BVI Business Companies Act, 2004 (as amended),
●	the acquisition by Nexters of all of the issued and outstanding share capital of Nexters Global from the holders of Nexter Global’s share capital for a combination of cash and Nexters ordinary shares, such that Nexters Global is a direct wholly owned subsidiary of Nexters (the “Share Acquisition”), and
●	the other transactions contemplated by the Business Combination Agreement.

Prior to the Merger, a total of 21,811,242 Kismet ordinary shares were redeemed for a value of $218,190,863.51, resulting in a total of 3,188,758 Kismet’s public ordinary shares remaining issued and outstanding as of the time of the Merger. As of August 26, 2021, subsequent to the closing of the Transactions, there were 196,523,101 Nexters ordinary shares outstanding.

On January 31, 2021, Kismet, Nexters and the Sponsor entered into an amended and restated Forward Purchase Agreement (the “A&R Forward Purchase Agreement”). The A&R Forward Purchase Agreement amended the Forward Purchase Agreement, dated August 5, 2020, between Kismet and the Sponsor by, among other things, increasing the Sponsor’s purchase commitment thereunder from $20.0 million to $50.0 million and replacing the Sponsor’s commitment to acquire Kismet’s units with a commitment to acquire 5,000,000 Nexters ordinary shares and 1,000,000 Nexters public warrants in a private placement which occurred after the Merger and prior to the Share Acquisition.

On July 16, 2021, Kismet, Nexters and the Sponsor entered into separate subscription agreements (each as amended, restated or supplemented from time to time, a “PIPE Subscription Agreement”) with certain institutional investors that are not “U.S. persons” as defined in Regulation S under the Securities Act and with whom the Sponsor had prior business relationships (each, a “PIPE Investor”), pursuant to which the PIPE Investors agreed to subscribe for and purchase an aggregate of 5,000,000 Nexters ordinary shares for a purchase price of $10.00 per share for an aggregate commitment of $50 million in a private placements outside the United States in reliance on Regulation S under the Securities Act (the “PIPE”). The PIPE was consummated concurrently with the closing of the Transactions.

Nexters ordinary shares and Nexters warrants began trading on the Nasdaq Global Market, or “Nasdaq,” on August 27, 2021 under the symbols “GDEV” and “GDEVW,” respectively.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:

●	an exemption that allows the inclusion in an initial public offering registration statement of only two years of audited financial statements and selected financial data and only two years of related disclosure;
●	reduced executive compensation disclosure;
●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;
●	an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and
●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as us to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have elected to use this extended transition period to enable us to comply with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to take advantage of some but not all of these reduced reporting burdens.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.07 billion;
●	the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;
●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow BVI law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;
●	the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

●	the majority of our executive officers or directors are U.S. citizens or residents;
●	more than 50% of our assets are located in the United States; or
●	our business is administered principally in the United States.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, but are not limited to, the following:

●	We rely on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and such platforms may adversely change their policies.
●	Our core game offering, Hero Wars, generates a substantial portion of our revenue.
●	A small percentage of total users have generated a majority of our revenues.
●	Our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models.
●	We may be unable to successfully develop new games.
●	We operate in a highly competitive industry with low barriers to entry.
●	Legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations.
●	Security breaches or other disruptions could compromise our information or the information of our players and expose us to liability.
●	Our inability to protect our intellectual property and proprietary information could adversely impact our business.
●	Our use of open source software in connection with certain of our games, may pose particular risks to our proprietary software, games and services in a manner that could have a negative impact on our business.
●	We face added business, political, regulatory, operational, financial and economic risks as a result of our operations and distribution in a variety of countries.
●	We have no controlling shareholders, however, the loss of one or more of our largest shareholders could significantly harm our business.
●	In connection with the preparation of Nexters Global’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019, we identified material weaknesses in our internal controls over financial reporting.
●	Sales of a substantial number of our ordinary shares in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares to fall.
●	The price of our ordinary shares and warrants may be volatile.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our ordinary shares and warrants.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Resale of Ordinary Shares
Ordinary shares offered by the Selling Securityholders

up to 47,102,791 of ordinary shares of Nexters, no par value per share, comprising:

•

up to 5,000,000 ordinary shares issued in the PIPE;

•

up to 5,000,000 ordinary shares issued to the Sponsor in a private placement;

•

up to 6,750,000 ordinary shares issued to the Sponsor in the Merger;

•

up to 22,602,791 ordinary shares issued to certain former shareholders of Nexters Global in the Share Acquisition; and

•

up to 7,750,000 ordinary shares issuable upon the exercise of up to 7,750,000 warrants offered hereby.

Warrants offered by the Selling Securityholders

up to 7,750,000 warrants of Nexters, comprising:

●
5,125,000 Nexters warrants issued to the Sponsor in connection with the Merger;

•

1,000,000 warrants issued to the Sponsor in a private placement; and

•

1,625,000 warrants transferred by to the Sponsor to the PIPE Investors in private placements.

Ordinary shares issued and outstanding	196,523,101
Ordinary shares outstanding and on a fully diluted basis assuming the exercise of all outstanding warrants and options	216,893,101
Use of proceeds

All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

However, we will receive up to an aggregate of $89,125,000 from the exercise of warrants being offered for sale in this prospectus, assuming the exercise of all 7,750,000 of such warrants for cash at an exercise price of $11.50 per ordinary share.

Lock-up restrictions	Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Eligible for Future Resale — Lock-Up Agreements.”
Dividend policy

Nexters has never declared or paid any cash dividends. Nexters’ board of directors will consider whether or not to institute a dividend policy. It is presently intended that Nexters will retain its earnings for use in business operations and, accordingly, it is not anticipated that Nexters’ board of directors will declare dividends in the foreseeable future. Nexters has not identified a paying agent. See “Dividend Policy.”

Risk factors

Investing in our ordinary shares involves a high degree or risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Market for our ordinary shares and warrants	Our ordinary shares and warrants are listed on the Nasdaq under the symbols “GDEV” and “GDEVW”, respectively.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Related to the Company’s Business and Operations

We rely on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues generated on such platforms and rely on third-party payment service providers to collect revenues generated on our own platforms.

Our games are primarily accessed and operated through Apple, Facebook and Google, which also serve as significant online distribution platforms for our games. Substantially all of the virtual items that we or our distributors sell to paying players are purchased using the payment processing systems of these platforms. Consequently, our prospects and expansion depend on our continued relationships with these providers, and any other emerging platform providers that are widely adopted by our target players. We and our distributors are subject to the standard terms and conditions of these platform providers for application developers, which govern the content, promotion, distribution, operation of games and other applications on their platforms, as well as the terms of the payment processing services provided by the platforms, and which the platform providers can change unilaterally with little or no notice. Our business would be harmed if:

●	the platform providers discontinue or limit our or our distributors’ access to their platforms;
●	governments or private parties, such as internet providers, impose bandwidth restrictions or increase charges or restrict or prohibit access to those platforms;
●	the platforms increase the fees they charge us or our distributors’;
●	the platforms modify their algorithms, communication channels available to developers, respective terms of service or other policies;
●	the platforms decline in popularity;
●	the platforms adopt changes or updates to their technology that impede integration with other software systems or otherwise require us to modify our technology or update our games in order to ensure players can continue to access our games and content with ease;
●	the platforms elect or are required to change how they label free-to-play games or take payment for in-game purchases;
●	the platforms block or limit access to the genres of games that we or our distributors provide in any jurisdiction;
●	the platforms impose restrictions or spending caps or make it more difficult for players to make in-game purchases of virtual items;
●	the platforms change how the personal information of players is made available to developers or develop or expand their own competitive offerings; or
●	we or our distributors are unable to comply with the platform providers’ terms of service.

If our platform providers do not perform their obligations in accordance with our platform agreements, we could be adversely impacted. For example, in the past, some of these platform providers have been unavailable for short periods of time, unexpectedly changed their terms and conditions, or experienced issues with their features that permit our players to purchase virtual items.

Additionally, we rely on Xsolla, a third-party online payment service provider, to process any payments generated on games accessed and operated on our own proprietary platform. If this third-party service provider is unable to process payments, even for a short period of time, our business would be harmed. These platforms and our third-party online payment service provider may also experience security breaches or other issues with their functionalities, which could expose us to data breaches and could result in negative publicity, loss of customer confidence, fines from regulators and exposure to litigation. In addition, if we do not adhere to the terms and conditions of our platform providers, the platform providers may take actions to limit the operations of, suspend or remove our games from the platform, and/or we may be exposed to liability or litigation. For example, in August 2020, Epic Games, Inc., or Epic Games, attempted to bypass Apple and Google’s payment systems for in-game purchases with an update that allowed users to make purchases directly through Epic Games in its game, Fortnite. Apple and Google promptly removed Fortnite from their respective app stores, and Apple filed a lawsuit seeking injunctive relief to block the use of Epic Games’ payment system and seeking monetary damages to recover funds made while the updated version of Fortnite was active.

If any events described above or similar to those described above were to occur on a short-term or long-term basis, or if these third-party platforms and our online payment service provider otherwise experience issues that impact the ability of players to download or access our games, access social features, or make in-game purchases, they could have a material adverse effect on our brands and reputation, as well as our business, financial condition and results of operations.

Our core game offering, Hero Wars, generates a substantial portion of our revenue. There can be no assurance as to the continued success of Hero Wars, and we may be unable to offset any declines in revenues from Hero Wars.

Our business is primarily dependent on the success of a single core game offering, Hero Wars, and on our ability to consistently enhance and improve it, as well as our other games that achieve popularity. Historically, we have depended on Hero Wars for a majority of our revenues and we expect that this dependency will continue for the foreseeable future. For the six months ended June 30, 2021 and 2020, Hero Wars generated approximately 98% and 97%, respectively, of our revenues for each period, and for the years ended December 31, 2020 and 2019, 97% and 87%, respectively. For a game to remain popular and to retain players, we must constantly enhance, expand and upgrade the game with new features, offers, and content that players find attractive. As a result, each of our games require significant product development, marketing and other resources to develop, launch and sustain popularity through regular upgrades, expansions and new content, and such costs on average have increased over time. Even with these investments, we may experience sudden declines in the popularity of Hero Wars or any of our other games and fluctuations in the number of daily average users and monthly average users.

A small percentage of total users have generated a majority of our revenues, and we may be unable to attract new paying or retain existing paying users and maintain their spending levels.

Revenues of free-to-play games typically rely on a small percentage of players who spend moderate or large amounts of money in games to receive special advantages, levels, access and other features, offers, or content. The vast majority of users play free of charge or only occasionally spend money in games. As a result, compared to all users who play our games in any period, only a small percentage of such users were paying users. For example, for the six months ended June 30, 2021 and for the year ended December 31, 2020, our Monthly Payer Conversion was 5.2% and 5.0%, respectively. In addition, a large percentage of our revenues comes from a small subset of these paying users. For example, for the six months ended June 30, 2021, 84 thousand, or 10% of our total number of the paying users in that period, generated 81% of our Bookings, while for the six months ended June 30, 2020, 67 thousand, or 10% of our total number of the paying users in that period, generated 80% of our Bookings. For the year ended December 31, 2020, 98 thousand, or 10% of our total number of the annual paying users, generated 83% of our Bookings, while the same number and the same percentage of our total number of annual paying users generated 82% of our Bookings for the year ended December 31, 2019. The growth in the number of high paying users was generally flat over the same period. Because many users do not generate revenues, and each paying user does not generate an equal amount of revenues, it is particularly important for us to retain the small percentage of paying users and to maintain or increase their spending levels. There can be no assurance that we will be able to continue to retain paying users or that paying users will maintain or increase their spending. If we fail to attract and retain a significant number of new and existing players to our games or if we experience a reduction in the number of players of our most popular games or any other adverse developments relating to our most popular games occur, our market share and reputation could be harmed and there could be a material adverse effect on our business, financial condition and results of operations. It is possible that we could lose more paying users than we gain in the future, which would cause a decrease in the monetization of our games and could have a material adverse effect on our business, financial condition and results of operations.

We invest in new user acquisition and rely on monetization strategies to convert users to paying users, retain our existing paying users and maintain or increase the spending levels of our paying users. If our investments on new user acquisition and monetization strategies do not produce the desired results, we may fail to attract, retain or monetize users and may experience a decrease in spending levels of existing paying users, any of which would result in lower revenues for our games and could have a material adverse effect on our business, financial condition and results of operations.

We believe that the key factors in attracting and retaining paying users include our ability to enhance existing games and game experiences in ways that are specifically appealing to paying users. These abilities are subject to various uncertainties, including but not limited to:

●	our ability to provide an enhanced experience for paying users without adversely affecting the gameplay experience for non-paying users;
●	our ability to continually anticipate and respond to changing user interests and preferences generally and to changes in the gaming industry;
●	our ability to timely and adequately react in case of general rise of user discontent with our games or any of their existing or new features, including any coordinated actions by paying users;
●	our ability to compete successfully against a large and growing number of industry participants with essentially no barriers to entry;
●	our ability to hire, integrate and retain skilled personnel;
●	our ability to increase penetration in, and enter into new, demographic markets;
●	our ability to achieve a positive return on our user acquisition and other marketing investments and to drive organic growth; and
●	our ability to minimize and quickly resolve bugs or outages.

Some of our users also depend on our customer support organization to answer questions relating to our games. Our ability to provide high-quality effective customer support is largely dependent on our ability to attract, resource, and retain employees who are not only qualified to support our users, but are also well versed in our games. Any failure to maintain high-quality customer support, or a market perception that we do not maintain high-quality customer support, could harm our reputation and adversely affect our ability to sell virtual items within our games to existing and prospective users.

If we are unable to maintain or increase our customer base or engagement, or effectively monetize our customer base’s use of our products and offerings, our revenue and financial results may be adversely affected. Any decrease in customer retention, growth or engagement, including player liquidity, could render our products less attractive to customers, which is likely to have a material and adverse impact on our revenue, business, financial condition and results of operations. If our active player growth rate slows, we will become increasingly dependent on our ability to maintain or increase levels of player engagement and monetization in order to drive revenue growth.

If we are unable to attract and retain users, especially paying users, it would have a material adverse effect on our business, financial condition and results of operations.

We utilize a free-to-play business model, which depends on players making optional in-game purchases, and the value of the virtual items sold in our games is highly dependent on how we manage the game revenues and pricing models.

Our games are available to players free of charge, and we generate the majority of our revenues from the sale of virtual items when players make voluntary in-game purchases. For example, in the six months ended June 30, 2021 and 2020, we derived 94.5% and 93.8%, respectively, of our revenues from in-game purchases, and in each of the years ended December 31, 2020 and 2019, 94.2% and 95.1%, respectively.

Paying users usually spend money in our games because of the perceived value of the virtual items that we offer for purchase. The perceived value of these virtual items can be impacted by various actions that we take in the games, such as offering discounts, giving away virtual items in promotions or providing easier non-paid means to secure such virtual items. If we fail to manage our game economies properly, players may be less likely to spend money in the games, which could have a material adverse effect on our business, financial condition and results of operations.

Unrelated third parties have developed, and may continue to develop, “cheats” or guides that enable players to advance in our games or result in other types of malfunction, which could reduce the demand for in-game virtual items. In particular, for our games where players play against each other, such as our Hero Wars game, there is a higher risk that these “cheats” will enable players to obtain unfair advantages over those players who play fairly, and harm the experience of those players. Additionally, these unrelated third parties may attempt to scam our players with fake offers for virtual items or other game benefits. These scams may harm the experience of our players, disrupt the economies of our games and reduce the demand for our virtual items, which may result in increased costs to combat such programs and scams, a loss of revenues from the sale of virtual items and a loss of players. As a result, players may have a negative gaming experience and be less likely to spend money in the games, which could have a material adverse effect on our business, financial condition and results of operations.

Our inability to complete acquisitions and integrate any acquired businesses successfully could limit our growth or disrupt our plans and operations.

We anticipate that acquisitions will continue to be an important source of growth in the near future. Our ability to succeed in implementing our strategy will depend to some degree upon our ability to identify quality games and businesses and complete commercially viable acquisitions. We cannot assure you that acquisition opportunities will be available on acceptable terms or at all, or that we will be able to obtain necessary financing or regulatory approvals to complete potential acquisitions. In some cases, the costs of such acquisitions may be substantial and there is no assurance that the time and resources expended in pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. Furthermore, our ability to successfully grow through these types of transactions also depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, technologies and products and to obtain any necessary financing, and is subject to numerous risks, including:

●	failure to identify acquisition, investment or other strategic alliance opportunities that we deem suitable or available on favorable terms;
●	problems integrating acquired businesses, technologies or products, including issues maintaining uniform standards, procedures, controls and policies;
●	the availability of funding sufficient to meet increased capital needs;
●	unanticipated costs associated with acquisitions, investments or strategic alliances;
●	adverse impacts on our overall margins;
●	diversion of management’s attention from the day-to-day operations of our existing business;
●	the ability to retain or hire qualified personnel for expanded operations and the potential loss of key employees of acquired businesses; and
●	increased legal and accounting compliance costs.

In addition, the expected cost synergies associated with such acquisitions may not be fully realized in the anticipated amounts or within the contemplated timeframes, which could result in increased costs and have an adverse effect on our prospects, results of operations, cash flows and financial condition. We would expect to incur incremental costs and capital expenditures related to integration activities. Acquisition transactions may also disrupt our ongoing business, as the integration of acquisitions would require significant time and focus from management and might delay the achievement of our strategic objectives.

For example, on February 4, 2021, we acquired Nexters Online (formerly known as NX Online LLC) and Nexters Studio (formerly known as NX Studio LLC), two Russian game development studios. In order to successfully integrate these companies’ operations into ours, we will need to align their accounting, corporate governance and other policies with our own internal structures, consistent with those of a public company. To the extent that we are unable to efficiently integrate these companies into ours, there may be a material adverse effect on our business, financial condition and result of operations. Furthermore, we are currently in the process of development of our production center, where we will leverage our expertise to search for and potentially make monetary investments in new projects of other game developers. If we are unable to identify or adequately assess the quality of potential new projects or properly manage the cost of our investments, or if our investments do not prove to be successful due to various reasons outside of our control (including without limitation, due to market conditions, actions of our counterparties or regulatory requirements), we may not realize the expected benefit, incur increased costs or suffer reputational damage, which may lead to a material adverse effect on our business, financial condition and result of operations.

If we are unable to identify suitable target businesses, technologies or products, or if we are unable to successfully integrate any acquired businesses, technologies and products effectively, we may not realize the expected benefits, and our business, financial condition and results of operations could be materially and adversely affected, and we can provide no assurances that we will be able to adequately supplement any such inability to successfully acquire and integrate with organic growth. Also, while we employ several different methodologies to assess potential business opportunities, the businesses we may acquire may not meet or exceed our expectations.

If we fail to develop or acquire new games that achieve broad popularity, we may be unable to attract new players or retain existing players, which could negatively impact our business.

Developing or acquiring new games that achieve broad popularity is vital to our continued growth and success. Our ability to successfully develop or acquire new games and their ability to achieve broad popularity and commercial success depends on a number of factors, including our ability to:

●	attract, retain and motivate talented game designers, product managers and engineers;
●	identify, acquire or develop, sustain and expand games that are fun, interesting and compelling to play over long periods of time;
●	effectively market new games and enhancements to our new and existing players;
●	achieve viral organic growth and gain customer interest in our games;
●	minimize launch delays and cost overruns on new games and game expansions;
●	minimize downtime and other technical difficulties;
●	adapt to player preferences;
●	expand and enhance games after their initial release;
●	partner with mobile platforms;
●	maintain a quality social game experience; and
●	accurately forecast the timing and expense of our operations.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop or acquire successful games and launch new games that achieve broad popularity. If we are unable to successfully acquire new games or develop new games in-house, it could have a material effect on our pipeline and negatively affect our growth and results of operations.

We operate in a highly competitive industry with low barriers to entry, and our success depends on our ability to effectively compete.

The mobile gaming industry is a rapidly evolving industry with low barriers to entry, and we expect more companies to enter the industry and a wider range of competing games to be introduced. As a result, we are dependent on our ability to successfully compete against a large and growing number of industry participants. In addition, the market for our games is characterized by rapid technological developments, frequent launches of new games and enhancements to current games, changes in player needs and behavior, disruption by innovative entrants and evolving business models and industry standards. As a result, our industry is constantly changing games and business models in order to adopt and optimize new technologies, increase cost efficiency and adapt to player preferences. Our competitors may adapt to an emerging technology or business model more quickly or effectively, developing products and games or business models that are technologically superior to ours, more appealing to consumers, or both. Potential new competitors could have significant resources for developing, enhancing or acquiring games and gaming companies, and may also be able to incorporate their own strong brands and assets into their games or distribution of their games. We also face competition from a vast number of small companies and individuals who may be successful in creating and launching games and other content for these devices and platforms using relatively limited resources and with relatively limited start-up time or expertise. New game developers enter the gaming market continuously, some of which experience significant success in a short period of time. A significant number of new titles are introduced each day.

In addition, the high ratings of our games on the platforms on which we operate are important as they help drive users to find our games. If the ratings of any of our games decline or if we receive significant negative reviews that result in a decrease in our ratings, our games could be more difficult for players to find or recommend. In addition, we may be subject to negative review campaigns or defamation campaigns intended to harm our ratings. This could lead to loss of users and revenues, additional advertising and marketing costs, and reputation harm.

Additionally, if our platform providers were to develop competitive offerings, either on their own or in cooperation with one or more competitors, our growth prospects could be negatively impacted. For example, Apple recently developed its own video game subscription service, Apple Arcade, which may compete further with our games. Increased competition and success of other brands, genres, business models and games could result in, among other things, a loss of players, or negatively impact our ability to acquire new players cost-effectively, which could have a material adverse effect on our business, financial condition and results of operations.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others, including our current or future business partners or third-party software providers. By doing so, these competitors may increase their scale, their ability to meet the needs of existing or prospective players and compete for similar human resources. If we are unable to compete effectively, successfully and at a reasonable cost against our existing and future competitors, our results of operations, cash flows and financial condition would be adversely impacted.

Our ability to successfully attract in-game advertisers depends on our ability to design an attractive advertising model that retains players.

While the vast majority of our revenues are generated by in-game purchases, a portion of our revenues are generated from the sale of in-game advertisements. For example, in the six months ended June 30, 2021 and 2020, we derived 5.5% and 6.2%, respectively, of our revenues from in-game advertising, and in each of the years ended December 31, 2020 and 2019, 5.8% and 4.9%, respectively. If we are unable to attract and maintain a sufficient player base or otherwise fail to offer attractive in-game advertising models, advertisers may not be interested in purchasing such advertisements in our games, which could adversely affect our revenues from in-game advertising. Alternatively, if our advertising inventory is unavailable and the demand exceeds the supply, this limits our ability to generate further revenues from in-game advertising, particularly during peak hours and in key geographies. Further, a full inventory may divert advertisers from seeking to obtain advertising inventory from us in the future, and thus deprive us of potential future in-game advertising revenues. This could have a material adverse effect on our reputation and our business, financial condition and results of operations.

In addition, if we include in-game advertising in our games that players view as excessive, such advertising may materially detract from players’ gaming experiences, thereby creating player dissatisfaction, which may cause us to lose players and revenues, and negatively affect the in-game experience for players making purchases of virtual items in our games.

If we develop new games that achieve success, it is possible that these games could divert players of our other games without growing the overall size of our network, which could harm our results of operations.

As we develop new games, it is possible that these games could cause players to reduce their playing time and purchases in our other existing games without increasing their overall playing time or purchases. In addition, we also may cross-promote our new games in our other games, which could further encourage players of existing games to divert some of their playing time and spending on existing games. If new games do not grow or generate sufficient additional revenues to offset any declines in purchases from our other games, our revenues could be materially and adversely affected.

Changes to digital platforms’ rules, including those relating to “loot boxes,” or the potential adoption of regulations or legislation impacting loot boxes, could require us to make changes to some of our games’ economies or design, which could negatively impact the monetization of these games, thereby reducing our revenues.

In December 2017, Apple updated its terms of service to require publishers of applications that include “loot boxes” to disclose the odds of receiving each type of item within each loot box to customers prior to purchase. Google similarly updated its terms of service in May 2019. Loot boxes are a commonly used monetization technique in free-to-play mobile games in which a player can acquire a virtual loot box, but the player does not know which virtual item(s) he or she will receive (which may be a common, rare or extremely rare item, and may be a duplicate of an item the player already has in his or her inventory) until the loot box is opened. The player will always receive one or more virtual items when he or she opens the loot box. In the event that Apple, Google, or any of our other platform providers changes its developer terms of service to include more onerous requirements or if any of our platform providers were to prohibit the use of loot boxes in games distributed on its digital platform, we would be required to redesign the economies of the affected games in order to continue distribution on the impacted platforms, which would likely cause a decline in the revenues generated from these games and require us to incur additional costs.

In addition, there are ongoing academic, political and regulatory discussions in the United States, Europe, Australia and other jurisdictions regarding whether certain game mechanics, such as loot boxes, should be subject to a higher level or different type of regulation than other game genres or mechanics to protect consumers, in particular minors and persons susceptible to addiction, and, if so, what such regulation should include. Additionally, loot box game mechanics have been the subject of increased public discussion – for example, the Federal Trade Commission, or FTC, held a public workshop on loot boxes in August 2019, and at least one bill has been introduced in the U.S. Senate that would regulate loot boxes in games marketed toward players under the age of 18. In addition, the United Kingdom’s Department for Digital, Culture, Media and Sport in September 2020 launched a call for evidence into the impact of loot boxes on in-game spending and gambling-like behavior later this year, and politicians have cited loot boxes as an example of recent technology innovation where government regulation is needed. In October 2020, a Netherlands district administrative court upheld an administrative order by the Dutch gambling authority demanding that Electronic Arts remove certain loots boxes from one of its games because they violated Dutch gambling laws and recommended a maximum fine of 10 million euros for non-compliance with the administrative order. For the first time, the Dutch district administrative court ruled that virtual items can constitute a prize for purposes of gambling legislation. While no other court has adopted a similar definition of prize and there has been opposition to the idea that virtual items can be prizes under gambling laws from the European Parliament and others, it is possible that other courts or regulatory agencies will adopt similarly broad definitions of prize. Additionally, after being restricted in Belgium and the Netherlands, the United Kingdom House of Lords has recently issued a report recommending that loot boxes be regulated within the remit of gambling legislation and regulation.

In some of our games, certain mechanics may be deemed to be loot boxes. New regulations by the FTC, U.S. states or other international jurisdictions, which may vary significantly across jurisdictions and with which we may be required to comply, could require that these game mechanics be modified or removed from games, increase the costs of operating our games due to disclosure or other regulatory requirements, impact player engagement and monetization, or otherwise harm our business performance. It is difficult to predict how existing or new laws may be applied to these or similar game mechanics. If we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our games, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business, financial condition or results of operations.

Our online offerings are part of new and evolving industries, which presents significant uncertainty and business risks.

The online gaming and interactive entertainment industries are relatively new and continue to evolve. Whether these industries grow and whether our online business will ultimately succeed, will be affected by, among other things, developments in social networks, mobile platforms, legal and regulatory developments (such as the passage of new laws or regulations or the extension of existing laws or regulations to online gaming and related activities), taxation of gaming activities, data and information privacy and payment processing laws and regulations, and other factors that we are unable to predict and which are beyond our control. Given the dynamic evolution of these industries, it can be difficult to plan strategically, including as it relates to product launches in new or existing jurisdictions that may be delayed or denied, and it is possible that competitors will be more successful than we are at adapting to change and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation in new and existing jurisdictions, we may become subject to additional compliance-related costs, including as it relates to licensing and taxes. For example, we have recently received a notification from regulatory authorities in Vietnam that we should obtain certain licenses in order to able to continue offering our games in Vietnam. There can be no assurance that we will be not required to cease offering our games on certain platforms in Vietnam pending receipt of the relevant licenses. Consequently, we cannot provide assurance that our online and interactive offerings will grow at the rates expected, or be successful in the long term. If our products do not obtain popularity or maintain popularity, or if they fail to grow in a manner that meets its expectations, or if we cannot offer our product offerings in particular jurisdictions that may be material to our business, our business, results of operations and financial condition could be harmed.

The recent COVID-19 pandemic and similar health epidemics, contagious disease outbreaks and public perception thereof, could significantly disrupt our operations and adversely affect our business, results of operations, cash flows or financial condition.

The recent COVID-19 pandemic, epidemics, medical emergencies and other public health crises outside of our control could have a negative impact on our business. Large-scale medical emergencies can take many forms and can cause widespread illness and death. In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and spread so quickly throughout other parts of the world that, by March 11, 2020, the World Health Organization characterized the outbreak as a pandemic. While a number of vaccines have been developed and approved, with administration having recently begun in various countries, supply limitations have prevented a more wide-spread administration of these vaccines and the severity of COVID-19 pandemic has continued unabated.

Although the full extent of the impact from the COVID-19 pandemic on our business is unknown at this time, it could affect the health of our employees, or otherwise impact the productivity of our employees, third-party organizations with which we partner, or regulatory agencies we rely on, which may prevent us from delivering content in a timely manner or otherwise executing our business strategies. We have followed guidance by the Cypriot government and the governments of other relevant jurisdictions in which we operate to protect our employees and our operations during the pandemic and have implemented a remote environment for certain of our employees, and, as a result, may experience inefficiencies in our employees’ ability to collaborate.

The COVID-19 pandemic could also affect the health of our consumers, which may affect sales of our virtual items in our games. In addition, the COVID-19 pandemic has caused an economic recession, high unemployment rates and other disruptions, both in the United States and the rest of the world. Any of these impacts, including the prolonged continuation of these impacts, could adversely affect our business.

We cannot predict the other potential impacts of the COVID-19 pandemic on our business or operations, and there is no guarantee that any near-term trends in our results of operations will continue, particularly if the COVID-19 pandemic and the adverse consequences thereof continue for a long period of time. A continuation of the current environment, or any further adverse impacts caused by the COVID-19 pandemic could further deteriorate employment rates and the economy, detrimentally affecting our consumer base and divert player discretionary income to other uses, including for essential items. These events could adversely impact our cash flows, results of operations and financial conditions and heighten many of the other risks described in these “Risk Factors.” Furthermore, while we saw increased consumer interest and engagement in online gaming during the year ended December 31, 2020, which we in part attribute to the travel restrictions, lockdowns and other social distancing measures implemented by governments to combat the COVID-19 pandemic, there can be no assurance that interest or engagement will continue, or that with the easing of restrictions, it will be sustained. Any resulting decrease in user activity or spending could adversely impact our cash flows, operating results, and financial condition. In addition, while we may take actions as may be required to reduce the risks posed by COVID-19, there is no certainty that such measures will be sufficient to mitigate the risks posed by COVID-19.

Legal or regulatory restrictions could adversely impact our business and limit the growth of our operations.

There is significant opposition in some jurisdictions to interactive social gaming. In September 2018, the World Health Organization added “gaming disorder” to the International Classification of Diseases, defining the disorder as a pattern of behavior characterized by impaired control over gaming and an increase in the priority of gaming over other interests and daily activities. Additionally, the public has become increasingly concerned with the amount of time spent using phones, tablets and computers per day, and these concerns have increased as people spend more time at home and on their devices over the course of the stay-at-home orders caused by the COVID-19 pandemic. Such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming specifically. These could result in a prohibition on interactive social gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations, all of which could have an adverse effect on our results of operations, cash flows and financial condition. We cannot predict the likelihood, timing, scope or terms of any such legislation or regulation or the extent to which they may affect our business.

Consumer protection concerns regarding games such as ours have been raised in the past and may again be raised in the future. These concerns include: (i) methods to limit the ability of children to make in-game purchases, and (ii) a concern that mobile game companies are using big data and advanced technology to predict and target “vulnerable” users who may spend significant time and money on mobile games in lieu of other activities. Such concerns could lead to increased scrutiny over the manner in which our games are designed, developed, distributed and presented. We cannot predict the likelihood, timing or scope of any concern reaching a level that will impact our business, or whether we would suffer any adverse impacts to our results of operations, cash flows and financial condition.

Legal proceedings may materially adversely affect our business and our results of operations, cash flows and financial condition.

We have been party to, are currently party to, and in the future may become subject to additional legal proceedings in the operation of our business, including, but not limited to, with respect to advertising, consumer protection, employee matters, tax matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments, as well as claims by or against our shareholders (present or past), directors, officers and employees.

Legal proceedings targeting our games and claiming violations of laws could occur, based on the unique and particular laws of each jurisdiction, particularly as litigation claims and regulations continue to evolve. Litigation to defend ourselves against claims by third parties, or to enforce any rights that we may have against third parties, could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition and results of operations.

Given the nature of our business, we may from time to time be party to various legal, administrative and regulatory inquiries, investigations, proceedings and claims that arise in the ordinary course of business. Because the outcome of such legal matters is inherently uncertain, they could have a material adverse effect on our results of operations, cash flows or financial condition.

We rely on a limited number of geographies for a significant portion of our revenues.

Although we have players across the globe, we derive a significant portion of our revenues from a limited number of countries and are dependent on access to those markets. For example, for the six months ended June 30, 2021 and for the year ended December 31, 2020, 32% and 37%, respectively, of our revenues were derived from users located in the United States, while our revenues derived from users located in Europe were 23% and 24%, respectively. Our ability to retain paying players depends on our success in these geographies, and if we were to lose access to these markets or experience a decline in players in these geographies for any reason, it would have a material adverse effect on our business, financial condition and results of operations.

If general economic conditions decline, demand for our games could decline. In addition, our business is vulnerable to changing economic conditions and to other factors that adversely affect the gaming industry, which could negatively impact our business.

In-game purchases involve discretionary spending on the part of consumers. Consumers are generally more willing to make discretionary purchases, including purchases of games and services like ours, during periods in which favorable economic conditions prevail. As a result, our games may be sensitive to general economic conditions and economic cycles. A reduction or shift in domestic or international consumer spending could result in an increase in our marketing and promotional expenses, in an effort to offset that reduction, and could negatively impact our business. Discretionary spending on entertainment activities could further decline for reasons beyond our control, such as natural disasters, acts of war, pandemics, terrorism, transportation disruptions or the results of adverse weather conditions. Additionally, disposable income available for discretionary spending may be reduced by unemployment, higher housing, energy, interest, or other costs, or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates, or other economic disruptions. Any prolonged or significant decrease in consumer spending on entertainment activities could result in reduced play levels in decreased spending on our games, and could adversely impact our results of operations, cash flows and financial condition.

Our systems and operations are vulnerable to damage or interruption from natural disasters, power losses, telecommunications failures, cyber-attacks, terrorist attacks, acts of war, human errors, break-ins and similar events.

We may experience disruption as a result of catastrophic events such as natural disasters, power losses, telecommunications failures, cyber-attacks, terrorist attacks, acts of war, human errors, break-ins and similar events. In the occurrence of a catastrophic event, including a global pandemic like the ongoing COVID-19 pandemic, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in application development, lengthy interruptions in our services, breaches of data security and loss of critical data, such as player, customer and billing data as well as trade secret or other confidential information, software versions or other relevant data regarding operations, and we do not maintain insurance policies to compensate us for any resulting losses, which could have a material adverse effect on our business, financial condition and results of operations. The COVID-19 pandemic has caused us to require employees to work remotely for an indefinite period of time. If a natural disaster, power outage, connectivity issue or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time.

We primarily rely on skilled employees with creative and technical backgrounds. The loss of one or more of our key employees, or our failure to attract and retain other highly qualified employees in the future, could significantly harm our business.

We primarily rely on our highly skilled, technically trained and creative employees to develop new technologies and create innovative games. Such employees, particularly game designers, engineers and project managers with desirable skill sets are in high demand, and we devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees. The loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business.

We are highly dependent on the continued services and performance of our key personnel, including, in particular Andrey Fadeev and Boris Gertsovskiy, our co-founders, and our other executive officers and senior management team. Moreover, our success is highly dependent on the abilities of our co-founders’ decision making process with respect to the day-to-day and ongoing needs of our business, as well as their understanding of our company as the co-founders of the Company. Although we have entered into employment agreements with our co-founders, either co-founder can terminate his employment, subject to certain agreed notice periods and post-termination restrictive covenants. We do not maintain key-man insurance for any executive officer or member of our senior management team.

In addition, our games are created, developed, enhanced and supported in our in-house game studios. The loss of key game studio personnel, including members of management as well as key engineering, game development, artists, product, marketing and sales personnel, could disrupt our current games, delay new game development or game enhancements, and decrease player retention, which would have an adverse effect on our business.

As we continue to grow, we cannot guarantee we will continue to attract the personnel we need to maintain our competitive position. In particular, we expect to face significant competition from other companies in hiring such personnel as well as recruiting well-qualified staff in multiple international jurisdictions. Furthermore, our competitors may lure away our existing personnel by offering them employment terms that our personnel view as more favorable. As we mature, the incentives to attract, retain and motivate our staff provided by our equity awards or by future arrangements, such as through cash bonuses, may not be as effective as in the past. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

We track certain performance metrics with internal and third-party tools and do not independently verify such metrics. Certain of our performance metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our business.

We track certain performance metrics, including the number of active and paying players of our games using a combination of internal and third-party analytics tools, including such tools provided by Apple, Facebook and Google. Our performance metrics tools have a number of limitations, including limitations placed on third-party tools, such as (i) the complicated and time consuming process of the validation of our data by comparison to the third-party data due to (a) differences between calendar periods used in our systems and billing periods used in the third-party tools and (b) differences in foreign exchange rates applied in our systems, which use the rates at the date of each in-game purchase, and certain third-party tools that use the exchange rates as at the date of the invoice; (ii) incomplete data in our system that was used prior to mid-2018; (iii) inconsistencies of definitions of metrics in our current system compared with the system that we used prior to mid-2018; and (iv) untimely updates of the master data in our system regarding the platform commission fees and indirect taxes, due to numerous changes of these parameters that we may not always be able to identify and process. Such tools are subject to change unilaterally by the relevant third parties and our methodologies for tracking these metrics or access to these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we report. If the internal or external tools we use to track these metrics under-count or over-count performance or contain technical errors, the data we report may not be accurate, and we may not be able to detect such inaccuracies, particularly with respect to third-party analytics tools. In addition, limitations or errors with respect to how we measure data (or how third parties present that data to us) may affect our understanding of certain details of our business, which could affect our long-term strategies. We also may not have access to comparable quality data for games we acquire with respect to periods before integration, which may impact our ability to rely on such data. Furthermore, such limitations or errors could cause players, analysts or business partners to view our performance metrics as unreliable or inaccurate. If our performance metrics are not accurate representations of our business, player base or traffic levels, if we discover material inaccuracies in our metrics or if the metrics we rely on to track our performance do not provide an accurate measurement of our business or otherwise change, our reputation may be harmed and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our business depends on our ability to collect and use data to deliver relevant content and advertisements, and any limitation on the collection and use of this data could cause us to lose revenues.

When our players use our games, we may collect both personally identifiable and non-personally identifiable data about the player. Often we use some of this data to provide a better experience for the player by delivering relevant content and advertisements. Our players may decide not to allow us to collect some or all of this data or may limit our use of this data. Any limitation on our ability to collect data about players and game interactions would likely make it more difficult for us to deliver targeted content and advertisements to our players. Furthermore, evolving data protection laws could impact our ability to collect data and to deliver targeted content and advertisements. See “— Data privacy and security laws and regulations in the jurisdictions in which we do business could increase the cost of our operations and subject us to possible sanctions, civil lawsuits (including class action or similar representative lawsuits) and other penalties; such laws and regulations are continually evolving. Our or our platform and service providers’ actual or perceived failure to comply with these laws and regulations could harm our business.” Interruptions, failures or defects in our data collection, mining, analysis and storage systems, as well as privacy concerns and regulatory restrictions regarding the collection of data, could also limit our ability to aggregate and analyze player data. If that happens, we may not be able to successfully adapt to player preferences to improve and enhance our games, retain existing players and maintain the popularity of our games, which could cause our business, financial condition, or results of operations to suffer.

Additionally, internet-connected devices and operating systems controlled by third parties increasingly contain features that allow device users to disable functionality that allows for the delivery of advertising on their devices, including through Apple’s Identifier for Advertising, or IDFA, or Google’s Advertising ID for Android devices, or AAID. Device and browser manufacturers may include or expand these features as part of their standard device specifications. For example, the release of iOS 14 brought with it a number of new changes, including the need for app users to opt-in before their IDFA can be accessed by an app (which is currently expected to come into effect in 2021). Further changes could include the removal of such mobile advertising IDs from operating systems altogether. As a consequence, the ability of advertisers to accurately target and measure their advertising campaigns at the user level may become significantly limited and developers may experience a significant increase in costs. If players elect to not opt-in once these changes are in effect, if they utilize the current opt-out mechanisms in greater numbers, or if mobile advertising IDs are phased out, our ability to deliver effective advertisements would suffer, which could adversely affect our revenues from in-game advertising. Furthermore, our ability to efficiently target users will be impacted, which would lead to less efficient user acquisition and make it more difficult for us to attract paying users, which could cause our business, financial condition, or results of operations to suffer.

We compete with other forms of leisure activities, and a failure to successfully compete with such activities could have a material adverse effect on our business, financial condition and results of operations.

We face competition for leisure time, attention and discretionary spending of our players. Other forms of entertainment, such as offline, traditional online, personal computer and console games, television, movies, sports and the internet, together represent much larger or more well-established markets and may be perceived by our players to offer greater variety, affordability, interactivity and enjoyment. Consumer tastes and preferences for leisure time activities are also subject to sudden or unpredictable change on account of new innovations, developments or product launches. If consumers do not find our games to be compelling or if other existing or new leisure time activities are perceived by our players to offer greater variety, affordability, interactivity and overall enjoyment, our business could be materially and adversely affected.

Our revenue growth rate and financial performance in recent periods may not be indicative of future performance, and our revenue growth rates may decline in the future compared to prior periods.

We have experienced rapid revenue growth in recent periods, with revenue of $196.3 million and $122.0 million for the six months ended June 30, 2021 and 2020, respectively, and revenue of $260.0 million and $93.8 million for the years ended December 31, 2020 and 2019, respectively. As we continue to grow our business, our revenue growth rates may decline compared to prior fiscal years due to a number of reasons, which may include more challenging comparisons to prior periods, a decrease in the growth of our overall market or market saturation, slowing demand for our games, our inability to continue to acquire games or game studios, and our inability to capitalize on growth opportunities. In addition, our growth rates may experience increased volatility due to global societal and economic disruption, such as those related to the COVID-19 pandemic and related government responses thereto.

Our business may suffer if we do not successfully manage our current and potential future growth.

We have grown significantly in recent years and we intend to continue to expand the scope of the games we provide. Our revenues increased from $122.0 million in the six months ended June 30, 2020 to $196.3 million in the six months ended June 2021, and from $93.8 million in the year ended December 31, 2019 to $260.0 million in the year ended December 31, 2020. Our anticipated future growth, particularly to the extent that we experience rapid growth, will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively, and on our ability to improve and develop our financial and management information systems, controls and procedures. In addition, we will likely have to successfully adapt our existing systems and introduce new systems, expand, train and manage our employees and improve and expand our marketing capabilities. Further, we have grown our business in part by acquiring and integrating complementary businesses and our continued growth will depend to some degree on our continuing ability to find additional commercially viable strategic acquisitions, or expanding our internal development.

If we are unable to properly and prudently manage our operations as and to the extent they continue to grow, or if the quality of our games deteriorates due to mismanagement, our brand name and reputation could be severely harmed, and our business, prospects, financial condition and results of operations could be adversely affected.

We may require additional capital to meet our financial obligations and support business growth, and this capital may not be available on acceptable terms or at all.

Based on our current plans and market conditions, we believe that cash flows generated from the consummation of the Transactions and our operations will be sufficient to satisfy our anticipated cash requirements in the ordinary course of business for the foreseeable future. However, we intend to continue to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new games and features or enhance our existing games, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing we secure in the future could include restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

Our insurance may not provide adequate levels of coverage against claims.

We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations, cash flows and financial condition.

Changes in tax laws or approach to their enforcement, new tax rulings, and audits or examinations of our filing positions, including withholding taxes, could materially affect our financial condition and results of operations.

Tax laws are dynamic and therefore subject to regular change as new laws are passed and new interpretations of existing laws are issued or applied. Our existing corporate structure and intercompany arrangements have been implemented in a manner which we consider to be in compliance with current prevailing tax laws. However, the tax treatment of our structure and any transactions between entities in our group, in the British Virgin Islands, Cyprus and Russia as well as in other applicable jurisdictions, could be subject to material adjustment. In addition, we expect taxing authorities in the jurisdictions where we do business, or are deemed to do business, for tax purposes, to audit or examine our income and transactions. The ultimate outcome of any such review processes, and any engagement we have with the relevant tax authorities, are difficult to predict.

We may be exposed to taxation in jurisdictions other than Cyprus if we are treated as having a permanent establishment or as being a tax resident in any of those jurisdictions. While we do not believe that either Nexters or Nexters Global will be treated as having a tax residence or a permanent establishment elsewhere outside of Cyprus, we cannot provide assurance that foreign tax authorities will not attempt to claim that our entities have permanent establishment or tax residence in their jurisdictions. If any of the foregoing occurs, additional taxes, as well as related penalties, may be imposed on us and our business, prospects, financial condition and results of operations could be materially and adversely affected.

We could be required to collect sales taxes or be subject to other use-based tax liabilities in relation to past sales.

One or more countries or U.S. states or localities may seek to collect what they view as past or existing, or impose additional, sales, value added taxes or use or similar taxes on us by reference to the location of the users of our games. While we generally are not responsible for taxes generated on games accessed and operated through third-party platforms, we are responsible for collecting and remitting applicable sales, value added, use or similar taxes for revenue generated on games accessed and operated on our own platforms and/or in countries where the law requires the game publishers to collect and pay such taxes even if games are made available for users through third-party platforms. Furthermore, an increasing number of U.S. states have considered or adopted laws that attempt to impose tax collection obligations on out-of-state companies. This is also the case in respect of the European Union, where value added taxes or digital services taxes may be imposed on companies making digital sales to consumers within the European Union. Additionally, since the Supreme Court of the United States ruled in South Dakota v. Wayfair, Inc. et al, or Wayfair that online sellers can be required to collect sales and use tax despite not having a physical presence in the state of the customer, most U.S. states impose such obligations, and other U.S. states or local governments may adopt, or begin to enforce, laws requiring us to calculate, collect and remit taxes on sales in their jurisdictions.

As a result of the above, we are in the process of evaluating whether our activities give rise to sales, use, value added taxes and any other taxes in jurisdictions in which we historically have not registered to collect and remit taxes. In addition, we are monitoring indirect tax developments globally to confirm the impact of future anticipated indirect taxes on our business and services. A successful assertion by one or more of the countries or jurisdictions requiring us to collect taxes where we presently do not do so, or to collect more taxes in a jurisdiction in which we currently collect some taxes, could result in substantial liabilities, including taxes on past sales, as well as interest and penalties, and could create significant administrative burdens for us or otherwise harm our business.

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of an investment in our securities.

We have a limited operating history on which investors can base an evaluation of our potential future performance. Any predictions we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our games, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

Risks Related to the Company’s Information Technology and Data Security

Our success depends upon our ability to adapt to, and keep pace with, changes in technology, platforms and devices, and evolving industry standards.

Our success depends upon our ability to attract and retain players, which is largely driven by maintaining and increasing the quality and content of our games. To satisfy players, we need to continue to improve their experience and innovate and introduce games that players find useful and that cause them to return to our suite of games more frequently. This includes continuing to improve our technology to tailor our game offerings to the preferences and requirements of additional geographic and market segments, and adapt to the release of new devices and platforms and to improve the user-friendliness and overall availability of our games, all of which can be costly and generate risk. Our ability to anticipate or respond to changing technology and evolving industry standards and to develop and introduce improvements and enhancements to games on a timely basis is a significant factor affecting our ability to remain competitive, expand and attract new players and retain existing players. We cannot assure you that we will achieve the necessary technological advances or have the financial or other resources needed to introduce new games or improvements and enhancements to games on a timely basis or at all. In addition, our ability to increase the number of players of our games will depend on continued player adoption of such games. Accordingly, our failure to develop or adjust to changes in technology, platforms, devices and operating models and evolving industry standards could adversely impact our business. Even where we are able to successfully adapt to changing technology, platforms, devices and operating models and evolving industry standards, we may require substantial expenditures to do so, which could adversely impact our business, financial condition and results of operations.

Our games and other software applications and systems, and the third-party platforms upon which they are made available, could contain undetected errors.

Our games and other software applications and systems, as well as the third-party platforms upon which they are made available, could contain undetected errors, bugs, flaws, corrupted data, defects and other vulnerabilities that could adversely affect the performance of our games. These defects may only become apparent after we launch a new game or publish an update to an existing game, particularly as we launch new games or updates and rapidly release new features to existing games under tight time constraints. For example, these errors could prevent a player from making in-game purchases of virtual items, which could harm our reputation or results of operations. These errors could also be exploited by cheating programs and other forms of misappropriation, thus harming the overall game-playing experience for our players. This could cause players to reduce their playing time or in-game purchases, discontinue playing our games altogether, or not recommend our games to other players, which could result in further harm to our reputation or results of operations. Such errors could also result in our games being non-compliant with applicable laws or create legal liability for us. Resolving such errors could disrupt our operations, cause us to divert resources from other projects, or harm our results of operations.

Any failure or significant interruption in our network could impact our operations and harm our business.

Our technology infrastructure is critical to the performance of our games and to player satisfaction. Most of our games run on public cloud computing systems run through AWS in Ireland and, in addition, certain games run through traditional rented servers in Webzilla in Amsterdam. The servers that host our systems located in these data centers are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of these events could cause our games to become unavailable for a short or long period of time. We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, malicious attempts to cause platform unavailability, and capacity constraints. If a particular game is unavailable when players attempt to access it or navigation through a game is slower than they expect, players may stop playing the game and may be less likely to return to the game as often, if at all. Similarly, certain games rely on third-party data centers, which may have similar risks over which we would have less control. A failure or significant interruption in our game service would harm our reputation and operations. We expect to continue to make significant investments in our technology infrastructure to maintain and improve all aspects of player experience and game performance. To the extent that our disaster recovery systems are not adequate, or we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate increasing traffic, our business and results of operations may suffer. We do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance, which may increase any potential harms that the business may suffer from systems failure or business interruptions.

Our success depends on the security and integrity of the games we offer, and security breaches or other disruptions could compromise our information or the information of our players and expose us to liability, which would cause our business and reputation to suffer.

We believe that our success depends in large part on providing secure games to our players. Our business sometimes involves the collection, storage, processing and transmission of players’ proprietary, confidential and personal information. We also maintain certain other proprietary and confidential information relating to our business and personal information of our personnel. Despite our security measures, our games may be vulnerable to attacks by hackers, players, vendors or employees or breaches due to malfeasance or other disruptions. Any security breach or incident that we experience could result in unauthorized access to, misuse of, or unauthorized acquisition of our or our players’ data, the loss, corruption or alteration of this data, interruptions in our operations, or damage to our computers or systems or those of our players or third-party platforms. Any of these could expose us to claims, litigation, fines and potential liability.

An increasing number of online services have disclosed security breaches, some of which have involved sophisticated and highly targeted attacks on portions of their services. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not foreseeable or recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, public perception of the effectiveness of our security measures and brand could be harmed, and we could lose players. Data security breaches and other data security incidents may also result from non-technical means, such as actions by employees or contractors. Any compromise of our security could result in a violation of applicable privacy and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability that is not always limited to the amounts covered by our insurance. Any such compromise could also result in damage to our reputation and a loss of confidence in our security measures. Any of these effects could have a material adverse impact on our results of operations, cash flows and financial condition.

Our ability to prevent anomalies and monitor and ensure the quality and integrity of our games and software is periodically reviewed and enhanced, but may not be sufficient to prevent future attacks, breaches or disruptions. Similarly, we assess the adequacy of our security systems, including the security of our games and software to protect against any material loss to any of our players and the integrity of our games to players. However, we cannot provide assurances that our business will not be affected by a security breach or lapse.

If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches, we could suffer a loss of sales and increased costs, exposure to significant liability, reputational harm and other negative consequences.

Our information technology may be subject to cyber-attacks, viruses, malicious software, break-ins, theft, computer hacking, employee error or malfeasance or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Experienced computer programmers and hackers may be able to penetrate our security controls and misappropriate or compromise sensitive personal, proprietary or confidential information, create system disruptions or cause shutdowns. They also may be able to develop and deploy malicious software programs that attack our systems, such as spyware and ransomware, or otherwise exploit any security vulnerabilities. Our systems and the data stored on those systems may also be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and the data stored on those systems, and the data of our business partners. Further, third parties, such as hosted solution providers, that provide services to us could also be a source of security risks in the event of a failure of their own security systems and infrastructure.

The costs to eliminate or address the foregoing security threats and vulnerabilities before or after a cyber-incident could be significant. Our remediation efforts may not be successful and could result in interruptions, delays or cessation of service, and loss of existing or potential suppliers or players. As threats related to cyber-attacks develop and grow, we may also find it necessary to make further investments to protect our data and infrastructure, which may impact our results of operations. We may be unable to cover all possible claims stemming from security breaches, cyberattacks and other types of unlawful activity, or any resulting disruptions from such events, and we may suffer losses that could have a material adverse effect on our business. We do not maintain insurance policies covering losses relating to cybersecurity incidents, which may increase any potential harms that the business may suffer from a cyber-

attack. We could also be negatively impacted by existing and proposed laws and regulations in the United States, Cyprus, Russia, and other jurisdictions in which we operate, as well as government policies and practices related to cybersecurity, data privacy, data localization and data protection. In addition, the platforms on which we distribute games may encourage, or require, compliance with certain security standards, such as the voluntary cybersecurity framework released by the National Institute of Standards and Technology, or NIST, which consists of controls designed to identify and manage cyber-security risks, and we could be negatively impacted to the extent we are unable to comply with such standards.

We rely on information technology and other systems, and any failures in our systems or errors, defects or disruptions in our games could diminish our brand and reputation, subject us to liability and disrupt our business and adversely impact our results of operations.

We rely on information technology systems that are important to the operation of our business, some of which are managed by third parties. These third parties are typically under no obligation to renew agreements and there is no guarantee that we will be able to renew these agreements on commercially reasonable terms, or at all. These systems are used to process, transmit and store electronic information, to manage and support our business operations and to maintain internal control over our financial reporting. In addition, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information in certain of our businesses that is subject to privacy and security laws and regulations. We could encounter difficulties in developing new systems, maintaining and upgrading current systems and preventing security breaches. Among other things, our systems are susceptible to damage, outages, disruptions or shutdowns due to fire, floods, power loss, break-ins, cyber-attacks, network penetration, denial of service attacks and similar events. Any failures in our computer systems or telecommunications services could affect our ability to operate our games or otherwise conduct business.

Portions of our information technology infrastructure, including those operated by third parties, may experience interruptions, delays or cessations of service or produce errors in connection with systems integration or migration work that takes place from time to time. We may not be successful in implementing new systems and transitioning data, which could cause business disruptions and be more expensive, time-consuming, disruptive and resource-intensive. We have no control over third parties that provide services to us and those parties could suffer problems or make decisions adverse to our business. We have contingency plans in place to prevent or mitigate the impact of these events. However, such disruptions could materially and adversely impact our ability to deliver games to players and interrupt other processes. If our information systems do not allow us to transmit accurate information, even for a short period of time, to key decision-makers, the ability to manage our business could be disrupted and our results of operations, cash flows and financial condition could be materially and adversely affected. Failure to properly or adequately address these issues could impact our ability to perform necessary business operations, which could materially and adversely affect our reputation, competitive position, results of operations, cash flows and financial condition.

Substantially all of our games rely on data transferred over the internet, including wireless internet. Access to the internet in a timely fashion is necessary to provide a satisfactory player experience to the players of our games. Third parties, such as telecommunications companies, could prevent access to the internet or limit the speed of our data transmissions, with or without reason, causing an adverse impact on our player experience that may materially and adversely affect our reputation, competitive position, results of operations, cash flows and financial condition. In addition, telecommunications companies may implement certain measures, such as increased cost or restrictions based on the type or amount of data transmitted, that would impact consumers’ ability to access our games, which could in turn materially and adversely affect our reputation, competitive position, results of operations, cash flows and financial condition. Furthermore, internet penetration may be adversely affected by difficult global economic conditions or the cancellation of government programs to expand broadband access.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success depends on the continued growth and maintenance of wireless communications infrastructure in the United States and internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our games successfully. In addition, changes by a wireless carrier to network infrastructure may interfere with downloads of our games and may cause players to lose functionality in our games that they have already downloaded. This could harm our reputation, business, financial condition and results of operations.

Data privacy and security laws and regulations in the jurisdictions in which we do business could increase the cost of our operations and subject us to possible sanctions, civil lawsuits (including class action or similar representative lawsuits) and other penalties; such laws and regulations are continually evolving. Our or our platform and service providers’ actual or perceived failure to comply with these laws and regulations could harm our business.

We collect, process, store, use and share data, some of which contains personal information, including the personal information of our players. Our business is therefore subject to a number of federal, state, local and foreign laws, regulations, regulatory codes and guidelines governing data privacy, data protection and security, including with respect to the collection, storage, use, processing, transmission, sharing and protection of personal information. Such laws, regulations, regulatory codes and guidelines may be inconsistent across jurisdictions or conflict with other rules.

The scope of data privacy and security regulations worldwide continues to evolve, and we believe that the adoption of increasingly restrictive regulations in this area is likely within the United States and other jurisdictions. For example, in June 2018, California enacted the California Consumer Privacy Act, or the CCPA, which went into effect on January 1, 2020 and became enforceable by the California Attorney General on July 1, 2020, along with related regulations that came into force on August 14, 2020. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, as well as a private right of action for security breaches, which may increase security breach litigation. Given that CCPA enforcement began on July 1, 2020, it remains unclear what, if any, modifications will be made to the regulations implementing the CCPA or how the CCPA and its implementing regulations will be interpreted. Varied interpretations of or modifications to the CCPA and its implementing regulations may have a significant effect on our business and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply. Further, there currently are a number of proposals related to data privacy or security pending before federal, state, and foreign legislative and regulatory bodies, including in a number of states considering consumer protection laws similar to the CCPA. This legislation may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment in resources to compliance programs, and could impact strategies and availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies. Additionally, a new California ballot initiative, the California Privacy Rights Act, or the CPRA, recently passed in California. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and changes to business processes may be required.

Further, the European Union, Cyprus, and United Kingdom have adopted comprehensive data protection and security laws. The European Union’s Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation), or the GDPR, which became effective in May 2018, and the U.K. GDPR, each as supplemented by national laws, (collectively, Applicable Data Protection Laws) impose strict requirements on controllers and processors of personal data in the European Economic Area, or EEA, and the United Kingdom, including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals and a strengthened individual data rights regime, and shortened timelines for data breach notifications. Applicable Data Protection Laws create new compliance obligations applicable to our business and some of our players, which could require us to self-determine how to interpret and implement these obligations, change our business practices and expose us to lawsuits (including class action or similar representative lawsuits) by consumers or consumer organizations for alleged breach of data protection laws and the risk of significant reputational damage. Applicable Data Protection Laws increase financial penalties for noncompliance (including possible fines of up to 4% of global annual revenues for the preceding financial year or €20 million, or £17.5 million in the United Kingdom, (whichever is higher) for the most serious violations). Data privacy laws in the European Union are developing rapidly and, in July 2020, the Court of Justice of the European Union limited how organizations could lawfully transfer personal data from the EEA to the United States by invalidating the Privacy Shield. The Privacy Shield enabled the transfer of personal data from the EEA to the United States for companies that had self-certified for the Privacy Shield. To the extent that we rely on the Privacy Shield, we will not be able to do so in the future, which could increase our costs and our ability to efficiently process personal data from the EEA. Further, data privacy laws in the United Kingdom are also not static and, as a consequence of Brexit, the United Kingdom will be free to diverge from European Union data privacy laws. We may therefore be subject in the future to separate and additional data protection obligations to those that we are already subject to. This may result in substantial costs and may necessitate changes to our business practices, which in turn may compromise our growth strategy, adversely affect our ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations. We are also subject to data privacy laws in Russia. For further information, see “— Risks Relating to the Russian Federation and the Company’s operations in Russia — The legal framework governing data protection and related internet services in Russia is not well developed, and we may be subject to the newly adopted legislation, as well as the changes to the existing legislation, which may be costly to comply with or may limit our flexibility to run our business.”

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to players or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims (including class actions), or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our players to lose trust in us, and otherwise materially and adversely affect our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to us may limit the adoption and use of, and reduce the overall demand for, our games. Additionally, if third parties we work with, such as our service providers or data sharing partners, violate applicable laws, regulations, or agreements, such violations may put our players’ and/or employees’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims (including class action claims) or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our players to lose trust in us and otherwise materially and adversely affect our reputation and business. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our players that is necessary for compliance with these various types of regulations. Our business, including our ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our games, features or our privacy policy. These platform providers may dictate rules, conduct or technical features that do not properly comply with federal, state, local and foreign laws, regulations and regulatory codes and guidelines governing data privacy, data protection and security, including with respect to the collection, storage, use, processing, transmission, sharing and protection of personal information and other consumer data. In addition, these platforms may dictate rules, conduct or technical features relating to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, which may result in substantial costs and may necessitate changes to our business practices, which in turn may compromise our growth strategy, adversely affect our ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations. Any failure or perceived failure by us to comply with these platform-dictated rules, conduct or technical features may result in platform-led investigations or enforcement actions, litigation, or public statements against us, which in turn could result in significant liability or temporary or permanent suspension of our business activities with these platforms, cause our players to lose trust in us, and otherwise compromise our growth strategy, adversely affect our ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations.

Player interaction with our games is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in complaints by data subjects or proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of player and/or employee confidence in our games and ultimately in a loss of players, which could adversely affect our business and impact our financial condition. A security breach could also involve loss or unavailability of business-critical data, and could require us to spend significant resources to mitigate and repair the breach, which in turn could compromise our growth and adversely affect our ability to attract, monetize or retain players. These risks could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

Our business could be adversely impacted by changes relating to electronic marketing or the restriction of the use of third-party cookies.

In recent years, the United States and European lawmakers and regulators have expressed concern over electronic marketing and the use of third-party cookies, web beacons and similar technology for online behavioral advertising. In the European Union, marketing is defined broadly to include any promotional material and the rules specifically on e-marketing are currently set out in the ePrivacy Directive which will be replaced by a new ePrivacy Regulation. While the ePrivacy Regulation was originally intended to be adopted on May 25, 2018 (alongside the GDPR), it is still going through the European legislative process. The current draft of the ePrivacy Regulation imposes strict opt-in e-marketing rules with limited exceptions for business to business communications and significantly increases fining powers to the same levels as the GDPR.

Regulation of cookies and web beacons may lead to broader restrictions on our online activities, including efforts to understand followers’ internet usage and promote ourselves to them. The United Kingdom has implemented the ePrivacy Directive into national law through the U.K. Privacy and Electronic Communications Regulation 2003, however it is unclear whether the United Kingdom will align itself to the ePrivacy Regulation, once implemented. This again introduces the possibility we will be subject to, and required to comply with, a separate and additional legal regime with respect to data privacy, which may result in substantial costs and may necessitate changes to our business practices, which in turn may compromise our growth strategy, adversely affect our ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations.

Efforts to comply with these and other privacy, data protection, and security restrictions that may be enacted could require us to modify our data processing practices and policies and increase the cost of our operations. Failure to comply with such restrictions could subject us to criminal and civil sanctions and other penalties and the risk of significant reputational damage. In part due to the uncertainty of the legal climate, complying with regulations, and any applicable rules or guidance from regulatory authorities or self-regulatory organizations relating to privacy, data protection, information security and consumer protection, may result in substantial costs and may necessitate changes to our business practices, which may compromise our growth strategy, adversely affect our ability to attract or retain players, and otherwise adversely affect our business, reputation, legal exposure, financial condition and results of operations.

Our business, products, and distribution are subject to increasing regulation of content. If we do not successfully respond to these regulations, our business, financial condition and results of operations could be materially adversely affected.

The video game industry has come under increased scrutiny from regulators and consumer advocacy groups, many of which are calling for increased regulation/oversight of the content of video games. While none of our games target children under 13 years of age as their primary audience, the FTC, as well as consumer organizations, may consider that the characteristics of several of our games attract children under 13 years of age. The U.S. Children’s Online Privacy Protection Act, or COPPA, regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our games are directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines. Although we have taken certain measures to identify which of our games are subject to COPPA due to their child-appealing nature and to comply with COPPA with respect to those games, if COPPA were to apply to us in a manner other than we have assessed or prepared for, our actual or alleged failure to comply with COPPA may increase our costs, subject us to expensive and distracting lawsuits or government investigations, could result in substantial fines or civil damages and could cause us to temporarily or permanently discontinue certain games or certain features and functions in games.

The United Kingdom recently enacted the “Age Appropriate Design Code,” a statutory code of practice pursuant to the United Kingdom Data Protection Act 2018. This code came into force on September 2, 2020, with a 12-month transition period for organizations to conform. The code requires online services, including our games that are likely to be accessed by children under 18, to put the best interests of the child’s privacy first in the design, development and data-related behavior of the game. The U.K. government is also separately consulting on legislation in relation to user safety online. It is possible that other countries within and outside the European Union will follow with their own codes or guidance documents relating to processing personal information from children or in relation to online harms. These may result in substantial costs and may necessitate changes to our business practices which may compromise our growth strategy, adversely affect our ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations.

Additionally, certain countries, such as the People’s Republic of China (the “PRC” or “China”), have laws that permit governmental entities to restrict marketing or distribution of interactive entertainment software products because of the content therein. For example, the government and regulatory authorities in China have adopted regulations governing content contained within videos, games, and other information over the internet. Under these regulations, internet content providers are prohibited from posting or displaying over the internet content that, among other things, violates the PRC laws and regulations, impairs the national dignity of China or the public interest, or is obscene, superstitious, fraudulent, violent or defamatory. Internet content providers are also prohibited from displaying content that may be deemed by relevant government authorities as “socially destabilizing” or leaking “state secrets” of China. Such regulations may extend to a prohibition on certain state flags, or scrutiny of in-game chat and messaging functions. These rules and regulations could limit our growth potential in China and may damage our reputation, any of which could have a material adverse effect on our business. See “— Expansion into new international markets, such as China, would subject us to increased regulatory oversight and regulatory, economic, social, health and political uncertainties, which could cause a material adverse effect on our business, financial position, and results of operations.” Furthermore, the future implementation of similar laws or regulations in the jurisdictions in which we operate may restrict or prohibit the sale of our games or may require modifications to our games that are costly to implement, degrade the consumer experience to the point where users cease to play the affected games, or are not feasible at all. Further changes in the regulations, their interpretation or their enforcement could have a material adverse effect on our business and results of operations.

Risks Related to the Company’s Intellectual Property

Our intellectual property rights and proprietary information help protect our business. If we are unable to obtain, maintain and enforce intellectual property protection for our games, or if the scope of intellectual property protection is not sufficiently broad, others may be able to develop and commercialize games substantially similar to ours, and our ability to successfully commercialize our games may be compromised.

We believe that our success depends, in part, on protecting our owned and licensed intellectual property rights in the United States and in other countries, and we strive to protect such intellectual property rights by relying on applicable law in such jurisdictions, including federal, state and common law rights, as well as contractual restrictions. Our intellectual property includes certain trademarks, copyrights and trade secrets relating to our games or technology we operate, and other proprietary or confidential information. Our success may depend, in part, on our and our licensors’ ability to protect the trademarks, trade dress, names, logos or symbols under which we market our games and other products and to obtain and maintain copyright, trade secret and other intellectual property protection for the technologies, designs, software and innovations used in our games and our business. It is possible that third parties, including our competitors, may develop similar technology to ours that overlap or compete with our technology. If third parties obtain patent protection with respect to such technologies, they may assert that our technology infringes their patents and seek to charge us a licensing fee or otherwise preclude the use of our technology. We do not own any patents or pending patent applications, and may not own any in the future. Accordingly, we are not able to assert any infringement claims against any third party, including counterclaims against any third party that may assert that our technology infringes their patents, and we may not be able to do so in the future. We have pursued and continue to pursue the filing and registration of trademarks in the United States and certain other jurisdictions, a process that is expensive and time-consuming and may not be successful. We may not pursue or be able to obtain protection for our intellectual property rights and our copyright and trademarks may, in certain instances, be denied in certain jurisdiction because they are determined not to fulfill the criteria for copyright or trademark protection. Even if we are successful in obtaining effective trademark and copyright protection, it is expensive to maintain these rights and the costs of defending our rights could be substantial. Moreover, our failure to develop and properly manage new intellectual property could hurt our market position and limit or eliminate our business opportunities. Furthermore, changes to intellectual property laws may jeopardize the enforceability and validity of our intellectual property portfolio and harm our ability to obtain intellectual property protection.

In addition, we cannot assure you that we will be able to maintain consumer value in our trademarks, copyrights or other intellectual property rights in our technologies, designs, software and innovations, and the measures we take to protect our intellectual property rights may not provide us with a competitive advantage. If we are unable to adequately protect our intellectual property and other proprietary rights, our competitive position and our business could be harmed. Any of our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, misappropriated or otherwise violated, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, or our intellectual property rights may not be sufficient to permit us to take advantage of current market trends, which could result in competitive harm.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We rely on maintaining as confidential our trade secrets and other proprietary information, including our know-how, software source code and technology, to maintain our competitive position. We enter into agreements containing obligations of confidentiality with our employees and independent contractors in order to limit access to, and disclosure and use of, our trade secrets and proprietary information, but we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary information. Further, we cannot assure you that the obligation to maintain the confidentiality of our trade secrets and proprietary information will be honored. Any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Additionally, even if parties to whom we intentionally disclose our trade secrets and other proprietary information maintain the confidentiality of that information, third party actions may result in a breach of our cybersecurity or information technology systems, or those of the persons to whom we disclosed our trade secrets or proprietary information, which could result in the loss of confidentiality of our trade secrets and proprietary information. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us, which could harm our competitive position, business, financial condition, results of operations, and prospects.

We may be subject to claims that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.

Many of our employees, consultants, and advisors are currently or were previously employed at other companies in our field, including our competitors or potential competitors. Although we try to ensure that our employees, consultants, and advisors do not use the proprietary information or know-how of others in their work for us by including standard provisions in our employment agreements and contracts with consultants, advisors and independent contractors, as well as by entering into non-disclosure agreements, we may be subject to claims that we or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer in the performance of their work for us. If any such claims are asserted, whether they are made with or without basis, we may need to engage in litigation may be necessary to defend against them. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and our employees.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Any of the foregoing could harm our competitive position, business, financial condition, results of operations and prospects.

We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and unsuccessful.

Third parties, including our competitors, could be infringing, misappropriating or otherwise violating our intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly. The steps we have taken to protect our proprietary rights may not be adequate to enforce our rights against infringement, misappropriation or other violation of our intellectual property. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our games.

In the future, we may make claims of infringement against third parties, or make claims that third-party intellectual property rights are invalid or unenforceable. These claims could:

●	cause us to incur greater costs and expenses in the protection of our intellectual property;

●	potentially negatively impact our intellectual property rights, for example, by causing one or more of our intellectual property rights to be ruled or rendered unenforceable or invalid;
●	potentially negatively impact our position vis-à-vis third-party intellectual property rights if they are determined to be valid and enforceable; or
●	divert management’s attention and our resources.

In any lawsuit we bring to enforce our intellectual property rights, a court may refuse to stop the other party from using the technology at issue on grounds that our intellectual property rights do not cover the technology in question. Further, in such proceedings, the defendant could counterclaim that our intellectual property is invalid or unenforceable and the court may agree, in which case we could lose valuable intellectual property rights. The outcome in any such lawsuits are unpredictable.

Litigation or other legal proceedings relating to intellectual property claims, even if resolved in our favor, may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of intellectual property proceedings could harm our ability to compete in the marketplace. In addition, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. Any of the foregoing could harm our competitive position, business, financial condition, results of operations and prospects.

We license certain intellectual property rights from third parties, and in the future we may enter into additional agreements that provide us with licenses to valuable intellectual property rights or technology.

In particular, we license certain intellectual property rights from third parties related to the operations of our business, including those needed to develop our own intellectual property and non-exclusive licenses with respect to the use of certain intellectual property rights of the platforms on which our games are offered. Even if games based on licensed content or brands remain popular, any of our licensors could decide not to renew our existing licenses or not to license additional intellectual property rights to us and instead license to our competitors or develop and publish its own games or other applications, competing with us in the marketplace. Many of these licensors already develop games for other platforms, and may have significant experience and development resources available to them should they decide to compete with us rather than license to us.

Failure to maintain or renew our existing licenses or to obtain additional licenses would impair our ability to introduce new games or to continue to offer our current games, which would materially harm our business, results of operations and financial condition. If we breach our obligations under existing or future licenses, we may be required to pay damages and our licensors might have the right to terminate the license. Termination by a licensor would cause us to lose valuable rights and could inhibit our ability to commercialize future games, which would harm our business, results of operations and financial condition. In addition, most of our licensed intellectual property rights are licensed to us on a non-exclusive basis. The owners of nonexclusively licensed intellectual property rights are free to license such rights to third parties, including our competitors, on terms that may be superior to those offered to us, which could place us at a competitive disadvantage. In addition, the agreements under which we license intellectual property rights or technology from third parties are generally complex, and certain provisions in such agreements may be susceptible to multiple interpretations.

In the future, we may identify additional third-party intellectual property rights we may need to license in order to engage in our business, including to develop or commercialize new games. However, such licenses may not be available on acceptable terms or at all. Any of the foregoing could harm our competitive position, business, financial condition, results of operations and prospects.

In the future, we may identify additional third-party intellectual property rights we may need to license in order to engage in our business, including to develop or commercialize new games. However, such licenses may not be available on acceptable terms or at all. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. Even if such licenses are available, we may be required to pay the licensor substantial royalties based on our net sales. Moreover, such licenses may be non-exclusive, which could give our competitors access to the same intellectual property rights licensed to us. If we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if our licensors fail to abide by the terms of the licenses, if our licensors fail to prevent infringement by third parties, or if the licensed intellectual property rights are found to be invalid or unenforceable, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

Even if we are successful in gaining new licenses or extending existing licenses, we may fail to anticipate the entertainment preferences of our players when making choices about which brands or other content to license. If the entertainment preferences of players shift to content or brands owned or developed by companies with which we do not have relationships, we may be unable to establish and maintain successful relationships with these developers and owners, which would materially harm our business, results of operations and financial condition. In addition, some rights are licensed from licensors that have or may develop financial difficulties, and may enter into bankruptcy protection under U.S. federal law or the laws of other countries. If any of our licensors files for bankruptcy, our licenses might be impaired or voided, which could materially harm our business, results of operations and financial condition.

We use open source software in connection with certain of our games, which may pose particular risks to our proprietary software, games and services in a manner that could have a negative impact on our business.

We use open source software in connection with our technology and games. The original developers of the open source code provide no warranties on such code and open source software may have unknown bugs, malfunctions and other security vulnerabilities which could impact the performance and information security of our technology. Some open source software licenses impose significant limitations on the use of their proprietary software, including, among other things, a limitation on the number of free copies that may be distributed as well as the requirement to publicly disclose all or part of the source code to such proprietary software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. Although we believe we are in compliance with the license terms of the open source software that we use, from time to time, we may face claims from the copyright holders of open source software alleging copyright infringement and breach of contract for failure to meet the open source license terms, such as the failure to publicly disclose our proprietary code that is a derivative work of the open source software. Additionally, the copyright holders of open source software could demand release of the source code of any of our proprietary code that is a derivative work of the open source software, or otherwise seek to enforce, have us specifically perform, or recover damages for the alleged infringement or breach of, the terms of the applicable open source license. While we would not expect there to be a basis for such claims or for them to succeed, there is a risk that these types of claims may be brought and it is possible that such claims could succeed. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our games. The terms of various open source licenses have been interpreted by courts to a very limited extent, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions, obligations or restrictions on our use of the open source software. We endeavor to use open source software in a manner that complies with the terms of the open source licenses while at the same time not requiring the disclosure of the source code of our proprietary software. Our failure to comply with the terms of the open source licenses could result in us being enjoined from using certain software and require us to replace certain code used in our games, pay a royalty or license fee to use some open source code, make the source code of our games publicly available, pay damages for copyright infringement or breach of contract of open source licenses, or temporarily or permanently discontinue certain games. The above risks could have a material adverse effect on our competitive position, business, reputation, legal exposures, financial condition, results of operations, and prospects.

The intellectual property rights of others may prevent us from developing new games and services or entering new markets or may expose us to liability or costly litigation.

Our success depends in part on our ability to continually adapt our games to incorporate new technologies, as well as intellectual property related to game mechanics and procedures, and to expand into markets that may be created by these new developments. If technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing games based on these technologies or expanding into markets created by these technologies.

We cannot assure you that our business activities and games will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us. We may in the future be subject to litigation alleging that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors, non-practicing entities and former employers of our personnel. A successful claim of infringement by a third party against us, our games or one of our licensees in connection with the use of our technologies, game mechanics or procedures, or an unsuccessful claim of infringement made by us against a third party or its products or games, could adversely affect our business or cause us financial harm. Any such claim and any resulting litigation, should it occur, could:

●	be expensive and time consuming to defend or require us to pay significant amounts in damages;
●	result in invalidation of our proprietary rights or render our proprietary rights unenforceable;
●	cause us to cease making, licensing or using games that incorporate the subject intellectual property;
●	require us to redesign, reengineer or rebrand our games or other products or services or limit our ability to bring new games or other products or services to the market in the future;
●	require us to enter into costly or burdensome royalty, licensing or settlement agreements in order to obtain the right to use a product or process;
●	impact the commercial viability of the games that are the subject of the claim during the pendency of such claim; or
●	require us to stop selling the infringing games or other products or services.

If any of our technologies or games are found to infringe, misappropriate or otherwise violate a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue commercializing or using such technology or game. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors and other third parties access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments. We could also be forced, including by court order, to cease the commercialization or use of the infringing, misappropriating or otherwise violating technology, game or game element. Accordingly, we may be forced to design around such infringed, misappropriated or otherwise violated intellectual property, which may be expensive, time-consuming or infeasible. In addition, we could be found liable for significant monetary damages, including enhanced damages and attorneys’ fees, if we are found to have willfully infringed a patent or other intellectual property right. Claims that we have misappropriated the confidential information or trade secrets of third parties could similarly harm our business. If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement, misappropriation or other violation claims against us, such payments, costs or actions could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.

We may not be able to enforce our intellectual property rights throughout the world.

We may be required to protect our intellectual property and proprietary information in an increasing number of jurisdictions, a process that is expensive and may not be successful. Or we may not pursue protection of our intellectual property in every jurisdiction in which we or our licensees operate. Filing, prosecuting, maintaining, defending, and enforcing our intellectual property rights in all jurisdictions throughout the world would be prohibitively expensive, and our intellectual property rights in some jurisdictions outside the United States may be less extensive than those in the United States. Competitors may use what we regard as our intellectual property in jurisdictions where we have not obtained protection over that intellectual property to develop their own games and, further, may export otherwise violating games to territories where we have protection. These games may compete with our games, and our intellectual property rights may not be effective or sufficient to prevent such competition. In addition, the laws of some foreign jurisdictions do not protect proprietary rights to the same extent as the laws of the United States, and many companies have encountered significant challenges in establishing and enforcing their intellectual property and other proprietary rights outside of the United States. These challenges can be caused by the absence or inconsistency of the application of rules and methods for the establishment and enforcement of intellectual property rights outside of the United States. In addition, the legal systems of some jurisdictions, particularly developing countries, do not favor the enforcement of intellectual property protection. This could make it difficult for us to stop the infringement, misappropriation or other violation of our intellectual property rights. Accordingly, we may choose not to seek protection in certain jurisdictions, and we will not have the benefit of protection in such jurisdictions. Proceedings to enforce our intellectual property rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such jurisdictions may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign jurisdictions may affect our ability to obtain adequate protection for our games or enforce our intellectual property rights. Any of the foregoing could harm our competitive position, business, financial condition, results of operations and prospects.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.

The registered or unregistered trademarks or trade names that we own or use may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other trademarks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If third parties succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such third-party rights, we may not be able to use these trademarks to develop brand recognition of our games. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, which could harm our competitive position, business, financial condition, results of operations and prospects.

If we are not able to maintain and enhance our brand, our business and operating results may be adversely affected.

Our brand name and image are integral to the growth of our business and to the implementation of our strategies for expanding our business. We believe that our brand image has significantly contributed to the success of our business and is critical to maintaining and expanding our customer base. Maintaining and enhancing our brand may require us to make substantial investments in areas such as research and development, marketing, and customer experience and these investments may not be successful.

We anticipate that, as our business expands into new markets and we launch new game offerings, and as the industry in which we operate becomes increasingly competitive, maintaining and enhancing our brand may become difficult and expensive. For example, consumers in any new international markets into which we expand may not know our brand and/or may not accept our brand, resulting in increased costs to market and attract customers to our brand. Our brand may also be adversely affected if our public image or reputation is tarnished by negative publicity, including negative social media campaigns, poor reviews of our products or negative customer experiences. For example, we receive complaints from users regarding various aspect of our games. In particular, we have received complaints regarding inappropriate behavior and content posted in our in-game chats and via private messages among game players. Although we have implemented internal mechanisms to track and react to inappropriate behavior by our customers, we cannot assure that we will be able to react to such behavior on a timely manner in the future. In addition, we cannot assure that we will not be party to further claims and actions by either the customers affected by any inappropriate behavior or the customers who have been restricted or banned from our in-game chats for such behavior.

Furthermore, ineffective marketing, product diversion to unauthorized distribution channels, product defects, unfair labor practices, and failure to protect our intellectual property rights are among the potential threats to the strength of our brand, and those and other factors could rapidly and severely diminish consumer confidence in us and our brand. Failure to maintain the strength of our brand could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to the Company’s International Operations and Ownership

We face added business, political, regulatory, operational, financial and economic risks as a result of our operations and distribution in a variety of countries, any of which could increase our costs and hinder our growth.

A significant portion of our operations are outside of the United States, including our principal executive offices in Cyprus, and we generate a significant portion of our revenues from operations outside of the United States. For the six months ended June 30, 2021 and 2020, we derived approximately 68% and 60%, respectively, of our revenues from sales to players outside of the United States, and for each of the years ended December 31, 2020 and 2019, 63% and 59%, respectively. Our operations in foreign jurisdictions may subject us to additional risks customarily associated with such operations, including:

●	challenges caused by distance, language and cultural differences;
●	the complexity of foreign laws, regulations and markets;

●	the uncertainty of enforcement of remedies in foreign jurisdictions;
●	higher costs associated with doing business internationally;
●	the effect of currency exchange rate fluctuations;
●	difficulties in staffing and managing international operations;
●	the impact of foreign labor laws and disputes;
●	the ability to attract and retain key personnel in foreign jurisdictions;
●	protectionist laws and business practices that favor local businesses in some countries;
●	the economic, tax and regulatory policies of local governments;
●	compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, or the FCPA, and other anti-corruption laws that generally prohibit U.S. persons and companies and their agents from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business;
●	economic tensions between governments and changes in international trade policies and/or the economic and trade sanctions programs administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury;
●	difficulty of verifying end-user information, including for the purposes of complying with the verification requirements of certain countries and with the economic and trade sanctions programs administered by OFAC;
●	compliance with local data protection laws;
●	limitations on and costs related to the repatriation of funds;
●	compliance with applicable sanctions regimes regarding dealings with certain persons or countries;
●	restrictions on the export or import of technology;
●	trade and tariff restrictions;
●	variations in tariffs, quotas, taxes and other market barriers; and
●	difficulties in obtaining and enforcing intellectual property rights in countries other than the United States.

Certain of these laws also contain provisions that require accurate record keeping and further require companies to devise and maintain an adequate system of internal accounting controls. Although we have implemented policies and controls that are designed to ensure compliance with these laws, if those controls are ineffective or an employee or intermediary fails to comply with the applicable regulations, we may be subject to criminal and civil sanctions and other penalties. Any such violation could disrupt our business and adversely affect our reputation, results of operations, cash flows and financial condition.

Further, violations of the complex laws and regulations that apply to our business’ international operations in the various countries in which we operate may result in fines, criminal actions, or sanctions against us, our officers, or our employees; prohibitions on the conduct of our business; and damage to our reputation. Although we have implemented policies and procedures designed to promote compliance with these laws, there can be no assurance that our employees, contractors, or agents will not violate our policies. These risks inherent in our international operations and expansion increase our costs of doing business internationally and could harm our business.

Lastly, our ability to expand successfully in foreign jurisdictions involves other risks, including difficulties in integrating foreign operations, risks associated with entering jurisdictions in which we may have little experience and the day-to-day management of a growing and increasingly geographically diverse company. We may not realize the operating efficiencies, competitive advantages or financial results that we anticipate from our investments in foreign jurisdictions. In addition, our international business operations could be interrupted and negatively affected by terrorist activity, political unrest or other economic or political uncertainties. Moreover, foreign jurisdictions could impose tariffs, quotas, trade barriers and other similar restrictions on our international sales.

Our failure to comply with the anti-corruption, trade compliance and economic sanctions laws and regulations of the United States and applicable jurisdictions could materially adversely affect our reputation and results of operations.

Because we operate internationally, we must comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and the U.K. Bribery Act 2010 (the “Bribery Act”), as well as the laws of the countries where we do business. These laws and regulations apply to companies, individual directors, officers, employees and agents, and may restrict our operations, trade practices, investment decisions and partnering activities. Where they apply, the FCPA and the Bribery Act prohibit us and our officers, directors, employees and business partners acting on our behalf, including joint venture partners and agents, from corruptly offering, promising, authorizing or providing anything of value to public officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. As part of our business, we may deal with governments and state-owned business enterprises, the employees and representatives of which may be considered public officials for purposes of the FCPA and the Bribery Act. We also are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and agents into contact with public officials responsible for issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations. In addition, some of the international locations in which we operate lack a developed legal system and have elevated levels of corruption.

Our business must be conducted also in compliance with applicable economic and trade sanctions laws and regulations, such as those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and other relevant sanctions authorities. Our global operations expose us to the risk of violating, or being accused of violating, anti-corruption laws and economic and trade sanctions laws and regulations. Our failure to comply with these laws and regulations may expose us to reputational harm as well as significant penalties, including criminal fines, imprisonment, civil fines, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. Despite our compliance efforts and activities we cannot assure compliance by our employees or representatives for which we may be held responsible, and any such violation could materially adversely affect our reputation, business, financial condition and results of operations.

Further, because end-users may download our games on third-party platforms that we do not control, our games may be downloaded and played by persons that are the target, or individuals in countries or territories that are the target, of economic sanctions administered by the United States, the European Union, and other governmental authorities. Although we have taken steps to limit the ability of end-users to download our games from sanctioned countries, we cannot eliminate the risk that our games will be played in countries or territories that are the target of economic sanctions administered by the United States, the European Union, and other governmental authorities.

It may be difficult to enforce a judgment of a U.S. court against us and our officers and directors, to assert U.S. securities laws claims in Cyprus or to serve process on our officers and directors.

We maintain offices in Cyprus and many of our employees and officers and directors are residents of Cyprus. Certain of our assets and the assets of these persons are located in Cyprus. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by a Cypriot court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Cyprus. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Cyprus. Cypriot courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Cyprus is not the most appropriate forum in which to bring such a claim. In addition, even if a Cypriot court agrees to hear a claim, it may determine that Cypriot law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Cypriot law. There is little binding case law in Cyprus that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Cyprus, you may not be able to collect any damages awarded by either a U.S. or foreign court.

We are exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations.

Our functional currency is the U.S. Dollar and our expenses are primarily denominated in U.S. Dollars. However, a substantial portion of our revenue are denominated in euros. This foreign currency exposure gives rise to market risk associated with weakening of the euro versus the U.S. Dollar. Additionally, certain of our euro-denominated banks accounts are subject to negative interest rates, and a further increase in such negative interest rates could adversely affect our financial condition and results of operations.

In addition, increased international sales in the future may result in greater foreign currency denominated sales, increasing our foreign currency risk. Moreover, operating expenses incurred outside the United States and denominated in foreign currencies are increasing and are subject to fluctuations due to changes in foreign currency exchange rates. If we are not able to successfully hedge against the risks associated with currency fluctuations, our financial condition and results of operations could be adversely affected. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited and we may not be able to successfully hedge our exposure, which could adversely affect our financial condition and results of operations.

We are subject to various laws and regulations in the jurisdictions in which we operate, many of which are unsettled or are subject to change. We may be unable to identify or address regulatory changes in timely manner or at all, which could lead to additional compliance costs, customer claims and investigations by regulators, which in turn, can have a material adverse effect on our financial condition and results of operations.

We are subject to a variety of laws in the jurisdictions in which we operate, including laws regarding advertising, consumer protection, and intellectual property, which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. For example, in January 2021, we received an advice notice from the United Kingdom Advertising Standards Authority (“ASA”) alleging that certain of our advertising on the Manchester Evening News website did not reflect the content of the game and could mislead consumers, and in July 2021 we received a letter from Advertising Standards Canada (Ad Standards) regarding a complaint which alleges that one of our ads is inappropriate for children. While we have discontinued the adverts referenced in the notices and do not expect further action from the relevant regulators, we may be subject to further complaints and, as a result, our reputation may be harmed and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Additionally, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the adverts posted or the content provided by users. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ambiguous, still evolving and could be interpreted in ways that could harm our business or expose us to liability. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

We may be unable to identify or address regulatory changes in a timely manner or at all, which could lead to additional compliance costs, customer claims and investigations by regulators, which in turn, can have a material adverse effect on our financial condition and results of operations. We may be forced to implement new measures to address regulatory changes, which may require us to expend substantial resources or to modify our games, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

We have no controlling shareholders, however, the loss of one or more of our largest shareholders could significantly harm our business.

We are held by a diverse group of shareholders. Our largest shareholders include our co-founders, Andrey Fadeev and Boris Gertsovskiy and Everix Investments Limited, who beneficially own an aggregate of approximately 20%, 20% and 38%, respectively, of our currently outstanding ordinary shares, and whose individual interests will influence the decision-making process of the

Company by means of their representation on our Board of Directors. As a result, we have no single controlling shareholder able to influence key decision making and therefore any disagreements among our largest shareholders could potentially adversely affect the key decision-making process, which could result in significant disruptions to our business and may materially adversely affect our business, results of operations, cash flows or financial condition. For example, in 2018 one of the shareholders of Nexters Global filed a petition in a Cypriot court for the appointment of an interim receiver and / or liquidator to protect and preserve the value of the assets of the company. The petition was dismissed by the court following resolution.

Conversely, these largest shareholders, acting together, could have significant influence over the outcome of matters submitted to our shareholders for approval, including the election or removal of directors; any amendments to our articles of incorporation or bylaws; any merger, consolidation or sale of all or substantially all of our assets; and over the management and affairs of the Company. Furthermore, our articles of association contain provisions requiring certain matters to be approved by a supermajority vote of directors (all directors minus one) that effectively allow any two directors to block actions that the other directors believe are in the best interests of the Company and may materially adversely affect our business, results of operations, cash flows or financial condition. Matters that require the approval of a supermajority of directors include:

(a)	redemption or repurchase of the shares of the Company (subject to the approval of the shareholder whose shares are to be acquired or redeemed, save in circumstances where the Companies Act permits the compulsory redemption or repurchase of shares);
(b)	creating new classes of shares and setting the rights and privileges attaching thereto;
(c)	amending the Amended and Restated Memorandum and Articles of Association of the Company (subject to certain limitations imposed by the Companies Act, set out below), and/or giving prior approval to amendments to the Amended and Restated Memorandum and Articles of Association which are subsequently approved by the shareholders of the Company;
(d)	issuance of shares with an aggregate value greater than 5% of the revenue of the Company;
(e)	declaring dividends, and adopting or amending any dividend policy;
(f)	setting the size of the board of directors of the Company;
(g)	incurring indebtedness of the Company in an amount greater than 5% of the revenue of the Company;
(h)	the Company extending credit or making any advance or capital contribution to or in any third party (other than in connection with working capital matters or ordinary-course employee advances) for an amount in excess of 0.5% of the revenue of the Company;
(i)	the acquisition by the Company or its subsidiaries of share stakes in other companies (other than ordinary course treasury operations of the relevant entity) or the acquisition of assets constituting a business, in each case where the value of such acquisition (whether completed in one transaction or a series of related transactions) exceeds $1,000,000 (one million US dollars);
(j)	the Company or any of its subsidiaries entering into joint ventures with any person;
(k)	the Company or any of its subsidiaries establishing or amending any profit-sharing, share-option or other similar incentive scheme for directors, officers or employees (save where such scheme has been previously approved);
(l)	the Company adopting the strategy and business plan and any changes or modifications thereto (subject to certain dispute resolution mechanisms set out in the Amended and Restated Memorandum and Articles of Association of the Company);
(m)	any sale of all or substantially all of the business or assets of the Company or its subsidiaries;
(n)	any actions to be decided by the Company in relation to exercising warrants over shares in the Company;
(o)	the appointment or removal of a Chief Executive Officer; and

(p)	the appointment of a voluntary liquidator or the initiation of any dissolution, bankruptcy filing or similar action of the Company or any of its subsidiaries.

The limitations on the ability of the directors to amend the Amended and Restated Memorandum and Articles of Association are set out below. The directors do not have the power to amend the Amended and Restated Memorandum and Articles of Association:

(a)	to restrict the rights or powers of the shareholders to amend the memorandum or articles of association;
(b)	to change the percentage of shareholders required to pass a resolution to amend the memorandum or articles; or
(c)	in circumstances where the memorandum or articles cannot be amended by the shareholders.

The beneficial owners of Everix Investments Limited are Igor Bukhman and Dmitrii Bukhman, founders of Playrix (the leading global mobile games developer), which is a competitor of the Company. As a result, they may have a conflict of interest in certain decision-making processes, which may be adverse to that of the Company or our shareholders.

Our largest shareholders have particular expertise in various aspects essential to the ongoing operations and growth plans of the Company. Any loss of any particular group of shareholders that contributes its expertise to the Company, either by way of disposition of shares and/or discontinuation of their representation on our Board of Directors, could result in the loss of expertise essential to the ongoing operations and growth plans of the Company and could result in significant disruptions to our business, and therefore be materially adverse.

Expansion into new international markets, such as China, would subject us to increased regulatory oversight and regulatory, economic, social, health and political uncertainties, which could cause a material adverse effect on our business, financial position, and results of operations.

We may in the future expand our business and operations into new international jurisdictions in which we have limited operating experience, including with respect to seeking regulatory approvals and marketing and selling our games, products and services. For example, our growth in China could be limited by the available legal protections uncertain aspects of the PRC legal system. Furthermore, under the PRC legal system, the government’s intervention power can be more expansive than in other jurisdictions. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. The PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection available than in other legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Additionally, the Chinese central government exercises significant control over the Chinese economy, including through controlling capital, foreign currency exchange, foreign exchange rates and tax regulations, providing preferential treatment to certain industry segments or companies and issuing required licenses to conduct business. These uncertainties could limit our growth potential in China, which could have a material adverse effect on our business.

Changes in tax law and differences in interpretation of tax laws and regulations may adversely impact our financial statements.

We operate in multiple jurisdictions and are subject to tax laws and regulations of the U.S. federal, state and local and non-U.S. governments. U.S. federal, state and local and non-U.S. tax laws and regulations are complex and subject to varying interpretations. U.S. federal, state and local and non-U.S. tax authorities may interpret tax laws and regulations differently than we do and challenge tax positions that we have taken. This may result in differences in the treatment of revenues, deductions, credits and/or differences in the timing of these items. The differences in treatment may result in payment of additional taxes, interest or penalties that could have an adverse effect on our financial condition and results of operations. Further, future changes to U.S. federal, state and local and non-U.S. tax laws and regulations could increase our tax obligations in jurisdictions where we do business, or are deemed to do business, for tax purposes, or require us to change the manner in which we conduct some aspects of our business.

Due to the nature of our business, we are likely subject to significant taxes and fees that could increase at any time and could materially affect our financial condition and results of operations.

The gaming industry represents a significant source of tax revenue to many jurisdictions. Gaming companies are currently subject to significant taxes and fees in addition to normal corporate income taxes, and such taxes and fees are subject to increase at any time. From time to time, various legislators and other government officials have proposed and adopted changes in tax laws, or in the administration or interpretation of such laws, affecting the gaming industry. For example, the Russian tax authorities have recently started discussing the imposition of a tax on the use of customer data for marketing and other purposes and similar taxes may be adopted by other jurisdictions in which we operate. In addition, any worsening of economic conditions and the large number of jurisdictions with significant current or projected budget deficits could intensify the efforts of governments to raise revenues through increases in gaming taxes and/or other taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration or interpretation or enforcement of such laws. Any material increase in tax rates, or the adoption of additional taxes or fees, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Additionally, tax authorities may impose indirect taxes on internet-related commercial activity based on existing statutes and regulations or newly enacted law. Tax authorities may interpret existing tax laws originally enacted for commercial activities that are physically carried out and apply it to internet-based activities as well. The application of such laws may be inconsistent from jurisdiction to jurisdiction. Our in-jurisdiction activities may vary from period to period which could result in differences in nexus from period to period.

Risks Relating to the Russian Federation and the Company’s operations in Russia

Political or other risks in Russia could adversely affect our business.

The majority of our game developers are located in Russia and, for the six months ended June 30, 2021 and for the year ended December 31, 2020, we derived 13% and 15%, respectively, of our total revenue from the Former Soviet Union countries. Additionally, we have operating subsidiaries located in Russia. Any change in the Russian Government or its program of reform or lack of consensus between the Russian President, the Prime Minister, the Russian Government, the Parliament and powerful economic groups could lead to political instability, which could pose a risk to our continued business operations in the region.

Russia is a federative state consisting of 85 constituent entities, or “subjects.” The Russian Constitution reserves some governmental powers for the Russian Government, some for the subjects and some for areas of joint competence. In addition, eight “federal districts” (“federal’nye okruga”), which are overseen by a plenipotentiary representative of the President, supplement the country’s federal system. The delineation of authority among and within the subjects is, in many instances, unclear and contested, particularly with respect to the division of tax revenues and authority over regulatory matters. For these reasons, the Russian political system is vulnerable to tension and conflict between federal, subject and local authorities. This tension creates uncertainties in the operating environment in Russia, which may prevent us from carrying out our strategy effectively. The risks associated with these events or potential events could materially and adversely affect the investment environment and overall consumer and entrepreneurial confidence in Russia, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Political and economic relations between Russia the United States and the European Union are complex. The Russian economy has often been impacted by actions taken by governments outside of Russia and by political risk within Russia. The United States, the European Union and certain other countries have imposed economic sanctions on certain Russian government officials, private individuals and Russian companies, as well as “sectoral” sanctions affecting specified types of transactions with named participants in certain industries, including named Russian financial state-owned institutions, and sanctions that prohibit most commercial activities of U.S. and EU persons in Crimea and Sevastopol. In 2019 and 2020, these sanctions were prolonged and extended. Although we do not operate in any sectors of the Russian economy that have been targeted by U.S. or EU sanctions and have no reason to believe that we would be targeted by any sanctions in the future, further confrontation in Ukraine and any escalation of related tensions between Russia and the United States and/or the European Union, the continuation of existing sanctions, the imposition of further sanctions, or uncertainty regarding the scope thereof, could have a prolonged adverse impact on the Russian economy, particularly levels of disposable income, consumer spending and consumer confidence, which could impact our revenue stream from paying users in Russia and could have a material adverse impact on our financial condition, results of operations or prospects.

Furthermore, high levels of corruption reportedly exist in Russia, including the bribing of officials for the purpose of initiating investigations by government agencies. Corruption and other illegal activities could disrupt our ability to conduct our business effectively, and claims that the we are involved in such corruption or illegal activities could generate negative publicity, of which could harm our financial condition, results of operations or prospects.

Economic and other risks in Russia could adversely affect our business.

The majority of our game developers are located in Russia and, for the six months ended June 30, 2021 and for the year ended December 31, 2020, we derived 13% and 15%, respectively, of our total revenue from the Former Soviet Union. Additionally, we have operating subsidiaries located in Russia. Operating a business in an emerging market such as Russia can involve a greater degree of risk than operating a business in more developed markets.

Over the last two decades, the Russian economy has experienced or continues to experience at various times:

●	significant volatility in its GDP;
●	the impact of international sanctions;
●	high levels of inflation;
●	increases in, or high, interest rates;
●	sudden price declines in oil and other natural resources;
●	instability in the local currency market;
●	budget deficits;
●	the continued operation of loss-making enterprises due to the lack of effective bankruptcy proceedings;
●	capital flight; and
●	significant increases in poverty rates, unemployment and underemployment.

The Russian economy has been subject to abrupt downturns in the past, including as a result of the global financial crisis, and, as an emerging market, remains particularly vulnerable to further external shocks and any future fluctuations in the global markets. For example, the recent outbreak of COVID-19, as described further in the risk factor entitled “— The recent COVID-19 pandemic and similar health epidemics, contagious disease outbreaks and public perception thereof, could significantly disrupt our operations and adversely affect our business, results of operations, cash flows or financial condition,” has materially adversely affected the Russian economy due to mitigation measures to reduce the spread of the virus and the impact of the sharp decline in oil demand, among other factors. Any deterioration in the general economic conditions in Russia (whether or not as a result of the events mentioned above) could have a material adverse effect on the Russian economy and may result in a loss of revenue from paying players, as well as potential flight of human capital, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

The legal framework governing data protection and related internet services in Russia is not well developed, and we may be subject to the newly adopted legislation, as well as the changes to the existing legislation, which may be costly to comply with or may limit our flexibility to run our business.

As the internet continues to develop on a global scale and, in particular, in Russia, new laws and regulations relating to the use of the internet in general may be adopted. These laws and regulations may further govern the collection, use and protection of data, buyer protection, online payments, pricing, anti-bribery, tax, website contents and other aspects relevant to our business. The adoption or modification of laws or regulations relating to our operations could adversely affect our business by increasing compliance costs, including as a result of confidentiality or security breaches in case of non-compliance and administrative burdens. We must comply with applicable regulations in Russia, and any non-compliance could lead to fines and other sanctions imposed by the Russian government authorities.

Over the recent years, a number of legislative initiatives related to the internet were submitted to the Russian State Duma, the lower house of the Russian Parliament, and a few of them were further signed into laws. For example, in December 2018, a draft law aimed at ensuring the safe and sustainable functioning of the internet in Russia was submitted for consideration to the Russian State Duma and, in April 2019, the draft law was adopted. The law requires Russian telecommunications operators to install new equipment to ensure that the Russian internet functions autonomously in case the global internet is not operating in Russia, and introduces the notion of the Russian national domain zone. It is currently unclear how this law might affect our operations, and there can be no assurances that this may not negatively affect our business or operations. Russia may adopt further laws to implement the Russian domain zone, which may have an unknown effect on us. Furthermore, we may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure our websites are accessible within an acceptable load time, and longer load times may result in a loss of players, which may adversely affect our business.

In addition, a number of legislative initiatives, including a draft law regulating big data, are reportedly under consideration. If any such initiatives applicable to the use of the internet and the e-commerce sector are adopted, we may be required to comply with the new requirements, and such compliance may require us to introduce further security protection measures or make further costly investments in our IT infrastructure, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Legal risks in Russia could materially adversely affect our operations and Russian tax legislation is subject to frequent change.

Among the risks of the Russian legal system are: inconsistencies among laws, presidential decrees, and government and ministerial orders and resolutions; conflicting local, regional and federal laws and regulations; the untested nature of the independence of the judiciary and its sensitivity to economic or political influences; substantial gaps in the regulatory structure due to the delay or absence of implementing legislation; a high degree of discretion on the part of governmental authorities; reported corruption within governmental entities and other governmental authorities; the relative inexperience of judges and courts in interpreting laws applicable to complex transactions; and the unpredictability of enforcement of foreign judgments and foreign arbitral awards. Many Russian laws and regulations are construed in a way that provides for significant administrative discretion in application and enforcement. Unlawful, selective or arbitrary actions of the Russian Government have reportedly included the denial or withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions, and civil claims. Any of the above events may have a material adverse effect on our financial condition, results of operations or prospects.

Despite certain improvements in the taxation system made by the Russian Government over the past decade, Russian tax legislation is still subject to frequent change, varying interpretations, and inconsistent and selective enforcement. There are currently no clear rules for distinguishing between lawful tax optimization and tax evasion. In addition, Russian tax laws do not contain detailed rules on the taxation in Russia of foreign companies. As such, taxpayers often have to resort to court proceedings to defend their position against the Russian tax authorities. However, in the absence of consistent court practice or binding precedents, there is inconsistency amongst court decisions. Further, the possibility exists that the Russian Federation would impose arbitrary or onerous taxes and penalties in the future, which could have a material adverse effect on our financial condition, results of operations or prospects.

Risks Related to the Company’s Securities and the Offering

The price of our ordinary shares and warrants may be volatile.

The price of our ordinary shares and warrants may fluctuate due to a variety of factors, including:

●	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in the industry;
●	mergers and strategic alliances in the industry in which we operate;
●	market prices and conditions in the industry in which it operates;
●	changes in government regulation;
●	potential or actual military conflicts or acts of terrorism;

●	the failure of securities analysts to publish research about us, or shortfalls in its operating results compared to levels forecast by securities analysts;
●	announcements concerning the Company or our competitors; and
●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our ordinary shares and warrants, regardless of our operating performance. Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our ordinary shares and warrants. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

Sales of a substantial number of our ordinary shares in the public market by the Selling Securityholders and/or by our other securityholders could cause the price of our ordinary shares to fall.

The Selling Securityholders can sell, under this prospectus, up to 39,352,791 ordinary shares and up to 7,750,000 warrants. Sales of a substantial number of ordinary shares in the public market by the Selling Securityholders and/or by our other securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares.

While a significant portion of our total outstanding shares are restricted from immediate resale, those shares may be sold in the market in the future. Immediately after the consummation of the Transactions, the Sponsor held 6% of the Company’s aggregate ordinary shares currently outstanding and the Key Company Shareholders — Andrey Fadeev, Boris Gertsovskiy and Everix Investments Limited — held 20%, 20% and 38%, respectively. Although the Sponsor as well as each of the Key Company Shareholders are subject to certain lock-up restrictions regarding the transfer of our ordinary shares, those shares may be sold after expiration or early termination of the respective applicable lock-ups. For further information regarding the lock-up arrangements, see “Securities Eligible for Future Sale — Lock-Up Agreements.” Once such lock-up restrictions are lifted, the Sponsor — as one of the Selling Securityholders named in this prospectus — will be permitted to offer and sell its holding of our ordinary shares under this prospectus. Furthermore, pursuant to the New Registration Rights Agreement, we are obligated to register the shares held by the Key Company Shareholders upon demand, which will permit the Key Company Shareholders to offer and sell their respective holdings of our ordinary shares following the lifting of the lock-up restrictions applicable to them. The availability of such a significant number of securities by the Sponsor and/or any or all of the Key Company Shareholders for trading in the public market may have an adverse effect on the market price of our ordinary shares.

We will be able to issue additional ordinary shares upon the exercise of our outstanding warrants, the exercise of the options granted to Kismet’s former independent directors, and issuances pursuant to an equity incentive plan, all of which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Upon consummation of the Transactions, we had 20,250,000 warrants outstanding, each of which entitles the holder thereof to one Company ordinary share upon exercise, as well as options entitling Kismet’s former independent directors to 120,000 Company ordinary shares upon exercise. Furthermore, our equity incentive plan will have a total size equaling 5% of our total ordinary shares outstanding upon the consummation of the Transactions. Our warrants will become exercisable commencing on September 25, 2021 and will expire at 5:00 p.m., New York City time, on August 26, 2026 or earlier upon redemption or liquidation, and the options granted to Kismet’s former independent directors will be immediately exercisable. To the extent the warrants or options are exercised, or awards are made under our equity incentive plan, additional Company ordinary shares will be issued, which will result in dilution to our shareholders and increase the number of our ordinary shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such securities may be exercised could adversely affect the market price of our ordinary shares.

Certain Company Shareholders control the Company and their interests may conflict with ours or yours in the future.

As of the date of this prospectus, approximately 78% of our currently outstanding ordinary shares are beneficially owned by the three Key Company Shareholders. Moreover, these shareholders have the right to designate directors subject to the maintenance of certain ownership requirements in the Company. See “Description of Securities” and “Major Shareholders.” Even if and when these shareholders cease to own a majority of our outstanding ordinary shares, for so long as they continue to own a significant percentage of our ordinary shares, they will still be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requirement shareholder approval through their voting power. Accordingly, for such period of time, these will have significant influence with respect to the Company’s management, business plans and policies, including the appointment and removal of our officers. In particular, for so long as these shareholders continue to own a significant percentage of our outstanding ordinary shares, these will be able to cause or prevent a change of control of the Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of the Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares as part of a sale of the Company and ultimately might affect the market price of our ordinary shares.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the applicable listing standards of Nasdaq subject to applicable exemptions as long as we qualify as a Foreign Private Issuer and Emerging Growth Company. Our management expects that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In particular, Section 404 of the Sarbanes-Oxley Act (“Section 404”) requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm potentially to attest to, the effectiveness of our internal control over financial reporting. As an emerging growth company, our management expects to avail itself of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of its internal control over financial reporting under Section 404. See “—As an ‘emerging growth company,’ we cannot be certain if the reduced disclosure requirements applicable to ‘emerging growth companies’ will make our ordinary shares less attractive to investors.” However, we may no longer avail ourselves of this exemption when we cease to be an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 20-F. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business, results of operations and financial condition and could cause a decline in the trading price of our ordinary shares.

In connection with the preparation of Nexters Global’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019, we identified material weaknesses in our internal controls over financial reporting.

We have a relatively short history of operations and, as a private company prior to the consummation of the Transactions, have had limited resources to dedicate towards addressing our internal controls and procedures. Although the Company is not yet subject to the certification or attestation requirements of Section 404 of the Sarbanes-Oxley Act, in connection with the audit of Nexters Global’s financial statements as of and for the years ended December 31, 2020 and 2019, our management and our independent registered public accounting firm identified deficiencies that we concluded represented material weaknesses in our internal control over financial reporting, primarily attributable to (i) our lack of an effective control structure and oversight (including an audit committee or equivalent body at the board level) over the financial reporting process; (ii) lack of sufficient risk assessment over the revenue, tax, treasury and procurement processes to identify, assess and manage risks, including the development of formalized policies and procedures with adequate segregation of duties and the development of control activities to mitigate risks; (iii) insufficient accounting and financial reporting resources; and (iv) lack of sufficient general controls over information technology systems relating to change management and controls over access within certain information systems. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.”

We have developed a plan to remediate the material weaknesses, including (i) establishing an audit committee, (ii) designing and implementing improved processes and internal controls regarding the revenue, tax, treasury and procurement processes, (iii) hiring additional personnel dedicated to carrying out regular independent monitoring of general controls regarding information technology and to exercise controls regarding the revenue recognition process, (iv) establishing an access policy for its information systems, (v) improving controls over access rights management, including reviews of current access rights, user roles and access management procedures, and (vi) implementing change management control procedures for its information systems. We will not be able to fully remediate these material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. There can be no assurance that we will be successful in pursuing these measures, or that these measures will significantly improve or remediate the material weaknesses described above.

We can give no assurance that material weaknesses in its internal control over financial reporting will not be identified in the future. Failure to implement and maintain effective internal control over financial reporting could result in errors in its financial statements that could lead to a restatement of its financial statements, cause Nexters to fail to meet its reporting obligations and cause investors to lose confidence in its reported financial information, which may result in a decline in the market price of its shares.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and is permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of our ordinary shares.

We are a foreign private issuer, as such term is defined in Rule 405 under the Securities Act. However, under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to the Company on June 30, 2022.

As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act (including the requirement applicable to emerging growth companies to disclose the compensation of its Chief Executive Officer and the other two most highly compensated executive officers on an individual, rather than an aggregate, basis). In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while our management expects to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies, and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, our ordinary shares are not listed on any market in BVI and we do not currently intend to list our ordinary shares on any market in BVI, the Company’s home country. As a result, we are not subject to the reporting and other requirements of companies listed in BVI. Accordingly, there may be less publicly available information concerning our business than there would be if the Company were a public company organized in the United States.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

In the future, the Company would lose its foreign private issuer status if a majority of its shareholders, directors or management are U.S. citizens or residents and it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. Although our management has elected to comply with certain U.S. regulatory provisions, the loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to the Company under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S.

domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

We incur costs and obligations as a result of being a public company.

As a privately held company, Nexters Global was not required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company following the consummation of the Transactions, we incur significant legal, accounting and other expenses that we were not required to incur in the recent past, and will incur additional expenses after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that our board of directors and management must devote to complying with these rules and regulations. Our management expects these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenues generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from its focus on our business strategy, which could prevent the Company from improving its business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures it takes may not be sufficient to satisfy our obligations as a publicly traded company.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company” until the fifth anniversary of the date on which our ordinary shares were offered in connection with the Transactions or until such earlier time that the Company has more than $1.07 billion in annual revenues, has more than $700 million in market value of its ordinary shares held by non-affiliates, or issues more than $1.00 billion of non-convertible debt over a three-year period. Further, there is no guarantee that the exemptions available to us under the JOBS Act will result in significant savings. To the extent that our management chooses not to use exemptions from various reporting requirements under the JOBS Act, we will incur additional compliance costs, which may impact earnings.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Our management cannot predict if investors will find our ordinary shares less attractive because we will rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active market for our ordinary shares and the Company’s share price may be more volatile.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ordinary shares.

Our management currently expects that securities research analysts will establish and publish their own periodic projections for the Company’s business. These projections may vary widely and may not accurately predict the results we actually achieve. The Company’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on the Company downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, our share price or trading volume could decline. While our management expects research analyst coverage, if no analysts commence coverage of the Company, the trading price and volume for our ordinary shares could be adversely affected.

If we or any of our subsidiaries are characterized as a passive foreign investment company for U.S. federal income tax purposes, U.S. holders may suffer adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of our and our subsidiaries’ income, assets and operations, we do not believe we will be treated as a PFIC for the current taxable year. However, there can be no assurances in this regard, nor can there be any assurances that we will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether we are or any of our subsidiaries is treated as a PFIC is determined on an annual basis after the close of each taxable year. The determination of whether we are or any of our subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of our income and assets, and the market value of our and our subsidiaries’ shares and assets. Changes in the composition of our or any of our subsidiaries’ income or assets may cause us to be or become a PFIC for the current or subsequent taxable years.

If we are a PFIC for any taxable year, a U.S. holder of our ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Taxation — Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.” U.S. holders of our ordinary shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and the ownership of our ordinary shares.

USE OF PROCEEDS

All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of $89,125,000 from the exercise of the warrants being offered for sale in this prospectus at an exercise price of $11.50 per ordinary share, assuming the exercise in full of all 7,750,000 such warrants for cash. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of the warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY

Nexters has never declared or paid any cash dividends. Nexters’ board of directors will consider whether or not to institute a dividend policy. It is presently intended that Nexters will retain its earnings for use in business operations and, accordingly, it is not anticipated that Nexters’ board of directors will declare dividends in the foreseeable future. Nexters has not identified a paying agent.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021 on:

●	a historical basis for Nexters Global; and
●	on a pro forma basis, after giving effect to the Transactions and the PIPE. See “Unaudited Pro Forma Condensed Combined Financial Information” for information regarding the basis for the pro forma calculations, including the assumptions and adjustments in respect thereof.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Our historical results do not necessarily indicate our expected results for any future periods.

	As of June 30, 2021
		Pro forma for
		Transactions and
	Actual	PIPE

	(US$ in thousands)
Cash and cash equivalents	40,898	52,161
Total indebtedness	—	—
Shareholders’ equity/(deficit)
Share capital	27	—
Additional paid-in capital	—	45,953
Reserves	8,112	113,089	(1)
Accumulated deficit	(193,500)	(363,157)	(1)
Total shareholders’ equity/(deficit)	(185,361)	(204,115)
Total capitalization(2)	(185,361)	(204,115)
(1)	Reflects the accelerated vesting of the options granted to (i) Kismet’s former independent directors and (ii) Alexander Karavaev in his capacity as CFO of the Company.
(2)	Total capitalization is the sum of total indebtedness and total shareholders’ equity/deficit.

As of the date of this prospectus, there have been no material changes in the Company’s capitalization from that set forth as the pro forma capitalization of the Company in the table above.

SELECTED HISTORICAL FINANCIAL INFORMATION OF NEXTERS GLOBAL

Upon consummation of the Transactions, as a result of the Share Acquisition whereby Nexters acquired all of the issued and outstanding share capital of Nexters Global from the Company Shareholders, Nexters Global became a direct wholly owned subsidiary of Nexters. This section contains the following selected historical consolidated financial information of Nexters Gobal to assist you in your analysis of the financial aspects of the Company: Nexters Global’s selected historical consolidated statements of profit or loss and other comprehensive income for the years ended December 31, 2020 and 2019 and for the six months ended June 30, 2021 and 2020; Nexters Global’s selected historical consolidated statement of financial position as of December 31, 2020 and 2019 and as of June 30, 2021; and Nexters Global’s selected historical consolidated statement of cash flows for the years ended December 31, 2020 and 2019 and for the six months ended June 30, 2021 and 2020. The selected historical financial information has been derived from Nexters Global’s (i) audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and (ii) unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2021 and 2020, in each case included elsewhere in this prospectus.

The information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Nexters Global’s consolidated financial statements and related notes thereto included elsewhere in this prospectus. Nexters Global’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. Unless otherwise stated, all amounts are in U.S. dollars. Certain amounts that appear in this section may not sum due to rounding.

Consolidated Statement of Profit or Loss and Other Comprehensive Income

	Year ended		Six months
	December 31,		ended June 30,
	2020(1)	2019	2021	2020

	(US$ in thousands, except share
	and per share data)
Revenue	259,978	93,811	196,333	122,035
Costs and expenses, excluding depreciation and amortization
Cost of revenue:
Platform commissions	(75,188)	(28,766)	(53,990)	(35,774)
Game operating cost	(16,402)	(14,817)	(8,159)	(7,251)
Selling and marketing expenses	(165,756)	(82,180)	(155,472)	(73,353)
General and administrative expenses	(2,701)	(1,701)	(7,638)	(563)
Total costs and expenses, excluding depreciation and amortization	(260,047)	(127,464)	(225,259)	(116,941)
Depreciation and amortization	(561)	(286)	(1,068)	(232)
Income/(loss) from operations	(630)	(33,939)	(29,994)	4,862
Net finance income/(costs)	1,778	240	(1,247)	(354)
Income/(loss) before income tax	1,148	(33,699)	(31,241)	4,508
Income tax expense	(862)	(7)	(554)	(389)
Income/(loss) for the period net of tax	286	(33,706)	(31,795)	4,119
Other comprehensive income/(loss)	15	(3)	(250)	2
Total comprehensive income/(loss) for the period net of tax	301	(33,709)	(32,045)	4,121
Earnings/(loss) per share:
Basic and diluted earnings/(loss) per share, US$(2)	14	(1,685)	(1,590)	206
(1)	Reflects a correction to the amount reported in Nexters Global’s audited consolidated statement of profit or loss for the year ended December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error) to Nexters Global’s interim condensed consolidated financial statements for the six months ended June 30, 2021.
(2)	Based on a weighted average number of ordinary shares for basic and diluted earnings per share of 20,000.

Consolidated Statement of Financial Position

	As of
	December 31,		As of
	2020(1)	2019	June 30, 2021

	(US$ in thousands)
ASSETS
Non-current assets
Property and equipment	171	62	946
Intangible assets	76	336	128
Goodwill	—	—	1,473
Deferred platform commission fees	89,562	37,122	105,227
Right-of-use assets	1,044	71	1,921
Deferred tax assets	—	—	17
Total non-current assets	90,853	37,591	109,712
Current assets
Trade and other receivables	32,974	24,789	64,882
Loans receivable	8	521	282
Cash and cash equivalents	84,557	17,565	40,898
Prepaid tax	3,137	—	3,083
Total current assets	120,676	42,875	109,145
Total assets	211,529	80,466	218,857
LIABILITIES AND SHAREHOLDERS’ EQUITY
Equity
Share capital	27	27	27
Other reserves	8,289	8,106	8,112
Accumulated deficit	(111,451)	(56,702)	(193,500)
Total equity	(103,135)	(48,569)	(185,361)
Non-current liabilities
Long-term loans	—	45	—
Lease liabilities – non-current	818	21	568
Long-term deferred revenue	78,985	22,951	105,597
Total non-current liabilities	79,803	23,017	106,165
Current liabilities
Short term loans	49	3,983	—
Lease liabilities – current	293	49	1,274
Trade and other payables	19,502	14,467	36,424
Tax liability	306	291	534
Deferred revenue	214,711	87,228	259,821
Total current liabilities	234,861	106,018	298,053
Total liabilities	314,664	129,035	404,218
Total liabilities and shareholders’ equity	211,529	80,466	218,857
(1)	Reflects a correction to the amount reported in Nexters Global’s audited consolidated statement of financial position as of December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error) to Nexters Global’s interim condensed consolidated financial statements for the six months ended June 30, 2021.

Consolidated Statement of Cash Flows

	Year ended		Six months
	December 31,		ended June 30,
	2020(1)	2019	2021	2020

	(US$ in thousands)
Operating activities
Income/(loss) for the period net of tax	286	(33,706)	(31,795)	4,119
Adjustments for:
Depreciation and amortization	561	286	1,068	232
Share-based payments expense	299	4,584	705	24
Net finance costs/(income) excluding bank charges	(1,953)	(327)	1,128	273
Income tax expense	862	7	554	389
	55	(29,156)	(28,340)	5,037
Changes in working capital
(Increase) in deferred platform commissions	(52,440)	(23,448)	(15,665)	(25,950)
Increase in deferred revenue	183,517	75,099	71,722	85,840
(Increase) in trade and other receivables	(7,490)	(20,443)	(31,602)	(14,677)
Increase/(decrease) in trade and other payables	939	13,103	14,721	(3,535)
	124,526	44,311	39,176	41,678
Income tax (paid)	(3,978)	(200)	(30)	—
Interest received/(paid)	19	—	—	(7)
Net cash flows generated from operating activities	120,622	14,955	10,806	46,708
Investing activities
Acquisition of intangible assets	—	(83)	(90)	—
Acquisition of property and equipment	(147)	(19)	(449)	(49)
Acquisition of subsidiary net of cash acquired	—	—	(1,240)	—
Loans granted	—	(338)	(282)	—
Proceeds from repayment of loans	508	95	8	179
Net cash flows generated from/(used in) investing activities	361	(345)	(2,053)	130
Financing activities
Payments of lease liabilities	(367)	(31)	(940)	(242)
Interest on lease	—	—	(50)	(27)
Proceeds from borrowings	—	6,500	—	—
Repayment of borrowings	(3,980)	(2,418)	(49)	(3,980)
Interest paid	(17)	(85)	—	—
Dividends paid and distributions to shareholders	(51,683)	(4,122)	(50,534)	(8,187)
Net cash flows used in financing activities	(56,047)	(156)	(51,573)	(12,436)
Net increase in cash and cash equivalents for the period	64,936	14,454	(42,820)	34,402
Cash and cash equivalents at the beginning of the period	17,565	3,073	84,557	17,565
Effect of changes in exchange rates on cash held	2,056	38	(839)	523
Cash and cash equivalents at the end of the period	84,557	17,565	40,898	52,490
(1)	Reflects a correction to the amount reported in Nexters Global’s audited consolidated statement of cash flows for the year ended December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error) to Nexters Global’s interim condensed consolidated financial statements for the six months ended June 30, 2021.

SELECTED HISTORICAL FINANCIAL INFORMATION OF KISMET

Upon consummation of the Transactions, as a result of the Merger of Kismet with and into Nexters, the separate corporate existence of Kismet ceased, with Nexters continuing as the surviving company. This section contains the following selected historical financial information of Kismet to assist you in your analysis of the financial aspects of the Company: Kismet’s selected historical statement of operations for the period from June 3, 2020 (inception) through December 31, 2020, for the six months ended June 30, 2021 and for the period from June 3, 2020 (inception) through June 30, 2020; and Kismet’s selected historical balance sheet as of December 31, 2020 and June 30, 2021. The selected historical financial information has been derived from Kismet’s (i) audited financial statements as of December 31, 2020 and for the period from June 3, 2020 (inception) through December 31, 2020 and (ii) Kismet’s unaudited financial statements as of and for the six months ended June 30, 2021, in each case included elsewhere in this prospectus.

The information is only a summary and should be read in conjunction with Kismet’s financial statements and related notes contained elsewhere in this prospectus. Kismet’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. All amounts are in U.S. dollars. Certain amounts that appear in this section may not sum due to rounding.

	For the Period		For the Period
	from June 3,		from June 3,
	2020 (inception)		2020
	through	For the Six	(inception)
	December 31,	Months ended	through June 30,
Statement of Operations Data:	2020	June 30, 2021	2020

	US$
Revenue	—	—	—
Net loss	(2,982,055)	(3,341,103)	(10,220)
Basic and diluted net loss per share	0.00	(0.50)	(0.00)
Weighted average shares outstanding of ordinary shares – redeemable, basic and diluted	25,000,000	25,000,000	—

	As of
	December 31,	As of June 30,
Balance Sheet Data:	2020	2021

	US$
Current Assets	1,171,210	364,058
Investments held in trust account	250,064,076	250,087,787
Total assets	251,235,286	250,451,845
Total liabilities	16,978,722	19,536,384
Value of ordinary shares subject to possible redemption	229,256,560	225,915,460
Total shareholders’ equity	5,000,004	5,000,001

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid analysis of the financial aspects of the Transactions.

The pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Transactions as if they had been completed as of that date. The pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Transactions as if they had occurred as of January 1, 2020.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with Nexters Global’s consolidated financial statements and related notes thereto, included elsewhere in this prospectus, Kismet’s financial statements and related notes thereto, included elsewhere in this prospectus, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Description of the Transactions

On August 26, 2021 (the “Closing Date”), we consummated the previously announced business combination pursuant to the Business Combination Agreement. As of the Closing Date, the following transactions occurred pursuant to the terms of the Business Combination Agreement (collectively, the “Transactions”):

●	the merger pursuant to Section 170 of the BVI Business Companies Act, 2004 (as amended) of Kismet into Nexters, with Nexters surviving the merger and the security holders of Kismet (other than security holders of Kismet who elected to redeem their Kismet ordinary shares) becoming security holders of Nexters (the “Merger”) pursuant to the terms of (i) the Business Combination Agreement and (ii) Section 170 of the BVI Business Companies Act, 2004 (as amended),
●	the acquisition by Nexters of all of the issued and outstanding share capital of Nexters Global from the holders of Nexters Global’s share capital for a combination of cash and Nexters ordinary shares, such that Nexters Global is a direct wholly owned subsidiary of Nexters (the “Share Acquisition”), and
●	the other transactions contemplated by the Business Combination Agreement.

Prior to the Merger, a total of 21,811,242 Kismet ordinary shares were redeemed for a value of $218,190,863.51, resulting in a total of 3,188,758 Kismet’s public ordinary shares remaining issued and outstanding as of the time of the Merger.

Under the Business Combination Agreement, in consideration for the purchase of Nexters Global’s share capital in the Share Acquisition, Nexters:

●	paid to the shareholders of Nexters Global cash in an aggregate amount of $57,122,246;
●	issued to the shareholders of Nexters Global a total of 176,584,343 Nexters ordinary shares; and
●	will issue to the former shareholders of Nexters Global 20,000,000 Deferred Exchange Shares, subject to certain conditioning being met, as further described in the section entitled “ — Deferred Exchange Shares” below.

On January 31, 2021, Kismet, Nexters and the Sponsor entered into an amended and restated Forward Purchase Agreement (the “A&R Forward Purchase Agreement”). The A&R Forward Purchase Agreement amended the Forward Purchase Agreement, dated August 5, 2020, between Kismet and the Sponsor by, among other things, increasing the Sponsor’s purchase commitment thereunder from $20.0 million to $50.0 million and replacing the Sponsor’s commitment to acquire Kismet’s units with a commitment to acquire

5,000,000 Nexters ordinary shares and 1,000,000 Nexters public warrants in a private placement which occurred after the Merger and prior to the Share Acquisition.

On July 16, 2021, Kismet, Nexters and the Sponsor entered into separate subscription agreements (each as amended, restated or supplemented from time to time, a “PIPE Subscription Agreement”) with certain institutional investors that are not “U.S. persons” as defined in Regulation S under the Securities Act and with whom the Sponsor had prior business relationships (each, a “PIPE Investor”), pursuant to which the PIPE Investors agreed to subscribe for and purchase an aggregate of 5,000,000 Nexters ordinary shares for a purchase price of $10.00 per share for an aggregate commitment of $50 million in a private placements outside the United States in reliance on Regulation S under the Securities Act (the “PIPE”). The PIPE was consummated concurrently with the closing of the Transactions.

As of Closing Date, immediately subsequent to the consummation of the Transactions, there were 196,523,101 Nexters ordinary shares outstanding. Additionally, there were 20,250,000 Nexters warrants outstanding, each of which entitle the holder to purchase one Nexters ordinary share at an exercise price of $11.50 per share. Furthermore, options to purchase 120,000 Nexters ordinary shares at an exercise price of $10.00 per share were held by three of Kismet’s independent directors, which options vested upon the consummation of the Transactions.

The following table sets forth information regarding the shareholdings of Nexters ordinary shares as of the Closing Date immediately subsequent to the consummation of the Transactions (i.e., subsequent to the actual number of redemptions of Kismet ordinary shares prior to the Merger), based on the actual number of shares held and outstanding.

	Number of	Percentage of
	Ordinary Shares	Ordinary Shares
Kismet’s public shareholders	3,188,758	1.6%
Sponsor	11,750,000	6.0%
Nexters Global shareholders	176,584,343	89.9%
PIPE Investors	5,000,000	2.5%
Total	196,523,101	100%

Deferred Exchange Shares

The issuance of an aggregate of 20,000,000 Nexters ordinary shares (valued at approximately $200.0 million) to the former shareholders of Nexters Global has been deferred as follows: (i) the issuance of 10,000,000 ordinary shares, in the aggregate, is deferred until the volume weighted average trading price of Nexters ordinary shares is $13.50 or greater for any 20 trading days within a period of 30 trading days prior to the third anniversary of the Share Acquisition Closing; and (ii) the issuance of an additional 10,000,000 ordinary shares, in the aggregate, is deferred until the volume weighted average trading price of Nexters ordinary shares is $17.00 or greater for any 20 trading days within a period of 30 trading days prior to the third anniversary of the Share Acquisition Closing (the “Deferred Exchange Shares”).

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

	Nexters			IFRS
	Global	Kismet		Conversion		Pro Forma	Pro Forma
	(Historical)	(Historical)		Adjustments		Adjustments	Combined

	(US$ in thousands, except as indicated otherwise)
ASSETS
Non-current assets
Property, plant and equipment	946						946
Intangible assets	128						128
Goodwill	1,473						1,473
Long-term deferred platform comission fees	105,227						105,227
Right-of-use assets	1,921						1,921
Deferred tax asset	17						17
Other non-current assets			A	250,088	F	(218,191)	—
					G	(31,897)
Investments held in Trust Account		250,088	A	(250,088)			—
Total non-current assets	109,712	250,088		—		(250,088)	109,712
Current assets
Deferred platform comission fees	—						—
Trade and other receivables	64,882	356			L	(140)	65,098
Loans receivable - current	282						282
Cash and cash equivalents	40,898	9			G	31,897	52,161
					H	(12,246)
					I	50,000
					J	50,000
					K	(46,000)
					L	(5,274)
					M	(57,122)
Prepaid tax	3,083						3,083
Total current assets	109,145	364		—		11,114	120,623
Total assets	218,857	250,452		—		(238,974)	230,335

LIABILITIES AND SHAREHOLDERS' EQUITY
Equity
Nexters Global
Share capital	27				N	(27)	—
New share capital of Nexters							—
APIC					M	(57,122)	45,953
					I	50,000
					J	50,000
					O	(6,855)
					N	27
					P	9,903
Reserves	8,112				Q	15	113,089
					R	104,807
					S	156
Accumulated deficit	(193,500)				K	(46,000)	(363,157)
					R	(104,807)
					Q	(148)
					L	(3,686)
					T	(14,051)
					H	(810)
					S	(156)
Kismet
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding		—
Ordinary shares, no par value; unlimited shares authorized; 9,158,454 and 8,824,344 shares issued and outstanding (excluding 22,591,546 and 22,925,656 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively		11,323	B	532	P	(9,903)	—
			E	(462)	F	(1,490)
Reserves			C	57	O	(57)	—
Retained earnings		(6,323)	B	(532)	O	6,912	—
			C	(57)
Total equity	(185,361)	5,000		(462)		(23,292)	(204,115)
Commitments and Contingencies
Ordinary shares, no par value; 22,591,546 and 22,925,656 shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	—	225,915	D	(225,915)			—
Non-current liabilities
Non-current liabilities	—		D	225,915	F	(216,701)	—
			E	(9,215)
Warrant liabilities		8,100	E	9,677	T	14,051	31,827
Lease liabilities - non-current	568						568
Long-term deferred revenue	105,597						105,597
Deferred underwriting commissions in connection with the IPO		8,750			H	(8,750)	—
Total non-current liabilities	106,165	16,850		226,377		(211,400)	137,992
Current liabilities
Short term loans	—				K	—	—
Lease liabilities - current	1,274						1,274
Trade and other payables	36,424	2,686			H	(2,686)	34,829
					Q	133
					L	(1,728)
Tax liability	534						534
Deferred revenue	259,821						259,821
Total current liabilities	298,053	2,686				(4,281)	296,458
Total liabilities	404,218	19,536		226,377		(215,681)	434,451
Total liabilities and shareholders' equity	218,857	250,452		225,915		(238,974)	230,335

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2021

			IFRS
	Nexters Global	Kismet	Conversion		Pro Forma	Pro Forma
	(Historical)	(Historical)	Adjustments		Adjustments	Combined

	(US$ in thousands, except as indicated otherwise)
Revenue	196,333					196,333
Costs and expenses
Cost of revenue:
Platform commissions	(53,990)	—				(53,990)
Game operation cost	(8,159)	—				(8,159)
Selling and marketing expenses	(155,472)	—				(155,472)
General and administrative expenses	(7,638)	(2,757)				(10,395)
Other expenses	—	—				—
Depreciation and amortization	(1,068)	—				(1,068)
Total costs and expenses	(226,327)	(2,757)	—		—	(229,084)
(Loss)/income from operations	(29,994)	(2,757)	—		—	(32,751)
Net finance income/(expenses)	(1,247)	24		II	(24)	(1,247)
Change in fair value of derivative warrant liabilities	—	(608)		JJ	4,792	4,185
Offering costs associated with issuance of derivative warrant liabilities	—	—				—
Profit before income tax	(31,241)	(3,341)	—		4,769	(29,813)
Income tax expense	(554)	—				(554)
(Loss)/Profit for the year net of tax	(31,795)	(3,341)	—		4,769	(30,367)
Other comprehensive income/(loss)	(250)	—				(250)
Total comprehensive (loss)/profit for the year net of tax	(32,045)	(3,341)	—		4,769	(30,617)
Profit/(loss) per share:
Basic and diluted earnings/(loss) per share (US$)	(1,590)	(0.1)				(0.2)

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

				IFRS
	Nexters Global	Kismet		Conversion		Pro Forma	Pro Forma
	(Historical)	(Historical)		Adjustments		Adjustments	Combined

	(US$ in thousands, except as indicated otherwise)
Revenue	259,978						259,978
Costs and expenses
Cost of revenue:
Platform commissions	(75,188)	—					(75,188)
Game operation cost	(16,402)	—					(16,402)
Selling and marketing expenses	(165,756)	—					(165,756)
General and administrative expenses	(2,701)	(808)	AA	(26)	DD	(3,546)	(8,670)
					EE	(810)
					FF	(593)
					GG	(187)
Other expenses					HH	(104,807)	(104,807)
Depreciation and amortization	(561)	—					(561)
Total costs and expenses	(260,608)	(808)		(26)		(109,942)	(371,384)
(Loss)/income from operations	(630)	(808)		(26)		(109,942)	(111,406)
Net finance income/(expenses)	1,778	64			II	(64)	1,778
Change in fair value of derivative warrant liabilities		(2,228)	BB	(9,677)	JJ	(18,843)	(30,747)
Offering costs associated with issuance of derivative warrant liabilities		(11)	CC	(532)			(543)
Profit before income tax	1,148	(2,982)		(10,234)		(128,850)	(140,918)
Income tax expense	(862)	—					(862)
(Loss)/Profit for the year net of tax	286	(2,982)		(10,234)		(128,850)	(141,780)
Other comprehensive income/(loss)	15	—					15
Total comprehensive (loss)/profit for the year net of tax	301	(2,982)		(10,234)		(128,850)	(141,765)
Profit/(loss) per share:
Basic and diluted earnings/(loss) per share (US$)	14	(0.1)					(0.7)

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements present the combination of the financial information of Nexters Global and Kismet, adjusted to give effect to the Transactions, and has been prepared for informational purposes only.

The unaudited pro forma combined balance sheet as of June 30, 2021 has been prepared using and should be read in conjunction with the following:

●	Nexters Global’s historical condensed consolidated statement of financial position as of June 30, 2021, included elsewhere in this prospectus.
●	Kismet’s historical restated condensed balance sheet as of June 30, 2021, included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 has been prepared using and should be read in conjunction with the following:

●	Nexters Global’s historical condensed consolidated statement of profit or loss and other comprehensive income for six months ended June 30, 2021, included elsewhere in this prospectus.
●	Kismet’s historical restated condensed statement of operations for the six months ended June 30, 2021, included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using and should be read in conjunction with the following:

●	Nexters Global’s historical condensed consolidated statement of profit or loss and other comprehensive income for the year ended December 31, 2020, included elsewhere in this prospectus.
●	Kismet’s historical restated condensed statement of operations for the period from June 3, 2020 (inception) through December 31, 2020, included elsewhere in this prospectus.

The historical financial statements of Nexters Global have been prepared in accordance with IFRS and in its presentation currency of the United States dollars. The historical financial statements of Kismet have been prepared in accordance with U.S. GAAP in its presentation currency of United States dollars. The historical financial information of Kismet has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the combined pro forma financial information (see below).

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined for the historical periods presented here. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of future financial position and results that the Company will experience.

Accounting for the Proposed Transactions

The Transactions will be accounted for within the scope of IFRS 2 (Share-based Payment). Under this method of accounting, there is no acquisition accounting and no recognition of goodwill, as Kismet is not considered a business as defined by IFRS 3 (Business Combinations) given that it consisted predominantly of cash in the Trust Account. Under this method of accounting, Kismet will be treated as the "acquired" company for financial reporting purposes. In order to reach this conclusion, the following factors were also taken into consideration:

●	Nexters Global’s shareholders hold a majority of the voting power of the combined entity (Nexters);
●	Nexters Global’s operations substantially comprise the ongoing operations of the combined entity;
●	Nexters Global’s designees comprise a majority of the governing body of the combined entity, and

●	Nexters Global’s senior management comprises the senior management of the combined entity.

In accordance with IFRS 2, the difference in the fair value of the consideration, i.e., shares and warrants issued by the Company, for the acquisition of Kismet over the fair value of the identifiable net assets of Kismet will represent a service for listing of the Company and be accounted for as a share-based payment expense. The consideration for the acquisition of Kismet was determined using the fair values of Kismet´s ordinary shares and Kismets public and private warrants as of December 31, 2020. The net assets of Kismet will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be deemed to be those of Nexters Global.

The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide an understanding of the combined entity upon completion of the Transactions for illustrative purposes.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”). There are no management’s adjustments and hence the Company will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

On February 4, 2021, Nexters Global acquired two Russian entities (NX Studio LLC and NX Online LLC), which were considered as not significant for Rule 3-05 purposes.

The unaudited pro forma combined financial information is for illustrative purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. Nexters Global and Kismet have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The historical financial information of Kismet has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the combined pro forma financial information. The only adjustments that were required to convert Kismet’s financial statements from U.S. GAAP to IFRS for purposes of the combined pro forma financial information were (i) to reclassify shares of Kismet’ ordinary shares subject to redemption to non-current liabilities under IFRS, (ii) to recognize the stock-based compensation of Kismet’s directors, (iii) to reclassify the Investments Held in Trust Account into Other non-current assets under IFRS, and (iv) to recognize public warrants as liabilities and the expense associated with the offering costs related thereto. The adjustments presented in the pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity after giving effect to the Transactions.

The unaudited pro forma combined financial information has been prepared using actual redemption into cash of Kismet’s shares.

IFRS Conversion and Reclassification Adjustments (in thousands of US$, except as indicated otherwise)

A.	Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of the Investments Held in Trust Account into Other non-current assets.
B.	Reflects the U.S. GAAP to IFRS conversion adjustment related to the allocation of offering costs related to the public warrants.
C.	Reflects the U.S. GAAP to IFRS conversion adjustment related to the recognition of Kismet’s directors’ options granted that vested upon completion of the Transactions.
D.	Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of Kismet’s historical redeemable equity (22,591,546 ordinary shares subject to possible redemption at $10.00 per share) into non-current liabilities.
E.	Reflects the U.S. GAAP to IFRS conversion adjustment related to the recognition of public warrants as liability.

Transaction Accounting Adjustments to the Combined Balance Sheet (in thousands of US$, except as indicated otherwise)

F.	To reflect the reduction of cash from marketable securities held in the trust account and of Kismet’s ordinary shares subject to redemption from non-current loans and borrowings, resulting from the redemption of 21,811,242 Kismet ordinary shares at a redemption price per share, as calculated on June 30, 2021, of $10.0035, equating to $218,191 thousand.
G.	To reflect the release of proceeds from marketable securities held in the trust account after redemptions.
H.	To reflect the payment by Kismet of an aggregate of $12,246 thousand of estimated legal, financial advisory and other professional fees related to the Transactions, including $2,686 thousand of accounts payable and accrued expenses directly attributable to the Transactions, $8,750 thousand of deferred underwriting fees payable to the underwriters and $810 thousand of legal, financial advisory and other professional fees.
I.	Reflects the proceeds received from the Sponsor pursuant to the terms of the A&R Forward Purchase Agreement with the corresponding issuance of 5,000,000 Nexters ordinary shares, at $10.00 per share, or $50,000 thousand in total.
J.	Reflects the proceeds received from the PIPE Investors with the corresponding issuance of 5,000,000 Nexters ordinary shares, at $10.00 per share, or $50,000 thousand in total.
K.	Prior to the Share Acquisition Closing, as permitted by the Business Combination Agreement, Nexters Global distributed $96,000 thousand of a cash dividend to the Nexters Global shareholders, of which $50,000 thousand was distributed in April and $46,000 thousand was distributed after June 30, 2021.
L.	To reflect the payment by Nexters Global of an aggregate of $5,414 thousand of estimated legal, financial advisory and other professional fees related to the Transactions, including $1,728 thousand of accounts payable and accrued expenses and $140 thousand of prepayments directly attributable to the Transactions.
M.	To reflect the initial cash consideration paid to the Nexters Global shareholders according to the Business Combination Agreement.
N.	To reflect the recapitalization of Nexters Global through the contribution of all the share capital in Nexters Global to Nexters in the aggregate amount of $27 thousand.
O.	To reflect the elimination of the historical accumulated retained earnings deficit of Kismet, the legal acquiree.
P.	To reflect the transfer of the Kismet ordinary shares not subject to redemption to permanent equity of Nexters.
Q.	To reflect the non-recurring expense in respect of accelerated vesting of the options granted to an employee of Nexters Global which vested upon the completion of the Transactions, of which $133 thousand is cash settled and $15 thousand is equity-settled.
R.	The difference in the estimated fair value of equity instruments over the fair value of identifiable net assets of Kismet represents a service for listing of the Company shares and is accounted for as a share-based payment expense in accordance with IFRS 2. The cost of the service, which is a non-cash and non-recurring expense, is preliminarily estimated to be $104,807 thousand, based on the calculation included in the table below:

	Actual redemption
	Shares	in $ millions
Kismet's existing public shareholders	3 188 758
The Sponsor	11 750 000
Total Nexters shares to be issued to Kismet shareholders	14 938 758
Estimated pre-money market value per share at June 30, 2021	$10.38
Fair value of shares issued		155,027
Effect of Deferred Shares on the fair value of shares issued		(12,397)
Fair value of the shares to be issued less effect of the Deferred Shares		142,630
Net assets of Kismet at June 30, 2021		61,551
Effect of accounting for fair value of warrants		(23,727)
Net assets of Kismet at June 30, 2021 incl. effect of fair value of warrants		37,823
Difference – being IFRS 2 charge for listing services		104,807

S.	To reflect the accelerated vesting of the options granted to Kismet directors which vested at the completion of the Transactions.
T.	To reflect the difference between the fair value of the Company’s warrants (as if all the Kismet’s warrants are converted into the Company’s warrants) and the Kismet’s warrants.

Transaction Accounting Adjustments to the Combined Statements of Operations (in thousands of US$, except as indicated otherwise)

(AA)	Reflects the U.S. GAAP to IFRS conversion adjustment related to the recognition of Kismet’s directors’ options granted which vested upon the completion of Transactions as described in note C.
(BB)	Reflects the U.S. GAAP to IFRS conversion adjustment related to the expenses associated with the accounting for public warrants as liability.
(CC)	Reflects the U.S. GAAP to IFRS conversion adjustment in respect to the offering costs related to public warrants.
(DD)	Reflects estimated non-recurring costs described previously in note L, to be incurred by Nexters Global in connection with the Transactions excluding amounts included in accounts payable.
(EE)

Represents estimated non-recurring costs described previously in note H, to be incurred by Kismet in connection with the Transactions excluding amounts included in accounts payable, accrued expenses and deferred underwriting commission.

(FF)	Reflects the non-recurring expense in respect of accelerated vesting of the options granted to an employee of Nexters Global described in note Q.
(GG)	Reflects the non-recurring share-based payments associated with the Transactions (Kismet directors) described in note S.
(HH)	Reflects the non-recurring listing fees described in note R: a loss in the amount of $104,807 thousand for the year ended December 31, 2020, and nil for the period ended June 30, 2021.
(II)

Reflects an adjustment to eliminate interest income on marketable securities in the amount of $64 thousand for the period from June 3, 2020 (inception) through December 31, 2020, held in the trust account as of the beginning of the period, and $24 thousand for the six months ended June 30, 2021.

(JJ)

Reflects the difference between the expenses resulting from the change in fair value of the Company’s and Kismet’s warrants: a loss in the amount of $18,843 thousand for the year ended December 31, 2020, and a gain of $4,792 thousand for the period ended June 30, 2021.

Comparative Per Share Data

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of loss are based upon the number of the ordinary shares outstanding as of June 30, 2021 and December 31, 2020, respectively, assuming the Transactions occurred on January 1, 2020.

As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average ordinary shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented.

The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period.

The following table is also based on the assumption that there are no adjustments for the outstanding public and private placement warrants as such securities are not exercisable until September 25, 2021. However, it includes options to Kismet directors and Nexters Global’s employees, which vested upon completion of the Transactions.

Pro Forma
(US$ in thousands, except as indicated otherwise)	Combined
Pro forma weighted average number of shares outstanding – basic and diluted	196,743,101
Ordinary shares issued to the Nexters Global shareholders(1)	176,584,343
Ordinary shares issued to the Sponsor	11,750,000
Ordinary shares issued to the PIPE Investors	5,000,000
Ordinary shares issued to the Kismet's existing public shareholders	3,188,758
Options to be vested on the consummation of Transactions	220,000
Six months ended June 30, 2021
Net income (loss)	(30,367)
Basic and diluted earnings/(loss) per share (US$)	(0.15)
Year ended December 31, 2020
Net income (loss)	(141,780)
Basic and diluted earnings/(loss) per share (US$)	(0.72)
(1)	Excludes Deferred Exchange Shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Financial Information of Nexters Global” section of this prospectus and our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We build mobile, web and social games for millions of players to enjoy globally. We are one of the top five independent game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases between January and December 2019, net of platform fees, according to data provided by AppMagic. Our games are free to play, and we continuously innovate our games to provide novel, curated in-game content to our users at optimal points in their game journeys.

Our core product offering, Hero Wars, offers a suite of games across mobile, social and web-based platforms and has, since its launch in 2016, evolved into a well-recognized global gaming franchise in the RPG genre, with 5.4 million MAUs across more than 70 countries in 2020. As of December 31, 2020, Hero Wars ranked fourth on Android and 13th on iOS according to the top grossing charts in the United States. Additionally, Hero Wars was recognized as the top mobile game by consumer spend in Russia in 2020. In 2016 and 2018, Hero Wars was named Game of the Year on VKontakte, one of the leading social networks in Russia.

Continuous improvements in game content and focus on customer engagement has allowed us to monetize on the popularity of our games and achieve attractive key performance metrics. In particular, between 2018 and 2020, we achieved ten times growth in Bookings. We benefit from highly predictable cohorts and a loyal base of core players, which enhances our ability to increase our monetization per user. In the second quarter of 2021, cohorts from previous periods accounted for approximately 79% of our Bookings. Average bookings per paying user (ABBPU) remained relatively stable in the first half of 2021, at $120 in comparison to $118 in the respective period of 2020.

Since our formation over ten years ago, we have developed a sizeable built-to-scale platform, enabling us to streamline content development and offering a value-enhancing opportunity for potential newly acquired games and companies. Our platform enables us to release one to two new titles per year via parallel-track prototyping and development. In 2021, we released a new title in the casual genre, Chibi Island. We are in the advanced development phase for two additional games and are targeting soft launches of these games in the second half of 2021.

Our headquarters are in Cyprus. As of June 30, 2021, we had 530 employees. Our revenue for the six months ended June 30, 2021 and for the year ended December 31, 2020 was $196.3 million and $260.0 million, respectively, and our Bookings2 for the same periods were $268 million and $443.5 million, respectively. We recorded net cash flows generated from operating activities of $10.8 million and $120.6 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively. Our income/loss net of tax for the six months ended June 30, 2021 was a loss of $31.8 million compared to income of $4.1 million for the six months ended June 30 2020, and for the year ended December 31, 2020 was income of $286 thousand compared to a loss of $33.7 million for the year ended December 31, 2019.

Key Performance Metrics

We manage our business by tracking several key performance metrics through our internal analytics systems. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, restrictions, seasonality, user connectivity, conversion of users to paying users and the addition of new content to certain games, and, in certain cases, our operating metrics may not necessarily correlate directly to quarterly revenues trends. Future growth in players and engagement will depend on our ability to retain current players, attract new players, acquire or launch new games and features, and expand into new markets and distribution platforms.

2	For a definition of Bookings, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Bookings.”

Daily Active Users

We define Daily Active Users, or DAUs, as the number of individuals who played one of our games during a particular day. Under this metric, an individual who plays two different games on the same day is counted as two DAUs. Similarly, an individual who plays the same game on two different platforms (for example, web and mobile) or on two different social networks on the same day would be counted as two DAUs. Average Daily Active Users for a particular period is the average of the DAUs for each day during that period. We believe that Daily Active Users is a useful metric to measure the scale and usage of our games.

Daily Active Users (in thousands)

Monthly Active Users

We define Monthly Active Users, or MAUs, as the number of individuals who played a particular game in the 30-day period ending with the measurement date. Under this metric, an individual who plays two different games in the same 30-day period is counted as two MAUs. Similarly, an individual who plays the same game on two different platforms (for example, web and mobile) or on two different social networks during the same 30-day period would be counted as two MAUs. Average Monthly Active Users for a particular period is the average of the MAUs for each month during that period. We believe that Monthly Active Users is a useful metric to measure the scale and usage of our games, but base our business decisions primarily on daily performance metrics, which we believe more accurately reflect user engagement with our games.

Monthly Paying Users

We define Monthly Paying Users, or MPUs, as the number of individuals who made a purchase of a virtual item at least once on a particular platform in the 30-day period ending with the measurement date. Under this metric, an individual who makes a purchase of virtual items in two different games in the same 30-day period is counted as two MPUs. Similarly, an individual who makes a purchase of virtual items in any of our games on two different platforms (for example, web and mobile) or on two different social networks in the same 30-day period could be counted as two MPUs. Average MPUs for a particular period is the average of the MPUs for each month during that period. We believe that Monthly Paying Users is a useful metric to measure game monetization.

Average Monthly Paying Users (in thousands)

We believe we have the opportunity to grow the number of Monthly Paying Users by increasing our MAU and Monthly Payer Conversion (as defined below).

Monthly Payer Conversion

We define Monthly Payer Conversion as the total number of MPUs, divided by the number of MAUs. We believe that Monthly Payer Conversion is a useful metric to describe the monetization of our users.

Monthly Payer Conversion

	H1 2019	H2 2019	H1 2020	H2 2020	H1 2021
Monthly Payer Conversion	4.7%	4.3%	4.4%	5.9%	5.2%

Average Bookings Per Paying User

We define Average Bookings Per Paying User, or ABPPU, as our total Bookings attributable to in-game purchases in a given period, divided by the number of months in that period, divided by the average number of MPUs during the period. We believe that ABPPU is a useful metric to describe monetization.

ABPPU (in $/month)

Bookings

We define Bookings as sales contracts generated from in-game purchases and advertising in a given period. Bookings is a fundamental metric we use to manage our business. We use it to evaluate the results of our operations and the effectiveness of our business strategies, generate future operating plans, including budgeting decisions, and assess the performance of our company against other peer companies using similar measures. We evaluate Bookings in conjunction with our results according to IFRS because we believe it provides investors and analysts a more complete understanding of factors and trends affecting our business than IFRS measures alone. Over the long-term, the factors impacting our revenue and bookings are the same. However, in the short term, there are various factors that may cause revenue to exceed or be less than bookings in any period, in particular as a result of accounting for deferral of certain revenue attributable to purchases of durable virtual items. See “— Components of Our Results of Operations — Revenue” below.

Key Factors Affecting Our Business

There are a number of factors that affect the performance of our business, and the comparability of our results from period to period, including:

●	Conversion of players into paying users and ongoing monetization. While our games are free-to-play, we generate a substantial majority of our revenues from players’ purchases of in-game virtual items. Revenues from in-game purchases accounted for 94.5% and 94.2% of revenues in the six months ended June 30, 2021 and in the year ended December 31, 2020, respectively. Our financial performance is dependent, in part, on our ability to convert more active players into paying players and sustainably grow user spend over the long term. These two strategies may not always be successfully implemented simultaneously. Therefore, we may, during certain periods of time, concentrate more on increasing the number of paying users, while allocating more of our resources to increasing average spend per user during other periods depending on a number of external and internal factors. In the six months ended June 30, 2021, our average Monthly Payer Conversion was 5.2%, reflecting an increase from 4.4% in the six months ended June 30, 2020. In the year ended December 31, 2020, our average Monthly Payer Conversion was 5.0%, reflecting an increase from 4.4% in the prior year. Our players’ willingness to consistently make in-game purchases is impacted by our ability to deliver engaging content and personalized user experiences, which we assess based on historical data analysis and series of A/B tests.
●	Release of new content, offers, and features. Our revenue growth has been driven by improving the content, offers, and features in our existing games. In order to enhance the content, offers, and features in our existing games, we must invest a significant amount of our technological and creative resources, ensuring that we support a consistent cadence of novel content creation that drives conversion and continued monetization. These expenditures generally occur months in advance of the release of new content.
●	Successfully acquiring new users and retaining our new and existing users. Establishing and maintaining a loyal network of users and paying users is vital for our business. In order to grow our user network, we incur marketing expenses across various user acquisition channels and maintain a substantial focus on content development for our existing games to attract, engage and retain users. During the six months ended June 30, 2021, we had 1,086 thousand average DAUs, representing an increase of 130 thousand average DAUs compared to the prior year period. During the year ended December 31, 2020, we had 896 thousand average DAUs, representing an increase of 278 thousand average DAUs compared to the prior year. We developed a comprehensive data driven approach towards marketing and user acquisition, which, we believe, helps us to acquire new users in an efficient way. We believe that we will be able to continue to grow our user base, including through traditional marketing and advertising and by conducting influencer marketing campaigns in line with market practice. We intend to continue to seek new opportunities to enhance and refine these marketing efforts to acquire new users, including further refining our data driven approach and identifying potential technologies to enhance our marketing and advertising capabilities.

COVID-19

The global pandemic associated with COVID-19 has caused major disruption to all aspects of the global economy and daily life over the past year, particularly as quarantine and stay-at-home orders have been imposed by all levels of government. We have followed guidance by Cyprus and other applicable foreign and local governments to protect our employees and operations during the pandemic and have implemented a remote environment for certain aspects of our business. We cannot predict the potential impacts of the COVID-19 pandemic on our business or operations, but we continuously monitor performance and other industry reports to assess the risk of future negative impacts should the disruptions of the COVID-19 pandemic continue to evolve.

Despite the challenges we have faced in light of the COVID-19 pandemic, our revenues and number of DAUs have increased while the stay-at-home orders were in place across the various jurisdictions in which our users are located. As individuals spend more time at home, we have seen an increase in time spent with digital entertainment, including casual gaming and games involving socially interactive experiences.

The COVID-19 pandemic has resulted in and may continue to result in consumers’ spending a greater portion of their time at home and sustained demand for entertainment options, which may continue to benefit our financial results. However, the COVID-19 pandemic has caused an economic recession, high unemployment rates, and other disruptions, both in the United States and the rest of the world. We cannot predict the potential impacts of the COVID-19 pandemic on our business or operations, and there is no guarantee that these near-term trends will continue, particularly if the COVID-19 pandemic increases and the adverse consequences thereof in severity or continues for a protracted period of time, which could disrupt our operations, or put greater financial pressure on the economy and users’ discretionary income or spending habits. In addition, we could experience a decrease in user activity or spending after the COVID-19 pandemic subsides, which could adversely impact our cash flows, operating results, and financial condition. See “Risk Factors — Risks Related to the Company’s Business and Operations — The recent COVID-19 pandemic and similar health epidemics, contagious disease outbreaks and public perception thereof, could significantly disrupt our operations and adversely affect our business, results of operations, cash flows or financial condition” for more information.

Seasonality

Our business experiences the effects of seasonality. We usually experience certain decreases in the efficiency of our marketing and user acquisition towards the end of the year as a result of competition for those same users from retail advertising campaigns during Halloween, Thanksgiving and Christmas. We typically benefit from the increased efficiency in this respect during the first quarter of each year. To address seasonality, our strategy is to (i) decrease the intensity of our user acquisition and marketing campaigns towards the end of the year; (ii) only utilize those channels and instruments that we believe are less saturated with the competing marketing campaigns; and (iii) increase the intensity of our user acquisition and marketing activities in the first quarter of each year. Furthermore, we usually experience decreased retention of our users during the summer months, as players tend to spend less time in-game compared to other seasons.

Components of Our Results of Operations

Revenue

We primarily derive revenue from the sale of virtual items associated with online games. We also receive revenue from in-game advertising.

In-game purchases

We distribute our games to the end customer through various web and mobile platforms, such as Apple, Google, Facebook and other web and mobile platforms. Through these platforms, users can download our free-to-play games, access our games operated through the web and purchase virtual items to enhance their game-playing experience. Players can purchase virtual items through various widely accepted payment methods offered in the games. Payments from players for virtual items are non-refundable and relate to non-cancellable contracts that specify our obligations and cannot be redeemed for cash nor exchanged for anything other than virtual items within our games.

There are two different kinds of in-game purchases in our games: consumables and durables. Consumables benefit the user immediately, while benefits from durables last over a certain period of time, which can be substantial. Consumable in-game purchases satisfy the performance obligation “at a point in time”. Durable in-game purchases revenue is recognized “over time” (i.e., across the user lifetime, life time of a game or any other approximations of the life time of a durable item as the case may be). Following the industry practice, we present in-game revenue on gross basis. Revenue share to web and mobile platforms such as Apple, Google, and Facebook is presented as platform commissions fees.

Advertising

Our advertising revenues are generated by displaying advertisements against a fee during gameplay. Revenue recognition is based on delivery of the advertisement product, which can for example be a viewed impression or clicked advertisement. Advertising network revenue is recognized as net in the month of purchase (“at a point in time”), based on revenue reports from the ad network indicating the number of products sold and payables due to us. Simultaneously to sending the revenue report, the advertisement network also commits to paying the money to us, and collection can be reasonably assured. Advertising revenues usually correlate with the number of new registrations as new players are associated with the majority of ad views and clicks, thus increasing efficiency of our user acquisition activities.

Platform commissions

Platform commissions consists of commission charged by platforms which we use to distribute our games. Platform providers (such as Apple, Facebook and Google) charge a transactional payment processing fee to accept payments from our players for the purchase of in-game virtual goods. Payment processing fees and other related expenses for in-app purchases made through platforms differ from country to country and from platform to platform, and change over time. Our platform commissions were 29.1% and 31.3% of revenues earned through in-game purchases for the six months ended June 30, 2021 and 2020, respectively, and 29.6% and 32.1% for the years ended December 31, 2020 and 2019, respectively. We generally expect cost of revenue to fluctuate proportionately with revenues.

Game operating cost

Game operating cost consists mainly of technical support services and employee benefit expenses, both of which mainly relate to maintenance and upgrades of the Group’s software applications.

Selling and marketing expenses

Selling and marketing expenses consists of costs related to advertising and user acquisition. We plan to continue to invest in sales and marketing to acquire and retain our users. However, sales and marketing expenses may fluctuate as a percentage of revenues depending on the timing and efficiency of our marketing efforts.

General and administrative expenses

General and administrative expenses comprise employee benefits expenses, professional fees and other operating expenses. Employee benefits expenses consists of wages, salaries, bonuses, benefits, and other compensation including share based compensation. We also contribute to the Cypriot government social insurance fund based on employees’ salaries. Professional fees represent primarily audit expenses, legal consulting fees and other consulting and similar services. Other operating expenses mainly consist of expenses related to indirect taxes, office rent and miscellaneous sundry expenses.

Depreciation and amortization

Depreciation and amortization of tangible and intangible assets consists of the depreciation of tangible fixed assets and amortization of intangible assets for the relevant period, based on the straight-line method over the useful life of the assets. Tangible fixed assets include property and equipment. Intangible fixed assets include software and capitalized development expenses. The asset’s residual values, useful lives and depreciation methods are reviewed, and adjusted as appropriate, at each financial year-end.

Net finance income/(expenses)

Net finance income/(expenses) consists of interest income, foreign exchange gain, foreign exchange loss, interest expense, bank charges, and other financial expenses.

Tax

Income tax consists of corporation tax and Special Contribution for the Defence of the Republic of Cyprus and certain overseas withholding income taxes imposed by several jurisdictions where we distribute our products. There are no substantial differences between the tax and accounting bases of assets and liabilities acquired or incurred, respectively, in the ordinary course of business; and, therefore, these assets and liabilities should not result in deferred tax assets or liabilities. Deferred tax assets and liabilities may arise, however, in the case of temporary differences attributable to Nexters Global’s purchase of equity interests in Nexters Online (formerly known as NX Online LLC) and Nexters Studio (formerly known as NX Studio LLC) as well as equity compensation.

The tax treatment of interest received by a Cyprus company depends on the nature of the activities of the company receiving the interest and is in practice classified as active (trading) or passive (non-trading) income. Passive interest income is exempt from (Corporate) Income Tax, but the whole gross interest income is subject to Special Contribution for the Defence of the Republic

(“SCD”) at the rate of 30%. Dividend income received by a Cyprus company from abroad is exempt from Cyprus (Corporate) Income Tax to the extent that this income is not tax deductible by the paying company, but may be taxable under SCD at the rate of 17%, subject to certain participation exemption rules. The payment of dividends to non-Cyprus tax resident shareholders (companies or individuals) or tax resident individuals who are not Cyprus domiciled, is exempt from taxation in Cyprus.

In addition, Cyprus has provisions in its Income Tax Law 118(I)/2002 as amended, with respect to intellectual property (the “Cyprus IP Regime”), which allow for an 80% deemed expense deduction on income from the right of use of intellectual property (“IP”), gains from the sale of IP and damages for IP infringements (after the deduction of any expenses for the acquisition or development of the IP, including directly related costs and amortization of the acquisition or development cost over a 5 year period). Applying the provisions of the Cyprus IP Regime may result in an effective tax rate for IP companies of 2.5%. Under a transition rule, and with a view to protect the owners of IP assets that qualify under the Cyprus IP Regime, taxpayers benefitting from the Cyprus IP Regime can continue to apply the provisions of the Cyprus IP Regime through June 30, 2021. In October of 2016, Cyprus passed new IP provisions, however, which are in line with the OECD “modified nexus approach.” While the range of assets and categories of expenditure qualifying for relief under the new IP regime are more restrictive than the Cyprus IP Regime (for example, exclude trademarks and marketing intangibles), as was the case under the Cyprus IP Regime, the new IP regime allows for an 80% deemed expense deduction of the overall profit derived from qualifying IP.

Starting from January 1, 2019 Nexters Global has changed its tax reporting principles, judgments and estimates in a few areas including, among others, revenue recognition for in-game purchases and software development costs, which resulted in a substantial amount of revenues related to bookings earned in 2019 for in-game purchases being deferred to 2020 and beyond. As a consequence, Nexters Global has booked a substantial tax loss in 2019 as opposed to moderate profits recorded in the prior periods.

These new principles and estimates in respect of the tax records have not yet been assessed or approved by the tax authorities, therefore we have no assurance as to whether they will be accepted by the relevant tax authorities. There also can be no assurance that the accounting treatment of certain transactions under IFRS as accepted by Nexters Global like share-based payments, indirect taxes, etc., will not be challenged by the relevant tax authorities. Nexters Global has not recognized any tax expense in respect of these uncertainties as it believes that its tax records are in compliance with the existing laws and regulations and that its accruals for tax liabilities are sufficient and adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience.

The Group did not recognize a deferred tax asset of $1.7 million resulting from the tax losses reported in 2019 and subsequent periods because of the uncertainties described above.

Other comprehensive loss

Other comprehensive loss relates to foreign currency translation differences in respect of foreign operations.

Results of Operations

The table below shows the results of our key financial and operating metrics for the periods indicated. Unless otherwise indicated, financial metrics are presented in thousands of U.S. Dollars, user statistics are presented in thousands of users, and ABPPU is presented in U.S. Dollars.

	Year ended		Six months
	December 31,		ended June 30,
	2020(1)	2019	2021	2020

	(US$ in thousands, except share
	and per share data)
Revenue	259,978	93,811	196,333	122,035
Costs and expenses, excluding depreciation and amortization
Cost of revenue:
Platform commissions	(75,188)	(28,766)	(53,990)	(35,774)
Game operating cost	(16,402)	(14,817)	(8,159)	(7,251)
Selling and marketing expenses	(165,756)	(82,180)	(155,472)	(73,353)
General and administrative expenses	(2,701)	(1,701)	(7,638)	(563)
Total costs and expenses, excluding depreciation and amortization	(260,047)	(127,464)	(225,259)	(116,941)
Depreciation and amortization	(561)	(286)	(1,068)	(232)
Income/(loss) from operations	(630)	(33,939)	(29,994)	4,862
Net finance income/(costs)	1,778	240	(1,247)	(354)
Income/(loss) before income tax	1,148	(33,699)	(31,241)	4,508
Income tax expense	(862)	(7)	(554)	(389)
Income/(loss) for the period net of tax	286	(33,706)	(31,795)	4,119
Other comprehensive income/(loss)	15	(3)	(250)	2
Total comprehensive income/(loss) for the period net of tax	301	(33,709)	(32,045)	4,121
(1)	Reflects a correction to the amount reported in Nexters Global’s audited consolidated statement of profit or loss for the year ended December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error) to Nexters Global’s interim condensed consolidated financial statements for the six months ended June 30, 2021.

Non-financial performance metrics

	Year ended		Six months ended
	December 31,		June 30,
	2020	2019	2021	2020
DAUs (in thousands)(1)	896	618	1,086	956
MAUs (in millions)(2)	5.7	4.1	6.8	6.5
MPUs (in thousands)(3)	284	183	357	284
Monthly Payer Conversion(4)	5.0%	4.4%	5.2%	4.4%
ABPPU (US$)(5)	125	75	120	118
Bookings (US$ in thousands)(6)	443,495	168,910	268,055	207,875
(1)	The Company defines Daily Active Users, or DAUs, as the number of individuals who played one of its games during a particular day.
(2)	The Company define Monthly Active Users, or MAUs, as the number of individuals who played a particular game in the 30-day period ending with the measurement date.
(3)	The Company defines Monthly Paying Users, or MPUs, as the number of individuals who made a purchase of a virtual item at least once on a particular platform in the 30-day period ending with the measurement date.
(4)	The Company defines Monthly Payer Conversion as the total number of MPUs, divided by the number of MAUs.

(5)	The Company defines Average Bookings Per Paying User, or ABPPU, as its total Bookings attributable to in-game purchases in a given period, divided by the number of months in that period, divided by the average number of MPUs during the period.
(6)	The Company defines Bookings as sales contracts generated from in-game purchases and advertising in a given period.

Comparison of the six months ended June 30, 2021 versus the six months ended June 30, 2020

	Six months ended
	June 30,
	2021	2020	Variance

	(US$ in thousands)		(US$ in thousands)	(%)
Revenue	196,333	122,035	74,298	60.9
Costs and expenses, excluding depreciation and amortization
Cost of revenue:
Platform commissions	(53,990)	(35,774)	(18,216)	50.9
Game operating cost	(8,159)	(7,251)	(908)	12.5
Selling and marketing expenses	(155,472)	(73,353)	(82,119)	112.0
General and administrative expenses	(7,638)	(563)	(7,075)	N/M
Total costs and expenses, excluding depreciation and amortization	(225,259)	(116,941)	(108,318)	92.6
Depreciation and amortization	(1,068)	(232)	(836)	360.3
Income/(loss) from operations	(29,994)	4,862	(34,856)	716.9
Net finance (costs)	(1,247)	(354)	(893)	252.3
Income/(loss) before income tax	(31,241)	4,508	(35,749)	793.0
Income tax expense	(554)	(389)	(165)	42.4
Income/(loss) for the period net of tax	(31,795)	4,119	(35,914)	871.9
Other comprehensive income/(loss)	(250)	2	(252)	N/M
Total comprehensive income/(loss) for the period net of tax	(32,045)	4,121	(36,166)	N/M

N/MNot meaningful

Revenue

	Six months ended
	June 30,
	2021	2020	Variance

	(US$ in thousands)		(US$ in thousands)	(%)
Revenue by type:
In-game purchases	185,481	114,427	71,054	62.1
Advertising	10,852	7,608	3,244	42.6
Total	196,333	122,035	74,298	60.9
Revenue by geographic location of player:
United States	63,793	48,650	15,143	31.1
Europe	44,589	27,665	16,924	61.2
Former Soviet Union(1)	25,539	18,635	6,904	37.0
Asia	45,066	17,035	28,031	164.5
Other	17,346	10,050	7,296	72.6
Total	196,333	122,035	74,298	60.9
(1)	Includes Russia, Ukraine, Georgia, Belorussia, Uzbekistan, Armenia, Azerbaijan, Kazakhstan, Kyrgyzstan, Moldova, Turkmenistan, Tajikistan, Latvia, Lithuania and Estonia.

Revenue for the six months ended June 30, 2021 increased by $74.3 million when compared with the same period of 2020. The increase in revenue was predominantly due to the increase in revenue related to in-game purchases in the amount of $71.1 million, comprising $23.3 million of revenue attributable to user cohorts originated in 2021 and a $47.8 million increase in revenue attributable to user cohorts originated in 2020 and before. The combination of these factors was reflected in an increase in both MPUs and ABPPU.

The estimated lifespan of our players is an important factor which affects amounts of our revenues in each period and is subject to fluctuations from period to period. These fluctuations can be significant, for example, as at June 30, 2021 player lifespan of our core title Hero Wars averaged 23 months and of our other games 25 months as compared to 19 months and 40 months, respectively, as at June 30, 2020. Had there been no change in the estimated players lifespans as at June 30, 2021 as compared with June 30, 2020, the revenue for the six months ended June 30, 2021 would have been higher by an amount of $64.4 million and the profit before tax for the six months ended June 30, 2021 (also taking into consideration the effects of estimated players lifespans on platform commissions) would have been higher by an amount of $45.7 million.

Platform commissions

Platform commissions for the six months ended June 30, 2021 increased by $18.2 million when compared with the same period of 2020. The increase in platform commissions was primarily due to a 62% increase in the revenue generated from in-game purchases when compared to the prior period, as platform commissions generally deviate in line with our in-game purchases revenue.

Game operating cost

Game operating cost for the six months ended June 30, 2021 increased by $0.9 million when compared with the same period of 2020. The increase in game operating cost was primarily due to an increase in the scale of our operations.

Selling and marketing expenses

Selling and marketing expenses for the six months ended June 30, 2021 increased by $82.1 million when compared with the same period of 2020. The increase in selling and marketing expenses was predominantly due to a substantial increase in advertising costs as part of the Company’s ongoing efforts to stimulate inflow of new paying users and increase bookings.

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2021 increased by $7.1 million when compared with the same period of 2020. The increase in general and administrative expenses was primarily due to an increase in employee benefit expenses and an increase in professional fees related to audit and consulting fees driven by the preparation for the Transactions.

Depreciation and amortization

Depreciation and amortization for the six months ended June 30, 2021 increased by $0.8 million when compared with the same period of 2020. The increase in depreciation and amortization was primarily due to an increase in the depreciation charge of right-of-use assets resulting from the consolidation of NX Studio LLC and NX Online LLC.

Net finance costs

Net finance costs for the six months ended June 30, 2021 increased by $0.9 million when compared with the same period of 2020. The increase in net finance costs was primarily due to an increase in foreign exchange loss.

Income tax expense

Income tax expense for the six months ended June 30, 2021 increased by $0.2 million when compared with the same period of 2020. The increase in income tax expense was primarily due to increase in withholding tax in Taiwan and Brazil.

Other comprehensive income/(loss)

Other comprehensive loss for the six months ended June 30, 2021 increased by $0.3 million when compared with the same period of 2020. The increase in other comprehensive loss was primarily due to negative effects of the translation of foreign operations into the presentation currency in the period ended June 30, 2021, as opposed to the positive effects in the prior period.

Comparison of the year ended December 31, 2020 versus the year ended December 31, 2019

	Year ended
	December 31,
	2020(1)	2019	Variance

	(US$ in thousands)		(US$ in thousands)	(%)
Revenue	259,978	93,811	166,167	177.1
Costs and expenses, excluding depreciation and amortization
Cost of revenue:
Platform commissions	(75,188)	(28,766)	(46,422)	161.4
Game operating cost	(16,402)	(14,817)	(1,585)	10.7
Selling and marketing expenses	(165,756)	(82,180)	(83,576)	101.7
General and administrative expenses	(2,701)	(1,701)	(1,000)	58.8
Total costs and expenses, excluding depreciation and amortization	(260,047)	(127,464)	(132,583)	104.0
Depreciation and amortization	(561)	(286)	(275)	96.2
Loss from operations	(630)	(33,939)	33,309	(98.1)
Net finance income	1,778	240	1,538	640.8
Income/(loss) before income tax	1,148	(33,699)	34,847	(103.4)
Income tax expense	(862)	(7)	(855)	N/M
Income/(loss) for the year net of tax	286	(33,706)	33,992	(100.9)
Other comprehensive income/(loss)	15	(3)	18	(600.0)
Total comprehensive income/(loss) for the year net of tax	301	(33,709)	34,010	(100.8)
(1)	Reflects a correction to the amount reported in Nexters Global’s audited consolidated statement of profit or loss for the year ended December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error) to Nexters Global’s interim condensed consolidated financial statements for the six months ended June 30, 2021.

Revenue

	Year ended
	December 31,
	2020(1)	2019	Variance

	(US$ in thousands)		(US$ in thousands)	(%)
Revenue by type:
In-game purchases	244,919	89,169	155,750	174.7
Advertising	15,059	4,642	10,417	224.4
Total	259,978	93,811	166,167	177.1
Revenue by geographic location of player:
United States	97,123	38,066	59,057	155.1
Europe	61,276	22,956	38,320	166.9
Former Soviet Union(2)	38,841	19,008	19,833	104.3
Asia	42,233	7,671	34,562	450.6
Other	20,505	6,110	14,395	235.6
Total	259,978	93,811	166,167	177.1
(1)	Reflects a correction to the revenues reported in Nexters Global’s audited consolidated statement of profit or loss for the year ended December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error) to Nexters Global’s interim condensed consolidated financial statements for the six months ended June 30, 2021.
(2)	Includes Russia, Ukraine, Georgia, Belorussia, Uzbekistan, Armenia, Azerbaijan, Kazakhstan, Kyrgyzstan, Moldova, Turkmenistan, Tajikistan, Latvia, Lithuania and Estonia.

Revenue for the year ended December 31, 2020 increased by $166.2 million when compared with the same period of 2019. The increase in revenue was predominantly due to the increase in revenue related to in-game purchases in the amount of $155.8 million, comprising $82.5 million of revenue attributable to user cohorts originated in 2020, which was nil in 2019, and a $73.3 million increase in revenue attributable to user cohorts originated in 2019 and before. The combination of these factors drove an increase in both MPUs and ABPPU.

Platform commissions

Platform commissions for the year ended December 31, 2020 increased by $46.4 million when compared with the same period of 2019. The increase in platform commissions was primarily due to a 174% increase in the revenue generated from in-game purchases when compared to the prior period, as platform commissions generally deviate in line with our in-game purchases revenue.

Game operating cost

Game operating cost for the year ended December 31, 2020 increased by $1.6 million when compared with the same period of 2019. The increase in game operating cost was primarily due to increases in technical support services and employee benefits expenses resulting from an increase in the scale of our operations.

Selling and marketing expenses

Selling and marketing expenses for the year ended December 31, 2020 increased by $83.6 million when compared with the same period of 2019. The increase in selling and marketing expenses was primarily due to increased advertising costs driven by scaling our consumer acquisition activities.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2020 increased by $1.0 million when compared with the same period of 2019. The increase in general and administrative expenses was primarily due to an increase in professional fees related to audit and consulting expenses driven by the preparation for the Transactions.

Depreciation and amortization

Depreciation and amortization for the year ended December 31, 2020 increased by $0.3 million when compared with the same period of 2019. The increase in depreciation and amortization was primarily due to an increase in depreciation of right-of-use assets, predominantly resulting from a new office lease contract executed in 2020.

Net finance income

Net finance income for the year ended December 31, 2020 increased by $1.5 million when compared with the same period of 2019. The increase in net finance income was primarily due to an increase in foreign exchange gains, mainly resulting from the appreciation of cash balances and accounts receivable denominated in euro against U.S. dollars (our functional and presentation currency). The increase was partially offset by an increase in bank charges resulting from the expansion of our operations.

Income tax expense

Income tax expense for the year ended December 31, 2020 increased by $0.8 million when compared with the same period of 2019. The increase in income tax expense was primarily due to an increase of income tax in our subsidiary, Flow Research S.L., resulting from an increase in its scale of operations, as well as an increase in withholding tax in Taiwan and Brazil.

Other comprehensive income/(loss)

Other comprehensive income for the year ended December 31, 2020 was $11 thousand, compared with other comprehensive loss for the year ended December 31, 2019 of $3 thousand. The change in other comprehensive income was primarily due to the positive effects of the translation of foreign operations into the presentation currency in the year ended December 31, 2020, as opposed to the negative effects in the prior period.

Liquidity and Capital Resources

Capital spending

Our capital expenditures were historically not significant. We incur capital expenditures in the normal course of business and perform ongoing enhancements and updates to our games and our IT infrastructure to maintain their quality standards. Cash used for capital expenditures in the normal course of business is typically made available from cash flows generated by operating activities. We may also pursue acquisition opportunities for additional businesses or games that meet our strategic and return on investment criteria. Capital needs for investment opportunities are evaluated on an individual opportunity basis and may require significant capital commitments.

Our capital expenditure was $0.5 million for the six months ended June 30, 2021 and $0.1 million for the year ended December 31, 2020.

Liquidity

Our primary sources of liquidity are the cash flows generated from our operations and currently available unrestricted cash and cash equivalents. Our cash and cash equivalents totaled $40.9 million and $84.6 million at June 30, 2021 and December 31, 2020, respectively. Payments of short-term and long-term debt obligations and other commitments are expected to be made from cash on hand and operating cash flows.

Our ability to fund our operations and fund planned capital expenditures depends, in part, upon economic and other factors that are beyond our control, and disruptions in capital markets could impact our ability to secure additional funds through financing activities. We believe that our cash and cash equivalents balance and our cash flows from operations will be sufficient to meet our normal operating requirements during the next twelve months and the foreseeable future and to fund capital expenditures.

Cash flows

The following table presents our consolidated cash flows for the periods indicated:

	Year ended		Six months
	December 31,		ended June 30,
	2020(1)	2019	2021	2020

	(US$ in thousands)
Operating activities
Income/(loss) for the period net of tax	286	(33,706)	(31,795)	4,119
Adjustments for:
Depreciation and amortization	561	286	1,068	232
Share-based payments expense	299	4,584	705	24
Net finance costs/(income) excluding bank charges	(1,953)	(327)	1,128	273
Income tax expense	862	7	554	389
	55	(29,156)	(28,340)	5,037
Changes in working capital
(Increase) in deferred platform commissions	(52,440)	(23,448)	(15,665)	(25,950)
Increase in deferred revenue	183,517	75,099	71,722	85,840
(Increase) in trade and other receivables	(7,490)	(20,443)	(31,602)	(14,677)
Increase/(decrease) in trade and other payables	939	13,103	14,721	(3,535)
	124,526	44,311	39,176	41,678
Income tax (paid)	(3,978)	(200)	(30)	—
Interest received/(paid)	19	—	—	(7)
Net cash flows generated from operating activities	120,622	14,955	10,806	46,708
Investing activities
Acquisition of intangible assets	—	(83)	(90)	—
Acquisition of property and equipment	(147)	(19)	(449)	(49)
Acquisition of subsidiary net of cash acquired	—	—	(1,240)	—
Loans granted	—	(338)	(282)	—
Proceeds from repayment of loans	508	95	8	179
Net cash flows generated from/(used in) investing activities	361	(345)	(2,053)	130
Financing activities
Payments of lease liabilities	(367)	(31)	(940)	(242)
Interest on lease	—	—	(50)	(27)
Proceeds from borrowings	—	6,500	—	—
Repayment of borrowings	(3,980)	(2,418)	(49)	(3,980)
Interest paid	(17)	(85)	—	—
Dividends paid and distributions to shareholders	(51,683)	(4,122)	(50,534)	(8,187)
Net cash flows used in financing activities	(56,047)	(156)	(51,573)	(12,436)
Net increase in cash and cash equivalents for the period	64,936	14,454	(42,820)	34,402
Cash and cash equivalents at the beginning of the period	17,565	3,073	84,557	17,565
Effect of changes in exchange rates on cash held	2,056	38	(839)	523
Cash and cash equivalents at the end of the period	84,557	17,565	40,898	52,490
(1)	Reflects a correction to the amount reported in Nexters Global’s audited consolidated statement of financial position as of December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error) to Nexters Global’s interim condensed consolidated financial statements for the six months ended June 30, 2021.

Operating activities

Net cash flows generated from operating activities for the six months ended June 30, 2021 decreased by $35.9 million when compared to the six months ended June 30, 2020, primarily due to the substantial increase in cash outflows resulting from advertising and marketing expenses and the platform commissions partially offset by an increase in cash inflows resulting from revenues in the six months ended June 30, 2021 as compared with the respective period in the prior year.

Net cash flows generated from operating activities for the year ended December 31, 2020 increased $105.7 million when compared to the year ended December 31, 2019, primarily due to a substantial increase in our operations. Net cash flows generated from operating activities for each period primarily consisted of proceeds from sales of in-game items and from our advertising activities less cash outflows resulting from ongoing selling and marketing expenses, cost of revenues and selling, general and administrative expenses and income taxes.

Investing activities

Net cash flows used in investing activities for the six months ended June 30, 2021 amounted to $2.1 million compared to $0.1 million of net cash flows generated from investing activities for the six months ended June 30 2020. The change was primarily attributable to cash outflows in early 2021 relating to our acquisition of Nexters Online and Nexters Studio, two Russian game development studios, as well as cash outflows relating to the acquisition of property and equipment by Russian companies that were not consolidated in the previous period.

Net cash flows generated from investing activities was $0.4 million for the year ended December 31, 2020 and net cash flows used in investing activities was $0.3 million for year ended December 31, 2019. The positive cash flows generated from investing activities in the year ended December 31, 2020 were due to proceeds from the repayment of loans received in 2020 amounting to $0.5 million, partially offset by capital expenditures. The net cash flows used in investing activities for the year ended December 31, 2019 were primarily due to cash outflows resulting from loans granted in the amount of $0.3 million.

Financing activities

Net cash flows used in financing activities for the six months ended June 30, 2021 increased by $39.1 million when compared to the six months ended June 30, 2020. The increase was primary driven by a significant increase in dividend payments to the Nexters Global shareholders in the first half of 2021 in connection with Transactions as well as increased cash outflows relating to the payment of lease liabilities, partially offset by a decrease in cash outflows arising from repayment of borrowings.

Net cash flows used in financing activities for the year ended December 31, 2020 increased $55.9 million when compared to the year ended December 31, 2019, predominantly due to an increase of dividends paid and distributions to shareholders of $51.7 million for the year ended December 31, 2020 as compared with $4.1 million for the year ended December 31, 2019.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations as of June 30, 2021:

	Payments due by period(1)
	Carrying	Contractual	3 months	Between	Between
Non-derivative financial liabilities	amounts	cash flows	or less	3 - 12 months	1 - 5 years
Obligations under leases	1,842	1,897	551	753	593
Trade and other payables	36,424	36,424	36,424	—	—
	38,266	38,321	36,975	753	593
(1)	Amounts are gross and undiscounted, and include contractual interest payments and exclude the impact of netting agreements.

Off-balance Sheet Arrangements

As of June 30, 2021, we did not have any off-balance sheet arrangements, as defined in Regulation S-K, that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenue, or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Qualitative and Quantitative Factors About Market Risk

We are exposed to market risks in the ordinary course of our business. These risks primarily include credit risk, liquidity risk, and currency risk as follows:

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. We are exposed to credit risk from our operating activities (primarily trade receivables), which is concentrated around the key platforms through which we distribute our games.

Credit risk related to trade receivables is considered immaterial, as almost all sales are generated through major companies, with consistently high credit ratings. These distributors pay the Company on a monthly basis, based on sales to the end-users, and payments are made one to two months after the sale to the end-user. The distributors are responsible for tracking and accounting of end-user sales, and send us monthly royalty reports reflecting amounts to be paid. We do not have any material overdue or impaired accounts receivable, and the credit risk associated with the trade receivable that is neither due nor impaired is deemed to be small. For additional information on our credit risk, please see Note 21.B. (Financial instruments — fair values and risk management — Financial risk management — Credit risk) to our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2021 and June 30, 2020 and Note 26 (Financial instruments — fair values and risk management — Financial risk management — Credit risk) to our audited consolidated financial statements for the fiscal year ended December 31, 2020, in each case included elsewhere in this prospectus.

Liquidity Risk

Liquidity risk refers to the risk of being unable to fulfil payment obligations when they fall due. We have purposefully and consciously invested in growing and expanding our business and we intend to continue to make significant investments in growth and expansion. This requires us to carefully plan and monitor our capital needs. Our objective when managing liquidity is to ensure, as far as possible, that we will have sufficient liquidity to meet our liabilities when they are due, under both normal and stressed conditions without incurring unacceptable losses or risking damage to our reputation. For additional information on our liquidity risk, please see Note 21.B. (Financial instruments — fair values and risk management — Financial risk management — Liquidity risk) to our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2021 and June 30, 2020 and Note 26 (Financial instruments — fair values and risk management — Financial risk management — Liquidity risk) to our audited consolidated financial statements for the fiscal year ended December 31, 2020, included elsewhere in this prospectus.

Currency Risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the functional currency. We are is exposed to foreign exchange risk arising from various currency exposures primarily with respect to the Euro and the Russian Ruble. We monitor the exchange rate fluctuations on a continuous basis.

For the periods presented, our exposure to foreign currency risk, expressed in U.S. dollars, was as follows:

	For the year ended December 31, 2020		For the six months ended June 30, 2021
	Euro	Russian Ruble	Euro	Russian Ruble

	$		$
Assets
Loans receivable	8	—	182	—
Trade and other receivables	9,661	2,649	10,936	3,163
Cash and cash equivalents	11,404	741	18,551	1,309
	21,073	3,390	29,669	4,472
Liabilities
Lease liabilities	(1,111)	—	(875)	(967)
Trade and other payables	(5,811)	(3)	(1,766)	(1,573)
Loans and borrowings	(49)	—	—	—
	(6,971)	(3)	(2,641)	(2,540)
Net exposure	14,102	3,387	27,028	1,932

A 10% strengthening of the U.S. dollar against the following currencies at December 31, 2020 and June 30, 2021 would have increased (decreased) equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant. For a 10% weakening of the U.S. dollar against the relevant currency, there would be an equal and opposite impact on the profit and other equity.

	As of December 31, 2020
	Strengthening of	Weakening of	Strengthening of	Weakening of
	USD by 10%	USD by 10%	USD by 10%	USD by 10%

	$		$
Euro	(1,410)	1,410	(2,703)	2,703
Russian Ruble	(339)	339	(193)	193
	(1,749)	1,749	(2,896)	2,896

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with IFRS.

Certain accounting policies require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments will be subject to an inherent degree of uncertainty. Our judgments are based upon our management’s historical experience, terms of existing contracts, observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate.

We consider accounting estimates to be critical accounting policies when:

●	the estimates involve matters that are highly uncertain at the time the accounting estimate is made; and
●	different estimates or changes to estimates could have a material impact on the reported financial positions, changes in financial position or results of operations.

When more than one accounting principle, or method of its application, is generally accepted, we select the principle or method that we consider to be the most appropriate when given the specific circumstances. Application of these accounting principles requires us to make estimates about the future resolution of existing uncertainties. Due to the inherent uncertainty involving estimates, actual results reported in the future may differ from such estimates. For additional information on our significant accounting policies, please refer to Note 4 (Use of judgements and estimates) to our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2021 and June 30, 2020 and Note 4 (Accounting judgments, estimates and assumptions) to our audited consolidated financial statements for the fiscal year ended December 31, 2020, in each case included elsewhere in this prospectus.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company at least through the end of the 2021 fiscal year and to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Recent Changes in Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 4 (Changes in estimates and accounting policy) to our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2021 and

June 30, 2020 and Note 2 (Basis of accounting — Changes in accounting policies) to our audited consolidated financial statements for the fiscal year ended December 31, 2020, in each case included elsewhere in this prospectus.

Internal Control over Financial Reporting

We have a relatively short history of operations and, as a private company prior to the consummation of the Transactions, have had limited resources to dedicate towards addressing our internal controls and procedures. Although the Company is not yet subject to the certification or attestation requirements of Section 404 of the Sarbanes-Oxley Act, in connection with the audit of Nexters Global’s financial statements as of and for the years ended December 31, 2020 and 2019, our management and our independent registered public accounting firm identified deficiencies that we concluded represented material weaknesses in our internal control over financial reporting, primarily attributable to (i) our lack of an effective control structure and oversight (including an audit committee or equivalent body at the board level) over the financial reporting process; (ii) lack of sufficient risk assessment over the revenue, tax, treasury and procurement processes to identify, assess and manage risks, including the development of formalized policies and procedures with adequate segregation of duties and the development of control activities to mitigate risks; (iii) insufficient accounting and financial reporting resources; and (iv) lack of sufficient general controls over information technology systems relating to change management and controls over access within certain information systems. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.”

We have developed a plan to remediate the material weaknesses, including (i) establishing an audit committee, (ii) designing and implementing improved processes and internal controls regarding the revenue, tax, treasury and procurement processes, (iii) hiring additional personnel dedicated to carrying out regular independent monitoring of general controls regarding information technology and to exercise controls regarding the revenue recognition process, (iv) establishing an access policy for its information systems, (v) improving controls over access rights management, including reviews of current access rights, user roles and access management procedures, and (vi) implementing change management control procedures for its information systems. We will not be able to fully remediate these material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. There can be no assurance that we will be successful in pursuing these measures, or that these measures will significantly improve or remediate the material weaknesses described above. For risks relating to these material weaknesses, see “Risk Factors — Risks Related to the Company’s Securities and the Offering — If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired” and “In connection with the preparation of Nexters Global’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019, we identified material weaknesses in our internal controls over financial reporting.”

JOBS Act

We are an emerging growth company, as defined in the JOBS Act. We intend to rely on certain of the exemptions and reduced reporting requirements provided by the JOBS Act. As an emerging growth company, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, and (ii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).

BUSINESS

Overview

We build mobile, web and social games for millions of players to enjoy globally. We are one of the top five independent game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases between January and December 2019, net of platform fees, according to data provided by AppMagic. Our games are free to play, and we continuously innovate our games to provide novel, curated in-game content to our users at optimal points in their game journeys.

Our core product offering, Hero Wars, offers a suite of games across mobile, social and web-based platforms and has, since its launch in 2016, evolved into a well-recognized global gaming franchise in the RPG genre, with 5.4 million MAUs across more than 70 countries in 2020. As of December 31, 2020, Hero Wars ranked fourth on Android and 13th on iOS according to the top grossing charts in the United States. Additionally, Hero Wars was recognized as the top mobile game by consumer spend in Russia in 2020. In 2016 and 2018, Hero Wars was named Game of the Year on VKontakte, one of the leading social networks in Russia.

Continuous improvements in game content and focus on customer engagement has allowed us to monetize on the popularity of our games and achieve attractive key performance metrics. In particular, between 2018 and 2020, we achieved ten times growth in Bookings. We benefit from highly predictable cohorts and a loyal base of core players, which enhances our ability to increase our monetization per user. In the second quarter of 2021, cohorts from previous periods accounted for approximately 79% of our Bookings. Average bookings per paying user (ABBPU) remained relatively stable in the first half of 2021, at $120 in comparison to $118 in the respective period of 2020.

Since our formation over ten years ago, we have developed a sizeable built-to-scale platform, enabling us to streamline content development and offering a value-enhancing opportunity for potential newly acquired games and companies. Our platform enables us to release one to two new titles per year via parallel-track prototyping and development. In 2021, we released a new title in the casual genre, Chibi Island. We are in the advanced development phase for two additional games and are targeting soft launches of these games in the second half of 2021.

Our headquarters are in Cyprus. As of June 30, 2021, we had 530 employees. Our revenue for the six months ended June 30, 2021 and for the year ended December 31, 2020 was $196.3 million and $260.0 million, respectively, and our Bookings3 for the same periods were $268 million and $443.5 million, respectively. We recorded net cash flows generated from operating activities of $10.8 million and $120.6 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively. Our income/loss net of tax for the six months ended June 30, 2021 was a loss of $31.8 million compared to income of $4.1 million for the six months ended June 30 2020, and for the year ended December 31, 2020 was income of $286 thousand compared to a loss of $33.7 million for the year ended December 31, 2019.

Our Industry

We operate in the global digital gaming market, a large and strategically important component of the overall entertainment market. The global digital gaming market attracted approximately $175 billion of consumer spending in 2020 according to Newzoo, making it the second largest online entertainment market after the global TV market. Also according to Newzoo, the global gaming population amounted to 2.7 billion people in 2020 and is projected to grow to 3.1 billion by 2023. These “gamers” were active across a variety of platforms, including both traditional PC and console as well as newer formats such as mobile, tablet, and cloud. The digital gaming market is also a truly global market, with the Asia-Pacific region accounting for 48% of the global game revenues in 2020, and the Americas and Europe accounting for 29% and 19%, respectively, according to Newzoo.

3	For a definition of Bookings, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Bookings.”

Gaming reaches all ages and demographics. According to Newzoo, thanks in part to the emergence of mobile gaming, a sizeable and growing proportion of the global population, especially those between the ages of 12 and 30, are actively engaged in playing digital games. This is particularly evident in the Western and Asian markets, where games are becoming new social networks where friends can meet and socialize in digital destinations. According to Limelight Networks’ 2020 report, individuals between 18 to 45 years of age prefer to play video games over watching television programs or movies in most countries and, in the 18 to 25 demographic, prefer watching other gamers play video games online than watching sports. According to Limelight Networks’ 2020 report, gamers spend an average of 6 hours and 20 minutes each week playing games across all platforms.

According to App Annie, the mobile gaming market is the largest and fastest growing segment within the gaming industry, amounting to an estimated $100 billion in consumer spend in 2020, representing approximately 60% of the total gaming market. This trend is underpinned by the continuous migration of consumer physical needs and spend to mobile, with mobile consumer spend having hit new heights of $143 billion in 2020, a 20% year-on-year growth, and average time spent on mobile devices in the United States having surpassed time spent on TV, according to the App Annie State of Mobile 2021 report.

Driven by the expansion of mobile broadband and the proliferation of smartphones, games today can be enjoyed whenever and wherever players desire. According to Limelight Networks’ 2020 report, mobile phones remain the primary gaming device, followed by computers, gaming consoles and tablets. According to Newzoo, the mobile gaming market year-on-year growth in 2020 amounted to 25.6% compared to 19.6% for the overall gaming market; mobile gaming revenue is expected to increase by a CAGR of 12.9% from 2020 to 2023. According to the App Annie State of Mobile 2021 report, mobile gaming is on track to surpass $120 billion in consumer spend in 2021, capturing 1.5 times the market share of all other gaming platforms combined. We believe that mobile gaming will continue to be the largest and most attractive segment of the market and therefore view it as a priority market in which we will direct the majority of our managerial and financial resources in both content development and user acquisition.

Rapid growth of mobile gaming has been underpinned by the increasing demand for convenient forms of entertainment that can be enjoyed “on-the-go.” Moreover, mobile gaming platforms can no longer be characterized as simply entertainment, as they now connect users across a multitude of titles and genres to promote socialization and communication. By integrating social features like gifting, messaging and leaderboards, users become more immersed as they find other players with similar playing habits, interests and levels of engagement. As smartphone ownership continues to grow, the number of mobile gamers is expected to grow in parallel. In addition, adoption of mobile games has been accelerated by the introduction of free-to-play games which have fundamentally changed the way that games are designed, operated and monetized. The most successful free-to-play games require the consistent introduction of new content, offers and features, a highly quantitative approach to managing in-game economies, and a design that is engaging both as a primary source of entertainment and as a second screen.

Casual vs. Hardcore and Mid-Core games

Based on the intensity and complexity of the game content and their breadth of appeal, games can be sub-divided into casual, hardcore and mid-core. The Company defines Hero Wars as mid-core and its three new titles as casual games.

Casual games cover the widest range of games, targeting a broad audience and requiring only a light learning curve and strategizing. Casual games are low intensity in both time commitment, mechanics and strategizing. Gameplay is intended to be fun and easy to understand for large audience of players, with gaming mechanics usually controlled by a few buttons or a simple tap-and-swipe interface on a mobile phone. Casual games have diverse monetization strategies but are primarily based on a free-to-play model with in-app purchases and in-app ads.

Hardcore games are characterized by their high intensity in terms of time commitment and strategizing. The player base of hardcore games tends to be overwhelmingly male, with games usually targeted at niche markets. Mid-core games take the basic theme and narrative acts of hardcore games, but make them more accessible to a broader audience. Storylines may be easier to follow and gaming mechanics simpler to control. Whereas hardcore games are designed primarily for highly committed gamers who have large amounts of time to dedicate to mastering the game, mid-core games are much less demanding in their appeal. Nevertheless, mid-core games are more immersive and require more hours of game time than casual games, which are specifically designed to be picked up and put down sporadically. Globally, casual single player games are the most popular games type of video game played, according to the Limelight Networks report.

According to estimates from the App Annie State of Mobile Report 2021, while casual games accounted for 78% of mobile games downloads in 2020, they accounted for only 43% of time spent by users and 23% of consumer spend. Conversely, hardcore and mid-core games accounted for only 20% of mobile games downloads, but 55% of time spent by users and 66% of consumer spend.

RPG genre

RPG (role-playing game) is a game in which players control a fictional character or characters that undertake a quest in an imaginary world. RPG games often share the following key elements:

●	the ability to improve a character over the course of the game by increasing its statistics or levels;
●	a menu-based combat system with several choices of skills, spells and active powers as well as an active inventory system with wearable equipment such as armors and weapons;
●	a central quest that runs throughout the game as a storyline and additional side quests;
●	the ability to interact with elements of the environment or storyline through additional abilities; and
●	the existence of certain character classes that define the characteristics, skills, abilities and spells of the character.

RPG games exist in different sub-genres: action RPG, strategy RPG, adventure RPG, MMORPG (massive multiplayer online role-playing game) and other sub-genres. RPG games are typically characterized by a relatively narrow audience, but much higher player retention and higher payer ratios (conversion of users into payers) and, accordingly, higher relative monetization potential per user compared to casual games. According to Newzoo, the mobile RPG market amounted to $12 billion of revenues in 2020, amounting to approximately 14% of the total mobile gaming market.

Competition

We believe the industry in which we operate is characterized by significant competition. Our primary competitors are mobile gaming companies operating in similar sub-genres. With respect to Hero Wars, we define the sub-genre as hero-collection mid-core RPG. With respect to our new titles, we define the sub-genre as casual farming adventure games. However, given the global nature of the industry and our main distribution platforms, we essentially compete with a broader set of mobile games and also, though to a lesser extent, social and PC-based games. Ultimately we also compete for the leisure time, attention and discretionary spending of our players against other forms of offline and online entertainment – including social media, OTT video, books and music – on the basis of a number of factors, including quality of player experience, breadth and depth of gameplay, ability to create or license compelling content, brand awareness and reputation and access to distribution channels.

Our games are free-to-play and are monetized through in-app purchases, therefore we mainly compete on the basis of quality and depth of content, graphics, sophistication of storyline, diversity and creativity of in-game events and promotions, visual effects and other features which enable prolonged and user engagement encouraging in-game purchases. Marketing and user acquisition is another key competitive factor in the gaming industry, given that most competitors have access to substantially the same marketing channels, and applying advanced user acquisition techniques and “smart” marketing spend becomes essential to generate a quality user and payer base on a sustainable basis.

Although the barriers to entry in mobile gaming can be considered to be relatively low, barriers to success and achieving critical scale are substantially higher. While the total number of mobile games is in thousands, only a relatively small fraction of those reach the scale that allows them to sustainably compete on a global level. According to the App Annie State of Mobile 2020 report, in 2019 there were only 1,121 games with global annual consumer spend over $5 million and only 140 companies with an annual spend of over $100 million – therefore, much more limited numbers having a scale comparable to ours.

Some of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories, and greater financial and technical resources. Internationally, local competitors may have greater brand recognition than we do in their home countries and a stronger understanding of local culture and commerce. However, we believe we have proven our ability to successfully compete against both major international gaming companies as well as local players, which is manifested through our strong growth across a large number of geographies in which we compete as well as our continuous expansion into new countries and regions.

Our History

In 2010, our co-founders, Andrey Fadeev and Boris Gertsovskiy, met and decided to join forces, acting through their own companies at that time, to launch an independent gaming studio. We saw the opportunity to develop mobile and social games that could be enjoyed across the globe. The list below provides an overview of key events in our history:

2010

The Company’s story dates back to 2010 when the future friends and founders of the Company first met. At that time, Andrey Fadeev (co-founder and CEO of Nexters Global) was running Progrestar, a social games development studio, and Boris Gertsovskiy (co-founder of Nexters Global) was shaping his plans on starting a game business.

2012

Boris Gertsovskiy became the president of Crazy Bit, a social games development studio. Progrestar and Crazy Bit began their partnership and both teams moved to new offices in the same office center. The studios held regular mutual events and shared best practices.

2013	Progrestar released Throne Rush, a strategy game which later became one of the most popular social games on Facebook and VK. Later that year, Throne Rush became a part of the new company’s portfolio.
2014	Andrey and Boris decided to combine efforts and continue their gaming business under a new brand: “Nexters.” Island Experiment, the Company’s first casual game was released on social networks.
2016	The Company began to grow its presence with a new office in Cyprus and launched Hero Wars, an action RPG which became a blockbuster with dozens of millions fans around the world.
2018

The Company took a strategic decision to switch its focus on mobile platforms and started scaling mobile versions of its games.

Igor and Dmitriy Buchman, founders of Playrix, a global top three mobile gaming company, acquired shares at Nexters Global.

2019

The Company drove an almost four times growth in Bookings and total install base within a year and was ranked as one of top ten mobile game developer in Europe, based on in-game purchases net of platform fees between January and December 2019, according to data provided by AppMagic.

2020

The Company expanded on the international market and became one of the top five independent mobile games developer in Europe (excluding developers owned and controlled by other companies active in the gaming market), based on in-game purchases net of platform fees between January and November 2020, according to data provided by AppMagic.

U.S. share became the largest and now exceeds one-third of the Nexter Global’s revenue, while the total install base reached almost 100 million players.

2021

On January 31, 2021, Kismet announced it would combine with Nexters Global.

On July 28, 2021, the Company officially released Chibi Island, a new farm and adventure mobile game.

On August 26, 2021, we completed the Transactions.

Legal Structure

Nexters Inc., or “Nexters”, is a business company incorporated under the laws of the British Virgin Islands on January 27, 2021. Nexters was formed for the sole purpose of effectuating the Transactions contemplated by the Business Combination Agreement, which were consummated on August 26, 2021. Prior to the Transactions, Nexters had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. The mailing address of Nexters’ principal executive office is 55, Griva Digeni, 3101, Limassol, Cyprus, and our telephone number is +35722580040. Our principal website address is https://nexters.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus.

Nexters Global Ltd. was incorporated in Cyprus on 2 November 2009 as a private limited liability company under the Cyprus Companies Law, Cap. 113. In connection with the Transactions, Nexters Global became a direct wholly-owned subsidiary of Nexters.

Nexters Global has three material subsidiaries. Below is an overview of the legal structure of the Company and its material subsidiaries as of the date of this prospectus.

Our Strengths

Leading blockbuster mid-core RPG title with primary focus on mobile.

Our core product offering, Hero Wars, offers a suite of games across mobile, social, and web-based platforms and has, since its launch in 2016, evolved into a well-recognized global gaming franchise in the RPG genre, with 5.4 million MAUs across more than 70 countries in 2020. We are one of the top five independent game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases between January and November 2020, net of platform fees, according to data provided by AppMagic. As of December 31, 2020, Hero Wars ranked fourth on Android and 13th on iOS according to the top grossing charts in the United States. Additionally, Hero Wars was recognized as the top mobile game by consumer spend in Russia in 2020. In 2016 and 2018, Hero Wars was named Game of the Year on VKontakte, one of the leading social networks in Russia.

We believe that mobile gaming is one of the most dynamic and high-growing segments of the global gaming industry. As a result, our mobile platform, which accounted for approximately 63.2% of DAUs and 68% of our total revenue for the six months ended June 30, 2021 and approximately 62.5% of DAUs and over 78% of our total revenue in the year ended December 31, 2020, represents the core part of our franchise and our strategic priority for our future development. We believe our strategic repositioning towards the mobile platform in 2018 allowed us to achieve transformational growth and established us as one of the leading players in the mobile RPG genre globally. We offer a suite of games on mobile and desktop, which allows us to reduce risk of over-dependence on a single platform.

Highly diversified global user and revenue base underpinning the quality of earnings.

We have developed a highly diversified customer base and proven ability to adapt and localize our games across regions and countries. Originally launched in Russian, Hero Wars is currently available in ten languages and in more than 70 countries across the world, including major markets such as the United States, the European Union, Japan, Korea, and Taiwan. Developed markets account for the majority of our revenue base, with United States accounting for 32% of our revenue for the six months ended June 30, 2021, and Europe, Asia and the Former Soviet Union countries accounting for 23%, 23%, and 13%, respectively, in the same period. In the year ended December 31, 2020, the United States accounted for 37% of our revenue, with Europe, Asia and the Former Soviet Union countries accounting for 24%, 15%, and 16%, respectively. Such diversification further serves as a protection against currency fluctuations, as well as any adverse country-specific events in terms of consumer behavior, local regulations, access to social networks, and other factors. Our multi-language capabilities, technological edge and proven success across multiple jurisdictions serves as a strong foundation for further expansion in other major markets where we are currently not presented, most notably into the China.

Superior data-driven user acquisition, engagement, and monetization.

We adopted a new marketing and user acquisition strategy in 2018, which has allowed us to significantly increase our user base and Bookings over the last two years. As of June 30, 2021, we had a marketing team of approximately 70 professionals (including creative, marketing analytics, user acquisition, and marketing growth) and pursue broad user acquisition strategy across multiple channels, platforms, and social networks (such as YouTube and Facebook) utilizing proprietary user acquisition technology and data-driven decision-making that focuses on getting players directly into the game. We estimate our weighted average payback4 for Hero Wars across all the platforms for cohorts, originated in the first half of 2020 to be below six months from install and primarily target potential active users and payers with a less than one year breakeven period from install. We believe that we have been particularly successful in identifying and attracting a core base of frequent payers in the game who generate superior revenue flow and form loyal and highly predictable cohorts.

Continuous improvements in game content and focus on customer engagement has allowed us to monetize on the popularity of our games and achieve attractive key performance metrics. Our ABPPU more than doubled from $54/month in the first half of 2019 to $133/month in the second half of 2020. For more information on ABPPU, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Performance Metrics — Average Bookings Per Paying User.”

Technology platform built to scale, fueling our content development strategy.

Since our formation over ten years ago, we have developed a sizeable built-to-scale platform, enabling us to streamline content development and offering a value-enhancing opportunity for potential newly acquired games and companies. As of June 30, 2021, we had a team of approximately 280 experienced developers and data scientists (including artists and game designers) as well as approximately 75 specialists covering in-game social network and customer support. We incorporate data-driven decision-making into our entire game development process and use proprietary predictive models to assess the likelihood of success of new product launches and allocate our production team resources to focus on building features to improve the return on our investment in our games. Our strong analytics team is one of the key service functions in the company that not only helps us to determine new opportunities for growth and provides predictions for efficient marketing but also plays an important role in establishing key performance indicators for other service functions and ultimately allows us to make data-informed decisions. Unlike some of our peers who focus exclusively on mobile segment of the market, our multi-platform capabilities allow us to reach out to a broader target audience and offer a more diversified and sophisticated gaming experience as well as supports ongoing innovation and improvement of game content.

Our platform enables us to release one to two new titles per year via parallel-track prototyping and development. In 2021, we released a new title in the casual genre, Chibi Island. We are in the advanced development phase for two additional games and are targeting soft launches of these games in the second half of 2021. For more information on our upcoming game launches, please see “— Description of Our Principal Business Activities — Game Portfolio — Future Game Pipeline.”

[4]

Weighted average payback period is defined as the period of time required for the cumulative bookings of a monthly cohort of paying users less cumulative adjusted platform commission to exceed the total marketing costs to acquire such users.

Strong potential for profitability and cash flow generation

Our financially sound and cash generative business model has enabled us to achieve sustainable self-funded growth without attracting material external financing since our inception. In particular, between 2018 and 2020, we achieved ten times growth in Bookings, while generating $120.6 million in net cash flows generated from operating activities for the year ended December 31, 2020. Our core game offering, Hero Wars, had an average of 338 thousand MPUs for the six months ended June 30, 2021, 271 thousand MPUs for the year ended December 31, 2019 and 159 thousand MPUs for the year ended December 31, 2020, generating an average Monthly Payer Conversion of 4.3%, 5.0% and 4.4%, respectively, over the same period.

Our consistent revenue generation is underpinned by the highly predictable cohorts and a loyal base of core players, as well as our ability to increase our monetization per user. As such in the second quarter of 2021, cohorts from previous periods accounted for approximately 79% of our Bookings and the ABPPU was $125/month. We view Cyprus as a cost-advantaged location for our headquarters due to the relatively low cost of living, the cost effectiveness of running a technology business that employs high-skilled professionals compared to many developed markets such as the United States or the United Kingdom, and access to a broad talent pool of developers from Former Soviet Union countries and Eastern Europe. A combination of global revenue base and relatively low cost base underpins strong profitability and creates significant operating leverage for further growth.

Founder-led management team supported by the complementary expertise of core shareholders and Sponsor.

We were founded by Andrey Fadeev and Boris Gertsovskiy, who have led our Company from inception to becoming a top five independent game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market), based on in-game purchases net of platform fees between January and December 2019, according to data provided by AppMagic. For the six months ended June 30, 2021 and for year ended December 31, 2020, we generated $268 million and $443.5 million, respectively, in Bookings. As of June 30, 2021, we had 530 employees. As software developers by training, our founders are, among other things, the key architects behind our game development and content strategy. Our core management team has been highly stable and comprises a diverse team of skillful professionals who have proven to be among the best in the industry through the years. We believe our management’s core competencies are well complemented by the strategic relationship with Bukhman brothers, founders of Playrix (the leading global mobile games developer), who acquired a large minority stake in Nexters Global in 2018 and have been instrumental in our industry-leading expertise. Finally, through the merger with Kismet Acquisition One Corp, we will partner with one of the most experienced and well-connected investment teams in the region led by Ivan Tavrin, who bring, among other things, ample merger and acquisition (“M&A”) expertise, from which we may benefit, and relationship network.

Multiple organic growth opportunities.

We believe we are well-positioned to capitalize on secular entertainment and content consumption trends through the strengths of our content and technology platform. Gaming has become global and eclipsed other major forms of entertainment. According to Newzoo, the global mobile RPG total addressable market (“TAM”) reached $12 billion in 2020, with total mobile gaming TAM estimated at $86 billion in 2020, providing us with significant opportunities for growth in the markets in which we currently operate as well as opportunities for expansion into new geographies. We believe the quality of our content has the potential to further increase our user base from the current 5.4 million MAU in medium to long term. We believe we are well-positioned to improve monetization even further due to our superior user acquisition approach and accumulated experience in user monetization.

Well-positioned regional M&A consolidation platform.

We believe that we are uniquely positioned to act as an industry consolidator in the gaming space in the Former Soviet Union countries as the only publicly traded gaming company with close ties to the region. We estimate there are over 1,000 independent studios in the region representing an ample field of acquisition opportunities. In addition, we are well placed to selectively pursue potential acquisitions in Europe and potentially other regions. We have an established value creation playbook comprising marketing and a user acquisition toolkit, data-driven approach to monetization, and other services that would allow us to enhance and accelerate the growth of potential acquisition targets. We believe that through our relationship network leveraged by the support of our core shareholders and Sponsor, we have unparalleled access to, as well as combination of, investment and operational competencies in pursuing an M&A consolidation strategy.

Our Strategies

Our vision is to become one of the leading global multi-genre gaming companies both through the continuous organic development and growth investments, as well as through M&A expansion, primarily in Eastern Europe and Former Soviet Union countries. To this end, we intend to further build on the success of our Hero Wars platform that has a strong potential to become a “forever franchise,” develop our pipeline of new titles, primarily in casual genre, and actively pursue acquisition opportunities.

Growing our user base and continuous enhancement of our product offering and monetization.

In the six months ended June 30, 2021, we had 6.4 million average MAUs and 983 thousand average DAUs for our core game, Hero Wars, which represents an increase of 4.4% and 16.0%, respectively, from the prior year period. In the year ended December 31, 2020, we had 5.4 million average MAUs and 797 thousand average DAUs for our core game, Hero Wars, which represents an increase of 49.5% and 69.8%, respectively, from the prior year. We believe that we will be able to continue to grow our user base, leveraging our proprietary user acquisition technology toolkit that fueled our growth over the past two years.

We believe that through our data-driven game development approach, our experience in building LiveOps at scale, continued introduction of new game mechanics and new content across all Hero Wars platforms, augmented by our user acquisition model, we can continue to increase our players base and improve our player monetization trajectory by growing ABPPU and/or number of payers metrics in future.

While our mobile platform offering will remain the strategic focus and priority area for investment, we will be flexibly adapting to market conditions and re-directing our marketing budgets to channels and platforms that offer most attractive LTV/CAC (Customer Lifetime Value to Customer Acquisition) returns profile in any specific period. We intend to continue to seek new opportunities to enhance and refine our marketing efforts to acquire users, including identifying potential technologies to enhance our marketing and advertising capabilities.

Expand the TAM and diversify through the launch of new titles.

For the year ended December 31, 2020, the global mobile RPG market was estimated to amount to approximately $12 billion, representing only 14% of the total mobile gaming market, according to Newzoo. By launching new titles primarily in the casual genre, we expect to tap into the much larger addressable market as well as to reduce our reliance on the financial performance of the Hero Wars franchise. In 2021, we released a new title in the casual genre, Chibi Island (a farming expedition game) on the Android platform and are currently receiving data to project our ROI window and adding content to the game. We have two additional games in near-term pipeline and are targeting soft launches of these games in the second half of 2021. For more information on our upcoming game launches, please see “— Description of Our Principal Business Activities — Game Portfolio — Future Game Pipeline.” We expect to launch one to two new titles per year in the future, leveraging our established content development processes.

Entering into new geographies, with particular focus on Asian markets.

While we plan to grow our user and payer base across substantially all geographies in which we currently operate, we in particular plan to expand our footprint in Asia, including through expansion in the Chinese market. We believe successful localization of Hero Wars franchise and marketing activities in such countries Japan, Taiwan, and Korea has provided solid foundation for further expansion in the region.

Growth through M&A.

We intend to pursue an active acquisition strategy primarily targeting the wide pool of 1,000+ independent studios across the Former Soviet Union countries and Europe, and are currently in discussions with counterparties of a significant size. We plan to capitalize on our unique competitive advantages as a potential acquirer due to our ability to offer U.S.-listed equity as acquisition currency, provide complementary operating and financial expertise, as well as ample synergetic effects. We believe we have unparalleled visibility over potential M&A deal flow in the region through our relationship network, complemented by that of our core shareholders, Sponsor, advisers, and industry partners.

We intend to primarily target casual and mid-core mobile games to diversify our existing portfolio while being able to extract synergies and apply our value creation playbook comprising marketing and user acquisition competences as well as a data-driven approach to title selection and monetization. Our integration strategy with respect to potential targets envisages granting autonomy to the incumbent management teams in content development combined with providing extensive support in financing, marketing, data analytics and knowledge sharing, enabling targets to focus on building great games, while maximizing ROI.

Attracting best-in-class talent.

Throughout our history, we have focused considerable time and resources on building a team with diverse experience and backgrounds and a positive inclusive business culture, which has been an integral part of our success. We will continue to place significant emphasis on attracting talented developers and managers from across the world, but in particular from the countries of the Former Soviet Union and Eastern Europe. We believe our global business franchise and attractively located headquarters and development hub in Cyprus serve as a strong attraction and makes us an attractive employer for experienced professionals in the region.

Description of Our Principal Business Activities

We build mobile, web, and social games for millions of players to enjoy globally. We are one of the top five independent game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases between January and December 2019, net of platform fees, according to data provided by AppMagic. Our portfolio includes three games that we actively manage, with three more scheduled for launch in 2021. Our portfolio includes casual, strategy, and RPG, which are all distributed through mobile, social, and web-based platforms and are free to play, generating revenue through in app purchases and advertising. We frequently introduce new features, offers, and content, including quests, rewards, challenges, player vs. player (“PvP”) competitions, customizations, and promotions that enhance the overall player experience.

Game Portfolio

Our core game offering is Hero Wars, which was downloaded 36 million times in 2020 on iOS and Android and has an average rating of 4.5/5 among users. Our legacy games include Throne Rush and Island Experiment, with newly registered users of 891 thousand and 366 thousand, respectively, in 2020 on iOS and Android and have an average rating of 4.4/5 and 3.85/5, respectively, among users.

As of and for the six months ended June 30, 2021, we generated $268 million in Bookings, 99% of which were attributable to Hero Wars and 1% attributable to our legacy titles. As of and for the year ended December 31, 2020, we generated $443.5 million in Bookings, 99% of which were attributable to Hero Wars and 1% attributable to our legacy titles.

Hero Wars

Genre:	RPG
Launch:	2016
Rating[5]:	4.5/5
DAUs (in thousands)[6]:	983
MAUs (in millions)[7]:	6.4
MPUs (in thousands)[8]:	339
Monthly Payer Conversion[9]:	5.3%
ABPPU[10]:	$125/month ($175 /month from the web platform)

5	Rating for current version in the United States’ Apple App Store and Google Play Store as of December 31, 2020.
6	Determined as of June 30, 2021. For a definition of DAUs, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Daily Active Users.”
7	Determined as of June 30, 2021. For a definition of MAUs, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Monthly Active Users.”
8	Determined as of June 30, 2021. For a definition of MPUs, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Monthly Paying Users.”
9	Determined as of June 30, 2021. For a definition of monthly payer conversion, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Monthly Payer Conversion.”
10	Determined as of June 30, 2021. For a definition of ABPPU, see “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance metrics — Average Bookings Per Paying User.”

Launched in 2016, Hero Wars is our blockbuster mid-core multi-platform RPG. It is an adventure game, where players start with a single hero and progress through the game by collecting new heroes, battling enemies, powering up heroes, unlocking skills and training their hero pack. The game allows players to fight epic multiplayer PvP battles against enemies, characters and bosses for power, rewards, or rare items. Players are able to purchase virtual items, including boosts and other items within the game to further their progression and unlock more virtual rewards. As of December 31, 2020, Hero Wars was in the top 100 grossing worldwide mobile app, according to data provided by AppMagic. Hero Wars was also the top mobile game in Russia, based on consumer spend as of December 31, 2020, according to App Annie. For the six months ended June 30, 2021 and for the year ended December 31, 2020, we generated $10.8 million and $120.6 million, respectively, in net cash flows generated from operating activities, with Hero Wars being the major contributor.

For the six months ended June 30, 2021, Hero Wars generated 265 million in Bookings. For the year ended December 31, 2020, Hero Wars generated $439 million in Bookings, which grew tenfold between 2018 and 2020. The following graphic illustrates the split of our Hero Wars Bookings by geography the six months ended June 30, 2021.

FSU – Former Soviet Union countries.

Other – Includes bookings not allocated to any specific geography.

By distribution platform for the six months ended June 30, 2021, 67% of our Bookings were generated from mobile (representing an 11% growth over the prior year period), 14 % from social (representing a 4% decrease over the prior year period), and 18% from web (representing 8.9 times growth over the prior year period). For the year ended December 31, 2020, 74% of our Bookings were generated from mobile (representing 2.7 times growth over prior year), 19% from social (representing two times growth over prior year), and 7% from web (representing 34.8 times growth over prior year).

For the six months ended June 30, 2021, Hero Wars had DAUs of 983 thousand, with 64% on mobile, 20% on social, and 16% on web and MAUs of 6.4 million. For the year ended December 31, 2020, Hero Wars had DAUs of 797 thousand (representing approximately five times growth between 2018 and 2020), with 65% on mobile, 27% on social, and 8% on web and MAUs of 5.4 million. Hero Wars’ MPUs were 339 thousand for the six months ended June 30, 2021 and 271 thousand for the year ended December 31, 2020 (representing five times growth between 2018 and 2020). The ABPPU was $125/month for the six months ended June 30, 2021 and $130/month for the year ended December 31, 2020 (representing 1.6 times growth between 2019 and 2020).

We adjust the gameplay, the user interface, difficulty levels and the available in-game items and features depending on the platform on which our games are distributed in accordance with A/B test results (which tests users’ responses to variant A versus variant B, and concluding which of the two variants is more effective), other analytical data, user surveys and our understanding of user preference per platform. Accordingly, the versions of Hero Wars distributed through the mobile platforms Apple App Store and Google Play are similarly configured, whereas the versions of Hero Wars distributed through web and social networks differ substantially from the mobile versions. We are continuously adjusting Hero Wars for both platforms, taking into account different marketing strategies and different user behavior. For example, web and social platforms contain a lesser percentage of payers, as few players elect to make in-game purchases, whereas mobile platforms allow players to pay with a preselected payment method, which makes it easier for mobile players to convert into payers. Paying web players tend to spend more money and time in game, due in part to less competition among web-based games as well as the fact that the game can stay idle on PCs and laptops. By contrast, competition is high in mobile games and time in game is restricted by user screen time. As a result, we build and continuously develop the web-based Hero Wars as a separate product with deeper monetization mechanics and separate marketing instruments, and allocate separate teams to its development.

Throne Rush

Genre: Launch: Rating[11]:	Turn-based strategy 2013 4.5/5 on Google Play and 4.4/5 on the Apple App Store

Launched in 2013, Throne Rush was the first game we released. It is an online strategy game, which allows players to rule their own kingdoms and bring them to prosperity while destroying enemies and capturing their wealth. By strategically building towers and upgrading them through in-game purchases, players can keep their bases safe and further progress through the way to the Throne.

Island Experiment

Genre: Launch: Rating[12]:	Simulation, adventure 2014 4/5 on Google Play and 3.7/5 on the Apple App Store

Launched in 2014, Island Experiment is our casual game. Players complete quests, missions, and puzzles to help two lost children survive on an island. Players are able purchase virtual items and unlock rewards as they explore the island, build cities, and hunt for hidden treasures. With the launch of Chibi Island 2021, we removed Island Experiment from our game portfolio.

11	Rating for current version in the United States’ Apple App Store and Google Play Store as of December 31, 2020.
12	Rating for current version in the United States’ Apple App Store and Google Play Store as of December 31, 2020.

Future Game Pipeline

In addition to growing user engagement with our existing portfolio of games, we are continuously working on opportunities to introduce additional games for players to enjoy. In 2021, we released a new casual game, Chibi Island, and expect to launch two additional casual games –Puzzle Island, and Riddle Island – each drawing on the features that have made our Hero Wars offering successful. As these games are in the advanced development stage, their titles may change depending on relevant marketing and conversion metrics that are studied up until launch.

Chibi Island

Genre:	Farming game with expeditions (adventures)
Core loop mechanics:	Classic farming cycle Energy-based expeditions Building cycle
Current status:	Live on Android and iOS
Launch:	2021
Similarities with Hero Wars:	Strong focus on social mechanics in the game (co-op, PvP) Live ops & diverse in-game event system

Puzzle Island

Genre:	Farming game with expeditions (adventures)
Core loop mechanics:	Classic farming cycle Energy-based expeditions Building cycle
Current status:	Fine-tuning various aspects, content production before soft launch
Expected timeline:	Third quarter 2021: soft launch, polishing intro and farming mechanics
Similarities with Hero Wars:	Focus on payment offers, bundles and an adaptive offer recommendation system Focus on community

Riddle Island

Genre:	Expeditions with match 3, or tile-matching game
Core loop mechanics:	Earn stars in match 3 and use those stars as energy in expeditions
Current status:	Creating content before soft launch
Expected timeline:	Third quarter 2021: soft launch Fourth quarter 2021: launch
Similarities with Hero Wars:	Adoption of new types of gameplay (mini-games) and connect them with core mechanics Creating a platform rather than a game Charismatic and complex characters

Monetization

Our games are based on the free-to-play monetization model, whereby we generate revenues through in-game purchases (the sale of virtual goods within the game) and in-game advertising. We strive to enhance our games by offering players the option to accelerate their progress and deepen the gaming experience through in-game purchases. As of and for the six months ended June 30, 2021, we generated $268 million in Bookings, 99% of which were attributable to Hero Wars and 1% attributable to our legacy titles. As of and for the year ended December 31, 2020, we generated $443.5 million in Bookings, 99% of which were attributable to Hero Wars and 1% attributable to our legacy titles. For the six months ended June 30, 2021 and for the year ended December 31, 2020, revenue from in-game purchases accounted for 94.5% and 94.2%, respectively, of our revenue.

Virtual goods are a fundamental part of free-to-play monetization. We aim to maximize the revenue potential of our games by using various monetization models and designing a range of virtual goods that our players value. Our games offer many in-game purchase options, which include, for example, the following:

●	In-game currencies: users can purchase in-game currencies (various types of coins, stones, etc.) that are used for purchasing different items within the games.
●	Virtual goods: users can purchase in-game items that enhance various game attributes or accelerate progress. Virtual goods can broadly be divided into consumable and durable items. Consumable virtual items can be consumed by a specific player action. Durable virtual items are accessible to the player over an extended period of time or can be exchanged or used for obtaining different items or levels in the games.

Advertising

In addition to in-game purchases, we monetize our games through in-game advertising, including special offers and rewarded ads. In-game advertising enables monetization of users who are not spending on in-game purchases and provides extra value for players through special offers without cannibalizing in-game payments. Special offers enable users to acquire virtual goods without paying cash but instead by taking specified actions, such as downloading other applications, watching a short video, subscribing to a service or completing a survey. We work with third parties to provide these special offers and receive a payment from the third-party offer provider based on the response of our players to these offers. We also work with third-party advertising aggregators that embed advertising. The aggregators typically pay us a fee based on the number of impressions, which is the number of times an advertisement is shown to a player.

Distribution Platforms

We offer our games across mobile, social, and web platforms. For the six months ended June 30, 2021, our Bookings from mobile were 67%, 14% from social and 18% from web. For the year ended December 31, 2020, 74% of our Bookings were generated from mobile, 19% from social, and 7% from web.

Our mobile gaming offering is split between two operating systems: Apple iOS, with games distributed in the Apple App Store and Google Android, with games distributed mainly in Google Play. We also distribute our offering through social media channels, including Facebook and on Russian social media channels. Players discover games within the distribution platforms by searching games using the built-in search tools, browsing the top charts, trending downloads, and various other category lists, and by using other marketplace features. There are also various built-in promotional campaign placements within each marketplace. We strive to maintain good relationships with each marketplace to access this high-visibility promotional inventory. Ultimately, internal decision-making between the marketplace stakeholders determines which games are featured in these placements and the various other promotional categories. In addition to serving as distribution platforms, the online marketplaces offer integrated payment systems that allow users to make recurring in-game purchases, using a reliable trusted infrastructure. As at the date of this prospectus, the distribution platforms charge us commissions which vary by platform and by country. Our platform commissions were 30.7% and 32.1% of revenues earned through in-game purchases for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively.

Our web-based gaming offering is distributed through our own platforms, where we rely on Xsolla, a third-party online payment service provider, to process any payments generated on games accessed through our website. We also license Savva Vangelina to distribute Puzzle Island via their platform and we receive licensing revenue from such distribution.

Technology

We have invested in developing our technology stack to support the growth of our business. We operate on a cloud-based technology platform, which we believe is sufficiently scalable, flexible and stable to handle our scale of operations. Our platform has the ability to handle up to several millions of users accessing our games each month with sufficient levels of performance and reliability. For the six months ended June 30, 2021 and for the year ended December 31, 2020, our average MAU was 6.8 million and 5.7 million, respectively.

Our architecture is designed for high availability and fault tolerance while accommodating the demands of social game play. We have developed our architecture to work effectively in a flexible cloud environment that has a high degree of elasticity, providing our developers with standardized tools and technologies that enable collaboration and focus on crafting the games.

Our analytics infrastructure is key to the development and improvement of our product offering. Our analytics team collects and stores user data in all stages of game development and in live operations. We regularly conduct quantitative and qualitative research about social interactions that helps us produce better social experiences. We have developed survey and experimentation systems that allow us to collect direct feedback from our players, and we use that feedback to improve our games.

Analytics

We have invested in building a strong analytical infrastructure, which we use to back up our product and investment decisions. We use aggregated behavioral data to create new product features and events, to assess new product launches and to forecast our marketing spending. We use analytics to conduct and process A/B tests, play tests and user surveys. We then apply the collected quantitative and qualitative data to improve our existing products. Additionally, we use modelling to forecast cohort paying behavior for marketing activities and product updates.

Research and Development

We are focused on continuing to implement and enhance features that keep games fresh and increase user engagement, including in-game virtual items, providing engaging new game themes, motifs, challenges and in-game missions, as well as in-game chat and messaging capabilities. We serve these features to our users based on their preferences and the optimal timing during each player’s gameplay.

Throughout the lifecycle of our games, we dedicate substantial operational resources and team members to support a constant cadence of novel content and feature creation that drives conversion and continued monetization. Our research and development team has extensive expertise in creating new content and gameplay features as well as tools and systems to enable the efficient design, development and implementation of new content and features.

We develop and produce our own titles using a development process in which a group of creative, production, and technical professionals collaborate. Our new game development is governed by four key stages: prototype, test launch, soft launch, and core game release. Quality assurance personnel are involved throughout the development and production of published content and our games are subject to extensive testing before public release to assure compatibility with appropriate hardware systems and configurations and to minimize the number of bugs and other defects found in the products. We are responsible for the entire development and production process. As of June 30, 2021, we had a team of approximately 280 experienced developers and data scientists (including artists and game designers) as well as approximately 75 specialists covering in-game social network and customer support.

Intellectual Property

We consider our intellectual property rights, including our trademarks, copyrights and trade secrets, to be, in the aggregate, material to our business. We endeavor to protect our investment in our intellectual property by seeking to protect it in the jurisdictions where we do business. When appropriate, we seek to obtain trademark protection by registering trademarks for the names and designs under which we market and license our games. As of December 31, 2020, we owned four trademarks that have been registered in United States and six trademarks that have been registered or applied for in jurisdictions outside of the United States. These trademark registrations include “Nexters” and “Hero Wars.” We also own registrations for the internet domains for our websites. Additionally, many aspects of our games, including feature elements such as game characters, are subject to copyright protection. Further, we own trade secrets relating to our games and the software and technology that we use to operate those games and our business.

In addition to the intellectual property that we own, we license certain intellectual property from third parties. In particular, we license certain intellectual property rights from third parties related to the operations of our business, including those needed to develop our own intellectual property and non-exclusive licenses with respect to the use of certain intellectual property rights of the platforms on which our games are offered.

We believe the value associated with our brands contributes to the appeal and success of our games, and our future ability to develop, acquire or license new brand names of similar quality, and to protect those brands, is important to our continued success. Therefore, we continue to invest in the recognition and protection of our brands.

For risks related to our intellectual property, see “Risk Factors — Risks Related to the Company’s Intellectual Property.”

Marketing

We believe that our success stems from a deep understanding of the key aspects of data-based marketing strategies applicable to our industry, including how to measure successful user acquisition as it relates to mobile, social and web games, where to allocate marketing spend, how to optimize media buying budgets, and how to design ads that attract users who are likely to install and play our games.

We develop tailored monetization and retention strategies for different parts of our users’ lifecycles, including before they become paying users, after they become paying users, and for users who become inactive. We operate a centralized marketing team that performs key marketing and user acquisition functions. As of June 30, 2021, we had approximately 70 marketing employees (including creative, marketing analytics, user acquisition, and marketing growth).

Government Regulation

We are subject to various international laws and regulations that apply to companies operating online, including over the internet and mobile platforms, such as those relating to privacy, data security, consumer protection, protection of minors, advertising and marketing, intellectual property, competition, and taxation, among others, all of which are continuously evolving and developing. As we offer our games in more countries worldwide, foreign jurisdictions may claim we are required to comply with local laws, including in jurisdictions where we have no local presence, offices, or other equipment. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. The scope and interpretation of the laws and regulations that are or may be applicable to us are often uncertain and may conflict. Additional laws in these and other areas affecting our business are likely to be enacted in the future, which could limit or require changes to the ways in which we conduct our business, and could both increase our compliance costs and decrease our revenues.

The widespread implementation of in-game purchases of virtual items in our industry has resulted in the expanded application of existing laws or regulations and has prompted calls for new laws and regulations to address the perceived problems with these virtual items. Calls for legislation have been fueled by complaints from parents whose children have incurred sizeable charges online purchasing virtual items such as “lives” or “power-ups” in order to continue to play or further advance in games advertised as being “free to play.” This may result in legislation affecting how we advertise, operate, and earn revenues within our games.

There has been considerable focus on in-game offers to purchase virtual goods or premiums with real world currency (or with virtual in-game currency that can be purchased with real world currency) for which the player doesn’t know prior to purchase the specific digital goods or premiums they will be receiving (sometimes referred to as loot boxes, crates, or mystery prizes). In some of our games, certain mechanics may be deemed to be loot boxes, including instances where players can receive items from a predetermined list or purchase items (such as chests) on a random basis. In certain academic, political and regulatory discussions, these features have been compared to gambling because users are providing something of value for the chance to win a prize, with a large number of prizes having relatively modest value or utility and fewer having significant value or utility. The U.S. Federal Trade Commission (the “FTC”), held a public workshop on loot boxes in August 2019, and at least one bill has been introduced in the U.S. Senate that would regulate loot boxes in games marketed to minors. Loot boxes have been banned in Belgium and the Netherlands, and gambling regulators in 16 jurisdictions (Austria, Czech Republic, France, Gibraltar, Ireland, Isle of Man, Jersey, Latvia, Malta, Netherlands, Norway, Poland, Portugal, Spain, Washington State, United States, and the United Kingdom) signed an agreement in 2018 to investigate the role of loot boxes in digital games. China has imposed stringent requirements and limitation on the offering of loot boxes including, among other things, that loot boxes cannot be acquired with real money or virtual currency, that all items available in loot boxes must be obtainable through other means, and the odds of winning must be published. Japan has been advancing a self-regulatory approach to loot boxes. The outcome of many of these initiatives is not yet known, but we anticipate there may be legislation forthcoming in at least some of these jurisdictions that could affect how we offer these features. See “Risk Factors — Risks Related to the Company’s Business and Operations — Changes to digital platforms’ rules, including those relating to “loot boxes,” or the potential adoption of regulations or legislation impacting loot boxes, could require us to make changes to some of our games’ economies or design, which could negatively impact the monetization of these games, thereby reducing our revenues.”

Data Privacy and Security

As a Cypriot headquartered company with users around the globe, we collect, process, store, use, and share data, some of which contains personal information, in connection with operating our business. Consequently, our business is subject to a number of European Economic Area and international laws and regulations governing data privacy and security, including with respect to the collection, processing, storage, use, transmission, sharing, and protection of personal information and other consumer data. Such laws and regulations may be inconsistent across jurisdictions or conflict with other rules. The applicability of these laws and regulations to us, and their scope and interpretation, are often uncertain, particularly with respect to laws and regulations outside the United States.

For example, the European Union and the United Kingdom have adopted strict data protection and security laws. The European Union’s GDPR, which became effective in May 2018, and the U.K. GDPR, each as supplemented by national laws, (collectively, Applicable Data Protection Laws) impose strict requirements on controllers and processors of personal data, including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals and a strengthened individual data rights regime, and shortened timelines for data breach notifications. The Applicable Data Protection Laws created new compliance obligations applicable to our business and some of our players, which could require us to self-determine how to interpret and implement these obligations, change our business practices and expose us to lawsuits (including class action or similar representative lawsuits) by consumers or consumer organizations for alleged breach of data protection laws and the risk of significant reputational damage. Applicable Data Protection Laws increases financial penalties for noncompliance (including possible fines of up to 4% of global annual revenues for the preceding financial year or €20 million, or £17.5 million in the UK, (whichever is higher) for the most serious violations). Data privacy laws in the European Union are developing rapidly and, in July 2020, the Court of Justice of the European Union limited how organizations could lawfully transfer personal data from the EEA to the United States by invalidating the Privacy Shield. The Privacy Shield enabled the transfer of personal data from the EEA to the United States for companies that had self-certified for the Privacy Shield. To the extent that we rely on the Privacy Shield, we will not be able to do so in the future, which could increase our costs and our ability to efficiently process personal data from the EEA. Further, data privacy laws in the United Kingdom are also not static and, as a consequence of Brexit, the United Kingdom will be free to diverge from European Union data privacy laws. We may therefore be subject in the future to separate and additional data protection obligations to those that we are already subject to. This may result in substantial costs and may necessitate changes to our business practices, which in turn may compromise our growth strategy, adversely affect our ability to attract, monetize or retain players, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations.

In addition, the scope of data privacy regulations worldwide continues to evolve. Many jurisdictions in which we operate have seen the adoption of data localization and protection laws that prohibit the collection of certain personal data through servers located outside of the respective jurisdictions. Violation of these laws by an operator may result in fines, suspension of activities or license revocation. Further, new, increasingly restrictive regulations are coming into force all around the world, in countries such as Thailand and Brazil, as well as within the United States. For instance, the California Consumer Privacy Act, or CCPA, went into effect on January 1, 2020, with enforcement by the California Attorney General commencing on July 1, 2020, along with related regulations that came into force on August 14, 2020.

Among its impacts, the CCPA:

●	provides California consumers with new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared, all of which may impact our advertising revenue; and
●	in certain circumstances, provides for private actions and permits class actions, which could result in businesses being subject to substantial statutory fines in cases involving thousands of impacted consumers where the business is found to have failed to implement and maintain reasonable and appropriate security procedures.

Given that CCPA enforcement began on July 1, 2020, it remains unclear how the CCPA and its implementing regulations will be interpreted and what, if any, modifications will be made to the implementing regulations. However, it is clear that the effects of the CCPA are significant; they have required, and could continue to require, us to modify our data, security, and marketing practices and policies, and to incur substantial costs and expenses in an ongoing effort to comply with the CCPA. Further, a new California ballot initiative, the California Privacy Rights Act, or CPRA, recently passed in California. The CPRA, which becomes fully effective on January 1, 2023, creates additional privacy rights for California consumers and additional obligations on businesses, which could subject us to additional compliance costs as well as potential fines, individual claims and commercial liabilities. See “Risk Factors — Risks Related to the Company’s Information Technology and Data Security —Data privacy and security laws and regulations in the jurisdictions in which we do business could increase the cost of our operations and subject us to possible sanctions, civil lawsuits (including class action or similar representative lawsuits) and other penalties; such laws and regulations are continually evolving. Our or our platform and service providers’ actual or perceived failure to comply with these laws and regulations could harm our business.”

In addition, there currently are a number of other proposals related to data privacy and security pending before legislative and regulatory bodies. For example, the European Union is contemplating the adoption of the Regulation on Privacy and Electronic Communications, or the e-Privacy Regulation, which is currently making its way through the European Union legislative process. The current draft of the e-Privacy Regulation imposes strict opt-in e-marketing rules which potentially require new consents (with limited exceptions for business to business communications) and significantly increases fining powers to the same levels as the GDPR. Regulation of cookies and web beacons may lead to broader restrictions on our online activities, including efforts to understand our customer’s internet usage and promote ourselves to them. The United Kingdom has implemented the ePrivacy Directive into national law through the U.K. Privacy and Electronic Communications Regulation 2003; however it is unclear whether the United Kingdom will align itself to the ePrivacy Regulation, once implemented. This again introduces the possibility we will be subject to, and required to comply with, a separate and additional legal regime with respect to data privacy, which may result in substantial costs and may necessitate changes to our business practices. See “Risk Factors — Risks Related to the Company’s Information Technology and Data Security — Our business could be adversely impacted by changes relating to electronic marketing or the restriction of the use of third-party cookies.”

We are subject to a variety of laws in the United States and other non-U.S. jurisdictions regarding data privacy, data protection, cybersecurity, and consumer protection, which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to additional data privacy, data protection, cybersecurity, and consumer protection laws and regulations in additional jurisdictions.

Facilities

We lease four offices, two located in Cyprus and two in Russia. We believe our existing facilities are sufficient for our current needs. We may add new facilities and expand our existing facilities as we add employees and expand into new locations. We believe suitable additional space will be available as needed to accommodate our needs.

Employees

As of June 30, 2021, we had 530 employees, of whom 197 were women, with approximately 70 employees in Cyprus and approximately 460 employees in Russia and other countries. None of our employees are represented by a labor union or party to a collective bargaining agreement. We have never experienced any work stoppages or strikes as a result of labor disputes. We consider our relationship with our employees to be good. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and prospective employees. The principal purposes of our incentive plans are to attract, retain and motivate selected employees, executive officers and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Legal Proceedings

From time to time, we are subject to various claims, complaints and legal actions in the normal course of business. On the basis of current information, we do not expect that the actual claims, lawsuits and other proceedings to which we are subject, or potential claims, lawsuits and other proceedings relating to matters of which we are aware, will ultimately have a material adverse effect on our results of operations, financial condition or liquidity. However, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operations or cash flows in particular periods.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this prospectus:

Name	Age	Title
Andrey Fadeev	36	Chief Executive Officer, Co-Founder and Director
Alexander Karavaev	46	Chief Financial Officer
Anton Reinhold	35	Chief Operating Officer
Roman Safiyulin	31	Chief Corporate Development Officer
Andrey Akimov	39	Chief Communication Officer
Andrey Kuznetsov	30	Chief Investment Officer
Boris Gertsovskiy	43	Co-Founder and Director
Dmitrii Bukhman	36	Director
Igor Bukhman	39	Director
Ivan Tavrin	44	Director (Chairman)
Natasha Braginsky Mounier	52	Director
Andrew Sheppard	44	Director

Executive Officers

Andrey Fadeev.    Mr. Fadeev has served as Nexters’ chief executive officer and as a member of Nexters’ board of directors since August 2021. Mr. Fadeev is a co-founder of Nexters Global. Mr. Fadeev was the chief executive officer of Progrestar, a company specializing in the development of online games for social networks. Mr. Fadeev graduated Moscow State Technical University of N.E. Bauman with specialty “Automated Information Processing and Management”. We believe that Mr. Fadeev is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our chief executive officer and as a co-founder of Nexters Global and his online and mobile gaming industry knowledge and experience.

Alexander Karavaev.    Mr. Karavaev has served as chief financial officer of Nexters since August 2021. From 2019 to 2020, Mr. Karavaev served as a member of the board of directors of QIWI Group, a leading payment company in Russia and the CIS. From 2012 to May 2019, Mr. Karavaev was the Chief Financial Officer of QIWI Group. In December 2020 and January 2021, class action lawsuits were filed against QIWI plc and certain of its current and former officers in the United States District Court for the Eastern District of New York. The complaints allege that QIWI plc made material false or misleading statements and omissions regarding its business, operational and compliance policies in its annual report filed on Form 20-F for the years ended December 31, 2019 and 2018. Plaintiffs have sought to consolidate the cases into one proceeding, and seek an award of unspecified damages, prejudgment and post-judgment interest, as well as reasonable attorneys’ fees, and other costs. QIWI plc and certain of its current and former officers are defending rigorously against these allegations. Prior to the Company, Mr. Karavaev was also the managing director of GK Samolet, a leading residential real estate development holding in Russia in 2019. From 2008 to 2011, Mr. Karavaev served as chief financial officer for Mail.ru Group Limited, a leading internet company in Russia and the CIS and Akado, a leading broadband and pay-TV operator. From 2003 to 2007, Mr. Karavaev served as deputy chief financial officer for Renova Holding and SUAL Holding. Mr. Karavaev worked at Andersen and Ernst & Young from 1997 to 2003. Mr. Karavaev holds a degree in economics from the Siberian Aerospace Academy.

Anton Reinhold.    Dr. Reinhold has served as Nexters’ chief operating officer since August 2021. Dr. Reinhold served as chief business development officer and chief marketing officer of Nexters Global since November 2013. From March 2013 to November 2013, Dr. Reinhold served as chief marketing officer at Lingualeo, at the time a leading language learning startup startup in Russia. From 2012 to 2013, Dr. Reinhold served as demand generation lead at Comindware, a B2B startup for workflow management software. From 2007 to 2012, Dr. Reinhold served as head of online consumer sales in Acronis International GmbH, a global backup & recovery software development company. Dr Reinhold holds a Ph.D. degree from Russian State University for the Humanities (Moscow).

Roman Safiyulin.    Mr. Safiyulin has served as Nexters’ chief corporate development officer since August 2021. From 2019 to 2021, Mr. Safiyulin served as an investor relations officer of HeadHunter Group PLC, a leading online job classified in Russia and the CIS. From 2017 to June 2019, Mr. Safiyulin was the head of corporate development and communication of Azbuka Vkusa. From 2014 to June 2017, Mr. Safiyulin was the Investor Relations Manager of Lenta PLC. Mr. Safiyulin holds a degree in economics from the Higher School of Economics, Moscow.

Andrey Akimov.    Mr. Akimov has served as Nexters’ chief communication officer since August 2021. From 2018 to 2020, Mr. Akimov served as a chief communications officer at Metahash AG, a Swiss registered tech startup and developer of a distributed network. From 2016 to 2018, Mr. Akimov was a head of marketing and from 2014 to 2016, a public relations director at My.com B.V., which is operated under the MY.GAMES gaming brand and is a part of Mail.ru Group Limited, a leading internet company in Russia and the CIS. From 2012 to 2014, Mr. Akimov was the head of communications as a public relations director at Game Insight, one of the leading developers and publishers of mobile games. From 2004 to 2012, Mr. Akimov worked as a public relations director at an IT group, NCT, and as a public relations manager at a gaming company, G5 Entertainment. Mr. Akimov holds degrees in philology from The State University of Humanities and Technology and in public relations from Moscow State University of Culture and Arts.

Andrey Kuznetsov. Mr.    Kuznetsov has served as Nexters’ chief investment officer since August 2021. From May 2017 to July 2021, Mr. Kuznetsov served as senior investment manager of Mail.ru Group, a leading Russian internet holding in Russia and CIS with assets in social networks, games, online-to-offline commerce, online education and other segments. From November 2016 to April 2017, Mr. Kuznetsov was the investment analyst at Medme, an early-stage venture capital firm. From November 2015 to October 2016, Mr. Kuznetsov was the investment analyst at Maxfield Capital, an early-stage venture capital firm. From January 2015 to November 2015, Mr. Kuznetsov was the investment analyst at B2B-Center – the leading Russian SaaS platform for corporate procurement. Mr. Kuznetsov worked at KPMG from 2013 to 2015. Mr. Kuznetsov worked at PricewaterhouseCoopers from 2012 to 2013. Mr. Kuznetsov holds a bachelor’s degree in economics from the Higher School of Economics (Moscow) and master’s degree from the University of Finance under Government of Russian Federation (Moscow).

Directors

Boris Gertsovskiy.    Mr. Gertsovskiy has served as a member of Nexters’ board of directors since August 2021. Mr. Gertsovskiy co-founded Nexters Global and Mr. Gertsovskiy has been a director of Flow Research S. L. U. since 2017. From 2012 to 2015, Mr. Gertsovskiy was the president of Crazy Bit LLC, a program product research company. In 2010, Mr. Gertsovskiy was the head of VAS group of Mail.ru. From 2007 to 2010, Mr. Gertsovskiy was the co-owner and vice-president of Astrum Online. From 2003 to 2007, Mr. Gertsovskiy was the co-owner of Time Zero, and served as a game designer, project manager, vice-president, and chief executive officer of Time Zero. Mr. Gertsovskiy holds a degree in computer complexes, systems and networks from the Petersburg Polytechnic University Faculty of Automation and Computer Engineering. We believe that Mr. Gertsovskiy is qualified to serve as a member of our board of directors due to the perspective and experience he brings as a co-founder of Nexters Global and his online gaming industry knowledge and experience.

Dmitrii Bukhman.    Mr. D. Bukhman has served as a member of Nexters’ board of directors since August 2021. Mr. D. Bukhman is the co-founder and on the board of directors of PLR Worldwide Sales Limited (“Playrix”), a developer and distributor of mobile video games. Mr. D. Bukhman also sits on the board of directors of Dom Advisors Limited and, from 2019 to 2020, sat on the board of directors of Nogard Capital Limited. Between 2018 and 2019, Mr. D. Bukhman was an advisor for Everest Greenlight Advisors Ltd., a consulting company headquartered in Israel. Mr. D. Bukhman is the ultimate beneficial owner of Rimute Holdings Limited and Everix Investments Limited, both of which are affiliates of the Company. Mr. D. Bukhman holds a specialist degree in Applied Mathematics and Computer Science from Vologda State Pedagogical University. We believe that Mr. D. Bukhman is qualified to serve as a member of our board of directors due to the perspective and experience he brings as a co-founder of Playrix and his mobile gaming industry knowledge and experience.

Igor Bukhman.    Mr. I. Bukhman has served as a member of Nexters’ board of directors since August 2021. Mr. I. Bukhman is the co-founder and on the board of directors of Playrix, a developer and distributor of mobile video games. Between 2018 and 2019, Mr. I. Bukhman was an advisor for Everest Greenlight Advisors Ltd., a consulting company headquartered in Israel. Mr. I. Bukhman is the ultimate beneficial owner of Rimute Holdings Limited and Everix Investments Limited, both of which are affiliates of the Company. Mr. I. Bukhman holds a specialist degree in Applied Mathematics and Computer Science from Vologda State Pedagogical University. We believe that Mr. I. Bukhman is qualified to serve as a member of our board of directors due to the perspective and experience he brings as a co-founder of Playrix and his mobile gaming industry knowledge and experience.

Ivan Tavrin.    Mr. Tavrin has served as a member of Nexters’ board of directors since August 2021 and as Chairman of the board of directors since September 2021. Mr. Tavrin is the founder and principal of Kismet Capital Group, a private investment group, which he founded in 2017 and has managed since its inception. In that capacity, and as part of Kismet Capital Group’s investment strategy, Mr. Tavrin, through special purpose entities controlled by him, acquired LLC Gallery Service in 2018 and acquired an indirect controlling interest in Vertical LLC in 2019. Mr. Tavrin also serves as founder, chief executive officer and director of Kismet Acquisition Two Corp and Kismet Acquisition Three Corp, special purpose acquisition companies that completed their initial public offerings in February 2021. From 2012 to 2016, Mr. Tavrin served as chief executive officer of PJSC MegaFon, or MegaFon, the second largest telecommunications operator in Russia as of December 31, 2016, having led its $1.8 billion initial public offering and dual listing on the London Stock Exchange and Moscow Exchange in 2012, which was the largest initial public offering of a telecommunications company in Russia at that time. Mr. Tavrin oversaw MegaFon’s growth from 27% to 30% of market share between 2012 and 2015 and a more than two-fold increase in the OIBDA-Capex in the same period. Prior to this, Mr. Tavrin founded UTH Russia Limited, or UTH, one of the largest independent media broadcasting groups in Russia and served as its chief executive officer from its inception in 2009 to 2011. Mr. Tavrin has served as chairman of the board of directors of UTH from 2012 to 2016. In 2015, he led UTH in a transaction to acquire a 75% interest in CTC Media which was at the time listed on Nasdaq. Under new leadership, CTC Media’s profitability improved significantly within the first 12 months of operations after the time of the acquisition. In 2011, UTH formed a joint venture with The Walt Disney Company, or Disney, resulting in Disney buying 49% of one of UTH’s television channels for $300 million, the only transaction between Russian shareholders and a major U.S. film studio of such scale.

In 2019, Mr. Tavrin led an acquisition of an indirect controlling interest in Vertical LLC, one of the leading independent telecommunications infrastructure operators in Moscow. In 2018, Mr. Tavrin, through LLC Media-1, completed an acquisition of LLC Gallery Service, the second largest out-of-home (OOH) advertising operator in Russia and the largest digital OOH operator across the country. In 2013, Mr. Tavrin purchased a significant minority stake in VK, a leading social network in Russia, from its founder facilitating a resolution of a complicated corporate situation. The following year, he sold this stake to Mail.ru Group, VK’s major shareholder, which later became a critical step for Mail.ru Group to consolidate control in VK and alignment of interests of all stakeholders. From 2009 to 2011, Mr. Tavrin held a controlling stake in Netbynet, one of the leading fibers to the home (“FTTH”) operators in Moscow and central Russia, or NBN. He aided NBN’s expansion through the acquisition of 30 local internet service providers and subsequently sold NBN in an auction process, in which MegaFon was the successful bidder. Starting in 2006, Mr. Tavrin built “Vyberi Radio,” a leading regional radio network via a roll-up of 55 stations. In 2001, Mr. Tavrin founded Regional Media Group, which he subsequently merged into a television network TV3, becoming its largest individual shareholder and president, and grew the combined business through the acquisition of numerous regional television assets. He then sold the company to Prof-Media for approximately $550 million. Mr. Tavrin currently serves as a board member of Holding Vyberi Radio LLC and Disney Channel Russia. Mr. Tavrin is a graduate of the Moscow State Institute of International Relations (MGIMO).

Natasha Braginsky Mounier.    Ms. Braginsky Mounier has served as a member of Nexters’ board of directors since August 2021. Natasha Braginsky Mounier is a retired partner from Capital Group, where she was investing in international equities for nearly 20 years and was the first ESG director. Earlier in her career, Natasha was an investment banker at JP Morgan and an associate at The Blackstone Group. Natasha is a native Russian speaker and is also fluent in English and French. She graduated from Georgetown University School of Foreign Service and Harvard Business School. Currently, she is non-executive director at Sberbank and Aradei Capital, in addition to being Senior Fellow at FCLT Global and a trustee at Girls Are INvestors. Natasha is based in London.

Andrew Sheppard.    Mr. Sheppard has served as a member of Nexters’ board of directors on August 2021. Mr. Sheppard has over 20 years of experience building, managing and advising multi-billion dollar consumer businesses. Past employers include EA, CNET/Gamespot, Kabam and GREE. He has direct experience working in online media, social media, mobile games, console games, online/PC games, game services, and consumer applications. Mr. Sheppard is currently a Managing Director at Transcend Fund, an early stage venture capital firm focused on gaming and gaming adjacent investments. He also serves as an independent member of the board of directors for Rakuten Games. We believe that Mr. Sheppard is qualified to serve as a member of our board of directors due to the perspective and experience he brings as a leader in the gaming industry and his knowledge and experience growing consumer businesses.

Family Relationships

Except for Dmitrii Bukhman and Igor Bukhman who are brothers, there are no family relationships among our directors and executive officers.

Corporate Governance

Composition of the Board of Directors

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable Nexters’ board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Committees of the Board of Directors

Nexters’ board of directors directs the management of its business and affairs, as provided by British Virgin Islands law, and conducts its business through meetings of the board of directors and standing committees. Nexters has a standing audit committee and a nomination and compensation committee, each of which operates under a written charter.

In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Current copies of Nexters’ committee charters are posted on its website, https://nexters.com, as required by applicable SEC and Nasdaq rules. The information on or available through such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee

Nexters’ audit committee consists of Ivan Tavrin, Natasha Braginsky Mounier and Andrew Sheppard, with Natasha Braginsky Mounier serving as the chair of the committee. Nexters’ board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of Nexters’ audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Nexters’ board of directors has determined that Natasha Braginsky Mounier qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq rules. In making this determination, Nexters’ board has considered Natasha Braginsky Mounier’s formal education and previous and current experience in financial and accounting roles. Both Nexters’ independent registered public accounting firm and management periodically will meet privately with Nexters’ audit committee.

The audit committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing Nexters’ independent registered public accounting firm;
●	discussing with Nexters’ independent registered public accounting firm their independence from management;
●	reviewing with Nexters’ independent registered public accounting firm the scope and results of their audit;
●	pre-approving all audit and permissible non-audit services to be performed by Nexters’ independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and Nexters’ independent registered public accounting firm the interim and annual financial statements that Nexters files with the SEC;
●	reviewing and monitoring Nexters’ accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Nomination and Compensation Committee

Nexters’ nomination and compensation committee consists of Ivan Tavrin, Natasha Braginsky Mounier and Andrew Sheppard. Nexters’ board of directors has determined that each of these individuals meets the independence requirements of the applicable listing standards of Nasdaq. Nevertheless, as a foreign private issuer, we are permitted to follow the corporate governance practices of our home country, the British Virgin Islands, in lieu of the applicable Nasdaq rules in respect of compensation committees and nomination of directors. The nomination and compensation committee’s responsibilities include, among other things:

●	reviewing and setting or making recommendations to Nexters’ board of directors regarding the compensation of Nexters’ executive officers;
●	making recommendations to Nexters’ board of directors regarding the compensation of Nexters’ directors;
●	reviewing and approving or making recommendations to Nexters’ board of directors regarding Nexters’ incentive compensation and equity-based plans and arrangements;
●	appointing and overseeing any compensation consultants; and
●	overseeing the selection of persons to be nominated to serve on Nexters’ board of directors.

Code of Business Conduct and Ethics

Nexters has a code of business conduct and ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on Nexters’ website, www.nexters.com. Nexters intends to disclose on its website any future amendments of the business conduct and ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Nexters’ directors from provisions in the business conduct and ethics, to the extent required under the rules of the SEC or Nasdaq. The information on or available through such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Nomination and Compensation Committee Interlocks and Insider Participation

None of Nexters’ executive officers currently serves, or has served during the last year, as a member of the board of directors or nomination and compensation committee of any entity, other than Nexters, that has one or more executive officers serving as a member of Nexters’ board of directors.

Corporate Governance Practices

As a British Virgin Islands company listed on the Nasdaq Global Select Market, we are subject to Nasdaq corporate governance listing standards. However, Rule 5615(a)(3) of The Listing Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) permits foreign private issuers like us to follow certain home country corporate governance practices in lieu of certain provisions of the Rule 5600 Series of the Nasdaq Rules. A foreign private issuer that elects to follow a home country practice instead of such provisions, must disclose in its annual reports each requirement that it does not follow and describe the home country practice followed by it.

Our current corporate governance practices differ from Nasdaq corporate governance requirements for U.S. companies in certain respects, as summarized below:

●	Executive Sessions. IM5605-2 of Nasdaq Rules requires independent directors of a Nadaq listed company must meet regularly in executive session (without members of management present), and such executive sessions should occur at least twice a year. In this regard we have elected to adopt the practices of our home country, the British Virgin Islands, which practices which do not require independent directors to meet regularly in executive sessions separate from the full board of directors.
●	Composition of Board. Rule 5605(b)(1) of the Nasdaq Rules requires a Nasdaq listed company to have a majority of the board be independent. In this regard we have elected to adopt the practices of our home country, the British Virgin Islands, which practices do not require a majority independent board. Ivan Tavrin, Natasha Braginsky Mounier and Andrew Sheppard are Nexters’ independent directors.
●	Compensation Committees. Rule 5605(d)(2) of the Nasdaq Rules requires a Nasdaq listed company to have a compensation committee composed solely of independent directors to determine or recommend the compensation of the executive officers of the company. The practices of our home country, the British Virgin Islands, do not require that any of the members of a company’s compensation committee be independent directors. While we have elected to have our nomination and compensation committee composed solely of independent directors, we do not have a stand-alone compensation committee, and the members of our nomination and compensation committee are not limited to independent directors.
●	Nomination of Directors. Rule 5605(e)(2) of Nadsaq Rules requires director nominations of a Nasdaq listed company to be made or recommended solely by independent directors and the director nominations process be addressed by a formal written charter or board resolution. We follow British Virgin Islands practice which does not require us to have a formal written charter or board resolution addressing the director nominations process.
•

Shareholder Approval. Rule 5635(c) requires shareholder approval for certain issuances of securities. In this regard we have elected to adopt the practices of our home country, the British Virgin Islands. In accordance with the provisions of our Amended and Restated Memorandum and Articles of Association, our board of directors is authorized to issue securities, including, without limitation, ordinary shares, warrants, rights to receive shares or other securities, and debt obligations.

DIRECTOR AND EXECUTIVE COMPENSATION

The Company’s Executive Officer and Director Compensation

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. The aggregate cash compensation paid to the Company’s directors and other members of key management who were employed for fiscal year ended December 31, 2020 was $557 thousand.

Nexters Executive Officer and Director Compensation

Overview

The policies of Nexters with respect to the compensation of its executive officers are administered by Nexters’ board in consultation with its nomination and compensation committee (as described above). The compensation decisions regarding Nexters’ executives are based on Nexters’ need to retain those individuals who continue to perform at or above Nexters’ expectations and to attract individuals with the skills necessary for Nexters’ to achieve its business plan. Nexters’ intends to be competitive with other similarly situated companies in its industry.

Performance-based and equity-based compensation is and is expected to be an important foundation in executive compensation packages. Nexters believes that performance-based and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

Ivan Tavrin does not receive any compensation for his services as a member of Nexters’ board of directors. By contrast, Nexters’ executive officers will receive a combination of cash and equity compensation. Nexters’ nomination and compensation committee is charged with performing an annual review of Nexters’ executive officers’ cash and equity compensation to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. In addition to the guidance provided by its nomination and compensation committee, Nexters may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Nexters’ nominating and compensation committee will consider adopting formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and equity compensation, or among different forms of compensation.

Employee Share Ownership Plan

Nexters intends to adopt an employee share ownership plan (“ESOP”), to be administered by the Nexters board (the “Board”). The purpose of the ESOP is to give employees of Nexters (including executive and non-executive directors and officers) an opportunity to become shareholders of Nexters, and thereby to participate in its future long-term success and prosperity. Under the ESOP, Nexters may grant and is expected to reflect the following terms and provisions:

●	The total number of shares to be issued under the ESOP shall not exceed 5% of total outstanding Nexters ordinary shares.
●	The following options, which have already been granted:
●	Two employees of the Company are entitled to receive 1.25% each of Nexters’ outstanding shares in case of fulfilment of certain conditions, including the achievement of certain amounts of the net income per management accounts of the Company for each particular upcoming year.
●	Alexander Karavaev has the option to buy Nexters ordinary shares at $10.00 each, for the amount of up to $1 million. The option vests in the event that Mr. Karavaev is entitled to a bonus payment and is only valid for the amount of the approved bonus, which is governed by a labor agreement.

●	Options to be granted:
●	Nexters’ nomination and compensation committee shall review the ESOP and shall make recommendations regarding the vesting of each option, which may be based on (but is not limited to) the employment period or performance conditions or any combination thereof as determined by Nexters’ nomination and compensation committee.
●	The ESOP is valid for ten years.
●	Options are exercisable for cash and on a cashless basis.
●	In the case of employee termination with partially vested options, only the portion of the options vested at the date of the employment termination shall be exercisable and the unvested portion shall be void. The exercise period of the options after an employment termination is limited to 90 days.
●	Nexters’ nomination and compensation committee may set customary lock-up provision for the shares issued under the option plan as well as customary limitations imposed by its Insider Trading Policy.
●	Forfeited options shall be added back to the option pool and available for grant.
●	The difference between the number of options granted to a specific person and number of shares received by that person as a result of cashless exercise shall be added back to the option pool available for grant.
●	All participants of the option program shall enter into customary non-solicitation and non-compete agreements with Nexters if determined by Nexters’ nomination and compensation committee and on the terms set by it.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our amended and restated memorandum and articles of association and the Nexters Warrant Agreement, each of which is an exhibit to the registration statement of which this prospectus is a part. We urge to you read the applicable provisions of British Virgin Islands law, our amended and restated memorandum and articles of association and the Nexters Warrant Agreement carefully and in their entirety for a complete description of the rights and preferences of our securities.

Nexters is a company incorporated in the British Virgin Islands as a business company (Company Number 2053442) and its affairs are governed by its memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of Nexters ordinary shares of no par value. The following description summarizes certain terms of our ordinary shares as set out more particularly in our amended and restated memorandum and articles of association included as an exhibit to the registration statement of which this prospectus is a part. Because it is only a summary, it may not contain all the information that is important to you.

Nexters Ordinary Shares

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent Continental Stock Transfer & Trust Company, which entered the name of Cede & Co. in our register of members on the consummation of the Transactions as nominee for each of the shareholders whose shares have been registered with the Securities and Exchange Commission. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. The rights and obligations attaching to ordinary shares and other provisions of our amended and restated memorandum and articles of association may be amended if approved by (i) a Supermajority Resolution of Directors (as defined in our amended and restated memorandum and articles of association), and not less than 50% of the votes of shareholders attending and voting on such amendment, or (ii) (subject to certain limitations) by Supermajority Resolution of Directors. Directors are appointed for a term of one year, expiring at our annual general meeting immediately following their appointment, after which they may be reappointed. Each of (1) Everix Investments Limited, and (2) Andrey Fadeev and Boris Gertsovskiy (acting jointly), have the right to appoint two directors to the board of directors (which number may decrease as those shareholders dispose of their shares in the Company), with the balance being elected by all of the shareholders of the Company. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors who are not appointed by the named shareholders. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30 percent level.

Warrants

Nexters Public Warrants and Forward Purchase Warrants

Each whole warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, which will become exercisable commencing on September 25, 2021. Pursuant to the Nexters Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant to purchase an ordinary share, such warrant shall not be exercisable. If a warrant holder holds two halves of one warrant, such whole warrant will be exercisable for one ordinary share. The warrants will expire at 5:00 p.m., New York City time on August 26, 2026, or earlier upon redemption or liquidation.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a warrant unless the ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Transactions, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Nexters Warrant Agreement. Notwithstanding the above, if ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under applicable blue sky laws to the extent an exemption is available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per ordinary share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the last reported sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Nexters Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per ordinary share equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our ordinary shares (as defined below) except as otherwise described below;
●	if, and only if, the Reference Value (as defined above under “— Redemption of warrants when the price per ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Nexters Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”); and
●	if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Nexters Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted stock prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00.

Redemption Date	Fair Market Value of Ordinary Shares
(period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any ordinary shares.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer ordinary shares than they would have received if they had chosen to wait to exercise their warrants for ordinary shares if and when such ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of ordinary shares to be issued to the holder.

Redemption Procedures.   A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.   If the number of outstanding ordinary shares is increased by a dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per share of ordinary shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Nexters Warrant Agreement based on the Black-Scholes value (as defined in the Nexters Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under the Nexters Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Nexters Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The Nexters Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any mistake, including to conform the provisions of the Nexters Warrant Agreement to the description of the terms of the warrants and the Nexters Warrant Agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Nexters Warrant Agreement as the parties to the Nexters Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 65% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrants may be exercised only for a whole number of ordinary shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of ordinary shares to be issued to the warrant holder.

Nexters Private Placement Warrants

The private placement warrants (including the ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the Nexters public warrants. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the Nexters public warrants.

Except as described under “— Redemption of warrants when the price per ordinary share equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”

(defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If the Sponsor remains affiliated with us, its ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike our public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Amendments to our Amended and Restated Memorandum and Articles of Association

As set forth in the amended and restated memorandum of association, the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

●	consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares; or
●	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under our amended and restated memorandum and articles of association.

Registration Rights

Nexters, the Key Company Shareholders and the Sponsor have entered into the New Registration Rights Agreement, effective as of the Share Acquisition Closing. Pursuant to the New Registration Rights Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Nexters file a registration statement with the SEC to register the securities of Nexters held by such Holders. The New Registration Rights Agreement also (i) provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminates the Registration Rights Agreement, dated as of August 5, 2020, among Kismet, the Sponsor and the other “Holders” named therein.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004-1561.

Warrant Agent

Our warrant agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004-1561.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Kismet Founder Shares

On June 8, 2020, Kismet issued 6,250,000 Kismet founder shares. The Sponsor (which is solely owned by Ivan Tavrin, one of the Company’s directors), paid for certain offering costs of $25,000 on behalf of Kismet in exchange for issuance of the Kismet founder shares. In July 2020, Kismet performed a 1.23 share split resulting in the Sponsor holding an aggregate of 7,687,500 Kismet founder shares. All Kismet shares and associated amounts were retroactively restated to reflect the share capitalization. The Sponsor had agreed to forfeit up to an aggregate of 937,500 Kismet founder shares, on a pro rata basis, to the extent that the option to purchase additional Kismet units in the IPO was not exercised in full by the underwriters. On September 17, 2020, the underwriters notified Kismet that the over-allotment option was not exercised; as a result, these Kismet founder shares were forfeited effective as of September 19, 2020, leaving the Sponsor with 6,750,000 Kismet founder shares.

In connection with the Transactions, the Sponsor’s 6,750,000 Kismet founder shares were exchanged for 6,750,000 Nexters ordinary shares.

Private Placement Warrants

Simultaneously with the closing of the IPO, Kismet consummated a private placement of 6,750,000 Kismet private placement warrants, at a price of $1.00 per Kismet private placement warrant, to the Sponsor (which is solely owned by Ivan Tavrin, one of the Company’s directors), generating gross proceeds of approximately $6.8 million.

In connection with the Transactions, the Sponsor’s 6,750,000 Kismet private placement warrants were exchanged for 6,750,000 Nexters private placement warrants, 1,625,000 of which were transferred by the Sponsor to certain institutional investors in private placements pursuant to the PIPE Subscription Agreements consummated in connection with the Transactions.

Forward Purchase Agreement

On August 5, 2020, Kismet entered into a forward purchase agreement (the “Forward Purchase Agreement”) with the Sponsor (which is solely owned by Ivan Tavrin, one of the Company’s directors), which provided for the purchase of $20,000,000 of Kismet units, with each Kismet unit consisting of one Kismet ordinary share (the “Forward Purchase Shares”) and one half of one Kismet warrant (the “Forward Purchase Warrants”), for a purchase price of $10.00 per Kismet unit, in a Kismet private placement to occur concurrently with the closing of Kismet’s initial business combination.

On January 31, 2021, Kismet, Nexters and the Sponsor entered into an amended and restated Forward Purchase Agreement (the “A&R Forward Purchase Agreement”). The A&R Forward Purchase Agreement amended the Forward Purchase Agreement, dated August 5, 2020, between Kismet and the Sponsor by, among other things, increasing the Sponsor’s purchase commitment thereunder from $20.0 million to $50.0 million and replacing the Sponsor’s commitment to acquire Kismet’s units with a commitment to acquire 5,000,000 Nexters ordinary shares and 1,000,000 Nexters public warrants in a private placement to occur after, and subject to, the Merger Closing and prior to the Share Acquisition Closing. Upon Closing, the Sponsor subscribed for and purchased 5,000,000 Nexters ordinary shares and 1,000,000 Nexters public warrants from Nexters for an aggregate purchase price of $50,000,000, pursuant to the terms of the A&R Forward Purchase Agreement.

Registration Rights Agreement

On August 26, 2021, Nexters, the Key Company Shareholders and the Sponsor have entered into a Registration Rights Agreement (the “New Registration Rights Agreement”). Pursuant to the New Registration Rights Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Nexters file a registration statement with the SEC to register the securities of Nexters held by such Holders. The New Registration Rights Agreement also (i) provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminates the Registration Rights Agreement, dated as of August 5, 2020, among Kismet, the Sponsor and the other “Holders” named therein.

Director Appointment Rights

Pursuant to our amended and restated articles of association, each of (1) Everix Investments Limited (which is wholly owned by Dmitrii Bukhman, a Company director, and Igor Bukhman, a Company director), and (2) Andrey Fadeev (the Chief Executive Officer and a director of the Company) and Boris Gertsovskiy (a Company director), acting jointly, have the right to appoint two directors to the board of directors, which number may decrease as those shareholders dispose of their shares in the Company. For further information, see the Company’s amended and restated memorandum and articles of association, which is included as an exhibit to the registration statement of which this prospectus is a part

Indemnification Agreements

Our amended and restated articles of association provide for certain indemnification rights for our directors and executive officers, and we entered into an indemnification agreement with each of our executive officers and directors providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by British Virgin Islands law.

Loans from Shareholders

On May 8, 2021 and May 25, 2021, Nexters Global entered into a loan agreement with Nexters Inc. for an aggregate amount of $286,308, comprising a tranche of €153,000 and a tranche of $100,000. The loan was provided interest free. As of June 30, 2021, the outstanding balance of the loan was $282,000.

On May 17, 2019, Nexters Global entered into a loan agreement with IDSB Holding Limited, a company in which the Company’s directors Dmitrii and Igor Bukhman indirectly own a share of 50%, for the total amount of $5,000,000. The loan was provided interest free and was fully repaid on March 3, 2020.

On April 17, 2019, Nexters Global entered into a loan agreement with PLR Worldwide Sales Limited, a company in which the Company’s directors Dmitrii and Igor Bukhman indirectly own a share of 48.5% and are members of the board of directors, for the total amount of $1,000,000 and with an annual interest rate of 3%. The loan was fully repaid on May 24, 2019, including the principal of $1,000,000 and the accrued interest of $2,630.

On April 1, 2019, Nexters Global entered into a loan agreement with its shareholder (a director and the Chief Executive Officer of the Company), Andrey Fadeev, for the total amount of $500,000. The loan was provided interest free, and was fully repaid on April 23, 2019.

Loans to Shareholders

On October 30, 2019, Nexters Global entered into a loan agreement with its shareholder (a director of the Company), Boris Gertsovskiy, for the total amount of €10,000. The loan was provided interest free and was fully repaid on February 12, 2021.

On July 30, 2019, Nexters Global entered into a loan agreement with its shareholder (a director of the Company), Boris Gertsovskiy, for the total amount of €300,000. The loan was provided interest free, and was fully repaid on July 24, 2020.

On October 1, 2018, Nexters Global entered into a loan agreement with its shareholder (a director of the Company), Boris Gertsovskiy, for the total amount of €240,000 with an annual interest rate of 2%. The loan was fully repaid on April 23, 2020, including the principal of €240,000 and the accrued interest of €6,918.

Relationship with Flow Research S. L.

Flow Research S.L. is a Spanish company that is the Company’s wholly-owned subsidiary. Mr. Gertsovskiy, a Company director) has been a director and administrator of Flow Research since 2017 and his spouse, Tatiana Gertsovskaya, is employed by Flow Research S.L. in a non-executive position.

On August 1, 2018, Flow Research S. L. entered into a loan agreement with Empathy International S. A., for the total amount of €40,000. The loan was further assigned on October 30, 2018 to Boris Gertsovskiy (as transferee) and the repayment date was amended to April 1, 2021. The loan was provided interest free.

Other Related Party Transactions

For additional information on related party transactions, see Notes 13 (Loans receivable) and 19 (Related party transactions) to our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2021 and June 30, 2020 and Note 24 (Related party transactions) to Nexters Global’s audited consolidated financial statements for the fiscal year ended December 31, 2020, contained in this prospectus.

Policies and Procedures for Related Person Transactions

The board of directors of the Company have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;
●	any person who is known by the Company to be the beneficial owner of more than 5% of its voting shares;
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and
●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

MAJOR SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of Nexters’ ordinary shares as of the Closing Date by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding ordinary shares;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Number of	Percentage of
	Ordinary	Ordinary
Beneficial Owners	Shares(1)	Shares(2)
Directors and Executive Officers
Andrey Fadeev (Director and Chief Executive Officer)	39,790,076	20.2%
Boris Gertsovskiy (Director)	39,790,076	20.2%
Dmitrii Bukhman(3) (Director)	37,200,700	18.9%
Igor Bukhman(3) (Director)	37,200,700	18.9%
Ivan Tavrin(4) (Director)	17,875,000	8.8%
Natasha Braginsky Mounier (Director)	—	—
Andrew Sheppard (Director)	—	—
Alexander Karavaev(5) (Chief Financial Officer)	106,382	*
Anton Reinhold (Chief Operating Officer)	3,531,686	1.8%
Roman Safiyulin (Chief Corporate Development Officer)	—	—
Andrey Akimov (Chief Communication Officer)	—	—
Andrey Kuznetsov (Chief Investment Officer)	—	—
All Nexters directors and executive officers as a group (12 individuals)	175,494,620	86.6%
Other 5% Shareholders
—	—	—
*	Less than one percent (1%) of our outstanding ordinary shares.
(1)	The number of ordinary shares listed for each beneficial owner assumes the exercise of all of the warrants beneficially owned by such beneficial owner.
(2)	In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such beneficial owners and the number of ordinary shares issuable upon the exercise of warrants held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding, the number of ordinary shares issuable upon the exercise of warrants held by such beneficial owner, if any (but not the number of ordinary shares issuable upon the exercise of warrants held by any other beneficial owner).
(3)	Represents 50% of the 74,401,400 Nexters ordinary shares directly held by Everix Investments Limited. Each of Dmitrii Bukhman and Igor Bukhman has a 50% indirect ownership interest in Everix Investments Limited. Consequently, each of Dmitrii

Bukman and Igor Bukhman may be deemed to be the indirect beneficial owner of 50% of the Nexters ordinary shares held by Everix Investments Limited.
(4)	Represents 11,750,000 Nexters ordinary shares and 6,125,000 Nexters shares issuable upon the exercise of 6,125,000 Nexters warrants directly held by Kismet Sponsor Limited, as Sponsor. Ivan Tavrin is the sole owner of the Sponsor. Consequently, Mr. Tavrin may be deemed to share voting and dispositive control over the securities held by the Sponsor, and thus to share beneficial ownership of such securities.
(5)	Represents 106,382 Nexters ordinary shares issuable upon exercise of options held by Alexander Karavaev in his capacity as Chief Financial Officer of the Company, based on the average of the high ($9.59) and low ($9.20) prices of the ordinary shares on Nasdaq on September 16, 2021.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of: (i) up to 47,102,791 of our ordinary shares, no par value per share, issued to the Selling Securityholders, as described below (which includes up to 7,750,000 ordinary shares issuable upon the exercise of 7,750,000 of our warrants offered hereby issued to certain of the Selling Securityholders, as described below); and (ii) up to 7,750,000 of our warrants issued to certain of the Selling Securityholders, as described below.

The securities covered by this prospectus include (i) 5,000,000 Nexters ordinary shares issued to certain institutional investors in private placements pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Transactions, (ii)(a) 6,750,000 Nexters ordinary shares issued to the Sponsor in connection with the Merger and (b) 5,000,000 Nexters ordinary shares issued to the Sponsor in a private placement pursuant to the A&R Forward Purchase Agreement (as defined herein) consummated in connection with the Transactions, and (iii) 22,602,791 Nexters ordinary shares issued to certain former shareholders of Nexters Global in connection with the Share Acquisition, (iv)(a) 5,125,000 Nexters warrants issued to the Sponsor in connection with the Merger and (b) 1,000,000 Nexters warrants issued to the Sponsor in a private placement pursuant to the A&R Forward Purchase Agreement consummated in connection with the Transactions, and (v) 1,625,000 Nexters warrants transferred by the Sponsor to certain institutional investors in private placements pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Transactions. In addition, this prospectus relates to the offer and sale of up to 7,750,000 Nexters ordinary shares issuable by us upon exercise of 7,750,000 Nexters warrants offered hereby.

The following table sets forth the names of the Selling Securityholders, the number of ordinary shares and warrants owned by each of them as of the date of this prospectus, the maximum number of ordinary shares (assuming exercise of all of the warrants beneficially owned by such Securityholder) and warrants which may be offered pursuant to this prospectus, and the number and percentage of ordinary shares and warrants to be beneficially owned by each Selling Securityholder assuming all of the ordinary shares and warrants which may be offered by such Selling Securityholder pursuant to this prospectus are sold. The “Percentage of Ordinary Shares Owned after Offering” column is based on 196,523,101 ordinary shares outstanding at closing of the offering, and the “Percentage of Warrants Owned after Offering” column is based on 20,250,000 warrants outstanding at closing of the offering.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their ordinary shares, or warrants, as applicable. The Selling Securityholders may offer all or part of the ordinary shares, or warrants for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Because the Selling Securityholders may offer all, some or none of their securities, no definitive estimate as to the number of ordinary shares or warrants, as applicable, that will be held by the Selling Securityholders after an offering can be provided. A Selling Securityholder may sell or otherwise transfer all, some or none of such securities in any offering. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the ordinary shares or warrants sold by the Selling Securityholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Therefore, beneficial ownership of the ordinary shares by each Selling Securityholder includes ordinary shares underlying the warrants held by such Selling Securityholder that are currently exercisable or convertible or exercisable or convertible within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.

Except as described in the footnotes to the table below, none of the Selling Securityholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. This information is based upon information provided by the Selling Securityholders. Selling Securityholders information for each additional Selling Securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s ordinary shares or warrants, as applicable, pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholders and the number of ordinary shares or warrants, as applicable, registered on its behalf.

	Ordinary Shares					Warrants
				Shares						Warrants
	Shares	Shares		Owned	Shares	Warrants	Warrants		Warrants	Owned
	Owned	Owned		After	Owned	Owned	Owned		Owned	After
	Before the	Before the	Shares	the	After the	Before the	Before the	Warrants	After	the
Name of Selling Securityholder	Offering(1)	Offering (%)(2)	to be Sold	Offering(1)	Offering (%)	Offering	Offering (%)(3)	to be Sold	the Offering	Offering (%)
PIPE Investors
Mubadala Investment Company(4)	3,312,500	1.7%	2,500,000	—	—	812,500	4.0%	812,500	—	—
VPE FUND I LP (5)	3,312,500	1.7%	2,500,000	—	—	812,500	4.0%	812,500	—	—
Sponsor
Kismet Sponsor Limited(6)	17,875,000	8.8%	11,750,000	—	—	6,125,000	30.2%	6,125,000	—	—
Company Shareholders
Andrey Chiriskiy(7)	6,180,452	3.1%	6,180,452	—	—	—	—	—	—	—
Aleksandr Ivanov(8)	3,531,686	1.8%	3,531,686	—	—	—	—	—	—	—
Georgii Kondratev(9)	1,765,843	0.9%	1,765,843	—	—	—	—	—	—	—
Tatiana Kostrikova(10)	1,765,843	0.9%	1,765,843	—	—	—	—	—	—	—
Nidelor Limited(11)	1,765,843	0.9%	1,765,843	—	—	—	—	—	—	—
Aleksandr Morozov(12)	176,584	0.1%	176,584	—	—	—	—	—	—	—
Dmitrii Philippov(13)	353,168	0.2%	353,168	—	—	—	—	—	—	—
Vladimir Suchkov(14)	1,765,843	0.9%	1,765,843	—	—	—	—	—	—	—
Anton Reinhold(15)	3,531,686	1.8%	3,531,686	—	—	—	—	—	—	—
Nikolay Yastrebov(16)	1,765,843	0.9%	1,765,843	—	—	—	—	—	—	—
Total	47,102,791	23.1%	39,352,791	—	—	7,750,000	38.3%	7,750,000	—	—
(1)	The number of ordinary shares listed for each Selling Securityholder assumes the exercise of all of the warrants beneficially owned by such Selling Securityholder.
(2)	In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such beneficial owners and the number of ordinary shares issuable upon the exercise of warrants held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding, the number of ordinary shares issuable upon the exercise of warrants held by such beneficial owner, if any (but not the number of ordinary shares issuable upon the exercise of warrants held by any other beneficial owner).
(3)	In calculating the percentages, (a) the numerator is the number of warrants held by such beneficial owner (if any); and (b) the denominator is the aggregate number of warrants outstanding.
(4)	Mubadala Investment Company holds its interest in the Company through Thirty Seventh Investment Company LLC. Their registered business address is Al Mamoura Building ‘A’, 15th Street and Muroor Road, PO Box 45005, Abu Dhabi, United Arab Emirates.
(5)	VPE FUND I LP’s registered business address is DD-14-122-011, DD-14-122-012, DD-14-122-013 and DD-14-122-014, Floor 14, Al Khatem Tower, ADGM Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. VPE Capital is the manager and general partner of VPE FUND I LP, which it manages for the benefit of its limited partners.
(6)	The Sponsor’s registered business address is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, VG1110 British Virgin Islands. Ivan Tavrin, a director of the Company, is the sole owner of the Sponsor. Consequently, Mr. Tavrin may be deemed to share voting and dispositive control over the securities held by the Sponsor, and thus to share beneficial ownership of such securities.
(7)	Andrey Chiriskiy is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(8)	Aleksandr Ivanov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(9)	Georgii Kondratev is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(10)	Tatiana Kostrikova is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(11)	Nidelor Limited is wholly owned by Anton Kravets, an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(12)	Aleksandr Morozov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(13)	Dmitrii Philippov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(14)	Vladimir Suchkov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(15)	Anton Reinhold is Chief Operating Officer of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus..
(16)	Nikolay Yastrebov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limas-sol, Cyprus.

TAXATION

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Nexters ordinary shares and warrants. This discussion applies only to ordinary shares and warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of ordinary shares and warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Nexters has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	regulated investment companies and real estate investment trusts;
●	brokers, dealers or traders in securities;
●	traders in securities that elect to mark to market interested party transactions that require shareholder approval;
●	tax-exempt organizations or governmental organizations;
●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons holding ordinary shares and/or warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares and/or warrants, as the case may be, being taken into account in an applicable financial statement;
●	persons that actually or constructively own 5% or more (by vote or value) of the ordinary shares;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);
●	U.S. Holders having a functional currency other than the U.S. dollar;
●	persons who hold or received ordinary shares and/or warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of ordinary shares and/or warrants, as the case may be, that is for U.S. federal income tax purposes:

●	in individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or;
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares and/or warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES AND WARRANTS WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES AND WARRANTS.

U.S. Holders

Distributions on ordinary shares

If Nexters makes distributions of cash or property on the ordinary shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of its current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Because Nexters does not expect to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States, or (b) Nexters is eligible for the benefits of the income tax treaty between the United States and Cyprus;
●	Nexters is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Nexters in any taxable year in which the dividend is paid or the preceding taxable year;
●	the U.S. Holder satisfies certain holding period requirements; and
●	and certain other requirements are met.

U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares. Subject to certain exceptions, dividends on ordinary shares will constitute foreign source income and generally passive income for foreign tax credit limitation purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares or warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such ordinary shares and/or warrants, as the case may be. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares or warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares and/or warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in ordinary shares received upon exercise of the warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant received therefore and the exercise price. The U.S. Holder’s holding period for an ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the ordinary shares received would equal the U.S. Holder’s basis in the warrants exercised therefor. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the warrants deemed exercised and (ii) the exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of Securities — Warrants — Nexters Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a warrant would, however, be treated as receiving a constructive distribution from Nexters if, for example, the adjustment increases the holder’s proportionate interest in Nexters’ assets or earnings and profits (for instance, through an increase in the number of ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares which is taxable to the holders of such shares as described under “— Distributions on ordinary shares” above. Such constructive distribution would generally be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from Nexters equal to the fair market value of such increased interest. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “— Distributions on Ordinary Shares.”

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares could be materially different from that described above, if Nexters is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, we will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Nexters owns, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of Nexters and its subsidiaries, Nexters does not believe it will be treated as a PFIC for the current taxable year. However, there can be no assurances in this regard, nor can there be any assurances that Nexters will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Nexters can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Nexters or any of its subsidiaries is treated as a PFIC is determined on an annual basis after the close of each taxable year. The determination of whether Nexters or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of the income and assets of Nexters, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of Nexters or any of its subsidiaries’ income or assets may cause Nexters to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Nexters were considered a PFIC at any time that a U.S. Holder owns ordinary shares or warrants, Nexters would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its ordinary shares or warrants at their fair market value on the last day of the last taxable year in which Nexters is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ordinary shares or warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Nexters subsequently becomes a PFIC.

For each taxable year that Nexters is treated as a PFIC with respect to a U.S. Holder’s ordinary shares or warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its ordinary shares or warrants (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain (including gain on a sale of disposition of warrants) will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Nexters is a PFIC, will be treated as ordinary income; and
●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares or warrants cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares or warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Nexters may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Nexters does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Nexters’ subsidiaries.

If Nexters is a PFIC, a U.S. Holder of ordinary shares (but not warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if Nexters provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because Nexters does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to Nexters ordinary shares and a QEF election is not available with respect to warrants.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if Nexters is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that Nexters is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Nexters makes would generally be subject to the rules discussed above under “—Distributions on ordinary shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of warrants may not be able to make a mark-to-market election with respect to their warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Nexters.

If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which Nexters is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Nexters is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of ordinary shares and warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of ordinary shares or warrants that is not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;
●	a foreign corporation; or
●	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares and warrants to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of ordinary shares or (ii) gain realized upon the sale or other taxable disposition of ordinary shares and/or warrants generally will not be subject to U.S. federal income taxation unless:

●	the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or
●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise or Lapse of a warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the ordinary shares and warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of ordinary shares, and the proceeds received on sale or other taxable the disposition of ordinary shares or warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s ordinary shares or warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to ordinary shares and proceeds from the sale of other disposition of ordinary shares or warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

British Virgin Islands Tax Considerations

Under the Companies Act, Nexters is exempt from all forms of BVI tax; all dividends, interest, royalties and other amounts payable by Nexters, and any gain realized on any shares, debt obligations or other securities of Nexters is exempt from BVI tax; and no BVI estate, inheritance, succession or gift taxes are payable with respect to any shares, debt obligations or other securities of Nexters.

Cyprus Tax Considerations

The following section is a short summary of certain important taxation principles that may be or become relevant with respect to Nexters in Cyprus, though it does not purport to be a complete summary of tax law and practice currently applicable in Cyprus and does not contain any statement with respect to the tax treatment of an investment in any other jurisdiction. Furthermore, this section does not address the taxation of Nexters in any other jurisdiction. Therefore, prospective investors are advised to consult their own professional tax advisers in respect of the possible tax consequences of subscribing for, buying, holding, redeeming, converting or selling shares or warrants under the laws of their country of citizenship, residence, domicile or incorporation.

The following summary is based on laws, regulations and practice currently applicable in Cyprus at the date of this prospectus and is subject to changes therein.

Tax Residency

In accordance with the Income Tax Law, a company is tax resident in Cyprus if the management and control is exercised in Cyprus. There is no definition in the Cyprus Income Tax law as to what constitutes management and control. However, as a minimum, management and control may be taken to mean the place where the majority of directors reside, where the majority of the board meetings of the Company are held and where the majority of significant decisions are taken.

Taxation of Nexters

Corporate Income Tax, Capital Gains Tax and Special Contribution for Defence

Corporate income tax for Cyprus resident companies is imposed at the rate of twelve and a half percent (12.5%) for each year of assessment upon the taxable income derived from sources both within and outside Cyprus. The year of assessment starts on the 1st of January and ends on the 31st of December. In arriving at the taxable income, deductions on such income and exemptions are taken into account. All relevant expenses for the production of the taxable income are generally deductible expenses whereas dividends and profits from the sale of securities (including shares and share warrants) constitute income which is exempt from income tax. Expenses that directly or indirectly relate to tax exempt income are generally not tax deductible.

Profits from the sale of “Securities”

According to Article 2 of the Cyprus Income Tax Law “securities” means shares, bonds, debentures, founders’ shares and other securities of companies or other legal persons, incorporated under the law in the Republic or abroad and options thereon.

Based on Circular 2008/13 issued by the Cyprus Tax Authorities, which gives a wider definition of the term “securities”, units in open-end or closed-end collective investment schemes which have been established, registered and operate under the provisions of the law of the country in which they have been established fall under the definition of “securities”.

Profits from the disposal of securities are fully exempt from corporate income tax.

Capital gains tax at the rate of 20% is only payable on gains earned on the disposal of immovable property (land and buildings) situated in Cyprus, including shares of companies not listed on a recognized stock exchange which, directly or indirectly (subject to the below condition for indirect ownership), own such immovable property situated in Cyprus.

On December 17, 2015, the Capital Gains Tax Law was amended extending the definition of “immovable property” so that capital gains tax is also imposed on any gain on disposal of shares of a company which participates in other companies which hold immovable property in Cyprus, when at least 50% of the market value of the shares sold is derived from such immovable property situated in Cyprus. In calculating whether the value of the immovable property represents at least 50% of the market value of the shares, any liabilities are ignored.

Dividend income

Dividends received by a Cyprus tax resident company from companies located in Cyprus or abroad are exempt from corporate income tax.

As from January 1, 2016, the corporate income tax exemption shall not apply to the extent that such dividends are deductible from the taxable income of the dividend paying company. It is explicitly stated that any such dividends that do not qualify for the corporate income tax exemption are not considered as dividends for Special Contribution for Defence (“SCD”) purposes and as such they are subject to 12.5% corporate income tax.

Dividends received by a Cyprus tax resident company from another Cyprus tax resident company are exempt from 17% SCD except for dividends paid out of profits earned more than 4 years from the year of the distribution.

Dividends received by a Cyprus tax resident company from a non-Cyprus tax resident company are exempt from SCD if the non-Cyprus tax resident company paying the dividend:

●	does not carry on, directly or indirectly, more than 50% investment activities which give rise to investment income; or
●	the foreign tax burden on the income of the company paying the dividend is not substantially lower than the tax burden of the company in Cyprus (substantially lower is interpreted as lower than 6.25%).

If there is a group with many layers of subsidiaries, the exemption from SCD will be extended and applied if the group does not carry on more than 50% activities leading to investment income. For the purpose of calculating the 50% threshold, intra-group dividends are ignored.

Investment income is not precisely defined in the Cyprus tax laws. According to Article 2 of the Income Tax Law, investment income “means any income which is not derived or arising from any business, employment, pensions or annuity.” Business is further defined as “commercial or manufacturing business, profession or vocation and includes any other business of a trading nature.”

If the dividends are taxable, any withholding tax paid overseas on the dividends can be relieved against the SCD irrespective of whether a double tax treaty exists or not. Underlying tax may also be given as a credit against the SCD if provided for under a double taxation treaty and/or if the dividend paying company is a tax resident in an EU member state.

Deemed dividend distribution rules

As from the tax year 2003 onwards, companies are deemed to have distributed to their Cyprus tax resident shareholders, 70% of their accounting profits after the deduction of corporation tax at the end of two years from the end of the year in which the profits were earned.

On such a deemed distribution 17% SCD should be withheld and paid over to the Cyprus Tax Authorities. The deemed distribution provisions do apply to Cyprus tax resident corporate shareholders but do not apply to non-Cyprus tax resident shareholders and to Cyprus tax resident but not domiciled individuals.

As from January 1, 2011, the term “corporation tax” has been extended to include the SCD, the capital gains tax and any taxes paid abroad that have not been credited against the corporation tax. These taxes are taken into consideration for the calculation of the company’s accounting profits subject to deemed distribution.

As from September 13, 2011, the Commissioner of Taxation has issued a Circular numbered 2011/10 according to which the exemption with respect to profits attributable to non-resident shareholders has been extended to profits attributable to resident corporate shareholders of a Cypriot resident company to the extent that such profits are indirectly attributable to ultimate shareholders which are non-residents of Cyprus.

Taxation of Investors

Cyprus does not levy any withholding tax on dividend payments made to persons not being resident for tax purposes of Cyprus or to individuals who are tax residents of Cyprus but do not have a Cypriot domicile (as defined in the SCD Law).

Dividends paid to Cyprus tax resident and domicile individuals are subject to 17% SCD which will be withheld at source by Nexters.

Cyprus tax resident individuals are also subject to General Healthcare System (“GHS”) contributions on their dividend income, irrespective of whether they are domiciled or non-domiciled in Cyprus. The applicable GHS rate is currently 2.65% and it applies on total annual income of an individual of €180.000. The GHS contributions on dividends paid or deemed (under the deemed dividend distribution rules) to be paid to Cyprus tax resident individuals (irrespective of their domicile status) will be withheld at source by Nexters.

Tax Residency and Domicile for Individuals

An individual is considered to be a tax resident of Cyprus if he or she is physically present in the Republic of Cyprus for an aggregate total of more than 183 days in a tax year.

As of January 1, 2017, an individual is also recognized as a Cypriot tax resident for a tax year if he or she meets all of the following requirements:

(1)	does not spend more than 183 days in total in any state within the tax year;
(2)	is not recognized as a tax resident of another state in the same tax year;
(3)	stays in Cyprus for at least 60 days in the tax year;
(4)	pursues a business or is employed in Cyprus or holds an office with a company that is a Cypriot tax resident at any time during the tax year; and
(5)	maintains a permanent home in Cyprus that is either owned or rented.

If an individual terminates his or her employment/winds up his business or ceases to hold office as per (4) above, he or she cannot be considered a Cypriot tax resident for the respective tax year.

The SCD Law contains the following term and definition:

“Resident in the Republic", when applied to an individual, means a person who is resident in the Republic of Cyprus as defined in accordance with the provisions of the Income Tax Law, and who also has domicile in the Republic of Cyprus.

For the purposes of this Law, a person has "domicile in the Republic" if he or she has domicile of origin in the Republic of Cyprus based on the provisions of the Wills and Succession Law, except for:

(i)	a person who has acquired and maintains domicile of choice outside the Republic based on the provisions of the Wills and Succession Law, provided that he or she was not resident in the Republic as defined in accordance with the provisions of the Income Tax Law for any period of at least twenty (20) consecutive years before the tax year, or

(ii)	a person who was not resident in the Republic as defined in accordance with the provisions of the Income Tax Law for a period of at least twenty (20) consecutive years before the entry into force of the provisions of this Law

It is provided that regardless of the domicile of origin, any person who is resident in the Republic, as defined in accordance with the provisions of the Income Tax Law, for at least seventeen (17) out of the last twenty (20) years before the tax year will be deemed domiciled in the Republic for the purposes of this Law.

Tax Residency for Companies

A company is considered to be tax resident in the Republic of Cyprus if its management and control is exercised in Cyprus. There is no definition in the Cyprus income tax laws as to what constitutes management and control, however in practice it is considered to be exercised where:

(1)	the Majority of the directors are resident;
(2)	the Majority of the Board of Directors meetings are held; and
(3)	the majority of significant decisions are taken.

Profits from the sale of “Securities”

Profits from the disposal of securities are fully exempt from personal income tax.

For information regarding the definition of “securities” under the Cyprus Income Tax Law and the treatment of capital gains tax in Cyprus, see “Cyprus Tax Considerations — Taxation of Nexters — Profits from the sale of ‘Securities’” above.

PLAN OF DISTRIBUTION

We are registering the resale of (i) up to 47,102,791 of our ordinary shares, no par value per share, issued to certain of the Selling Securityholders (which includes up to 7,750,000 ordinary shares issuable upon the exercise of 7,750,000 of our warrants offered hereby issued to certain of the Selling Securityholders, as described below); and (ii) up to 7,750,000 of our warrants issued to certain of the Selling Securityholders.

We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder, except with respect to amounts received by us upon exercise of our warrants to the extent such warrants are exercised for cash. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or warrants on any stock exchange, market or trading facility on which the shares or warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or warrants:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the ordinary shares or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our ordinary shares or warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our ordinary shares or warrants short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares or warrants to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, our ordinary shares or warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares or warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares or warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares or warrants in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ordinary shares and warrants offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Lock-Up Agreement

The Sponsor, one of the Selling Securityholders named in this prospectus, has entered into a lock-up agreement. See “Securities Eligible for Future Sale — Lock-Up Agreements.”

SECURITIES ELIGIBLE FOR FUTURE SALES

As of the date of this prospectus, there were 196,523,101 Nexters ordinary shares issued and outstanding. Additionally, there were 20,250,000 Nexters warrants outstanding, each of which entitle the holder to purchase one Nexters ordinary share at an exercise price of $11.50 per share.

All of the ordinary shares and warrants that were issued in connection with the Transactions are freely transferable without restriction or further registration under the Securities Act, other than the 176,584,343 ordinary shares held by Nexters Global’s former shareholders, the 11,750,000 ordinary shares and 6,125,000 warrants held by the Sponsor, and the 5,000,000 ordinary shares and 1,625,000 warrants held by the PIPE Investors. The 153,981,552 ordinary shares held by the three Key Company Shareholders and the 11,750,000 ordinary shares held by the Sponsor are subject to the lock-up restrictions described below.

The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of ordinary shares and warrants by our Sponsor and PIPE Investors pursuant to the New Registration Rights Agreement and the PIPE Subscription Agreements, and to register the offer and sale of ordinary shares of certain Company Shareholders. See “Selling Securityholders”.

We cannot make any prediction as to the effect, if any, that sales of our shares or warrants or the availability of such securities for sale will have on the market price of our securities. Our warrants will become exercisable on September 25, 2021, and we expect the ordinary shares underlying such warrants to be freely transferable upon such exercise. Sales of substantial amounts of our securities in the public market could adversely affect prevailing market prices of our securities.

New Registration Rights Agreement

Upon Closing, Nexters, the Key Company Shareholders and the Sponsor entered into a registration rights agreement (the “New Registration Rights Agreement”). Pursuant to the New Registration Rights Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Nexters file a registration statement with the SEC to register the securities of Nexters held by such Holders. The New Registration Rights Agreement will also (i) provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminate the Registration Rights Agreement, dated as of August 5, 2020, among Kismet, the Sponsor and the other “Holders” named therein.

Lock-Up Agreements

Upon Closing, (i) the Key Company Shareholders each entered into a Lock-Up Agreement with Nexters (the “Company Shareholders Lock-Up Agreement”), and (ii) the Sponsor entered into a Lock-Up Agreement with Nexters (the “Sponsor Lock-Up Agreement” and, together with the Company Shareholders Lock-Up Agreement, the “Lock-Up Agreements”). Pursuant to the Company Shareholders Lock-Up Agreement, subject to certain limited exceptions, the Key Company Shareholders agreed not to transfer any Nexters ordinary shares received and to be received by the Key Company Shareholders pursuant to the Business Combination Agreement during the period commencing from the Share Acquisition Closing until the earlier to occur of (i) one year after the Share Acquisition Closing, (ii) 150 days after the Share Acquisition Closing, if the closing price of the Nexters ordinary shares during such period equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period and (iii) a date after the Share Acquisition Closing on which Nexters consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Nexters’ shareholders having the right to exchange their Nexters ordinary shares for cash, securities or other property.

Pursuant to the Sponsor Lock-Up Agreement, subject to certain limited exceptions, the Sponsor agreed not to transfer any Nexters ordinary shares and the Nexters warrants received and to be received by the Sponsor pursuant to the A&R Forward Purchase Agreement and the Business Combination Agreement (including the Nexters ordinary shares issued or issuable upon the exercise or conversion of the Nexters warrants) during the period commencing from the Merger Closing until the earlier to occur of (i) one year after the Share Acquisition Closing, (ii) 150 days after the Share Acquisition Closing, if the closing price of the Nexters ordinary shares during such period equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period and (iii) a date after the Share Acquisition Closing on which Nexters consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the

Nexters’ shareholders having the right to exchange their Nexters ordinary shares for cash, securities or other property. Pursuant to the Sponsor Lock-Up Agreement, the Sponsor also agreed not to transfer any Nexters warrants until 30 days after the Merger Closing.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then issued and outstanding; or
●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPENSES RELATED TO THE OFFERING

We estimate that our expenses in connection with the offer and sale of our securities by the Selling Securityholders, will be as follows:

Expenses	Amount
SEC registration fee	$26,546.90
FINRA filing fee	$69,356.19
Printing and engraving expenses	$100,000
Legal fees and expenses	$150,000
Accounting fees and expenses	$38,500
Total	$384,403.09

All amounts in the table are estimates except the SEC registration fee and the FINRA filing fee.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Nexters is a business company incorporated in the British Virgin Islands and therefore, located outside of the United States. Some of Nexters’ directors, executive officers and persons discharging managerial responsibilities, and certain experts named in this prospectus, reside outside the U.S. A substantial portion of Nexters’ assets and the assets of those non-resident persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon Nexters or those persons or to enforce against Nexters or them, either inside or outside the U.S., judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the U.S. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in the British Virgin Islands

EXPERTS

The consolidated financial statements of Nexters Global Ltd. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been included herein in reliance upon the report of JSC “KPMG”, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements for Kismet as of December 31, 2020 and for the year ended December 31, 2020 and for the period from June 3, 2020 (inception) through December 31, 2020 included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

LEGAL MATTERS

Ogier, British Virgin Islands, has passed upon the validity of the securities offered by this prospectus with respect to the ordinary shares and matters of British Virgin Islands law.

Latham & Watkins LLP, has passed upon the validity of the securities offered by this prospectus with respect to the validity of the warrants under New York law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://nexters.com. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

NEXTERS GLOBAL LTD CONSOLIDATED FINANCIAL STATEMENTS

KISMET ACQUISITION ONE CORP FINANCIAL STATEMENTS

Page No.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-86
Financial Statements:
Balance Sheet as of December 31, 2020 (Restated)	F-87
Statement of Operations for the Period from June 3, 2020 (inception) through December 31, 2020 (Restated)	F-88
Statement of Changes in Shareholders’ Equity for the Period from June 3, 2020 (inception) through December 31, 2020 (Restated)	F-89
Statement of Cash Flows for the Period from June 3, 2020 (inception) through December 31, 2020 (Restated)	F-90
Restated Notes to Financial Statements	F-91
Unaudited Interim Condensed Financial Statements
Condensed Balance Sheets as of June 30, 2021 (Unaudited) and December 31, 2020	F-113
Unaudited Condensed Statement of Operations for the three and six months ended June 30, 2021 and the Period from June 3, 2020 (inception) through June 30, 2020	F-114
Unaudited Condensed Statements of Changes in Shareholders’ Equity for the three and six months ended June 30, 2021 and the Period from June 3, 2020 (inception) through June 30, 2020	F-115
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2021 and the Period from June 3, 2020 (inception) through June 30, 2020	F-116
Notes to the Unaudited Condensed Financial Statements	F-117

NEXTERS GLOBAL LTD

CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

together with the Report of Independent Registered Public Accounting Firm

NEXTERS GLOBAL LTD

Report of Independent Registered Public Accounting Firm

To the Shareholders and Those Charged with Governance
Nexters Global Ltd:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Nexters Global Ltd and subsidiaries (the “Group”) as of December 31, 2020 and December 31, 2019, the related consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the years ended December 31, 2020 and December 31, 2019, and the related notes to the consolidated financial statements (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2020 and December 31, 2019 and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

JSC “KPMG”

We have served as the Group’s auditor since 2021.

Moscow, Russia
June 14, 2021

NEXTERS GLOBAL LTD

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at December 31, 2020 and 2019

(in thousands of US$)

	NOTE	December 31, 2020	December 31, 2019
ASSETS
Non-current assets
Property and equipment	14	171	62
Intangible assets	15	76	336
Deferred platform commission fees	23	89,562	37,122
Right-of-use assets	17	1,044	71
Total non-current assets		90,853	37,591
Current assets
Trade and other receivables	18	33,163	24,789
Loans receivable	16	8	521
Cash and cash equivalents	19	84,557	17,565
Prepaid tax		3,137	—
Total current assets		120,865	42,875
Total assets		211,718	80,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
Equity
Share capital	20	27	27
Other reserves		8,289	8,106
Accumulated deficit		(111,070)	(56,702)
Total equity		(102,754)	(48,569)
Non-current liabilities
Long-term loans	22	—	45
Lease liabilities – non-current	17	818	21
Long-term deferred revenue	23	78,985	22,951
Total non-current liabilities		79,803	23,017
Current liabilities
Short-term loans	22	49	3,983
Lease liabilities – current	17	293	49
Trade and other payables	21	19,599	14,467
Tax liability	17	291
Deferred revenue	23	214,711	87,228
Total current liabilities		234,669	106,018
Total liabilities		314,472	129,035
Total liabilities and shareholders’ equity		211,718	80,466

The accompanying notes are an integral part of these consolidated financial statements.

NEXTERS GLOBAL LTD

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For the years ended December 31, 2020 and 2019

(in thousands of US$)

	NOTE	2020	2019
Revenue	7	259,516	93,811
Costs and expenses, excluding depreciation and amortization
Cost of revenue:
Platform commissions		(75,188)	(28,766)
Game operation cost	8	(16,402)	(14,817)
Selling and marketing expenses	9	(165,756)	(82,180)
General and administrative expenses	10	(2,701)	(1,701)
Total costs and expenses, excluding depreciation and amortization		(260,047)	(127,464)
Depreciation and amortization	14,15,17	(561)	(286)
Loss from operations		(1,092)	(33,939)
Net finance income	11	1,778	240
Income/(loss) before income tax		686	(33,699)
Income tax expense	12	(18)	(7)
Income/(loss) for the year net of tax		668	(33,706)
Other comprehensive income/(loss)		15	(3)
Total comprehensive income/(loss) for the year net of tax		683	(33,709)
Earnings/(loss) per share:
Basic and diluted earnings/(loss) per share, US$	6	33	(1,685)

These consolidated financial statements were approved by management on June 14, 2021 and signed on its behalf:

Andrey Fadeev Chief Executive Officer	Alexander Karavaev Chief Financial Officer

The accompanying notes are an integral part of these consolidated financial statements.

NEXTERS GLOBAL LTD

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the years ended December 31, 2020 and 2019

(in thousands of US$ except number of shares)

		Number of
		shares	Share	Other	Accumulated
	NOTE	outstanding	capital	reserves	deficit	Total
Balance at January 1, 2019		20,000	27	3,404	(18,777)	(15,346)
Loss for the year		—	—	—	(33,706)	(33,706)
Other comprehensive loss		—			(3)	(3)
Total comprehensive loss for the year		—	—	—	(33,709)	(33,709)
Equity contribution from shareholders	22	—	—	108	—	108
Share-based payments	27	—	—	4,594	(10)	4,584
Distribution and dividends	13	—	—	—	(4,206)	(4,206)
Total transactions with shareholders		—	—	4,702	(4,216)	486
Balance at December 31, 2019		20,000	27	8,106	(56,702)	(48,569)
Balance at January 1, 2020		20,000	27	8,106	(56,702)	(48,569)
Income for the year		—	—	—	668	668
Other comprehensive income		—	—	—	15	15
Total comprehensive income for the year		—	—	—	683	683
Share-based payments	27	—	—	183	(1,437)	(1,254)
Distribution and dividends	13	—	—	—	(53,614)	(53,614)
Total transactions with shareholders		—	—	183	(55,051)	(54,868)
Balance at December 31, 2020		20,000	27	8,289	(111,070)	(102,754)

The accompanying notes are an integral part of these consolidated financial statements.

NEXTERS GLOBAL LTD

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended December 31, 2020 and 2019

(in thousands of US$)

	NOTE	2020	2019
Operating activities
Income/(loss) for the year net of tax		668	(33,706)
Adjustments for:
Depreciation and amortization	14,15,17	561	286
Share-based payments expense	27	299	4,584
Net finance income excluding bank charges	11	(1,953)	(327)
Income tax expense	12	18	7
		(407)	(29,156)
Changes in working capital:
Increase in deferred platform commissions	23	(52,440)	(23,448)
Increase in deferred revenue	23	183,517	75,099
Increase in trade and other receivables		(7,679)	(20,443)
Increase in trade and other payables		1,036	13,103
		124,434	44,311
Income tax paid		(3,423)	(200)
Interest received		19	—
Net cash flows generated from operating activities		120,623	14,955
Investing activities
Acquisition of intangible assets	15	—	(83)
Acquisition of property and equipment	14	(147)	(19)
Loans granted	16	—	(338)
Proceeds from repayment of loans	16	508	95
Net cash flows generated from/(used in) investing activities		361	(345)
Financing activities
Payments of lease liabilities	17	(367)	(31)
Proceeds from borrowings	22	—	6,500
Repayment of borrowings	22	(3,980)	(2,418)
Interest paid	22	(17)	(85)
Dividends paid and distributions to shareholders	13	(51,683)	(4,122)
Net cash flows used in financing activities		(56,047)	(156)
Net increase in cash and cash equivalents for the year		64,937	14,454
Cash and cash equivalents at the beginning of the year		17,565	3,073
Effect of changes in exchange rates on cash held		2,055	38
Cash and cash equivalents at the end of the year	19	84,557	17,565

The accompanying notes are an integral part of these consolidated financial statements.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

1. Reporting entity

Nexters Global Ltd (the “Company”) was incorporated in Cyprus on November 2, 2009 as a private limited liability company under the Cyprus Companies Law, Cap. 113. The Company’s registered office is at Faneromenis 107, 6031, Larnaca, Cyprus.

The principal activities of the Company and its subsidiaries (“the Group”) are the development and publishing of online games for mobile, web and social platforms. The Group also derives revenue from advertising services. Information about the Company’s main subsidiaries is disclosed in Note 25.

The Group has no ultimate controlling party.

2. Basis of accounting

2.1.	Statement of compliance

These consolidated financial statements are prepared in accordance with the International Financial Reporting standards (IFRS) as issued by the International Accounting Standards Board (IASB).

These consolidated financial statements were authorized for issue by the management of the Company on June 14, 2021.

2.2.	Going concern

The financial position of the Group, its cash flows and liquidity position are described in the primary statements and notes of these consolidated financial statements. In addition, note 26 includes the Group’s policies for managing its liquidity risk.

Despite the uncertainties related to the COVID-19 pandemic, and taking into account significant positive cash inflows from operating activities, management’s assessment of positive revenue trends and principal risks and uncertainties, management has a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future, which is at least 12 months from the date when these consolidated financial statements were authorized for issue. Accordingly, they are satisfied that the consolidated financial statements should be prepared on a going concern basis. Please see also Note 28. Management believes that there are no significant uncertainties regarding going concern.

2.3.	Basis of presentation

These consolidated financial statements have been prepared based on historical cost unless disclosed otherwise and are presented in United States Dollars ($) which is the functional currency of the Company. Values are presented in thousands, rounded to the nearest thousand unless indicated otherwise.

2.4.	Basis of consolidation

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at and for the years ended December 31, 2020 and 2019.

Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

2. Basis of accounting (continued)

Specifically, the Group controls an investee if and only if the Group has:

●	Power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee),
●	Exposure, or rights, to variable returns from its involvement with the investee, and
●	The ability to use its power over the investee to affect its returns.

When the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

●	The contractual arrangement with the other vote holders of the investee,
●	Rights arising from other contractual arrangements,
●	The Group’s voting rights and potential voting rights.

The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of an investee begins when the Group obtains control over the investee and ceases when the Group loses control over the investee. Assets, liabilities, income and expenses of an investee acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date the Group gains control until the date the Group ceases to control the investee. The financial statements of the investees are prepared for the same reporting period as the parent company, using consistent accounting policies.

All intra-group balances, income, expenses and unrealized gains and losses resulting from intra-group transactions are eliminated in full.

2.5.	Changes in accounting policies

The accounting policies adopted are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended December 31, 2019.

During 2020 the Group applied a number of accounting standards effective from January 1, 2020 for the first time, but they do not have a material impact on the Group’s consolidated financial statements.

Standards and interpretations effective for the year ended December 31, 2020:

●	Amendments to References to Conceptual Framework in IFRS Standards
●	Definition of a Business (Amendments to IFRS 3)
●	Definition of Material (Amendments to IAS 1 and IAS 8)
●	Extension of the Temporary Exemption from Applying IFRS 9 (Amendments to IFRS 4)
●	Interest Rate Benchmark Reform (Amendments to IFRS 9, IAS 39 and IFRS 7)

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

2. Basis of accounting (continued)

A number of new standards are effective for annual periods beginning after January 1, 2020 and earlier application is permitted; however, the Group has not earlier adopted the new or amended standards in preparing these consolidated financial statements. The following amended standards and interpretations are not expected to have a significant impact on the Group’s financial statements.

Standards issued but not yet effective:

●	COVID-19-Related Rent Concessions (Amendment to IFRS 16)
●	Interest Rate Benchmark Reform — Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16)
●	Onerous Contracts — Cost of Fulfilling a Contract (Amendments to IAS 37)
●	Annual Improvements to IFRS Standards 2018-2020
●	Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16)
●	Reference to the Conceptual Framework (Amendments to IFRS 3)
●	IFRS 17 Insurance Contracts and amendments to IFRS 17 Insurance Contracts
●	Classification of liabilities as current or non-current (Amendments to IAS 1)
●	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments to IFRS 10 and IAS 28)

3. Summary of significant accounting policies

Except as described in Note 2.5, the accounting policies have been applied consistently throughout the periods presented in these consolidated financial statements.

Set out below are the principal accounting policies used to prepare these consolidated financial statements:

3.1.Business combinations and goodwill

Business combinations are accounted for using the acquisition method.

Consideration transferred includes the fair values of the assets transferred, liabilities incurred by the Group to the previous owners of the acquiree, and equity interests issued by the Group. Consideration transferred also includes the fair value of any contingent consideration and share-based payment awards of the acquiree that are replaced mandatorily in the business combination.

If a business combination results in the termination of pre-existing relationships between the Group and the acquiree, then the Group identifies any amounts that are not part of what the Group and the acquiree exchanged in the business combination. The Group recognizes as part of applying the acquisition method, only the consideration transferred for the acquiree and the assets acquired and liabilities assumed in the exchange for the acquiree.

If the business combination is achieved in stages, any previously held equity interest is re-measured at its acquisition date fair value and any resulting gain or loss is recognized in profit or loss. It is then considered in the determination of goodwill.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

Any contingent consideration to be transferred by the acquirer will be recognized at fair value at the acquisition date. Subsequently, contingent consideration classified as an asset or liability, is measured at fair value with changes in fair value recognized in profit or loss. Contingent consideration that is classified as equity is not re-measured and subsequent settlement is accounted for within equity.

The Group measures any non-controlling interest at its proportionate interest in the identifiable net assets of the acquiree.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests, and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognized at the acquisition date. If the re-assessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognized in profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated of the Group’s cash generating units that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the acquired entity are assigned to those units.

Where goodwill has been allocated to a cash-generating unit and certain operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed in this circumstance is measured based on the relative values of the operation disposed and the portion of the cash-generating unit retained.

3.2.Foreign currency translation

The consolidated financial statements are presented in US dollars (US$), which is the Company’s functional and the Group’s presentation currency. Each entity in the Group determines its own functional currency, depending on what the underlying economic environment is, and items included in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded in the functional currency at the functional currency rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured into the functional currency at the functional currency rate of exchange at the reporting date. All differences are taken to profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions.

Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on retranslation of non-monetary items is treated in line with the recognition of gain or loss on change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognized in other comprehensive income or profit or loss is also recognized in other comprehensive income or profit or loss, respectively).

The functional currency of the foreign operations is generally the respective local currency — US Dollar (US$) or Euro (€). As at the reporting date, the assets and liabilities of these operations are translated into the presentation currency of the Group (the US$) at the rate of exchange at the reporting date and their statements of comprehensive income are translated at the average exchange rates for the year or exchange rates prevailing on the date of specific transactions. The exchange differences arising on the translation are recognized in other comprehensive income. On disposal of a foreign entity, the deferred cumulative amount recognized in equity relating to that particular foreign operation is reclassified to the profit or loss.

The exchange rate of the US$ to € as at December 31, 2020 and 2019 was 1.228 and 1.119 respectively.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

3.3.Property and equipment

3.3.1. Cost of property and equipment

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment loss. Expenditures for continuing repairs and maintenance are charged to the profit or loss as incurred.

3.3.2. Depreciation and useful lives

Depreciation is recognized in profit or loss on the straight-line method over the useful lives of each part of an item of property and equipment. The useful lives of the Group’s property and equipment equal 5 years.

Useful lives of leasehold improvements of leased office premises are determined at the lower between the useful life of the asset or the lease term. The asset’s residual values, useful lives and depreciation methods are reviewed, and adjusted as appropriate, at each financial year-end.

3.4.Intangible assets

3.4.1. Software and other intangible assets

Software and other intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

3.4.2. Useful life and amortization of intangible assets

The Group assesses whether the useful life of an intangible asset is finite or indefinite and, if finite, the length of that useful life. An intangible asset is regarded by the entity as having an indefinite useful life when, based on an analysis of all of the relevant factors, there is no foreseeable limit to the period over which the asset is expected to generate net cash inflows for the entity. We did not have any intangible assets with indefinite useful life as at December 31, 2020 and 2019.

Intangible assets with finite lives are amortized on a straight-line basis over the useful economic lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The average useful economic life of the intangible assets in the possession of the Group as at December 31, 2020 and 2019 is 4 years.

Amortizations periods and methods for intangible assets with finite useful lives are reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and treated as changes in accounting estimates.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the consolidated statement of profit or loss and other comprehensive income when the asset is derecognized.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

3.5.Right-of-use

Right-of-use assets

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Group by the end of the lease term or the cost of the right-of-use asset reflects that the Group will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

Short-term leases and leases of low-value assets

The standard includes two recognition exemptions for lessees — leases of ‘low-value’ assets (e.g., personal computers) and short-term leases (i.e., leases with a lease term of 12 months or less).

The Group applies the short-term lease recognition exemption to its short-term leases of office premises (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). Lease payments on short-term leases are recognized as expense on a straight-line basis over the lease term. Most contracts where the Group acts as a lessee (except for long-term contract for office premises lease), fall under the recognition exemption for being short-term leases. The Group did not recognize either assets or liabilities for them and will continue to recognize expenditure arising from them as expenses on rent of premises and related utility expenses (within selling, general, and administrative expenses) as they are incurred.

Significant judgement in determining the lease term of contracts with renewal options

The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Group has the option, under some of its leases to lease the assets for additional term. The Group applies judgement in evaluating whether it is reasonably certain to exercise the option to renew. That is, it considers all relevant factors that create an economic incentive for it to exercise the renewal. After the commencement date, the Group reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise (or not to exercise) the option to renew (e.g., a change in business strategy).

The carrying amounts of the Group’s right-of-use assets and lease liabilities and the movements during the year are disclosed in Note 17.

Lessees are also required to remeasure the lease liability upon the occurrence of certain events (e.g., a change in the lease term, a change in future lease payments resulting from a change in an index or rate used to determine those payments). The lessee generally recognizes the amount of the remeasurement of the lease liability as an adjustment to the right-of-use assets.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

Lease liabilities

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

3.6.Impairment of non-financial assets

The Group assesses at each reporting date whether there is an indication that an asset, other than goodwill and intangible assets with indefinite useful life, may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Impairment losses of continuing operations are recognized in profit or loss in those expense categories consistent with the function of the impaired asset.

For assets excluding goodwill, an assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the Group makes an estimate of recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount.

That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in profit or loss.

3.7.	Financial assets

3.7.1.    Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (OCI), and fair value through profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient, the Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs. Trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient are measured at the transaction price determined under IFRS 15.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

In order for a financial asset to be classified and measured at amortized cost or fair value through OCI, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level.

The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.

3.7.2.    Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in four categories:

●	Financial assets at amortized cost
●	Financial assets at fair value through OCI with recycling of cumulative gains and losses
●	Financial assets designated at fair value through OCI with no recycling of cumulative gains and losses upon derecognition
●	Financial assets at fair value through profit or loss

Financial assets at amortized cost

This category is the most relevant to the Group. The Group measures financial assets at amortized cost if both of the following conditions are met:

●	The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows, and
●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortized cost are subsequently measured using the effective interest rate (EIR) method and are subject to impairment. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

The Group’s financial assets at amortized cost includes trade and other receivables and loans issued.

Impairment — credit loss allowance for ECL

The Group assesses and recognizes the allowances for expected credit losses (ECLs) on financial assets measured at amortized cost.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

The measurement of ECL reflects:

●	an unbiased and probability weighted amount that is determined by evaluating a range of possible outcomes;
●	present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and cash flows the Group expects to receive); and
●	all reasonable and supportable information that is relevant and available without undue cost and effort at the end of each reporting period about past events, current conditions and forecasts of future economic conditions.

Debt instruments measured at amortized cost are presented in the consolidated statement of financial position net of the allowance for ECL.

The Group applies a “three stage” model for impairment in accordance with IFRS 9, based on changes in credit quality since initial recognition:

1.	A financial instrument that is not credit-impaired on initial recognition is classified in Stage 1. Financial assets in Stage 1 have their ECL measured at an amount equal to the portion of lifetime ECL that results from default events possible within the next 12 months (12-month ECL).
2.	If the Group identifies a significant increase in credit risk (“SICR”) since initial recognition, the asset is transferred to Stage 2 and its ECL is measured based on ECL on a lifetime basis (lifetime ECL).
3.	If the Group determines that a financial asset is credit-impaired, the asset is transferred to Stage 3 and its ECL is measured as a lifetime ECL.

For financial assets that are credit-impaired on purchase or at origination, the ECL is always measured at a lifetime ECL. Note 26 information about inputs, assumptions and estimation techniques used in measuring ECL, including an explanation of how the Group incorporates forward-looking information in the ECL models.

3.7.3.    Derecognition

A financial asset (or, where applicable a part of a financial asset or part of a group of similar financial assets) is derecognized when:

●	The rights to receive cash flows from the asset have expired
●	The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third-party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, and has neither transferred nor retained substantially all of the risks and rewards of the asset nor transferred control thereover, the asset is recognized to the extent of the Group’s continuing involvement in the asset.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

3.8.	Financial liabilities

3.8.1.    Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at amortized cost or fair value through profit or loss.

The Group’s financial liabilities predominantly include trade and other payables, and loans.

3.8.2.    Subsequent measurement

The measurement of financial liabilities depends on their classification, as described below:

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Financial liabilities at amortized cost

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost using the EIR method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate (EIR) method. The EIR amortization is included as finance costs in the net finance income/(costs) section of the consolidated statement of profit or loss and other comprehensive income.

3.8.3.    Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognized in profit or loss.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

3.8.4.    Offsetting financial assets and liabilities

Financial assets and financial liabilities are offset, and the net amount reported in the consolidated statement of financial position if, and only if:

●	There is a currently enforceable legal right to offset the recognized amounts; and
●	There is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

The right of set-off:

●	Must not be contingent on a future event; and
●	Must be legally enforceable in all of the following circumstances:
(i)	the normal course of business;
(ii)	the event of default; and
(iii)	the event of insolvency or bankruptcy of the entity and all of the counterparties

The Group did not offset any financial assets and liabilities as at December 31, 2020 and 2019.

3.9.	Cash and cash equivalents

Cash comprises cash at banks and in hand and short-term deposits with an original maturity of three months or less and are included as a component of cash and cash equivalents for the purpose of the consolidated statement of financial position and consolidated statement of cash flows.

3.10.  Employee benefits

Wages and salaries paid to employees are recognized as expenses in the current year. The Group also accrues expenses for future vacation payments and short-term employee bonuses. The Group and its employees also contribute to the Government Social Insurance Fund based on employees’ salaries.

Share based payment expenses relating to our employees are included in the same categories in the consolidated statement of profit or loss and other comprehensive income where the wages and salaries or corresponding employees are included. Share based payment expenses relating to key employees of the Group’s service providers included in the same categories where the respective services are included.

3.11.  Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Group expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

If the effect of discounting is material, provisions are determined by discounting the expected value of future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as an interest expense.

3.12.  Special contribution for defense of the Republic of Cyprus

Cyprus entities that do not distribute 70% of their profits after tax, as defined by the relevant tax law, within two years after the end of the relevant tax year, are deemed to have distributed as dividends 70% of these profits. A special contribution for the defense fund of the Republic of Cyprus is levied at the 17% rate for 2019 and thereafter will be payable on such deemed dividends distribution. Profits that are attributable to shareholders who are not tax residents of Cyprus and own shares in the Company either directly and/or indirectly at the end of two years from the end of the tax year to which the profits relate, are exempted. The amount of deemed distribution is reduced by any actual dividends paid out of the profits of the relevant year at any time. This special contribution for defense is payable by the Company for the account of the shareholders.

3.13.  Income taxes

Current income tax

Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Current income tax relating to items recognized in other comprehensive income is recognized in other comprehensive income.

Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

3.14.  Revenue from contracts with customers

We derive substantially all of our revenue from the sale of virtual items and advertising services associated with our online games in accordance with IFRS 15.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

Revenue from contracts with customers is recognized when control of the goods or services is transferred to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The Group has generally concluded that it is the principal in its revenue arrangements because it typically controls the goods and services before transferring them to the customer. Revenues and related expenses from services are recognized in the period when services are rendered, regardless of when payment is made. Contract price is allocated separately to each performance obligation based on observable stand-alone prices. There are generally no variable amounts affecting consideration at the moment such consideration is recognized as the majority of our revenue is derived from the sale of virtual items. Consideration from customers does not have any non-cash component.

Online Games.    We operate our games as live services that allow players to play for free. Our identified performance obligation is to display the virtual items within the game over the estimated playing period of the paying player or until it is consumed in game play based upon the nature of the virtual item. Revenue is recognized either at a point in time or over time depending on the nature of virtual item displayed. Payment is required at time of purchase and the purchase price is a fixed amount.

Players can purchase our virtual items through various widely accepted payment methods offered in the games, including Apple iTunes accounts, Google Play accounts and Facebook local currency payments. Payments from players for virtual items are non-refundable and relate to non-cancellable contracts that specify our obligations. Such payments are initially recorded as deferred revenue.

The transaction price which we collect from our consumers is equal to the gross amount we request to be charged to our player because we are the principal in the transaction. The related platform and payment processing fees are recorded as expense in the same period when the relevant revenue is recognized while the amount of the platform and payment processing fees, which relate to the deferred revenue, is recognized as deferred platform commission fees. Revenue is recognized net of taxes, such as VAT and sales tax. Taxes are normally withheld by platforms in accordance with local laws in relevant jurisdictions, and where the platform does not serve as a tax agent the Group uses estimates to net off related tax amounts.

Advertising.    We have contractual relationships to display advertisements in our games. For all advertising arrangements, we are the principal and our performance obligation is to provide the inventory for advertisements to be displayed in our games.

The pricing and terms for all our advertising arrangements are governed by either a master contract or insertion order and generally stipulate payment terms as a specific number of days subsequent to the end of the month. The transaction price in advertising arrangements is generally the product of the number of advertising units delivered (e.g., impressions, offers completed, videos viewed, etc.) and the contractually agreed upon price per advertising unit.

For in-game display advertisements, in-game offers, engagement advertisements and other advertisements, our performance obligation is satisfied over the life of contract (i.e., over time), with revenue being accounted for using practical expedient and recognized monthly using end-of-the month recognition approach.

Taxes Collected from Customers.    As stated above we present our revenue net of taxes collected from customers and remitted to governmental authorities in our consolidated statement of profit or loss and other comprehensive income.

3.15.  Recognition of interest income and interest expense

For all financial instruments measured at amortized cost, interest bearing financial assets classified as available for sale and financial instruments designated at fair value through profit or loss, interest income or expense is recorded using the EIR method. The EIR (and therefore, the amortized cost of the asset) is calculated by taking into account any discount or premium on acquisition, fees and costs that are an integral part of the EIR of the financial instrument.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

3. Summary of significant accounting policies (continued)

Interest expense derived from borrowings attracted from various third parties including banks as part of financing arrangements is classified as interest expense. Cash disbursements of interest are included into interest paid in the consolidated statement of cash flows.

3.16.  Share-based payments

Both employees of the Group and key employees of important service providers to the Group receive remuneration in the form of share-based payments, whereby they render services as consideration for equity instruments (equity-settled transactions) and relevant cash consideration (cash-settled transactions).

The cost of equity-settled transactions is recognized, together with a corresponding increase in other reserves in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The consolidated statement of profit or loss and other comprehensive income expense or credit for a period represents the movement in cumulative expense recognized as at the beginning and end of that period and is recognized in the relevant cost and expense categories.

The cost of cash-settled transactions is recognized at fair value at the grant date using a relevant evaluation model (for details see Note 27). The fair value is expensed over the period until the vesting date with recognition of a corresponding liability. The liability is remeasured to fair value at each reporting date up to, and including the settlement date.

When the terms of an equity-settled award are modified, the minimum expense recognized is the expense that would have been incurred had the terms not been modified, if the original terms of the award are met. An additional expense is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee as measured at the date of modification.

When an equity-settled award is cancelled, it is treated as if it vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. This includes any award where non-vesting conditions within the control of either the entity or the employee are not met. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award, as described in previous paragraph.

For the share-based payments transactions in which the employee has a choice of settlement the amount of the cash alternative may be fixed or variable and, if variable, may be determinable in a manner that is related, or unrelated, to the price of the entity’s shares.

All of the components of share-based payments with a choice of settlement are treated as compound financial instrument, that includes both a liability and an equity component.

For each component the fair value of cash consideration is estimated first, and the fair value of equity component is estimated consequently. The fair value of cash consideration is estimated as nominal value of related cash payments at assumed vesting date.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

4. Accounting judgments, estimates and assumptions

The preparation of consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the reporting dates and the reported amounts of revenues and expenses during the reporting periods. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Key areas of estimation uncertainty and critical judgments

Key judgements and estimates reflected in the Group’s financial statements include:

●	Categorization of in-game purchases between durable and consumable and determination of their periods of usage;
●	Estimation of the average playing period of the paying users and estimation of the remaining lifespan of the games;
●	Measurement of cost associated with share-based payments;
●	Uncertain positions over taxes.

In the process of applying the Group’s accounting policies, management has made the following judgements, which have the most significant effect on the amounts recognized in the consolidated financial statements. Actual results could materially differ from those estimates.

Revenue recognition

General approach to in-game purchases, consumable and durable items

The satisfaction of our performance obligation is dependent on the nature of the virtual item purchased and as a result, we categorize our virtual items as either consumable or durable.

●	Consumable virtual items represent items that can be consumed by a specific player action. They can, for example, instantly refill certain stats like mana or health points or be used to skip cooldowns. Common characteristics of consumable virtual items are that they are no longer displayed on the player’s game board after a short period of time (usually within few days since the date of purchase), do not provide the player any continuing benefit following consumption (they cannot be used to improve the character), and often enable a player to perform an in-game action immediately. For the sale of consumable virtual items, we recognize revenue at a point in time.
●	Durable virtual items represent items that enhance player’s character or game inventory set over a certain period of time (e.g. that increase player hero’s power in Hero Wars game or enhance island’s buildings in our Island Experiment game). These items are accessible to the player over an extended period of time or can be exchanged or used for obtaining different items or levels in the games, which in turn are associated with the players character for an extended period of time (e.g. “stars” influencing the specific hero power in the game). Considering the complexity of the gameplay, great variety of in-game items and different behavioral patterns of players on different levels of character development, it is impracticable to estimate the useful life of in-game items. Therefore, we recognize the revenue from the sale of durable virtual items rateably over the average playing period of players for the applicable game (player’s lifespan), which represents our best estimate of the average life of the durable virtual item. We use this approach for substantially all of our revenue.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

4. Accounting judgments, estimates and assumptions (continued)

To separately account for consumable and durable virtual items, the Company specifically identifies each purchase for the majority of virtual items purchased on the third-party platforms. For the remaining population, the Company estimates the amount of consumable and durable virtual items based on data from specifically identified purchases and the expected behavior of the users.

Estimate of players lifespan

We monitor and assess the estimated weighted average playing period of payers by game on an ongoing basis beginning at the time of a payer’s first purchase in the respective game and ending on a date when that paying player is deemed to be no longer playing. To determine when paying players are no longer playing a given game, we analyze the entire population of payers who made in-game payment in the relevant periods and determine whether each payer is an active or inactive player as at the date of our analysis. To determine which payers are inactive, we analyze the dates that each payer last logged into that game. We determine a payer to be inactive once they have reached a period of inactivity for which it is probable that they will not return to a specific game. We use judgment to set a minimum period of inactivity to distinguish between active users and those that are deemed inactive at the date of evaluation which is currently determined as 30 days after last login date. Based on actual expired lifespans and projection for active players, we then project an average expected lifespan term of the population. We determine the estimated player lifespan to be used to arrive at our deferred revenue calculations on a quarterly basis as of the relevant balance sheet date.

In our core game Hero Wars a significant portion of our revenues is produced by a relatively low percentage of our users, which pay substantially higher dollar amounts for in-game virtual items as compared to the average payment per user and tend to have substantially longer playing periods as compared with average playing periods for the entire population. Moreover, the average playing periods differ substantially among different platforms, through which we distribute our games. To account for these aspects, we estimate the average playing periods separately for each platform as soon as we have the indicators that the average playing periods for a particular platform may differ from the average periods for other platforms and adjust the average playing periods by assigning greater weight to higher spending payers versus average payers in the population. We use regression analysis and Kaplan-Meyer survival model to arrive at the average playing period of the paying users for each platform. As at December 31, 2020 and 2019 player lifespan for Hero Wars averages 23 and 17 months respectively.

The estimated player lifespan in our other games as at December 31, 2020 and 2019 averages 34 months and 27 months respectively.

Had there been no change in the estimated players lifespans as at December 31, 2020 as compared with December 31, 2019, the revenue for the year ended December 31, 2020 would have been higher by an amount of $78,725 thousand and the profit before tax for the year ended December 31, 2020 (also taking into consideration the effects of estimated players lifespans on platform commissions) would have been higher by an amount of $54,794 thousand.

Key factors of estimation uncertainty

We expect that in future periods, there may be changes in the mix of consumable and durable virtual items offered and sold, reduced virtual item sales in certain existing games, changes in estimates of the average playing period of payers and/or changes in our ability to make such estimates. When such changes occur, and in particular if more of our revenue in any period is derived from durable virtual items or the estimated average playing period of payers increases on average, the amount of revenue that we recognize in a current or future period may be reduced, perhaps significantly. Conversely, if the estimated average playing period of payers decreases on average, the amount of revenue that we recognize in a current or future period may be accelerated, perhaps significantly, and we would disclose the effects of such changes in our consolidated financial statements.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

4. Accounting judgments, estimates and assumptions (continued)

The length of the lifespan depends on the players’ behaviors which vary across different game titles and across different platforms, where lifespans for social type platforms tend to be longer than for mobile platforms. The length of the lifespans may also depend on the maturity of the game title and our ability to allocate necessary financial and intellectual resources to implement relevant strategies for player attraction and retention.

When a new game is launched and only a limited period of payer data is available for our analysis, then we need to consider other factors to determine the estimated average playing period of payers, such as the estimated average playing period of payers for our other game titles with similar characteristics and review of externally available information, including industry peers.

Sensitivity to input parameters

Our estimates are sensitive to input parameters, particularly to change in proportion between durable and consumable items and to change in estimated player’s lifespan. Below is the analysis of sensitivity to these parameters:

●	While other parameters remain constant, an increase/decrease of the share of durable items in total payments by 10% would decrease/increase reported revenues for 2020 and respectively increase/decrease deferred revenue balance as at December 31, 2020 by 24,960.
●	While other parameters remain constant, an increase/decrease of the share of consumable items in total payments by 10% would increase/decrease reported revenues for 2020 and respectively decrease/increase deferred revenue balance as at December 31, 2020 by 5,990.
●	While other parameters remain constant, an increase in the estimated lifespans applied in 2020 by 10% would decrease reported revenues for 2020 and respectively increase deferred revenue balance as at December 31, 2020 by 15,448.
●	While other parameters remain constant, a decrease in the estimated lifespans applied in 2020 by 10% would increase reported revenues for 2020 and respectively decrease deferred revenue balance as at December 31, 2020 by 18,578.

Platform Commissions

Platforms retain platform commissions and fees on each purchase made by the paying players through the platform. As revenues from sales of virtual items to paying players through the platform are deferred, the related platform commissions and fees are also deferred on the consolidated statement of financial position. The deferred platform commissions are recognized in the consolidated statement of profit or loss and other comprehensive income in the period in which the related sales of virtual items are recognized as revenue.

Measurement of cost associated with share-based payments

Share-based payments included expenses incurred under share options granted in 2020 and earlier. See also Note 27 below for more details.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

4. Accounting judgments, estimates and assumptions (continued)

Management estimates the fair value of certain share options at the date of grant using the Black-Scholes-Merton pricing model while certain share options with complex performance-based vesting conditions are estimated using Monte-Carlo simulation. The models are also sensitive to changes in the subjective assumptions, which can materially affect the fair value estimate. These subjective assumptions include the expected life of the options, expected volatility, risk-free interest rates, expected dividend yield and the fair value of the underlying shares. The amount of expense is also sensitive to the number of awards, which are expected to vest, taking into account estimated forfeitures. Below is the discussion of each of these estimates:

Assumptions used in Black-Scholes-Merton model

Expected life

The Company does not have sufficiently long history to determine the time the option holders will hold the options. Therefore, for the options granted in 2019 and earlier the Company used the expected term as the contractual term of each option tranche for stock option plan. For the options granted in 2020 the Company determined the expected term based on the expected dates of certain events, which influence the vesting of the options.

Expected volatility

Since the Company’s shares are not traded there is no data on the Company’s share price volatility. The volatility for options valuation was defined based on the historical volatility of comparable public companies in a similar industry over a period, which approximates the expected life of option tranches.

Risk-free interest rates

Risk-free interest rates are based on the implied yield currently available in the US treasury bonds, adjusted for a country risk premium, with a remaining term approximating the expected life of the option award being valued.

Expected dividend yield

The Group set a dividend yield based on historical payout and best management’s expectation for dividends distribution.

Fair value of the underlying shares

The Company’s shares are not publicly traded. Therefore, it estimated the fair value of the underlying shares on the basis of valuations of its peer group companies at the date or intended share price for the transaction described in Note 27, which approximates the date of grant, adjusted for the lack of marketability of the Company’s shares if required. The peer group companies are determined based on several factors including, but not limited to industry (primarily gaming companies), similar size and availability of the financial information.

Estimated forfeitures

Management used forfeiture rate of zero as there was no data of attrition rate among key personnel and management at the dates of share option grants. Subsequently, if the actual forfeiture rate is higher, the actual amount of related expense will become lower.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

4. Accounting judgments, estimates and assumptions (continued)

Assumptions used in Monte-Carlo simulation

The share value is modelled based on the assumptions of price change in line with Geometric Brownian Motion (GBM).

The model runs simulations to define the equity value for the given contractual term, based on input parameters (see below). Based on simulation results target net income is defined through a proxy indicator (net income to equity value based on peer historical data). The expected payout is calculated based on results of future net income estimation and performance condition for each simulation separately. The proportionate share of all dividends distributed during the option’s exercise period are included in the total payout calculation. The fair value for the option is calculated as an average value for all simulations performed. The amount of simulations performed were 10,000.

The assumptions used to setup the model are as follows:

●	Overall option payment and value is defined as a value of corresponding shares transferred and dividends paid as if the shares were transferred at the vesting date without time value consideration;
●	The relation of net income to equity value is defined through proxy net income indicator;
●	Dividends accrued and paid are continuous;
●	Risk-free return rate is continuous;
●	Equity value is modelled through GBM and risk-neutral valuation.

Dividend protection feature

The dividend protection feature included into certain option agreements is accrued if it considered likely to be effected based on the management’s best estimate as of the reporting date.

Uncertain positions over taxes

The Group disclosed possible and accrued probable risks in respect on uncertain tax positions. Management estimates the amount of risk based on its interpretation of the relevant legislation, in accordance with the current industry practice and in conformity with its estimation of probability, which require considerable judgment.

Other areas of estimation uncertainty and judgments

Other judgements and estimates reflected in the Group’s financial statements include, but are not limited to:

●	Recoverability of deferred tax assets;
●	ECL measurement;
●	Software development costs and recognition of internally built software.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

4. Accounting judgments, estimates and assumptions (continued)

In the process of applying the Group’s accounting policies, management has made the following judgements, which have the most significant effect on the amounts recognized in the consolidated financial statements. Actual results could materially differ from those estimates.

Recoverability of deferred tax assets

The utilization of deferred tax assets will depend on whether it is probable to generate sufficient taxable income against which the deductible temporary differences can be utilized. Various factors are used to assess the probability of the future utilization of deferred tax assets, including past operating results, operational plans, expiration of tax losses carried forward, and tax planning strategies.

ECL measurement

The Group records an allowance for ECLs for all receivables and other debt financial assets not held at fair value through profit or loss (“FVPL”). The ECL allowance is based on the credit losses expected to arise over the life of the asset (the lifetime expected credit loss or LTECL) for Trade and other receivables. The LTECL is also used for other financial assets, unless there has been no significant increase in credit risk since origination, in which case, the allowance is based on the 12 months’ expected credit loss (12-month ECL). The 12-month ECL is the portion of LTECL that represent the ECLs that result from default events on a financial instrument that are possible within the 12 months after the reporting date. Both LTECL and 12mECL are calculated on either an individual basis or a collective basis, depending on the nature of the underlying portfolio of financial instruments.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate. The mechanics of the ECL calculations are outlined below and the key elements are as follows:

●	PD The Probability of Default is an estimate of the likelihood of default over a given time horizon. A default may only happen at a certain time over the assessed period, if the facility has not been previously derecognized and is still in the portfolio.
●	EAD The Exposure at Default is an estimate of the exposure at a future default date, taking into account expected changes in the exposure after the reporting date, including repayments of principal and interest, whether scheduled by contract or otherwise, expected drawdowns on committed facilities, and accrued interest from missed payments.
●	LGD The Loss Given Default is an estimate of the loss arising in the case where a default occurs at a given time. It is based on the difference between the contractual cash flows due and those that the lender would expect to receive, including from the realization of any collateral. It is usually expressed as a percentage of the EAD.

The Group has established a policy to perform an assessment, at the end of each reporting period, of whether a financial instrument’s credit risk has increased significantly since initial recognition, by considering the change in the risk of default occurring over the remaining life of the financial instrument.

In all cases, the Group considers that there has been a significant increase in credit risk when contractual payments are more than 30 days past due. The Group considers a financial asset in default when contractual payment are 90 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

4. Accounting judgments, estimates and assumptions (continued)

Software development costs

Our development teams, which develop the online games, follow an agile development process, whereas the preliminary project stage remains ongoing until just prior to worldwide launch of the game, at which time final feature selection occurs. As such, the development costs in respect of online games are expensed as incurred in our consolidated statement of profit or loss and other comprehensive income. We did not capitalize any online games development costs in 2020 and 2019.

Development expenditures in respect of the software for the internal use are recognized as an intangible asset when the Group can demonstrate the technical and commercial feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during development.

5. Segment reporting

We operate through one operating segment with one business activity: development and publishing of online games for mobile, web and social platforms, including Hero Wars, Island Experiment, Throne Rush and other. The financial information reviewed by our Chief Operating Decision Maker, which is our CEO, is included within one operating segment for purposes of allocating resources and evaluating financial performance.

We disclose the geographical distribution of our revenue in Note 7. We do not have the ability to track revenue deferral on a by country basis therefore we applied average deferral rate to in-game purchases disaggregated by geography.

6. Earnings/(loss) per share

Basic earnings/(loss) per share amounts are calculated by dividing income/(loss) for the year net of tax attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted earnings/(loss) per share amounts are calculated by dividing the net income/(loss) for the year net of tax attributable to ordinary equity holders of the parent adjusted for the effect of any potential share exercise by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

The following reflects the income and share data used in basic and diluted earnings/(loss) per share computations for the years ended December 31, 2020 and 2019:

	2020	2019
Income/(loss) for the year net of tax attributable to ordinary equity holders of the parent for basic earnings	668	(33,706)
Weighted average number of ordinary shares for basic and diluted earnings per share	20,000	20,000
Earnings/(loss) per share:
Earnings/(loss) attributable to ordinary equity holders of the parent, US$	33	(1,685)

The basic earnings/(loss) per share equals to the diluted earnings/(loss) per share as there were no dilutive instruments as at and for the years ended December 31, 2020 and 2019. The share options are not dilutive as the employees and non-employees receive the existing shares from the existing shareholders at zero strike price upon exercise of their options as opposed to acquiring newly issued shares.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

7. Revenue

The following table summarizes revenue from contracts with customers for the years ended December 31, 2020 and 2019:

	2020	2019
In-game purchases	244,457	89,169
Advertising	15,059	4,642
Total	259,516	93,811

For more details on revenue recognition principles please see Note 4. The amount of 66,096 recognized as in-game purchases revenue in 2020 (19,535- for the year ended December 31, 2019) was included in the balance of deferred revenue as at January 1, 2020 and 2019 respectively (for details see Note 23).

The following table set forth revenue disaggregated based on geographical location of our payers:

	2020	2019
Geographic location
US	96,950	38,066
Europe	61,167	22,956
FSU*	38,772	19,008
Asia	42,158	7,671
Other	20,469	6,110
Total	259,516	93,811
*	Former Soviet Union countries includes Russia, Ukraine, Georgia, Belorussia, Uzbekistan, Armenia, Azerbaijan, Kazakhstan, Kyrgyzstan, Moldova, Turkmenistan, Tajikistan, Latvia, Lithuania and Estonia.

97% of the Group’s total revenues for the year ended December 31, 2020 was generated by Hero Wars game title (87% — for the year ended December 31, 2019).

8. Game operating cost

Game operating cost consists mainly of technical support services. The following table summarizes game operating cost for the years ended December 31, 2020 and 2019:

	2020	2019
Technical support services	(15,373)	(14,169)
Employee benefits expenses	(1,029)	(648)
	(16,402)	(14,817)

Technical support mainly relates to maintenance and upgrades of the Group’s software applications provided by a third party.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

9. Selling and marketing expenses

Selling and marketing expenses consist mainly of expenses to attract new users through advertising. The following table summarizes selling and marketing expenses for the years ended December 31, 2020 and 2019:

	2020	2019
Advertising costs	(164,929)	(81,814)
Employee benefits expenses	(827)	(366)
	(165,756)	(82,180)

10. General and administrative expenses

The following table summarizes general and administrative expenses for the years ended December 31, 2020 and 2019:

	2020	2019
Employee benefits expenses	(1,045)	(1,002)
Professional fees	(1,473)	(278)
Other operating expenses	(183)	(421)
	(2,701)	(1,701)

11. Finance income and costs

	2020	2019
Interest income	7	12
Foreign exchange gain	1,991	411
Finance income – total	1,998	423
Interest expense	(45)	(96)
Bank charges	(175)	(87)
Finance costs – total	(220)	(183)
Net finance income	1,778	240

12. Taxation

The Group recognized income tax expense in the amount of 18 comprised of the income tax in Flow Research S.L. (2019: 7, comprised of the income tax in Flow Research S.L. in the amount of 5 and the special contribution to the defense fund of 2).

In accordance with the Cypriot tax rules the companies shall use their financial reporting in accordance with IFRS as tax records with certain insignificant exceptions. As a result, the Company has no material temporary differences between the tax and accounting bases of assets and liabilities and consequently no material deferred tax effect. Under certain conditions interest income of 7 (12 for 2019) may be subject to defense contribution at the rate of 30%. In such cases this interest will be exempt from corporation tax. In certain cases, dividends received from abroad may be subject to defense contribution at the rate of 17%.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

12. Taxation (continued)

The applicable tax rate used for reconciliation is 12.5%.

(a)Cyprus IP box regime

In 2012, the government of Cyprus introduced a regime applicable to Intellectual Property (IP). The provisions of the IP regime allow for an 80% deemed deduction on royalty income and capital gains upon disposal of IP, owned by Cypriot resident companies (net of any direct expenses and amortization provisions over a 5-year period). Companies benefiting from the IP regime may continue to apply its provisions until June 30, 2021, as long as the IP assets either generated income or their development was completed as at June 30, 2016. The effective tax rate on eligible IP income could be as low as 2.5%. In case a loss arises instead of profit, the amount of loss that can be set off is limited to 20%. The respective tax loss can be carried forward and utilized for the period of 5 years. Ending of the IP Box regime on June 30, 2021 does not affect the amounts of current or deferred income taxes recognized at December 31, 2020. However, this change will increase the Group’s future current tax charge accordingly.

(b)Reconciliation of effective tax rate

The reconciliation of the effective tax rate to a statutory tax rate is presented in a table below:

	2020	2019
Income/(loss) before tax	686	(33,699)
Tax calculated at the applicable tax rates	(86)	4,212
Effect of different tax rates in other countries	(8)	(5)
Tax effect of expenses not deductible for tax purposes and non-taxable income	645	1,134
Tax effect of deductions under special tax regimes	(758)	(4,126)
Unrecognized deferred tax asset resulting from loss carryforward	—	(1,220)
Tax effect of tax losses brought forward	189	—
Special contribution defense fund	—	(2)
Income tax expense	(18)	(7)

(c)Uncertainty over the income tax treatment and unrecognized deferred tax asset

Starting from January 1, 2019 the Company has changed its tax reporting principles, judgements and estimates in a few areas including, among others, revenue recognition for in-game purchases and software development costs, which resulted in a substantial amount of revenues related to in-game purchases made by Company’s consumers in 2019 being deferred to 2020 and beyond (see Notes 4 and 23 for details). As a consequence, the Company has booked a substantial tax loss in 2019 as opposed to moderate profits recorded in the prior periods.

These new principles and estimates in respect of the tax records have not yet been assessed or approved by the tax authorities, therefore we have no assurance as to whether they will be accepted by the relevant tax authorities. There also can be no assurance that the accounting treatment of certain transactions under IFRS as accepted by the Company like share-based payments, indirect taxes etc. will not be challenged by the relevant tax authorities. The Company has not recognized any tax expense in respect of these uncertainties as it believes that its tax records are in compliance with the existing laws and regulations and that its accruals for tax liabilities are sufficient and adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience.

As at December 31, 2020 the Group did not recognize a deferred tax asset of 1,031 resulting from the tax losses reported in 2019 because of the uncertainties described above (2019: 1,220). Tax losses for which no deferred tax asset was recognized expire in 2024.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

13. Dividends

Dividends
January 1, 2019	—
Dividends declared, per share US$210	4,206
Dividends paid	(4,122)
December 31, 2019	84
January 1, 2020	84
Dividends declared, per share US$2,681	53,614
Dividends paid	(51,683)
Foreign exchange loss	577
December 31, 2020	2,592

Dividends unpaid as at December 31, 2020 in the amount of 2,592 were fully paid on January 3, 2021.

In addition to cash dividend the difference between the nominal amount of the interest-free loans provided to one of the Group’s shareholder and their fair values was recognized as distribution to the shareholders in the amount of 0 (10 — in the year 2019) (see Note 16). The total amount of distributions recognized during the year amounted to 53,614 (4,206 — in the year 2019).

The Cypriot law requires companies established under the laws of Cyprus to pay dividends out of available distributable profits. Profits in the legal sense are construed on principles different from IFRS. Management of the Company determined the amount of the distributable profits of the Company as at November 18, 2020 (as at December 17, 2019 — in the year 2019) in accordance with the applicable law, ensuring the availability of funds for covering all potential and contingent liabilities and taking into account that deferred revenue, appearing on the balance sheet as a liability do not constitute liability in the legal sense but they are in essence a postponement in the recognition of revenue. Furthermore, the Company sought for legal advice, which confirms their position that dividends were paid out of available distributable profits.

14. Property and equipment

		Furniture,
		fixtures and
	Computer	office
	hardware	equipment	Total
Cost
Balance at January 1, 2019	45	51	96
Additions	19	—	19
Balance at December 31, 2019	64	51	115
Depreciation
Balance at January 1, 2019	14	19	33
Depreciation for the year	10	10	20
Balance at December 31, 2019	24	29	53
Carrying amounts
Balance at December 31, 2019	40	22	62

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

14. Property and equipment (continued)

		Furniture,
		fixtures and
	Computer	office
	hardware	equipment	Total
Cost
Balance at January 1, 2020	64	51	115
Additions	47	100	147
Balance at December 31, 2020	111	151	262
Depreciation
Balance at January 1, 2020	24	29	53
Depreciation for the year	18	20	38
Balance at December 31, 2020	42	49	91
Carrying amounts
Balance at December 31, 2020	69	102	171

15. Intangible assets

Computer
software
Cost
Balance at January 1, 2019	688
Additions	83
Balance at December 31, 2019	771
Amortization
Balance at January 1, 2019	199
Amortization for the year	236
Balance at December 31, 2019	435
Carrying amounts
Balance at December 31, 2019	336
Cost
Balance at January 1, 2020	771
Balance at December 31, 2020	771
Amortization
Balance at January 1, 2020	435
Amortization for the year	260
Balance at December 31, 2020	695
Carrying amounts
Balance at December 31, 2020	76

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

16. Loans receivable

	2020	2019
Balance at January 1	521	272
New loans granted	—	338
Repayments of principal	(508)	(95)
Interest charged	7	12
Interest received	(19)	—
Foreign exchange gain / (loss)	7	(6)
Balance at December 31	8	521

On October 1, 2018, the Company entered into a loan agreement with its shareholder Boris Gertsovsky, for the total amount of € 240,000 (US$ 278,000) with an annual interest rate of 2%. In December 2019 € 85,000 (US$ 95,000) were repaid. The loan was fully repaid on April 23, 2020.

On July 30, 2019, the Company entered into a loan agreement with its shareholder, Boris Gertsovsky, for the total amount of €300,000 (US$ 327,000). The loan was provided interest-free and was fully repaid on July 24, 2020. The difference between the nominal amounts of the loans and their fair value was insignificant.

On October 30, 2019, the Company entered into a loan agreement with its shareholder Boris Gertsovsky, for the total amount of €10,000 (US$ 11,000). The loan was provided interest free with outstanding balance of 8 as at December 31, 2020 and was fully repaid on February 12, 2021.

The exposure of the Group to credit risk is reported in note 26 to the consolidated financial statements.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

17. Lease

	Right-of-use	Lease
	assets	liabilities
Balance at January 1, 2019	—	—
Additions	101	101
Depreciation	(30)	—
Interest expense	—	1
Payments	—	(31)
Effect of foreign exchange rates	—	(1)
Balance at December 31, 2019	71	70
Lease liabilities – current		49
Lease liabilities – non-current		21

	Right-of-use	Lease
	assets	liabilities
Balance at January 1, 2020	71	70
Additions	1,236	1,236
Depreciation	(263)	—
Interest expense	—	26
Payments	—	(367)
Effect of foreign exchange rates	—	146
Balance at December 31, 2020	1,044	1,111
Lease liabilities – current		293
Lease liabilities – non-current		818

The amounts recognized in the consolidated statement of profit or loss and other comprehensive income other than depreciation in relation to leases are presented in the table below:

	2020	2019
Expense relating to short-term leases	9	20
Expense relating to leases of low-value assets	—	8
Interest expense on lease liabilities	26	1
	35	29

At the beginning of 2019 the Group held a lease for the office space that it rented. Previously, this lease was classified as operating lease under IAS 17. In May 2019, the existing lease expired. The Group has elected not to recognize right-of-use asset and lease liability for this lease due to its short-term nature.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

17. Lease (continued)

On June 1, 2019 the Group entered into a new lease agreement for the office spaces with a new owner. The lease runs for two years, with an option of renewal after that date subject to the adjustment of the lease payments to the market conditions. As the market conditions at the lease expiration date cannot be reliably estimated as at the reporting date management decided not to account for the lease renewal option while determining the amount of right-of-use assets and lease liabilities.

On March 24, 2020 the Group entered into a new lease agreement over the office spaces with a new owner. The lease runs for 5 years, with an option of obtaining a discount while paying in lumpsum for the whole year. As the Group already makes such payments and received the discount for the first year, management decided to account for this option while determining the amount of right-of-use assets and lease liabilities.

Total cash outflow for leases recognized in the statement of cash flow is presented below:

	2020	2019
Cash outflow for leases excluding exemptions	367	31
Cash outflow for short-term and low-value leases	5	28
Total cash outflow for leases	372	59

All lease obligations are denominated in €. The rate of 3% per annum was used as the incremental borrowing rate.

18. Trade and other receivables

	December 31,	December 31,
	2020	2019
Trade receivables	30,909	23,767
Deposits and prepayments	2,045	910
Other receivables	209	112
Total	33,163	24,789

The Group does not hold any collateral over the trading receivables balances.

The fair values of trade and other receivables approximate their carrying amounts as presented above.

The exposure of the Group to credit risk and impairment losses in relation to trade and other receivables is reported in Note 26 to the consolidated financial statements.

The amount of ECL in respect of trade and other receivables as at December 31, 2020 and 2019 is not significant.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

19. Cash and cash equivalents

	December 31,	December 31,
	2020	2019
Current accounts	84,538	17,550
Bank deposits	19	15
Total	84,557	17,565

	December 31,	December 31,
Currency	2020	2019
United States Dollars	72,412	12,925
Euro	11,404	3,916
Russian Ruble	741	724
Total	84,557	17,565

Impairment on cash and cash equivalents has been measured on a 12-month expected loss basis and reflects the short maturities of the exposures. The Group considers that its cash and cash equivalents have low credit risk based on the external credit ratings of the counterparties. Therefore, no impairment allowance was recognized as at December 31, 2020 and 2019.

20. Share capital

	December 31, 2019	December 31, 2019
	Number of shares	US$
Ordinary shares of €1 each	—	—
Class A shares of €1 each	19,040	25,379
Class B shares of €1 each	960	1,280
	20,000	26,659
Issued and fully paid
Balance at January 1, 2019	20,000	26,659
Balance at December 31, 2019	20,000	26,659

	December 31, 2020	December 31, 2020
	Number of shares	US$
Ordinary shares of €1 each	—	—
Class A shares of €1 each	18,940	25,246
Class B shares of €1 each	1,060	1,413
	20,000	26,659
Issued and fully paid
Balance at January 1, 2020	20,000	26,659
Balance at December 31, 2020	20,000	26,659

On November 19, 2019 the authorized share capital of the Company was converted from 20,000 ordinary shares of € 1 each to 19,040 class A shares of € 1 each and 960 class B shares of € 1 each. As at December 31, 2020 Company’s share capital consisted of 18,940 class A shares of € 1 each and 1,060 class B shares of € 1 each.

The movement between share classes took place due to redistribution of shares between the management and employees, no dilution occurred as a consequence of such movement.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

21. Trade and other payables

	December 31,	December 31,
	2020	2019
Trade payables	9,793	13,006
Provision for indirect taxes	3,850	941
Dividends payable	2,592	84
Accrued salaries, bonuses, vacation pay and related taxes	2,050	183
Other payables	1,314	253
Total	19,599	14,467

The exposure of the Group to liquidity risk in relation to financial instruments is reported in Note 26 to the consolidated financial statements.

22. Loans and borrowings

	2020	2019
Balance at January 1	4,028	45
Additions	—	6,500
Repayments	(3,980)	(2,418)
Interest paid	(17)	(85)
Change from financing cashflows	(3,997)	3,997
Discount on low-interest loans from shareholders	—	(108)
Interest accrued	19	95
Foreign exchange gain	(1)	(1)
Balance at December 31	49	4,028

	December 31,	December 31,
	2020	2019
Loans and borrowings
Short-term loan from shareholder	49	3,983
Long-term loan from shareholder	—	45
	49	4,028

On May 17, 2019, the Company entered into a loan agreement with the key shareholder of the Group IDSB Holding Limited, for the total amount of 5,000. The loan was provided interest free. On December 5, 2019 the Company repaid 1,000 and the residual amount on March 23, 2020.

On April 17, 2019, the Company entered into a loan agreement with PLR Worldwide Sales Limited, a related party of the key shareholder of the Group IDSB Holding Limited, for the total amount of 1,000 and with an annual interest rate of 3%. The loan was fully repaid on May 24, 2019, including the principal of 1,000 and the accrued interest of 3.

On April 1, 2019, the Company entered into a loan agreement with its shareholder and Chief Executive Officer, Andrey Fadeev, for the total amount of 500. The loan was provided interest free, and was fully repaid on April 23, 2019.

On August 1, 2018, Flow Research S. L. entered into a loan agreement with Empathy International S. A., for the total amount of €40,000 (US$ 47 000). The loan was further assigned on October 30, 2018 to Boris Gertsovsky (as transferee). The loan was provided interest free with balance of 49 as at December 31, 2020 and was fully repaid in April 2021.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

23. Deferred revenue and deferred platform commission fees

As at December, 31 2020, deferred revenue is expected to be recognized over a term of calculated average playing period of the paying users (for details see Note 4).

Deferred revenue is associated with the portion of in-game purchases revenue that is recognized over time. The table below summarizes the change in deferred revenue and platform commission fees for the years ended December 31, 2020 and 2019:

2019
Liabilities
January 1, 2019	35,080
Deferred during the year	130,830
Released to profit or loss	(55,731)
December 31, 2019	110,179
Current portion	87,228
Non-current portion	22,951
Assets
January 1, 2019	13,674
Deferred during the year	42,176
Released to profit or loss	(18,728)
December 31, 2019	37,122

2020
Liabilities
January 1, 2020	110,179
Deferred during the year	343,114
Released to profit or loss	(159,597)
December 31, 2020	293,696
Current portion	214,711
Non-current portion	78,985
Assets
January 1, 2020	37,122
Deferred during the year	101,877
Released to profit or loss	(49,437)
December 31, 2020	89,562

Increase in the amounts of deferred revenue and platform commission as at December 31, 2020 compared to December 31, 2019 is mostly due to increase in the in-game purchases (for details see Note 7) and in the lifespans (for details see Note 4).

24. Related party transactions

As at December 31, 2020 the Company’s key shareholders are Everix (registered in British Virgin Islands) which owns 43.35% (December 31, 2019 — IDSB Holding Limited which owned 43.35%), and Andrey Fadeev and Boris Gertsovsky, each owning 23.175% (December 31, 2019—23.175%) of the issued share capital.

On December 11, 2020 the sole director of the Company approved the transfer of substantially all Company’s shares owned by IDSB Holding Limited to Everix Investments Limited, a company incorporated under the laws of the Republic of Cyprus.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

24. Related party transactions (continued)

The transactions and balances with related parties are as follows:

(i)	Directors’ remuneration

The remuneration of Directors and other members of key management was as follows:

	2020	2019
Directors’ and other members of key management’s remuneration	557	411
	557	411

(ii)	Loans to shareholders

	December 31,	December 31,
	2020	2019
Loan to Boris Gertsovsky	8	521
	8	521

The loan was provided interest free, and there was no specified repayment date (see details in Note 16).

(iii)   Loans from shareholders

	December 31,	December 31,
	2020	2019
Short-term loan from IDSB Holding Limited	—	3,983
Short-term loan from Boris Gertsovsky	49	—
Long-term loan from Boris Gertsovsky	—	45
	49	4,028

The loan from IDSB Holding Limited, which was the shareholding company until December 11, 2020, was provided interest free, and was repaid on March 23, 2020.

Refer to Notes 16 and 22 for the effects of interest-free loans provided to and received from the shareholders on the reserves of the Group.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

25. List of subsidiaries

Set out below is a list of subsidiaries of the Group.

	Ownership	Ownership
	Interest	Interest
	December 31,	December 31,
	2020	2019
Name	%	%
Topland Management Ltd	100	100
Flow Research S.L.	100	100

Topland Management Ltd

Topland Management Ltd was incorporated in British Virgin Islands on December 7, 2010. The registered office of the company is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. The company has been liquidated on February 19, 2021.

Flow Research S.L.

Flow Research S.L. was incorporated in Barcelona, Spain, on November 10, 2017. The registered office of the company is at CL Fontanella 4, Orihuela Alicante, 03189 Spain. The company’s principal activities are a creative design of online games.

26. Financial instruments — fair values and risk management

A.	Accounting classifications

The following table shows the carrying amounts of financial assets and financial liabilities as at December 31, 2020 and 2019. For all the Group’s financial assets and financial liabilities their carrying amounts are reasonable approximations of their fair values.

Financial assets are as follows:

		December 31,	December 31,
	Note	2020	2019
Financial assets at amortized cost
Trade receivables	18	30,909	23,767
Cash and cash equivalents	19	84,557	17,565
Loans receivable	16	8	521
Total		115,474	41,853

Financial liabilities are as follows:

		December 31,	December 31,
		2020	2019
Financial liabilities not measured at fair value
Loans from shareholders	22	49	4,028
Lease liabilities	17	1,111	70
Trade and other payables	21	19,599	14,467
Total		20,759	18,565

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

26. Financial instruments — fair values and risk management (continued)

B.	Financial risk management

The Company’s Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework.

The Group’s risk management policies are established to identify and analyze the risks faced by the Group, to set appropriate risk limits and controls, and monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and in the Group’s activities.

The Group has exposure to the following risks arising from financial instruments:

●	credit risk (see note B(i));
●	liquidity risk (see note B(ii)); and
●	market risk (see note B(iii)).
(i)	Credit risk

Credit risk arises when a failure by counterparties to discharge their obligations could reduce the amount of future cash inflows from financial assets on hand at the reporting date. The Group’s credit risk arises predominantly from trade receivables and is concentrated around key platforms, through which the Group is distributing online games. As at December 31, 2020 and 2019 the largest debtor of the Group constituted 28% and 33% of the Group’s Trade and other receivables and the 3 largest debtors of the Group constituted 73% and 75% of the Group’s Trade and other receivable respectively.

Credit risk related to trade receivables is considered insignificant, since almost all sales are generated through major companies, with consistently high credit ratings. These distributors pay the Group monthly, based on sales to the end users. Payments are made within 3 months after the sale to the end customer. The distributors take full responsibility for tracking and accounting of end customer sales, and send to the Group monthly reports that show amounts to be paid. The Group does not have any material overdue or impaired accounts receivable.

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

	December 31,	December 31,
	2020	2019
Loans receivables from related parties	8	521
Trade receivables	30,909	23,767
Cash and cash equivalents	84,557	17,565

Expected credit loss assessment for corporate customers as at December 31, 2020 and 2019

The Group allocates each exposure a credit risk grade based on data that is determined to be predictive of the risk of loss (including but not limited to external ratings, audited financial statements, management accounts, and cash flows projections) and applying experienced credit judgement.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

26. Financial instruments — fair values and risk management (continued)

Trade and other receivables

The ECL allowance in respect of Trade and other receivables is determined on the basis of the LTECL. The Group uses the credit rating for each of the large debtors where available or makes its own judgement as to the credit quality of its debtors based on their most recent financial reporting or the rating assigned to their country of incorporation. After assigning the credit rating to each of the debtors the Group determines the PD and LGD based on the data published by the internationally recognized rating agencies. The determined amounts of allowances for ECL for each of the debtors are then adjusted for the forecasted macroeconomic factors, which include the forecasted unemployment rate in each of the countries where the debtors are incorporated and forecasted growth rate of the global gaming market from publicly available sources. Therefore, ECL in respect of Trade and other receivables is insignificant as at December 31, 2020 and 2019.

Cash and cash equivalents

The cash and cash equivalents are held with bank and financial institution counterparties, which are rated B- to A based on Fitch’s ratings.

Impairment on cash and cash equivalents has been measured on a 12-month expected loss basis and reflects the short maturities of the exposures. The Group considers that its cash and cash equivalents have low credit risk based on the external credit ratings of the counterparties. Therefore, no impairment allowance was recognized as at December 31, 2020 and 2019.

(ii)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s objective when managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions without incurring unacceptable losses or risking damage to the Group’s reputation.

The Group monitors the level of expected cash inflows on trade and other receivables together with expected cash outflows on trade and other payables. In addition, the Group has received in 2019 the loans from related parties to primarily finance the marketing activities in the amount of 6,392 and were fully repaid as at December 31, 2020 (see Note 22).

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

26. Financial instruments — fair values and risk management (continued)

The following are the contractual maturities of financial liabilities at the reporting date. The amounts are gross and undiscounted, and include contractual interest payments and exclude the impact of netting agreements.

	Carrying	Contractual	3 months	Between	Between
December 31, 2020	amounts	cash flows	or less	3 - 12 months	1 - 5 years
Non-derivative financial liabilities
Obligations under leases	1,111	1,167	32	288	847
Trade and other payables	19,599	19,599	19,599	—	—
Loans from shareholders	49	49	—	49	—
	20,759	20,815	19,631	337	847

	Carrying	Contractual	3 months	Between	Between
December 31, 2019	amounts	cash flows	or less	3 - 12 months	1 - 5 years
Non-derivative financial liabilities
Obligations under leases	70	71	13	37	21
Trade and other payables	14,467	14,467	14,467	—	—
Loans from shareholders	4,028	4,047	—	4,000	47
	18,565	18,585	14,480	4,037	68

(iii)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and/or equity prices will affect the Group’s income or the value of its holdings of financial instruments.

The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

Currency risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the Group’s functional currency. The Group is exposed to foreign exchange risk arising from various currency exposures primarily with respect to the Euro and the Russian Ruble. The Group’s management monitors the exchange rate fluctuations on a continuous basis and acts accordingly.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

26. Financial instruments — fair values and risk management (continued)

The Group’s exposure to foreign currency risk was as follows:

		Russian
December 31, 2020	Euro	Ruble
Assets
Loans receivable	8	—
Trade and other receivables	9,661	2,649
Cash and cash equivalents	11,404	741
	21,073	3,390
Liabilities
Lease liabilities	(1,111)	—
Trade and other payables	(5,811)	(3)
Loans and borrowings	(49)	—
	(6,971)	(3)
Net exposure	14,102	3,387

		Russian
December 31, 2019	Euro	Ruble
Assets
Loans receivable	521	—
Trade and other receivables	9,380	1,882
Cash and cash equivalents	3,916	724
	13,817	2,606
Liabilities
Lease liabilities	(70)	—
Trade and other payables	(469)	(63)
Loans and borrowings	(45)	—
	(584)	(63)
Net exposure	13,233	2,543

Sensitivity analysis

A reasonably possible 10% strengthening or weakening of the United States Dollar against the following currencies at December 31, 2020 and 2019 would have increased (decreased) equity and profit or loss by the amounts shown below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	Strengthening of	Weakening of
December 31, 2020	USD by 10%	USD by 10%
Euro	(1,410)	1,410
Russian Ruble	(339)	339
	(1,749)	1,749

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

26. Financial instruments — fair values and risk management (continued)

	Strengthening of	Weakening of
December 31, 2019	USD by 10%	USD by 10%
Euro	(1,323)	1,323
Russian Ruble	(254)	254
	(1,577)	1,577

27. Share-based payments

Nexters Long-Term Incentive Plan

In 2016 we adopted a Long-Term Incentive Plan (“LTIP”). Under this LTIP key employees of the Group and key employees of the Group’s service provider (“non-employees”) received remuneration in the form of share options, whereby they render services as consideration for equity instruments. Within current LTIP several tranches of share-based options for Class A shares and Class B shares were issued:

			Vesting	Vesting
Class of shares	Grant Date	No. of options granted	period	conditions
Class A	10.01.2016	1,100	2016 – 2019	Service condition
Class B	01.01.2019	660	2019	Service condition
Class B complex vesting	01.01.2019	1,300	2027	Service condition, performance non-market condition
Complex conditional upon listing	18.11.2020	—*	2021	Service condition, performance non-market condition
Total share options granted as at December 31, 2020		3,060	—	—
*	Options granted refer to new entity shares after the proposed transaction and are not considered in the amounts in the table above (max. amount 100,000 options)

We recorded share-based payments expense in general and administrative expenses and game operating cost of our consolidated statement of profit or loss and other comprehensive income. The table below summarized the share-based payments expense within the years ended December 31, 2020 and 2019:

	2020	2019
Class A	—	20
Class B	—	3,704
Class B complex vesting	169	919
Complex vesting conditional upon listing	130	—
Total recorded expenses	299	4,643
therein recognized:
within Game operating cost	85	4,163
within General and administrative expenses	214	480

In relation to the share based payment expense in 2019 we recognized the increase in Other reserves of 4,594 as it corresponds to the equity settled portion of the share options and 49 in liabilities as it corresponds to the dividends protection feature of the share options.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

27. Share-based payments (continued)

In relation to the share based payment expense in 2020 we recognized the increase in Other reserves of 183 as it corresponds to the equity settled portion of the share options and 1,553 in liabilities as it corresponds to the dividends protection feature of the share options.

As at December 31, 2020 and 2019 all options with single service condition were fully vested, outstanding share-based options are presented by performance-based Class B options only. The forfeiture rate used for vesting expense calculation in 2020 and 2019 is nil and is based on historical data and current expectations but other forfeiture patterns may occur in future.

Class A share-based payments

Under current LTIP Class A share options were granted to employees and non-employees in October 2016 with a single service condition and expected vesting periods of up to four years, depending on individual agreements with such employees. The movement of the share options, related fair values (“FV”) at grant dates and actual vesting are displayed below:

Total FV of
	Number of	options* at
	options	grant date
Outstanding as at December 31, 2015	—	—
Granted	1,100	1,613
Vested	200	299
Forfeited	—	—
Outstanding as at December 31, 2016	900	1,314
Granted	—	—
Vested	840	1,234
Forfeited	—	—
Outstanding as at December 31, 2017	60	80
Granted	—	—
Vested	—	—
Forfeited	—	—
Outstanding as at December 31, 2018	60	80
Granted	—	—
Vested	60	80
Forfeited	—	—
Outstanding as at December 31, 2019	—	—
Granted	—	—
Vested	—	—
Forfeited	—	—
Outstanding as at December 31, 2020	—	—
*	Total fair value of options vested; for valuation technique please refer to the section below.

The fair value of options was estimated at the grant date using Black-Scholes-Merton pricing model taking into account the terms and conditions on which the options were granted and accounted for proportionally to the vesting period in the previous and current year.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

27. Share-based payments (continued)

The following table presents fair value per one option and related assumptions used to estimate the fair value of our options at the grant date:

	Vesting date (year ended December 31)
	2019	2018	2017	2016
Expected term, in years	3.1	—	0.6	0.1
Expected volatility	45.0%	—	38.6%	35.1%
Risk free interest rate	1.5%	—	1.1%	0.7%
Dividend yield*	3.6%	—	3.6%	3.6%
FV at grant date per option	US$1,341	—	US$1,469	US$1,495
Discount for Lack of Marketability	7.8%	—	7.8%	7.8%
*	— adjusted for discount for lack of marketability

Class B share-based payments

Under current LTIP Class B share options were granted to non-employees on January 1, 2019 with a single service condition and one-year vesting period. The movement of the share options and actual vesting are displayed below:

Total FV of
	Number of	options* at
	options	grant date
Outstanding as at December 31, 2018	—	—
Granted	660	3,704
Vested	660	3,704
Forfeited	—	—
Outstanding as at December 31, 2019	—	—
Granted	—	—
Vested	—	—
Forfeited	—	—
Outstanding as at December 31, 2020	—	—
*	Total fair value of options vested; for valuation technique please refer to the section below.

The fair values of options was evaluated at the grant date using Black-Scholes-Merton pricing model taking into account the terms and conditions on which the options were granted and accounted for in the current year. The following table presents fair value per one option and related assumptions used to estimate the fair value of our options at the grant date:

2019
Expected term, in years	1.0
Expected volatility	39.3%
Risk free interest rate	2.6%
Dividend yield*	7.7%
FV at grant date per option	US$5,612
Discount for Lack of Marketability	8.4%
*	— adjusted for discount for lack of marketability

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

27. Share-based payments (continued)

Class B complex vesting (performance-based awards)

Under current LTIP Class B share options were granted to one employee and one non-employee on January 1, 2019 with a service condition and a special performance-based non-market vesting condition (net income thresholds). The contractual term of the options is 10 years. We estimate the fair value of granted awards using a Monte Carlo Simulation method, which takes into account assumptions such as the expected volatility, the risk-free interest rate based on the contractual term of the award and expected dividend yield.

The options were accounted for in current year according to vesting period and assessment of performance conditions achievement. For the purposes of the valuation each performance condition threshold is treated as a separate option with a separate valuation of vesting period. Based on the evaluation at the grant date the respective options that have nil FV and are not projected as to be reachable we consider it unlikely that these options will vest.

The following table presents fair value per one option and related parameters used to estimate the fair value of our options at the grant date:

Evaluation date (grant date)	January 1, 2019
Equity value, US$ mln	132
Expected volatility	41.00%
Dividend yield	6.80%
Proxy net income indicator	0.041201
Discount for Lack of Marketability*	8.40%
Total FV for 1,300 complex options	1,157.20
*	— applied to the result of fair value estimation

Based on the Group’s performance assessment in the years ended December 31, 2020 and 2019 several performance conditions were fulfilled, resulting in accelerated vesting for the related parts of the option scheme. The table below summarizes the expenses recognized in relation to the abovementioned options:

	2020	2019
Expenses in relation to fulfilled condition	169	860
Expenses in relation to yet unfulfilled performance conditions	—	59
Total recorded expenses	169	919

Complex vesting conditional upon listing

Under current LTIP share options in the entity surviving the proposed transaction as described in Note 29 were granted to one employee on November 18, 2020 with a service condition and a series of special performance-based non-market vesting conditions related to the listing. The contractual term of the options is 2 years. Since the agreement contains a clause that grants an employee a discretion of receiving cash consideration or options we treat the following agreement as a compound financial instrument that includes both a liability and an equity component.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

27. Share-based payments (continued)

We estimate the fair value of cash consideration first and estimate the fair value of equity component consequently. The fair value of cash consideration is estimated as nominal value of related cash payments at assumed vesting date. We estimate the fair value of granted awards using Black-Scholes-Merton pricing model taking into account the terms and conditions on which the options were granted and accounted for in the current year. The following table presents fair value per one option and related assumptions used to estimate the fair value of equity component of our options at the grant date:

	November 18,	November 18,
Evaluation date (grant date)	2020	2020
Vesting period	12m	8m
Market price, $	9.91	9.91
Strike price, $	10.00	10.00
Expected volatility	34.8%	34.8%
Dividend yield	0.0%	0.0%
Risk-free interest rate	0.11%	0.11%
Discount for Lack of Marketability	N/A	N/A
FV of option, $	1.34	1.11

The options were accounted for in current year according to vesting period and assessment of performance conditions achievement. For the purposes of the valuation each performance condition threshold is treated as a separate option with a separate valuation of vesting period. The table below summarizes the expenses recognized in relation to the abovementioned options:

	2020	2019
Expenses in relation to yet unfulfilled performance conditions	130	—
Total recorded expenses	130	—

28. Commitments and contingencies

Taxation

Though we generally are not responsible for taxes generated on games accessed and operated through third-party platforms, we are responsible for collecting and remitting applicable sales, value added, use or similar taxes for revenue generated on games accessed and operated on our own platforms and/or in countries where the law requires the game publishers to pay such taxes even if games are made available for users through third-party platforms. Furthermore, an increasing number of U.S. states have considered or adopted laws that attempt to impose tax collection obligations on out-of-state companies. This is also the case in respect of the European Union, where value added taxes or digital services taxes may be imposed on Union companies making digital sales to consumers within the European Union. Additionally, the Supreme Court of the United States recently ruled in South Dakota v. Wayfair, Inc. et al, or Wayfair, that online sellers can be required to collect sales and use tax despite not having a physical presence in the state of the customer. In response to Wayfair, or otherwise, a number of U.S. states have already begun imposing such obligations, and other U.S. states or local governments may adopt, or begin to enforce, laws requiring us to calculate, collect and remit taxes on sales in their jurisdictions. In addition, as taxation of IT industries is rapidly developing there is a risk that various tax authorities may interpret certain agreements or tax payment arrangements differently than the Company (including identification of the taxpayer and determination of the tax residency). A successful assertion by one or more U.S. states or other countries or jurisdictions requiring us to collect taxes where we presently do not do so, or to collect more taxes in a jurisdiction in which we currently collect some taxes, could result in substantial liabilities, including taxes on past sales, as well as interest and penalties, and could create significant administrative burdens for us or otherwise harm our business.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

28. Commitments and contingencies (continued)

We believe that these consolidated financial statements reflect our best estimate of tax liabilities and uncertain tax positions, which are appropriately accounted for and(/or) disclosed in these consolidated financial statements.

Insurance

The Group holds no insurance policies in relation to its operations, or in respect of public liability or other insurable risks like risks associated with cybersecurity. There are no significant physical assets to insure. Management has considered the possibility of insurance of various risks but the cost of it outweighs the benefits in management’s view.

Data privacy and security

We collect, process, store, use and share data, some of which contains personal information, including the personal information of our players. Our business is therefore subject to a number of federal, state, local and foreign laws, regulations, regulatory codes and guidelines governing data privacy, data protection and security, including with respect to the collection, storage, use, processing, transmission, sharing and protection of personal information. Such laws, regulations, regulatory codes and guidelines may be inconsistent across jurisdictions or conflict with other rules.

The scope of data privacy and security regulations worldwide continues to evolve, and we believe that the adoption of increasingly restrictive regulations in this area is likely within the United States and other jurisdictions. Further, the European Union, Cyprus, and United Kingdom have adopted comprehensive data protection and security laws. The European Union’s Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95∕46/EC (General Data Protection Regulation), or the GDPR, which became effective in May 2018, and the U.K. GDPR, each as supplemented by national laws, (collectively, Applicable Data Protection Laws) impose strict requirements on controllers and processors of personal data in the European Economic Area, or EEA, and the United Kingdom, including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals and a strengthened individual data rights regime, and shortened timelines for data breach notifications. Applicable Data Protection Laws create new compliance obligations applicable to our business and some of our players, which could require us to self-determine how to interpret and implement these obligations, change our business practices and expose us to lawsuits (including class action or similar representative lawsuits) by consumers or consumer organizations for alleged breach of data protection laws and the risk of significant reputational damage. Applicable Data Protection Laws increase financial penalties for noncompliance (including possible fines of up to 4% of global annual revenues for the preceding financial year or €20 million, or £17.5 million in the United Kingdom, (whichever is higher) for the most serious violations).

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to players or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims (including class actions), or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our players to lose trust in us, and otherwise materially and adversely affect our reputation and business.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

28. Commitments and contingencies (continued)

Cybersecurity

Our information technology may be subject to cyber-attacks, viruses, malicious software, break-ins, theft, computer hacking, employee error or malfeasance or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Our systems and the data stored on those systems may also be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and the data stored on those systems, and the data of our business partners. We do not maintain insurance policies covering losses relating to cybersecurity incidents, which may increase any potential harms that the business may suffer from a cyber-attack. We may be unable to cover all possible claims stemming from security breaches, cyberattacks and other types of unlawful activity, or any resulting disruptions from such events, and we may suffer losses that could have a material adverse effect on our business.

Regulatory environment

In December 2017, Apple updated its terms of service to require publishers of applications that include “loot boxes” to disclose the odds of receiving each type of item within each loot box to customers prior to purchase. Google similarly updated its terms of service in May 2019. Loot boxes are a commonly used monetization technique in free-to-play mobile games in which a player can acquire a virtual loot box, but the player does not know which virtual item(s) he or she will receive (which may be a common, rare or extremely rare item, and may be a duplicate of an item the player already has in his or her inventory) until the loot box is opened.

In addition, there are ongoing academic, political and regulatory discussions in the United States, Europe, Australia and other jurisdictions regarding whether certain game mechanics, such as loot boxes, should be subject to a higher level or different type of regulation than other game genres or mechanics to protect consumers, in particular minors and persons susceptible to addiction, and, if so, what such regulation should include. Additionally, after being restricted in Belgium and the Netherlands, the United Kingdom House of Lords has recently issued a report recommending that loot boxes be regulated within the remit of gambling legislation and regulation.

In some of our games, certain mechanics may be deemed to be loot boxes. New regulations by the international jurisdictions, which may vary significantly across jurisdictions and with which we may be required to comply, could require that these game mechanics be modified or removed from games, increase the costs of operating our games due to disclosure or other regulatory requirements, impact player engagement and monetization, or otherwise harm our business performance. It is difficult to predict how existing or new laws may be applied to these or similar game mechanics. If we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our games, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business, financial condition or results of operations.

NEXTERS GLOBAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

For the years ended December 31, 2020 and 2019

(in thousands of US$ unless stated otherwise)

28. Commitments and contingencies (continued)

Implications of COVID-19

On March 11, 2020, the World Health Organization declared the Coronavirus COVID-19 outbreak to be a pandemic in recognition of its rapid spread across the globe. Many governments have taken and continue to take stringent steps to help contain and/or delay the spread of the virus, including: requiring self-isolation/ quarantine by those potentially affected, implementing social distancing measures, and controlling or closing borders and “locking-down” cities/regions or even entire countries. These measures slowed down and will likely continue to impact both the Cyprus and world economies. As at the date of issuance of the financial statements, the Company is not aware of any specific event of circumstance related to COVID-19 that would require it to update its estimates or judgments or adjust the carrying value of its assets or liabilities. Our liquidity analysis based on our recent performance and current estimates shows that we have adequate resources to finance our operations for the foreseeable future.

29. Events after the reporting period

Announcement of merger with Kismet Acquisition One Corp

On February 1, 2021, the Company entered into a definitive agreement to combine with Kismet Acquisition One Corp (Nasdaq: KSMTU) through a combination of stock and cash financing (“The Transaction”). The business combination will be effected at US$1.9 billion purchase price of the Group. The Transaction is expected to deliver up to US$150 million in cash to the Group’s statement of financial position before advisor fees and/or redemptions by Kismet Acquisition One Corp current shareholders, with proceeds expected to be used for general working capital purposes and potential acquisitions. Existing shareholders of Nexters will receive a cash payment of up to US$150 million pro-rata to their pre-money shareholdings, and will roll approximately 82% of their holdings into the combined company. In addition, the founders and the management will receive 20.0 million Earn-Out shares over 3 years subject to certain conditions.

Completion of the proposed transaction is subject to the approval of the stockholders of Kismet Acquisition One Corp and Nexters and other customary closing conditions, including the receipt of certain regulatory approvals and minimum cash balance at closing. The Transaction is expected to close in the second quarter of 2021.

Acquisition of Russian game development studios

On February 4, 2021, the Company acquired NX Online LLC and NX Studio LLC, two Russian game development studios, for the total consideration of 1,221 (RUB 93 million), which comprises the whole business acquisition. The Company’s management considers the acquisition of development team as a primary business purpose of the deal. As at the date of these consolidated financial statements the purchase price allocation has not yet been completed.

Dividends declared after December 31, 2020

The Group declared in total 50,000 of dividends or US$ 2,500 per share from January 1, 2021 to the date of these consolidated financial statements and paid out 49,000 in April and May of 2021.

NEXTERS GLOBAL LTD

Interim Condensed Consolidated Financial Statements

For the three and six months ended June 30, 2021 and June 30, 2020

NEXTERS GLOBAL LTD

NEXTERS GLOBAL LTD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at June 30, 2021 and December 31, 2020

(in thousands of US$)

	NOTE	June 30, 2021	December 31, 2020*

ASSETS
Non-current assets
Property and equipment	12	946	171
Intangible assets		128	76
Goodwill	3	1,473	—
Long-term deferred platform commission fees	18	105,227	89,562
Right-of-use assets	14	1,921	1,044
Deferred tax asset		17	—
Total non-current assets		109,712	90,853
Current assets
Trade and other receivables	15	64,882	32,974
Loans receivable	13	282	8
Cash and cash equivalents		40,898	84,557
Prepaid tax		3,083	3,137
Total current assets		109,145	120,676
Total assets		218,857	211,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Equity
Share capital		27	27
Other reserves		8,112	8,289
Accumulated deficit		(193,500)	(111,451)
Total equity		(185,361)	(103,135)
Non-current liabilities
Lease liabilities - non-current	14	568	818
Long-term deferred revenue	18	105,597	78,985
Total non-current liabilities		106,165	79,803
Current liabilities
Short-term loans	17	—	49
Lease liabilities - current	14	1,274	293
Trade and other payables	16	36,424	19,502
Tax liability		534	306
Deferred revenue	18	259,821	214,711
Total current liabilities		298,053	234,861
Total liabilities		404,218	314,664
Total liabilities and shareholders' equity		218,857	211,529
*

Reflects a correction to the amount reported in Nexters Global's audited consolidated statement of financial position as at December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error).

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

NEXTERS GLOBAL LTD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For the three and six months ended June 30, 2021 and June 30, 2020*

(in thousands of US$)

		Six months		Three months
		ended June 30,		ended June 30,
		2021	2020	2021	2020
Revenue	6	196,333	122,035	109,644	63,260
Costs and expenses, excluding depreciation and amortization
Cost of revenue:
Platform commissions		(53,990)	(35,774)	(29,510)	(18,418)
Game operation cost	7	(8,159)	(7,251)	(4,222)	(3,612)
Selling and marketing expenses	8	(155,472)	(73,353)	(90,745)	(30,973)
General and administrative expenses	9	(7,638)	(563)	(4,829)	(305)
Total costs and expenses, excluding depreciation and amortization		(225,259)	(116,941)	(129,306)	(53,308)
Depreciation and amortization		(1,068)	(232)	(609)	(150)
(Loss)/income from operations		(29,994)	4,862	(20,271)	9,802
Net finance (costs)/income		(1,247)	(354)	633	816
(Loss)/income before income tax		(31,241)	4,508	(19,638)	10,618
Income tax expense	10	(554)	(389)	(370)	(209)
(Loss)/income for the period net of tax		(31,795)	4,119	(20,008)	10,409
Other comprehensive (loss)/income		(250)	2	(199)	3
Total comprehensive (loss)/income for the period net of tax		(32,045)	4,121	(20,207)	10,412

(Loss)/earnings per share:
Basic and diluted (loss)/earnings per share, US$		(1,590)	206	(1,000)	520

*

Reflects a correction to the amount reported in Nexters Global's audited consolidated statement of financial position as at December 31, 2020 due to the identification of an immaterial error relating to the calculation of withholding taxes. For further information, see Note 4 (Use of judgements and estimates — Immaterial error).

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

NEXTERS GLOBAL LTD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ except number of shares)

		Number of
		shares	Share	Other	Accumulated
	NOTE	outstanding	capital	reserves	deficit	Total
Balance at January 1, 2020		20,000	27	8,106	(56,702)	(48,569)
Income for the period			—	—	4,119	4,119
Other comprehensive income					2	2
Total comprehensive income for the period		—	—	—	4,121	4,121
Share-based payments	22		—	24	(306)	(282)
Distribution and dividends	11		—	—	(8,062)	(8,062)
Total transactions with shareholders		—	—	24	(8,368)	(8,344)
Balance at June 30, 2020		20,000	27	8,130	(60,949)	(52,792)
Balance at December 31, 2020, as previously reported		20,000	27	8,289	(111,070)	(102,754)
Impact of correction	4	—	—	—	(381)	(381)
Balance at January 1, 2021		20,000	27	8,289	(111,451)	(103,135)
Loss for the period			—	—	(31,795)	(31,795)
Other comprehensive loss				(250)	—	(250)
Total comprehensive loss for the period		—	—	(250)	(31,795)	(32,045)
Share-based payments	22		—	73	(254)	(181)
Distribution and dividends	11				(50,000)	(50,000)
Total transactions with shareholders		—	—	73	(50,254)	(50,181)
Balance at June 30, 2021		20,000	27	8,112	(193,500)	(185,361)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

NEXTERS GLOBAL LTD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$)

		Six months ended June 30,		Three months ended June 30,
	Note	2021	2020	2021	2020
Operating activities
(Loss)/income for the period		(31,795)	4,119	(20,008)	10,409
Adjustments for:
Depreciation and amortization		1,068	232	609	150
Share-based payments expense	22	705	24	315	12
Net finance costs/(income) excluding bank charges		1,128	273	(697)	(854)
Income tax expense	10	554	389	370	209
		(28,340)	5,037	(19,411)	9,926
Changes in working capital:
(Increase) in deferred platform commissions	18	(15,665)	(25,950)	(10,110)	(14,101)
Increase in deferred revenue	18	71,722	85,840	44,849	47,140
(Increase) in trade and other receivables		(31,602)	(14,677)	(18,299)	(2,323)
Increase/(decrease) in trade and other payables		14,721	(3,535)	(4,782)	(638)
		39,176	41,678	11,658	30,078
Income tax (paid)/received		(30)	—	34	—
Interest paid		—	(7)	—	(7)
Net cash flows generated from/(used in) operating activities		10,806	46,708	(7,719)	39,997

Investing activities
Acquisition of intangible assets		(90)	—	(32)	—
Acquisition of property and equipment	12	(449)	(49)	(323)	(37)
Acquisition of subsidiary net of cash acquired	3	(1,240)	—	(23)	—
Proceeds from repayment of loans	13	8	179	—	179
Loans granted	13	(282)	—	(282)	—
Net cash flows (used in)/from investing activities		(2,053)	130	(660)	142

Financing activities
Payments of lease liabilities	14	(940)	(242)	(390)	(142)
Interest on lease	14	(50)	(27)	(26)	(25)
Repayment of borrowings	17	(49)	(3,980)	(49)	6
Dividends paid and distribution to shareholders	11	(50,534)	(8,187)	(50,230)	(4,947)
Net cash flows used in financing activities		(51,573)	(12,436)	(50,695)	(5,108)
Net (decrease)/increase in cash and cash equivalents for the period		(42,820)	34,402	(59,074)	35,031
Cash and cash equivalents at the beginning of the period		84,557	17,565	99,912	17,105
Effect of changes in exchange rates on cash held		(839)	523	60	354
Cash and cash equivalents at the end of the period		40,898	52,490	40,898	52,490

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

1.	Reporting entity

Nexters Global Ltd (the “Company”) was incorporated in Cyprus on November 2, 2009 as a private limited liability company under the Cyprus Companies Law, Cap. 113. The Company’s registered office is at Faneromenis 107, 6031, Larnaca, Cyprus.

The principal activities of the Company and its subsidiaries (“the Group”) are the development and publishing of online games for mobile, web and social platforms. The Group also derives revenue from advertising services. Information about the Company’s main subsidiaries is disclosed in Note 20.

The Group has no ultimate controlling party.

2.	Basis of preparation

These interim condensed consolidated financial statements for the three and six months ended June 30, 2021 have been prepared in accordance with IAS 34 Interim Financial Reporting, as issued by the International Accounting Standards Board (IASB), and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended December 31, 2020 included in the Form F-4 for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on July 28, 2021. They do not include all the information required for a complete set of financial statements prepared in accordance with International Financial Reporting standards (IFRS) as issued by the IASB. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the annual consolidated financial statements for the year ended December 31, 2020.

These interim condensed consolidated financial statements were authorized for issue by the Group’s Board of Directors on September 10, 2021.

3.	Summary of significant accounting policies

The accounting policies and methods of computation applied in the preparation of these interim condensed consolidated financial statements are consistent with those disclosed in the annual consolidated financial statements of the Group for the year ended December 31, 2020, except for the adoption of new standards effective as at January 1, 2021 and described below. The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

In August 2020, the IASB issued amendments to IFRS 7 Financial Instruments: Disclosures, IFRS 9 Financial Instruments as well as IFRS 4 Insurance Contracts and IFRS 16 Leases named Interest Rate Benchmark Reform — Phase II. The amendments are effective on or after January 1, 2021.

3.1.	Specific policies applicable from January 1, 2021 for interest rate benchmark reform

Interest Rate Benchmark Reform Phase 2 amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 became effective since January 1, 2021.

These Phase 2 amendments provide practical relief from certain requirements in IFRS Standards. These reliefs relate to modifications of financial instruments and lease contracts or hedging relationships triggered by a replacement of a benchmark interest rate in a contract with a new alternative benchmark rate.

The amendments also provide an exception to use a revised discount rate that reflects the change in interest rate when remeasuring a lease liability because of a lease modification that is required by interest rate benchmark reform.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Finally, the Phase 2 amendments provide a series of temporary exceptions from certain hedge accounting requirements when a change required by interest rate benchmark reform occurs to a hedged item and/or hedging instrument that permit the hedge relationship to be continued without interruption.

The International Accounting Standards Board (IASB) has published ‘Covid-19-Related Rent Concessions beyond June 30, 2021 (Amendment to IFRS 16), that extends, by one year, the May 2020 amendment that provides lessees with an exemption from assessing whether a COVID-19-related rent concession is a lease modification.

These amendments had no impact on the interim condensed consolidated financial statements of the Group.

3.2.	Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the total of the consideration transferred, measured at acquisition date fair value, and the amount of any non-controlling interest in the acquiree. For each business combination, the acquirer measures the non-controlling interest in the acquiree either at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition costs incurred, such as finder’s fees, legal fees, due diligence fees, and other professional and consulting fees, are expensed and included in operating expenses.

The Group measures goodwill as the fair value of the consideration transferred including the recognized amount of any non-controlling interest in the acquiree, less the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed, all measured as at the acquisition date.

Consideration transferred includes the fair values of the assets transferred, liabilities incurred by the Group to the previous owners of the acquiree, and equity interests issued by the Group. Consideration transferred also includes the fair value of any contingent consideration and vested share-based payment awards of the acquiree that are replaced in the business combination.

If control is achieved in stages, the acquirer’s previously held equity interest in the acquiree is remeasured to fair value as at the acquisition date through profit or loss.

A contingent liability of the acquiree is recognized in a business combination only if such a liability represents a present obligation and arises from a past event, and its fair value can be measured reliably.

Only components of non-controlling interest constituting a present ownership interest that entitles their holder to a proportionate share of the entity’s net assets in the event of liquidation are measured at either fair value or at the present ownership instruments’ proportionate share of the acquiree’s identifiable net assets. All other components are measured at their acquisition date fair value.

The Group accounts for a change in the ownership interest of a subsidiary (without loss of control) as a transaction with owners in their capacity as owners. Therefore, such transactions do not give rise to goodwill, nor do they give rise to a gain or loss and are accounted for as an equity transaction.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash generating units that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

Where goodwill forms part of a cash-generating unit (CGU) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained. If the Group reorganizes its reporting structure in a way that changes the

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

composition of one or more cash-generating units to which goodwill has been allocated, the goodwill is reallocated to the units affected. The reallocation is performed using a relative value approach similar to that used in connection with the disposal of an operation within a cash-generating unit, unless some other method better reflects the goodwill associated with the reorganized units.

Acquisition of NX Studio LLC, NX Online LLC and NHW Ltd

On February 3, 2021, Nexters Global Ltd (referred to as “the Company”) acquired 100% of the voting shares in NX Online LLC and NX Studio LLC, two Russian game development studios, for the total consideration of 1,247 (RUB 93 million), which comprises the whole business acquisition. The consideration was fully paid in cash. The Company’s management considers the acquisition of the product development team as a primary business purpose of the deal. The acquisition has been accounted for using the acquisition method. The interim condensed consolidated financial statements include the results of the companies for the five-month period from the acquisition date.

On April 5, 2021, Nexters Global Ltd acquired 100% of the voting shares in NHW Ltd, a company registered in accordance with the laws of the Republic of Cyprus, for the total consideration of 24 (€ 20), which comprises the whole business acquisition. The consideration was fully paid in cash. The Company’s management considers the acquisition of the testing development team as a primary business purpose of the deal. The acquisition has been accounted for using the acquisition method. The interim condensed consolidated financial statements include the results of the company for the three-month period from the acquisition date.

The fair values of the identifiable assets and liabilities of all the acquired companies as at the date of acquisition were:

	Fair value recognized	Fair value recognized	Fair value recognized
	on acquisition,	on acquisition,	on acquisition,
	February 3, 2021,	February 3, 2021,	April 5, 2021,
	NX Studio LLC	NX Online LLC	NHW Ltd
Assets
Property and equipment	390	85	—
Intangible assets	38	14	—
Right-of-use assets	1,164	395	—
Trade and other receivables	656	80	16
Other assets	91	27	—
Cash and cash equivalents	26	4	1
Prepaid tax	28	—	—
	2,393	605	17
Liabilities
Deferred tax liability	(4)	(16)	—
Lease liabilities - current	(1,164)	(395)	—
Trade and other payables	(1,415)	(218)	(1)
Tax liability	—	(4)	—
	(2,583)	(633)	(1)
Total identifiable net assets at fair value	(190)	(28)	16
Goodwill arising on acquisition	1,274	191	8
Purchase consideration transferred	1,084	163	24

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

	Fair value recognized	Fair value recognized	Fair value recognized
	on acquisition,	on acquisition,	on acquisition,
	February 3, 2021,	February 3, 2021,	April 5, 2021,
	NX Studio LLC	NX Online LLC	NHW Ltd
Analysis of cash flows on acquisition:
Net cash acquired with the subsidiary			31
Cash paid			(1,271)
Net cash flow in acquisition			(1,240)

Goodwill recognized in the amount of 1,473 is attributable primarily to the expected synergies and was assigned to the whole Group as one Cash Generating Unit. None of the goodwill is expected to be deductible for income tax purposes. The Company did not recognize separately from the acquisition any acquisition related costs that should be expensed in the current period.

The companies’ property and equipment consist of office equipment purchased within 2020, so its fair value approximates to its carrying amount.

At the date of the acquisition, the fair value of the trade receivable approximates to its carrying amount due to the fact they are represented by short-term advances and lease deposit.

The Group measured the acquired lease liabilities using the present value of the remaining lease payments at the date of acquisition. The right-of-use assets were measured at an amount equal to the lease liabilities.

The companies’ trade and other receivables amount represents gross contractual amounts for the acquired receivables.

The companies were parties to a pre-existing relationship, with the acquirees, which should be accounted for separately from the business combination. No additional adjustment was made for the amount by which the contract is favorable or unfavorable from the perspective of the acquirer when compared with terms of current market transactions for the same or similar items, as the transactions comprising pre-existing relationship were executed on the market terms.

From the date of acquisition, NX Studio LLC and NX Online LLC and NHW Ltd have contributed no revenue as it was entirely intercompany and was eliminated and contributed 551, 104 and 3 respectively to the net profit before tax from the continuing operations of the Group.

If the acquisition had taken place at the beginning of the year, net profit from continuing operations for the period contributed by NX Studio LLC, NX Online LLC and NHW Ltd would have been 346, 49 and 3.

4.	Use of judgements and estimates

In preparing these interim condensed consolidated financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income, and expense. Actual results may differ from these estimates.

The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the Group’s consolidated financial statements for the year ended December 31, 2020 except for as described below.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Change in estimates and accounting policy

Lifespans — changes in accounting policy

Since January 1, 2020 we determine the estimated weighted average playing period of payers by game on a quarterly basis, beginning at the time of a payer’s first purchase in the respective game and ending on a date when that paying player is deemed to be no longer playing. To determine when paying players are no longer playing a given game, we analyse the entire population of payers who made in-game payments in the relevant periods and determine whether each payer is an active or inactive player as at the date of our analysis. To determine which payers are inactive, we analyse the dates that each payer last logged into that game. We determine a player to be inactive once they have reached a period of inactivity for which it is probable that they will not return to a specific game. We use judgment to set a minimum period of inactivity to distinguish between active users and those that are deemed inactive at the date of evaluation which is currently determined as 30 days after last login date. Based on the actual expired lifespans and projection for active players, we then project an average expected lifespan term of the population.

We use a statistical estimation model to arrive at the average playing period of the paying users for each platform. As at June 30, 2021 and 2020 player lifespan for Hero Wars averages 23 and 19 months respectively.

The estimated player lifespan in our other games as at June 30, 2021 and 2020 averages 25 months and 40 months respectively.

Had there been no change in the estimated players lifespans as at June 30, 2021 as compared with June 30, 2020, the revenue for the six months ended June 30, 2021 would have been higher by an amount of 64,453 and the profit before tax for the six months ended June 30, 2021 (also taking into consideration the effects of estimated players lifespans on platform commissions) would have been higher by an amount of 45,663.

Short-term leases and leases of low-value assets

The standard includes two recognition exemptions for lessees — leases of ’low-value’ assets (e.g., personal computers) and short-term leases (i.e., leases with a lease term of 12 months or less).

The Group does not apply the short-term lease recognition exemption to its short-term leases of office premises (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). Lease payments on such short-term leases are recognized as a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

Immaterial error

During the first quarter of 2021, the Group identified an omission related to the calculation of withholding tax in Brazil and Taiwan. In accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors, the Group evaluated the materiality of the errors from both a quantitative and qualitative perspective, and concluded that the omissions were immaterial to the Group’s prior period consolidated financial statements. Since these revisions were not material to any prior period interim or annual consolidated financial statements, no amendments to previously filed reports are required, and the comparative data for the year ended December 31, 2020 is corrected in these interim condensed consolidated financial statements. Consequently, as at and for the year ended December 31, 2020, the correction of the errors resulted in an increase in Revenue from sales of virtual goods of 463 (Taiwan withholding tax) and an increase in Corporate income tax expense by 844 (Taiwan and Brazil withholding tax) with the respective increase in Tax liabilities by 289 and the decrease of Trade and other payables by 97 and Trade and other receivables by 189.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

For the six months ended June 30, 2020 the correction of the errors resulted in an increase in Revenue from sales of virtual goods of 175 (Taiwan withholding tax) and an increase in Corporate income tax expense by 389 (Taiwan and Brazil withholding tax) with the respective increase in Tax liabilities by 134 and decrease in Trade and other receivables by 121 and the decrease of Trade and other payables by 41.

For the three months ended June 30, 2020 the correction of the errors resulted in an increase in Revenue from sales of virtual goods of 77 (Taiwan withholding tax) and an increase in Corporate income tax expense by 209 (Taiwan and Brazil withholding tax).

Seasonality

Our business experiences the effects of seasonality. We usually experience certain decreases in the efficiency of our marketing and user acquisition towards the end of the year as a result of competition for those same users from retail advertising campaigns during Halloween, Thanksgiving and Christmas. We typically benefit from the increased efficiency in this respect during the first quarter of each year. To address seasonality, our strategy is to (i) decrease the intensity of our user acquisition and marketing campaigns towards the end of the year; (ii) only utilize those channels and instruments that we believe are less saturated with the competing marketing campaigns; and (iii) increase the intensity of our user acquisition and marketing activities in the first quarter of each year. Furthermore, we usually experience decreased retention of our users during the summer months, as players tend to spend less time in-game compared to other seasons.

5.	Segment reporting

We operate through one operating segment with one business activity: development and publishing of online games for mobile, web and social platforms, including Hero Wars, Island Experiment, Throne Rush and other. The financial information reviewed by our Chief Operating Decision Maker, which is our CEO, is included within one operating segment for purposes of allocating resources and evaluating financial performance.

We disclose the geographical distribution of our revenue in Note 6. We do not have the ability to track revenue deferrals on a by country basis. Therefore we applied average deferral rate to in-game purchases disaggregated by geography.

6.	Revenue

The following table summarizes revenue from contracts with customers for the three and six months ended June 30, 2021 and 2020:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
In-game purchases	185,481	114,427	102,710	59,498
Advertising	10,852	7,608	6,934	3,762
Total	196,333	122,035	109,644	63,260

The amount of 113,520 recognized as in-game purchases revenue during the six months ended June 30, 2021 (six months ended June 30, 2020: 45,421) was included in the balance of deferred revenue as at January 1, 2021 and 2020 respectively (for details see Note 18).

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

The following table set forth revenue disaggregated based on geographical location of our payers:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Geographic location
US	63,793	48,650	34,849	25,796
Europe	44,589	27,665	23,682	14,138
FSU*	25,539	18,635	13,904	9,059
Asia	45,066	17,035	26,786	9,005
Other	17,346	10,050	10,423	5,262
Total	196,333	122,035	109,644	63,260
*	Former Soviet Union countries includes Russia, Ukraine, Georgia, Belorussia, Uzbekistan, Armenia, Azerbaijan, Kazakhstan, Kyrgyzstan, Moldova, Turkmenistan, Tajikistan, Latvia, Lithuania and Estonia.

98% of the Group’s total revenues for the six months ended June 30, 2021 was generated by Hero Wars game title (97% — for the six months ended June 30, 2020).

98% of the Group’s total revenues for the three months ended June 30, 2021 was generated by Hero Wars game title (98% — for the three months ended June 30, 2020).

7.	Game operation cost

Game operation cost consists mainly of employee benefits expenses in comparison with prior periods due to the acquisition of Russian companies, which previously provided technical support services to the Company. The following table summarizes game operation cost for the three and six months ended June 30, 2021 and 2020:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Technical support services	(2,548)	(6,847)	(855)	(3,413)
Employee benefits expenses	(5,611)	(404)	(3,367)	(199)
	(8,159)	(7,251)	(4,222)	(3,612)

Technical support mainly relates to maintenance and upgrades of the Group’s software applications provided by a third party.

8.	Selling and marketing expenses

Selling and marketing expenses consist mainly of expenses to attract new users through advertising. The following table summarizes selling and marketing expenses for the three and six months ended June 30, 2021 and 2020:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Advertising costs	(154,634)	(72,976)	(90,190)	(30,785)
Employee benefits expenses	(838)	(377)	(555)	(188)
	(155,472)	(73,353)	(90,745)	(30,973)

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Advertising costs increased in 2021 in comparison with the respective periods of 2020 due to the higher involvement of advertising and marketing campaign. In the second quarter of 2021 there was a higher targeting cost to stimulate new bookings, which is the main reason the expense is higher than in the first quarter of 2021.

9.	General and administrative expenses

The following table summarizes general and administrative expenses for the three and six months ended June 30, 2021 and 2020:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Employee benefits expenses	(2,696)	(450)	(1,618)	(248)
Professional fees	(3,401)	(36)	(1,994)	(7)
Other operating expenses	(1,541)	(77)	(1,217)	(50)
	(7,638)	(563)	(4,829)	(305)

10.	Taxation

The Group recognized income tax expense in the amount of 554 for the six months ended June 30, 2021 (six months ended June 30, 2020: 389). Tax expense recognized for the three months ended June 30, 2021 amounted 370 (three months ended June 30, 2020: 209)

In accordance with the Cypriot tax rules the companies shall use their financial reporting in accordance with IFRS as tax records with certain insignificant exceptions. As a result, the Company has no material temporary differences between the tax and accounting bases of assets and liabilities and consequently no material deferred tax effect resulting from such differences. Under certain conditions interest income of 0 (7 for the six months ended June 30, 2020) may be subject to defence contribution at the rate of 30%. In such cases this interest will be exempt from corporation tax. No interest income for the three months ended June 30, 2021 and 2020 existed. In certain cases, dividends received from abroad may be subject to defence contribution at the rate of 17%.

The applicable tax rate used for reconciliation is 12.5%.

(a)	Cyprus IP box regime

In 2012, the government of Cyprus introduced a regime applicable to Intellectual Property (IP). The provisions of the IP regime allow for an 80% deemed deduction on royalty income and capital gains upon disposal of IP, owned by Cypriot resident companies (net of any direct expenses and amortization provisions over a 5-year period). Companies benefiting from the IP regime may apply its provisions until June 30, 2021, if the IP assets either generated income or their development was completed as at June 30, 2016. The effective tax rate on eligible IP income could be as low as 2.5%. In case a loss arises instead of profit, the amount of loss that can be set off is limited to 20%. The respective tax loss can be carried forward and utilized for the period of 5 years. Ending of the IP Box regime on June 30, 2021 does not affect the amounts of current or deferred income taxes recognized at June 30, 2021. However, this change will increase the Group’s future applicable tax rate accordingly.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

(b)	Reconciliation of effective tax rate

The reconciliation of the effective tax rate to a statutory tax rate is presented in a table below:

	Six months ended		Three months ended
	June 30,		June 30,
	2021	2020	2021	2020
(Loss)/profit before tax	(31,241)	4,508	(19,638)	10,618
Tax calculated at the applicable tax rates	3,821	(567)	2,360	(1,342)
Effect of different tax rates in other countries	(52)	(4)	(64)	(16)
Tax effect of expenses not deductible for tax purposes and non-taxable income	230	262	350	262
Tax effect of deductions under special tax regimes	(3,353)	13	(2,235)	687
Tax effect of tax losses brought forward	(675)	296	(455)	409
Overseas tax in excess of credit claim used during the period	(525)	(389)	(326)	(209)
Income tax expense	(554)	(389)	(370)	(209)

(c)	Uncertainty over the income tax treatment and unrecognized deferred tax asset

Starting from January 1, 2019 the Company has changed its tax reporting principles, judgements and estimates in a few areas including, among others, revenue recognition for in-game purchases and software development costs, which resulted in a substantial amount of revenues related to in-game purchases made by Company’s consumers in 2019 being deferred to 2020 and beyond (see Notes 4 and 18 for details). Consequently, the Company has booked a substantial tax loss in 2019 and in 2021 to date as opposed to moderate profits recorded in the prior periods.

These new principles and estimates in respect of the tax records have not yet been assessed or approved by the tax authorities, therefore we have no assurance as to whether they will be accepted by the relevant tax authorities. There also can be no assurance that the accounting treatment of certain transactions under IFRS as accepted by the Company like share-based payments, indirect taxes etc. will not be challenged by the relevant tax authorities. The Company has not recognized any tax expense in respect of these uncertainties as it believes that its tax records are in compliance with the existing laws and regulations and that its accruals for tax liabilities are sufficient and adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience.

Overseas tax in excess of credit claims used during the year represents withholding income tax charges imposed in respect of the Group’s bookings in certain jurisdictions where the Group’s customers are located.

As at June 30, 2021 the Group did not recognize a deferred tax asset of 1,706 resulting from the tax losses comprised of reported in 2019 because of the uncertainties described above as well as tax losses incurred in 2020 and during the six months ended June 30, 2021 (December 31, 2020 — 1,031). Tax losses for which no deferred tax asset was recognized expire in 2025.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

11.	Dividends

The following dividends were declared and paid by the Company:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Dividends unpaid as at January 1, (April 1)	2,592	88	2,183	—
Dividends declared, per share US$2,505 (2020: 403)	50,000	8,062	50,000	4,987
Dividends paid	(50,534)	(8,187)	(50,230)	(4,947)
Effect of foreign exchange rates	(16)	37	89	(40)
Dividends unpaid as at June 30	2,042	—	2,042	—

The Cypriot law requires companies established under the laws of Cyprus to pay dividends out of available distributable profits. Profits in the legal sense are construed on principles different from IFRS. Management of the Company determined the amount of the distributable profits of the Company as at the dates of dividends declaration in accordance with the applicable law, ensuring the availability of funds for covering all potential and contingent liabilities and taking into account that deferred revenue, appearing on the balance sheet as a liability do not constitute liability in the legal sense but they are in essence a postponement in the recognition of revenue.

12.	Property and equipment

During the six months ended June 30, 2021, the Group acquired property and equipment with a cost of 449 (six months ended June 30, 2020: 49). Property and equipment with a cost of 475 was acquired in the process of acquisition of subsidiaries. No assets were disposed of by the Group during the six months ended June 30, 2021 (six months ended June 30, 2020: 0).

13.	Loans receivable

On October 1, 2018, the Company entered into a loan agreement with its shareholder Boris Gertsovsky, for the total amount of € 240,000 (US$ 278,000) with an annual interest rate of 2%. In December 2019 € 85,000 (US$ 95,000) were repaid. The loan was fully repaid on April 23, 2020.

On July 30, 2019, the Company entered into a loan agreement with its shareholder, Boris Gertsovsky, for the total amount of €300,000 (US$ 327,000). The loan was provided interest-free and was fully repaid on July 24, 2020. The difference between the nominal amounts of the loans and their fair value was insignificant.

On October 30, 2019, the Company entered into a loan agreement with its shareholder Boris Gertsovsky, for the total amount of €10,000 (US$ 11,000). The loan was provided interest free with outstanding balance of 8 as at December 31, 2020 and was fully repaid on February 12, 2021.

On May 8 and 25, 2021, the Company entered into a loan agreement with its related party Nexters Inc for the total amount of €153,000 and US$ 100,000 (US$ 286,308). The loan was provided interest free with an outstanding balance of 282 as at June 30, 2021.

The exposure of the Group to credit risk is reported in Note 21 to these interim condensed consolidated financial statements.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

14.	Lease

	Right-of-use assets	Lease liabilities
Balance at January 1, 2021	1,044	1,111
Additions	1,706	1,706
Depreciation	(829)	—
Interest expense	—	50
Payments	—	(990)
Effect of foreign exchange rates	—	(35)
Balance at June 30, 2021	1,921	1,842

Lease liabilities - current		1,274
Lease liabilities - non-current		568

	Right-of-use assets	Lease liabilities
Balance at January 1, 2020	71	70
Additions	1,236	1,236
Depreciation	(91)	—
Interest expense	—	27
Payments	—	(269)
Effect of foreign exchange rates	—	52
Balance at June 30, 2020	1,216	1,116

Lease liabilities - current		378
Lease liabilities - non-current		738

The amounts recognized in the interim condensed consolidated statement of profit or loss and other comprehensive income other than depreciation in relation to leases are presented in the table below:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Expense relating to low-value leases	8	5	5	—
Interest expense on lease liabilities	50	27	26	19
	58	32	31	19

On June 1, 2019 the Group entered into a new lease agreement for office spaces with a new owner. The lease runs for two years, with an option of renewal after that date subject to the adjustment of the lease payments to the market conditions. On May 5, 2021 the new lease agreement was concluded for the same office spaces. The lease agreement was concluded for two years, with an option of renewal after that date subject to the adjustment of the lease payments to the market conditions. As the market conditions at the lease expiration date cannot be reliably estimated as at the reporting date management decided not to account for the lease renewal option while determining the amount of right-of-use assets and lease liabilities.

On March 24, 2020 the Group entered into a new lease agreement over office spaces with a new owner. The lease runs for 5 years, with an option of obtaining a discount while paying in lumpsum for the whole year. As the Group already makes such payments and received the discount for the first year, management decided to account for this option while determining the amount of right-of-use assets and lease liabilities for the first year of the lease.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

On February 3, 2021 the Company acquired two Russian game development studios which had several lease agreements for different floors of the office building in Moscow. As these contracts were entered into near the same time with the same counterparty, the contracts are combined as a single contract. The Company determines the commencement date as February 3, 2021, which is considered to be an effective acquisition date.

The Group measures the lease liability at the present value of the remaining lease payments as if the acquired lease were a new lease at the acquisition date. The Group measures the right-of-use asset at the same amount as the lease liability.

Total cash outflow for leases recognized in the interim condensed consolidated statement of cash flows is presented below:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Cash outflow for leases	940	242	390	142
Cash outflow for short-term and low-value leases	—	4	—	—
Total cash outflow for leases	940	246	390	142

All lease obligations are denominated in € and RUB. The rate of 3% per annum was used as the incremental borrowing rate for the offices in Cyprus and 7.5% for the office in Moscow.

15.	Trade and other receivables

		As restated,	As previously reported,
	June 30, 2021	December 31, 2020	December 31, 2020
Trade receivables	62,274	30,720	30,909
Deposits and prepayments	1,709	2,045	2,045
Other receivables	899	209	209
Total	64,882	32,974	33,163

The Group does not hold any collateral over the trading receivables balances.

The fair values of trade and other receivables approximate their carrying amounts as presented above. Trade receivables balance as at June 30, 2021 increased significantly in comparison with that of December 31, 2020 due to overall increase in Group’s operating activity.

The exposure of the Group to credit risk and impairment losses in relation to trade and other receivables is reported in Note 21 to these interim condensed consolidated financial statements.

The amount of ECL in respect of trade and other receivables as at June 30, 2021 and December 31, 2020 is not significant.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

16.	Trade and other payables

		As restated,	As previously reported,
	June 30, 2021	December 31, 2020	December 31, 2020
Trade payables	20,899	9,793	9,793
Provision for indirect taxes	6,060	3,753	3,850
Dividends payable	2,042	2,592	2,592
Accrued salaries, bonuses, vacation pay and related taxes	5,361	866	2,050
Accrued professional services	1,744	1,184	—
Other payables	318	1,314	1,314
Total	36,424	19,502	19,599

Trade payables balance as at June 30, 2021 increased in comparison with that of December 31, 2020 due to the increased advertising expense to attract new users in the first and second quarters of 2021.

The exposure of the Group to liquidity risk in relation to financial instruments is reported in Note 21.

17.	Loans and borrowings

On August 1, 2018, Flow Research S. L. entered into a loan agreement with Empathy International S. A., for the total amount of €40,000 (US$ 47,000). The loan was further assigned on October 30, 2018 to Boris Gertsovsky (as transferee). The loan was provided interest free with a balance of 49 as at December 31, 2020 and was fully repaid in April 2021.

18.	Deferred revenue and deferred platform commission fees

As at June 30, 2021, deferred revenue is expected to be recognized over a term of calculated average playing period of the paying users (for details see Note 4).

Deferred revenue is associated with the portion of in-game purchases revenue that is recognized over time.

The text below summarizes the change in deferred revenue and platform commission fees for six months ended June 30, 2021 and 2020.

Based on the estimations described in Note 4, the Group’s revenue recognized during the period of six months ended June 30, 2021 is 139,792 (six months ended June 30, 2020 — 74,794) and deferred the amount of 211,514 (June 30, 2020 — 160,634).

The Group’s platform commission recognized during the period of six months ended June 30, 2021 is 41,724 (six months ended June 30, 2020 — 23,838) and deferred the amount of 57,389 (June 30, 2020 — 49,788).

The increase in the amounts of deferred revenue and platform commission as at June 30, 2021 compared to December 31, 2020 is mostly due to an increase in the in-game purchases (for details see Note 6) and in the lifespans (for details see Note 4).

19.	Related party transactions

As at June 30, 2021 the Company’s key shareholders are Everix (registered in British Virgin Islands) which owns 43.35% (December 31, 2020 — 43.35%), and Andrey Fadeev and Boris Gertsovsky, each owning 23.175% (December 31, 2020 — 23.175%) of the issued share capital.

The transactions and balances with related parties are as follows:

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

(i)	Directors’ remuneration

The remuneration of Directors and other members of key management was as follows:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Directors’ and other members of key management’s remuneration	558	265	325	143
	558	265	325	143

(ii) Loans to shareholders

	June 30, 2021	December 31, 2020
Loan to Boris Gertsovsky	—	8
Loans to Nexters Inc	282	—
	282	8

The loan to Boris Gertsovsky was provided interest free, and there was no specified repayment date. The loans to Nexters Inc were provided interest free for the period of one year (see details in Note 13).

(iii) Loans from shareholders

	June 30, 2021	December 31, 2020
Short-term loan from Boris Gertsovsky	—	49
	—	49

20.	List of subsidiaries

Set out below is a list of subsidiaries of the Group.

	Ownership Interest	Ownership Interest
	June 30, 2021	December 31, 2020
	%	%
Name
Topland Management Ltd	—	100
Flow Research S.L.	100	100
NX Online LLC	100	—
NX Studio LLC	100	—
NHW Ltd	100	—

Topland Management Ltd

Topland Management Ltd was incorporated in the British Virgin Islands on December 7, 2010. The registered office of the company is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. The company has been liquidated on February 19, 2021.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Flow Research S.L.

Flow Research S.L. was incorporated in Barcelona, Spain, on November 10, 2017. The registered office of the company is at CL Fontanella 4, Orihuela Alicante, 03189 Spain. The company’s principal activities are creative design of online games.

NX Studio LLC

NX Studio LLC was incorporated in Moscow, Russian Federation on July 7, 2015. The registered office of the company is Zemlyanoy lane, 50A Building 2, 109028, Moscow. The company’s principal activities are game development. NX Studio LLC was renamed to Nexters Studio LLC in June of 2021.

NX Online LLC

NX Online LLC was incorporated in Moscow, Russian Federation on January 29, 2020. The registered office of the company is Zemlyanoy lane, 50A Building 2, 109028, Moscow. The company’s principal activities are technical support for the online gaming. NX Online LLC was renamed to Nexters Online LLC in June of 2021.

NHW Ltd

NHW Ltd is a company registered in accordance with the laws of the Republic of Cyprus. The registered office of the company is Faneromenis, 107, P.C. 6031, Larnaca, Cyprus. The company’s principal activities are publication and testing of program applications.

21.	Financial instruments - fair values and risk management
A.	Accounting classifications

The following table shows the carrying amounts of financial assets and financial liabilities as at June 30, 2021 and December 31, 2020. For all the Group’s financial assets and financial liabilities their carrying amounts are reasonable approximations of their fair values.

The comparative data for the year ended December 31, 2020 was corrected in these interim condensed consolidated financial statements as stated in Note 4.

Financial assets are as follows:

		As restated,	As previously reported,
	June 30, 2021	December 31, 2020	December 31, 2020
Financial assets at amortized cost
Trade receivables	62,274	30,719	30,909
Cash and cash equivalents	40,898	84,557	84,557
Loans receivable	282	8	8
Total	103,454	115,284	115,474

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Financial liabilities are as follows:

		As restated,	As previously reported,
	June 30, 2021	December 31, 2020	December 31, 2020
Financial liabilities not measured at fair value
Loans from shareholders	—	49	49
Lease liabilities	1,842	1,111	1,111
Trade and other payables	36,424	19,502	19,599
Total	38,266	20,662	20,759

B.	Financial risk management

The Company’s Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework.

The Group’s risk management policies are established to identify and analyze the risks faced by the Group, to set appropriate risk limits and controls, and monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and in the Group’s activities.

The Group has exposure to the following risk arising from financial instruments:

(i)	Credit risk

Credit risk arises when a failure by counterparties to discharge their obligations could reduce the amount of future cash inflows from financial assets on hand at the reporting date. The Group’s credit risk arises predominantly from trade receivables and is concentrated around key platforms, through which the Group is distributing online games. As at June 30, 2021 and December 31, 2020 the largest debtor of the Group constituted 40% and 28% of the Group’s Trade and other receivables and the 3 largest debtors of the Group constituted 76% and 73% of the Group’s Trade and other receivable respectively.

Credit risk related to trade receivables is considered insignificant, since almost all sales are generated through major companies, with consistently high credit ratings. These distributors pay the Group monthly, based on sales to the end users. Payments are made within 3 months after the sale to the end customer. The distributors take full responsibility for tracking and accounting of end customer sales and send to the Group monthly reports that show amounts to be paid. The Group does not have any material overdue or impaired accounts receivable.

The carrying amount of financial assets as restated represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

			As previously reported,
	June 30, 2021	December 31, 2020	December 31, 2020
Loans receivables from related parties	282	8	8
Trade receivables	62,274	30,719	30,909
Cash and cash equivalents	40,898	84,557	84,557

Expected credit loss assessment for corporate customers as at June 30, 2021 and December 31, 2020

The Group allocates each exposure a credit risk grade based on data that is determined to be predictive of the risk of loss (including but not limited to external ratings, audited financial statements, management accounts, and cash flows projections) and applying experienced credit judgement.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Trade and other receivables

The ECL allowance in respect of Trade and other receivables is determined on the basis of the LTECL. The Group uses the credit rating for each of the large debtors where available or makes its own judgement as to the credit quality of its debtors based on their most recent financial reporting or the rating assigned to their country of incorporation. After assigning the credit rating to each of the debtors the Group determines the PD and LGD based on the data published by the internationally recognized rating agencies. The determined amounts of allowances for ECL for each of the debtors are then adjusted for the forecasted macroeconomic factors, which include the forecasted unemployment rate in each of the countries where the debtors are incorporated and forecasted growth rate of the global gaming market from publicly available sources. ECL in respect of Trade and other receivables is insignificant as at June 30, 2021 and December 31, 2020.

Cash and cash equivalents

The cash and cash equivalents are held with financial institutions, which are rated B- to A based on Fitch’s ratings.

Impairment on cash and cash equivalents has been measured on a 12-month expected loss basis and reflects the short maturities of the exposures. The Group considers that its cash and cash equivalents have low credit risk based on the external credit ratings of the counterparties. Therefore, no impairment allowance was recognized as at June 30, 2021 and December 31, 2020.

(ii)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s objective when managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions without incurring unacceptable losses or risking damage to the Group’s reputation.

The Group monitors the level of expected cash inflows on trade and other receivables together with expected cash outflows on trade and other payables.

The following are the contractual maturities of financial liabilities at the reporting date. The amounts are gross and undiscounted, and include contractual interest payments and exclude the impact of netting agreements.

	Carrying	Contractual	3 months or	Between 3 ‑ 12	Between 1 ‑ 5
	amounts	cash flows	less	months	years
June 30, 2021
Non‑derivative financial liabilities
Obligations under finance leases	1,842	1,897	551	753	593
Trade and other payables	36,424	36,424	36,424	—	—
	38,266	38,321	36,975	753	593

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

	Carrying
	amounts as
	previously	Carrying	Contractual	3 months	Between 3 ‑ 12	Between 1 ‑ 5
	reported	amounts	cash flows	or less	months	years
December 31, 2020
Non‑derivative financial liabilities
Obligations under leases	1,111	1,111	1,167	32	288	847
Trade and other payables	19,599	19,502	19,502	19,502	—	—
Loans from shareholders	49	49	49	—	49	—
	20,759	20,662	20,718	19,534	337	847

(iii)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and/or equity prices will affect the Group’s income or the value of its holdings of financial instruments.

The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

(iv)	Currency risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the Group’s functional currency. The Group is exposed to foreign exchange risk arising from various currency exposures primarily with respect to the Euro and the Russian Ruble. The Group’s management monitors the exchange rate fluctuations on a continuous basis and acts accordingly.

The Group’s exposure to foreign currency risk was as follows:

	Euro	Russian Ruble
June 30, 2021
Assets
Loans receivable	182	—
Trade and other receivables	10,936	3,163
Cash and cash equivalents	18,551	1,309
	29,669	4,472
Liabilities
Lease liabilities	(875)	(967)
Trade and other payables	(1,766)	(1,573)
	(2,641)	(2,540)
Net exposure	27,028	1,932

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

	Euro	Russian Ruble
December 31, 2020
Assets
Loans receivable	8	—
Trade and other receivables	9,661	2,649
Cash and cash equivalents	11,404	741
	21,073	3,390
Liabilities
Lease liabilities	(1,111)	—
Trade and other payables	(5,811)	(3)
Loans and borrowings	(49)	—
	(6,971)	(3)
Net exposure	14,102	3,387

Sensitivity analysis

A reasonably possible 10% strengthening or weakening of the United States Dollar against the following currencies at June 30, 2021 and December 31, 2020 would have increased (decreased) equity and profit or loss by the amounts shown below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	Strengthening of	Weakening of
	USD by 10%	USD by 10%
June 30, 2021
Euro	(2,703)	2,703
Russian Ruble	(193)	193
	(2,896)	2,896

	Strengthening of	Weakening of
	USD by 10%	USD by 10%
December 31, 2020
Euro	(1,410)	1,410
Russian Ruble	(339)	339
	(1,749)	1,749

22.	Share-based payments

Nexters Long-Term Incentive Plan

In 2016 we adopted a Long-Term Incentive Plan (“LTIP”). Under this LTIP key employees of the Group and key employees of the Group’s service provider (“non-employees”) received remuneration in the form of share options, whereby they render services as

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

consideration for equity instruments. Within current LTIP several tranches of share-based options for Class A shares and Class B shares were issued:

Class of		No. of options
shares	Grant Date	granted	Vesting period	Vesting conditions
Class A	10.01.2016	1,100	2016 - 2019	Service condition
Class B	01.01.2019	660	2019	Service condition
Class B complex vesting	01.01.2019	1,300	2027	Service condition, performance non-market condition
Complex conditional upon listing	18.11.2020	—*	2021	Service condition, performance non-market condition
Total share options granted as at June 30, 2021		3,060	—	—
*	Options granted refer to new entity shares after the proposed transaction and are not considered in the amounts in the table above (max. amount 100,000 options)

We recorded share-based payments expense in general and administrative expenses and game operation cost of our interim condensed consolidated statement of profit or loss and other comprehensive income. The table below summarized the share-based payments expense within three and six months ended June 30, 2021 and 2020:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Class B complex vesting	—	24	—	12
Complex conditional upon listing	705	—	315	—
Total recorded expenses	705	24	315	12
therein recognized:
within Game operation cost	—	12	—	6
within General and administrative expenses	705	12	315	6

In relation to the share-based payment expense for six months ended June 30, 2020 we recognized the increase in Other reserves of 24 as it corresponds to the equity settled portion of the share options and 306 in liabilities as it corresponds to the dividends protection feature of the share options.

In relation to the share-based payment expense for six months ended June 30, 2021 we recognized the increase in Other reserves of 73 as it corresponds to the equity settled portion of the share options and 632 in liabilities as it corresponds to non-share-based cash alternative and 254 in liabilities as it corresponds to the dividends protection feature of the share options.

Class B complex vesting (performance-based awards)

Under the current LTIP Class B share options were granted to one employee and one non-employee on January 1, 2019 with a service condition and a special performance-based non-market vesting condition (net income thresholds per management accounts). The contractual term of the options is 10 years. We estimate the fair value of granted awards using a Monte Carlo Simulation method, which takes into account assumptions such as the expected volatility, the risk-free interest rate based on the contractual term of the award and expected dividend yield.

The options were accounted for in the current year according to a vesting period and the assessment of performance conditions achievement. For the purposes of the valuation each performance condition threshold is treated as a separate option with a separate

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

valuation of the vesting period. Based on the evaluation at the grant date the respective options that have nil FV and are not projected as to be reachable we consider it unlikely that these options will vest.

The following table presents fair value per one option and related parameters used to estimate the fair value of our options at the grant date:

January 1, 2019
Evaluation date (grant date)
Equity value, US$ mln	132
Expected volatility	41.00%
Dividend yield	6.80%
Proxy net income indicator	0.041201
Discount for Lack of Marketability*	8.40%
Total FV for 1,300 complex options	1,157.20

*— applied to the result of fair value estimation

The table below summarizes the expenses recognized in relation to the above-mentioned options:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Expenses in relation to fulfilled condition	—	24	—	12
Total recorded expenses	—	24	—	12

Complex conditional upon listing

Under the current LTIP share options in the entity surviving the proposed transaction as described in Note 24 were granted to one employee on November 18, 2020 with a service condition and a series of special performance-based non-market vesting conditions related to the listing. The contractual term of the options is 2 years. Since the agreement contains a clause that grants an employee the discretion of receiving cash consideration or options we treat the following agreement as a compound financial instrument that includes both a liability and an equity component.

We estimate the fair value of cash consideration first and estimate the fair value of the equity component consequently. The fair value of cash consideration is estimated as nominal value of related cash payments at assumed vesting date. We estimate the fair value of granted awards using Black-Scholes-Merton pricing model taking into account the terms and conditions on which the options were granted and accounted for in the current year.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

The following table presents fair value per one option and related assumptions used to estimate the fair value of equity component of our options at the grant date:

	November 18,	November 18,
	2020	2020
Evaluation date (grant date)
Vesting period	12m	8m
Market price, $	9.91	9.91
Strike price, $	10.00	10.00
Expected volatility	34.8%	34.8%
Dividend yield	0.0%	0.0%
Risk-free interest rate	0.11%	0.11%
Discount for Lack of Marketability	N/A	N/A
FV of option, $	1.34	1.11

The options were accounted for in current year according to the vesting period and the assessment of performance conditions achievement. For the purposes of the valuation each performance condition threshold is treated as a separate option with a separate valuation of vesting period. The table below summarizes the expenses recognized in relation to the abovementioned options:

	Six months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020
Expenses in relation to yet unfulfilled performance conditions	705	—	315	—
Total recorded expenses	705	—	315	—

23.	Commitments and contingencies

Taxation

Though we generally are not responsible for taxes generated on games accessed and operated through third-party platforms, we are responsible for collecting and remitting applicable sales, value added, use or similar taxes for revenue generated on games accessed and operated on our own platforms and/or in countries where the law requires the game publishers to pay such taxes even if games are made available for users through third-party platforms. Furthermore, an increasing number of U.S. states have considered or adopted laws that attempt to impose tax collection obligations on out-of-state companies. This is also the case in respect of the European Union, where value added taxes or digital services taxes may be imposed on companies making digital sales to consumers within the European Union. Additionally, the Supreme Court of the United States recently ruled in South Dakota v. Wayfair, Inc. et al, or Wayfair, that online sellers can be required to collect sales and use tax despite not having a physical presence in the state of the customer. In response to Wayfair, or otherwise, a number of U.S. states have already begun imposing such obligations, and other U.S. states or local governments may adopt, or begin to enforce, laws requiring us to calculate, collect and remit taxes on sales in their jurisdictions. In addition, as taxation of IT industries is rapidly developing there is a risk that various tax authorities may interpret certain agreements or tax payment arrangements differently than the Company (including identification of the taxpayer and determination of the tax residency). A successful assertion by one or more U.S. states or other countries or jurisdictions requiring us to collect taxes where we presently do not do so, or to collect more taxes in a jurisdiction in which we currently collect some taxes, could result in substantial liabilities, including taxes on past sales, as well as interest and penalties, and could create significant administrative burdens for us or otherwise harm our business.

We believe that these interim condensed consolidated financial statements reflect our best estimate of tax liabilities and uncertain tax positions, which are appropriately accounted for and(/or) disclosed in these interim condensed consolidated financial statements.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Insurance

The Group holds no insurance policies in relation to its operations, or in respect of public liability or other insurable risks like risks associated with cybersecurity. There are no significant physical assets to insure. Management has considered the possibility of insurance of various risks but the cost of it outweighs the benefits in management’s view.

Data privacy and security

We collect, process, store, use and share data, some of which contains personal information, including the personal information of our players. Our business is therefore subject to a number of federal, state, local and foreign laws, regulations, regulatory codes and guidelines governing data privacy, data protection and security, including with respect to the collection, storage, use, processing, transmission, sharing and protection of personal information. Such laws, regulations, regulatory codes, and guidelines may be inconsistent across jurisdictions or conflict with other rules.

The scope of data privacy and security regulations worldwide continues to evolve, and we believe that the adoption of increasingly restrictive regulations in this area is likely within the United States and other jurisdictions. Further, the European Union, Cyprus, and United Kingdom have adopted comprehensive data protection and security laws. The European Union’s Regulation (EU) 2016/679 of the European Parliament and of the Council of April 27, 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation), or the GDPR, which became effective in May 2018, and the U.K. GDPR, each as supplemented by national laws, (collectively, Applicable Data Protection Laws) impose strict requirements on controllers and processors of personal data in the European Economic Area, or EEA, and the United Kingdom, including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals and a strengthened individual data rights regime, and shortened timelines for data breach notifications. Applicable Data Protection Laws create new compliance obligations applicable to our business and some of our players, which could require us to self-determine how to interpret and implement these obligations, change our business practices and expose us to lawsuits (including class action or similar representative lawsuits) by consumers or consumer organizations for alleged breach of data protection laws and the risk of significant reputational damage. Applicable Data Protection Laws increase financial penalties for noncompliance (including possible fines of up to 4% of global annual revenues for the preceding financial year or €20 million, or £17.5 million in the United Kingdom, (whichever is higher) for the most serious violations).

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to players or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims (including class actions), or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our players to lose trust in us, and otherwise materially and adversely affect our reputation and business.

Cybersecurity

Our information technology may be subject to cyber-attacks, viruses, malicious software, break-ins, theft, computer hacking, employee error or malfeasance or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Our systems and the data stored on those systems may also be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and the data stored on those systems, and the data of our business partners. We do not maintain insurance policies covering losses relating to cybersecurity incidents, which may increase any potential harms that the business may suffer from a cyber-attack. We may be unable to cover all possible claims stemming from security breaches, cyberattacks and other types of unlawful activity, or any resulting disruptions from such events, and we may suffer losses that could have a material adverse effect on our business.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

Regulatory environment

In December 2017, Apple updated its terms of service to require publishers of applications that include “loot boxes” to disclose the odds of receiving each type of item within each loot box to customers prior to purchase. Google similarly updated its terms of service in May 2019. Loot boxes are a commonly used monetization technique in free-to-play mobile games in which a player can acquire a virtual loot box, but the player does not know which virtual item(s) he or she will receive (which may be a common, rare or extremely rare item, and may be a duplicate of an item the player already has in his or her inventory) until the loot box is opened.

In addition, there are ongoing academic, political and regulatory discussions in the United States, Europe, Australia and other jurisdictions regarding whether certain game mechanics, such as loot boxes, should be subject to a higher level or different type of regulation than other game genres or mechanics to protect consumers, in particular minors and persons susceptible to addiction, and, if so, what such regulation should include. Additionally, after being restricted in Belgium and the Netherlands, the United Kingdom House of Lords has recently issued a report recommending that loot boxes be regulated within the remit of gambling legislation and regulation.

In some of our games, certain mechanics may be deemed to be loot boxes. New regulations by the international jurisdictions, which may vary significantly across jurisdictions and with which we may be required to comply, could require that these game mechanics be modified or removed from games, increase the costs of operating our games due to disclosure or other regulatory requirements, impact player engagement and monetization, or otherwise harm our business performance. It is difficult to predict how existing or new laws may be applied to these or similar game mechanics. If we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our games, which would harm our business, financial condition, and results of operations. In addition, the increased attention focused upon liability issues because of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred because of this potential liability could harm our business, financial condition or results of operations.

Implications of COVID-19

On March 11, 2020, the World Health Organization declared the Coronavirus COVID-19 outbreak to be a pandemic in recognition of its rapid spread across the globe. Many governments have taken and continue to take stringent steps to help contain and/or delay the spread of the virus, including: requiring self-isolation/ quarantine by those potentially affected, implementing social distancing measures, and controlling or closing borders and “locking-down” cities/regions or even entire countries. These measures slowed down and will likely continue to impact both the Cyprus and world economies. As at the date of issuance of the financial statements, the Company is not aware of any specific event or circumstance related to COVID-19 that would require it to update its estimates or judgments or adjust the carrying value of its assets or liabilities. Our liquidity analysis based on our recent performance and current estimates shows that we have adequate resources to finance our operations for the foreseeable future.

24.	Events after the reporting period

Announcement of merger with Kismet Acquisition One Corp

On February 1, 2021, the Company entered into a definitive agreement to combine with Kismet Acquisition One Corp. (Nasdaq: KSMTU) (“Kismet”) through a combination of stock and cash financing (“the Transaction”). On July 16, 2021, Kismet Acquisition One Corp., Kismet Sponsor Limited and Nexters Inc. entered into the PIPE subscription agreements with certain entities affiliated with Mubadala and VPE Capital. The proceeds of the PIPE subscription financing counted toward the satisfaction of the $100 million minimum cash closing condition contained in the Business Combination Agreement, and change the “Outside Date” for the parties to consummate the Proposed Transactions to September 30, 2021.

NEXTERS GLOBAL LTD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2021 and June 30, 2020

(in thousands of US$ unless stated otherwise)

The Transaction was closed on August 26, 2021 under the following key terms:

●	Nexters Inc was established as a holding company of the Group
●	Nexters Inc shares and warrants related to its shares started to trade on NASDAQ on August 27, 2021
●	The shareholders of Nexters Global Inc received consideration in the form of:

a.)  89.9% of Nexters Inc outstanding shares and

b.)  the cash in the amount of 57,122 (subject to adjustment based on the actual amounts of working capital and debt within 90 days after the closing of the Transaction)

●	The cash acquired by the Group in the Transaction (post all transaction related expenses) amounted to 62,530

The Group anticipates that the Transaction will be accounted for within the scope of IFRS 2 (Share-based Payment). Under this method of accounting, there is no acquisition accounting and no recognition of goodwill, as Kismet is not a business as defined by IFRS 3 (Business Combinations) given that it consists predominantly of cash in the trust account. Under this method of accounting, Kismet will be treated as the acquiree company for financial reporting purposes.

Dividends paid after June 30, 2021

On July 30, 2021 the Group declared 46,000 of dividends or US$ 2,300 per share and paid them in full to the date of these interim condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
Kismet Acquisition One Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Kismet Acquisition One Corp (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 3, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 3, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
June 7, 2021

KISMET ACQUISITION ONE CORP

BALANCE SHEET

December 31,
2020
(As Restated)
Assets:
Current assets:
Cash	$761,523
Prepaid expenses	409,687
Total current assets	1,171,210
Investments held in Trust Account	250,064,076
Total assets	$251,235,286
Liabilities and Shareholder’s Equity:
Current liabilities:
Accounts payable	$221,731
Accrued expenses	506,374
Due to related party	8,117
Total current liabilities	736,222
Deferred underwriting commissions in connection with the initial public offering	8,750,000
Derivative warrant liabilities	7,492,500
Total liabilities	16,978,722
Commitments and Contingencies
Ordinary shares, no par value; unlimited shares authorized; 22,925,656 shares subject to possible redemption at 10.00 per share	229,256,560
Shareholders’ Equity:
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—
Ordinary shares, no par value; unlimited shares authorized; 8,824,344 shares issued and outstanding (excluding 22,925,656 shares subject to possible redemption)	7,982,059
Accumulated deficit	(2,982,055)
Total shareholders’ equity	5,000,004
Total Liabilities and Shareholders’ Equity	$251,235,286

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION ONE CORP

STATEMENT OF OPERATIONS

For the Period
from June 3, 2020
(inception) through
December 31, 2020
(As Restated)
Operating expenses
General and administrative expenses	$787,645
Administrative fee – related party	20,000
Total operating expenses	(807,645)
Change in fair value of derivative warrant liabilities	(2,227,500)
Offering costs associated with issuance of derivative warrant liabilities	(10,986)
Net gain from investments held in Trust Account	64,076
Net loss	$(2,982,055)
Weighted average shares outstanding of Founder Shares, basic and diluted	6,750,000
Basic and diluted net loss per share, Founder Shares	$(0.45)
Weighted average shares outstanding of ordinary shares, basic and diluted	25,000,000
Basic and diluted net loss per share, ordinary shares	$0.00

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION ONE CORP

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Period from June 3, 2020 (inception) through December 31, 2020 (As Restated)

				Total
	Ordinary Shares		Accumulated	Shareholders’
	Shares	Amount	Deficit	Equity
Balance – June 3, 2020 (inception)	—	$—	$—	$—
Issuance of ordinary shares to Sponsor	7,687,500	25,000	—	25,000
Sale of units in initial public offering, gross	25,000,000	250,000,000	—	250,000,000
Offering costs	—	(14,271,381)	—	(14,271,381)
Excess cash received over fair value of private placement warrants		1,485,000		1,485,000
Ordinary shares forfeited	(937,500)	—	—	—
Shares subject to possible redemption	(22,925,656)	(229,256,560)	—	(229,256,560)
Net loss	—	—	(2,982,055)	(2,982,055)
Balance – December 31, 2020 (as restated)	8,824,344	$7,982,059	$(2,982,055)	$5,000,004

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION ONE CORP

STATEMENT OF CASH FLOWS

For the Period
from June 3, 2020
(inception) through
December 31, 2020
(As Restated)
Cash Flows from Operating Activities:
Net loss	$(2,982,055)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	2,227,500
Offering costs associated with issuance of private warrants	10,986
Unrealized gain from investments held in Trust Account	(64,076)
Changes in operating assets and liabilities:
Prepaid expenses	(409,687)
Accounts payable	221,731
Accrued expenses	431,374
Net cash used in operating activities	(564,227)
Cash Flows from Investing Activities
Cash deposited in Trust Account	(250,000,000)
Net cash used in investing activities	(250,000,000)
Cash Flows from Financing Activities:
Proceeds received under note payable issued to related party	191,071
Repayment of note payable to related party	(191,071)
Proceeds received from initial public offering, gross	250,000,000
Offering costs paid	(5,432,367)
Proceeds received from private placement	6,750,000
Advances from related party	8,117
Net cash provided by financing activities	251,325,750
Net change in cash	761,523
Cash – beginning of the period	—
Cash – end of the period	$761,523
Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$25,000
Offering costs included in accrued expenses	$70,000
Deferred underwriting commissions	$8,750,000
Initial value of ordinary shares subject to possible redemption	$232,178,130
Change in value of ordinary shares subject to possible redemption	$(2,921,570)

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Kismet Acquisition One Corp (the “Company”) was newly incorporated in the British Virgin Islands on June 3, 2020 as a business company with limited liability and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities (“Business Combination”). The Company has neither engaged in any operations nor generated revenue to date. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from June 3, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the preparation for its initial public offering (the “Initial Public Offering”), which is described below, and since the Initial Public Offering, the search for a potential target. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Kismet Sponsor Limited, a limited liability company incorporated in the British Virgin Islands (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 5, 2020. On August 10, 2020, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.3 million, inclusive of approximately $8.8 million in deferred underwriting commissions (Note 7). The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any. The over-allotment option expired unexercised on September 19, 2020.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,750,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of approximately $6.8 million, and incurring offering costs of approximately $11,000 (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement in August 2020, $250.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) initially held in cash and subsequently invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of the deferred underwriting discount held in trust and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 1 — Description of Organization and Business Operations (continued)

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). These Public Shares have been recorded at a redemption value and classified as temporary equity on the balance sheet in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). If the Company seeks shareholder approval of a Business Combination, it will complete the Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem such shareholder’s Public Shares irrespective of whether such shareholder votes for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and the Sponsor and the Company’s officers and directors have agreed to vote any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Sponsor has agreed to waive its redemption rights with respect to its Founder Shares and the Sponsor and the Company’s officers and directors have agreed to waive their redemption rights with respect to any Public Shares owned by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their ordinary shares in conjunction with any such amendment.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 1 — Description of Organization and Business Operations (continued)

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or August 10, 2022 (as may be extended by approval of the Company’s shareholders, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the Company’s obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor should acquire Public Shares after the Initial Public Offering, it will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 1 — Description of Organization and Business Operations (continued)

Proposed Business Combination

On January 31, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Nexters Inc., a British Virgin Islands business company (“Pubco”), the Company’s Sponsor, solely in its capacity as the Purchaser Representative, Nexters Global Ltd. (“Nexters Global”), a private limited liability company domiciled in Cyprus, Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the Nexters Global Shareholders Representative, and the shareholders of Nexters Global. Pursuant to the Business Combination Agreement, among other things, the Company agreed to combine with Nexters Global in a business combination whereby the Company will merge with and into Pubco and Pubco will purchase all shares of Nexters Global, making Nexters Global a direct wholly-owned subsidiary of Pubco (the “Merger”). Pubco is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.

Pursuant to the terms, and subject to the conditions, contained in the Business Combination Agreement, the parties to the Business Combination Agreement will effect the following transactions (collectively, the “Proposed Transactions”):

(1)the Company will merge with and into Pubco (the “Merger”), as a result of which the separate corporate existence of the Company shall cease and Pubco shall continue as the surviving company, and each issued and outstanding security of the Company immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; and
(2)Pubco will acquire all of the issued and outstanding share capital of Nexters Global in exchange for the payment, issue and delivery to the Nexters Global Shareholders of a combination of cash and shares of Pubco (the “Share Acquisition”), such that Nexters Global will be a direct wholly owned subsidiary of Pubco.

At the effective time of the Merger, (i) each issued and outstanding ordinary share of the Company will automatically be converted into and exchanged for the right to receive on ordinary share of Pubco (“Pubco Ordinary Shares”), (ii) each issued and outstanding public warrant of the Company will automatically be converted into and exchanged for the right one public warrant of Pubco (“Pubco Public Warrants”), (iii) each issued and outstanding private warrant of the company will automatically be converted into and exchanged for the right to receive one private warrant of Pubco (“Pubco Private Warrants” and, collectively with the Pubco Public Warrants, “Pubco Warrants”), and (iv) each issued and outstanding option to purchase ordinary shares of the Company shall be converted automatically into the right of the holder thereof to receive an option relating to Pubco Ordinary Shares (the “Pubco Options”). Each of the Pubco Public Warrants, Pubco Private Warrants and Pubco Options will have substantially the same terms and conditions as are in effect with respect to Company’s public warrants, private warrants and options immediately prior to the Merger Effective time.

In consideration for the purchase of Nexters Global’s share capital, Pubco will:

(1)pay to the shareholders of Nexters Global cash in an amount not to exceed $150,000,000 equal to 50% of the aggregate amount of funds held by the Company either in or outside of its trust account, after taking into account any payments to be made to the Company’s public shareholders who validly exercise redemption rights pursuant to the Redemption (as defined below) and the proceeds received by Pubco pursuant to the A&R Forward Purchase Agreement (as defined below) (the “Base Cash Consideration”), subject to increase or decrease based on the Nexters Global’s net working capital as of the Reference Time (as such term is defined in the Business Combination Agreement) and subject to decrease by the amount of the Nexters Global’s outstanding indebtedness and transaction expenses as of the Reference Time and the Share Acquisition Closing, respectively (the Base Cash Consideration as so adjusted, the “Cash Payment”); and

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 1 — Description of Organization and Business Operations (continued)

(2)issue to the shareholders of the Nexters Global immediately prior to the Share Acquisition Closing an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value of $2,032,500,000 minus the Base Cash Consideration, with each Exchange Share valued at the price per share payable to the Company’s public shareholders pursuant to the Redemption minus Deferred Exchange Shares, as described further below.

The issuance of an aggregate of 20,000,000 Exchange Shares (being the Deferred Exchange Shares) to the shareholders of Nexters Global immediately prior to the Share Acquisition Closing (other than Everix Investments Limited) will be deferred as follows:

●	the issuance of 10,000,000 Exchange Shares, in the aggregate, will be deferred until the volume weighted average trading price of the Pubco Ordinary Shares is $13.50 or greater for any 20 trading days within a period of 30 trading days prior to the third anniversary of the Share Acquisition Closing; and
●	the issuance of an additional 10,000,000 Exchange Shares, in the aggregate, will be deferred until the volume weighted average trading price of the Pubco Ordinary Shares is $17.00 or greater for any 20 trading days within a period of 30 trading days prior to the third anniversary of the Share Acquisition Closing.

The transaction is subject to certain conditions, including: (i) the Company’s shareholders having approved, among other things, the transactions contemplated by the Business Combination Agreement; (ii) the absence of any law or governmental order that would prohibit the Proposed Transactions; (iii) the termination or expiration of all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the Company having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Closing; (v) the Company and Pubco having at least $100 million of cash either in or outside of the trust account, after taking into accounts payments by the Company for the Redemption and any proceeds received by Pubco under the A&R Forward Purchase Agreement and the PIPE; (vi) the Registration Statement having been declared effective by the SEC and remaining effective; and (vii) the Pubco Ordinary Shares and Pubco Warrants having been approved for listing on Nasdaq, subject only to official notice thereof.

On February 2, 2021, the Company filed a Current Report on Form 8-K announcing the entry into a Material Definitive Agreement including the full Business Combination Agreement and the Amended and Restated Forward Purchase Agreement.

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $762,000 of cash in its operating bank account and working capital of approximately $435,000.

Through December 31, 2020, the Company’s liquidity needs were satisfied through a payment of $25,000 from Sponsor to cover certain offering costs in exchange for the issuance of the Founder Shares and a loan of approximately $191,000 from the Sponsor pursuant to the Note (see Note 5). Subsequent to the consummation the Initial Public Offering, the Company’s liquidity needs were also satisfied with net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note balance of approximately $191,000 on August 12, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors intend to, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 1 — Description of Organization and Business Operations (continued)

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 — Restatement of Previously Issued Financial Statements

In May 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its Private Placement Warrants issued in August 2020, the Company’s previously issued financial statements for the year ended December 31, 2020 and for the quarter ended September 30, 2020 (collectively, the “Affected Periods”) should no longer be relied upon. As such, the Company restated its financial statements for the Affected Periods included in Amendment No. 1 to the Annual Report on Form 10-K (“Amended Annual Report”).

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on August 10, 2020, the Company’s Private Placement Warrants were accounted for as equity within the Company’s previously reported balance sheets, and after discussion and evaluation, management concluded that the outstanding Private Placement Warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Private Placement Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Private Placement Warrants, based on our application of FASB ASC Topic 815-40, “Derivatives and Hedging, Contracts in Entity’s Own Equity” (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the agreement. The Company reassessed its accounting for Private Placement Warrants issued on August 10, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Private Placement Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the Affected Periods should be restated because of a misapplication in the guidance around accounting for the warrants should no longer be relied upon.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 2 — Restatement of Previously Issued Financial Statements (continued)

Impact of the Restatement

The impact of the restatement on the balance sheet as of December 31, 2020 statement of operations and the statement of cash flows as of December 31, 2020 and for the period from June 3, 2020 (inception) through December 31, 2020 and for the unaudited quarterly financial information is presented below. The restatement had no impact on cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As
	Previously	Restatement
	Reported	Adjustment	As Restated
Balance Sheet
Total assets	$251,235,286	$—	$251,235,286
Liabilities and shareholders’ equity
Total current liabilities	$736,222	$—	$736,222
Deferred underwriting commissions	8,750,000	—	8,750,000
Derivative warrant liabilities	—	7,492,500	7,492,500
Total liabilities	9,486,222	7,492,500	16,978,722
Ordinary shares, no par value; shares subject to possible redemption	236,749,060	(7,492,500)	229,256,560
Shareholders’ equity
Preferred shares – no par value	—	—	—
Ordinary shares – no par value	5,743,573	2,238,486	7,982,059
Accumulated deficit	(743,569)	(2,238,486)	(2,982,055)
Total shareholders’ equity	5,000,004	—	5,000,004
Total liabilities and shareholders’ equity	$251,235,286	$—	$251,235,286

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 2 — Restatement of Previously Issued Financial Statements (continued)

	For the Period from June 3, 2020
	(Inception) through December 31, 2020
	As
	Previously	Restatement
	Reported	Adjustment	As Restated
Statement of Operations
General and administrative expenses	$787,645	$—	$787,645
Administrative fees – related party	20,000	—	20,000
Loss from operations	(807,645)	—	(807,645)
Change in fair value of derivative warrant liabilities	—	(2,227,500)	(2,227,500)
Offering costs associated with issuance of derivative warrant liabilities	—	(10,986)	(10,986)
Net gain from investments held in Trust Account	64,076	—	64,076
Net loss	$(743,569)	$(2,238,486)	$(2,982,055)
Weighted average shares outstanding of Founder Shares, basic and diluted	6,750,000	—	6,750,000
Basic and diluted net loss per share, Founder Shares	$(0.12)	$(0.33)	$(0.45)
Weighted average shares outstanding of ordinary shares, basic and diluted	25,000,000	—	25,000,000
Basic and diluted net loss per share, ordinary shares	$—	$—	$0.00
Statement of Cash Flows
Net loss	$(743,569)	$(2,238,486)	$(2,982,055)
Change in fair value of warrant liabilities	—	2,227,500	2,227,500
Offering costs associated with issuance of private warrants	—	10,986	10,986
Net cash used in operating activities	(564,227)	—	(564,227)
Net cash used in investing activities	(250,000,000)	—	(250,000,000)
Net cash provided by financing activities	251,325,750	—	251,325,750
Net change in cash	$761,523	$—	$761,523
Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$25,000	$—	$25,000
Offering costs included in accrued expenses	$70,000	$—	$70,000
Deferred underwriting commissions	$8,750,000	$—	$8,750,000
Initial value of ordinary shares subject to possible redemption	$237,443,130	$(5,265,000)	$232,178,130
Change in value of ordinary shares subject to possible redemption	$(694,070)	$(2,227,500)	$(2,921,570)

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 2 — Restatement of Previously Issued Financial Statements (continued)

In addition, the impact to the balance sheet dated August 10, 2020, filed on Form 8-K on August 14, 2020 related to the impact of accounting for the Private Placement Warrants at fair value resulted in an approximate $5.3 million increase to the derivative warrant liabilities line item at August 10, 2020 and offsetting decrease to the ordinary shares subject to possible redemption temporary equity line item. There is no change to total shareholders’ equity at the reported balance sheet date.

	As of August 10, 2020
	As
	Previously	Restatement
	Reported	Adjustment	As Restated
Balance Sheet
Total assets	$251,994,299	$—	$251,994,299
Liabilities and shareholders’ equity
Total current liabilities	$801,165	$—	$801,165
Deferred underwriting commissions	8,750,000	—	8,750,000
Derivative warrant liabilities	—	5,265,000	5,265,000
Total liabilities	9,551,165	5,265,000	14,816,165
Ordinary shares, no par value; shares subject to possible redemption	237,443,130	(5,265,000)	232,178,130
Shareholders’ equity
Preferred shares – no par value	—	—	—
Ordinary shares – no par value	5,049,504	10,986	5,060,490
Accumulated deficit	(49,500)	(10,986)	(60,486)
Total shareholders’ equity	5,000,004	—	5,000,004
Total liabilities and shareholders’ equity	$251,994,299	$—	$251,994,299

Quarterly Financial Information (Unaudited)

The following tables contain unaudited quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement and revision of the Company’s financial statements as described in Note 2 — Restatement of Previously Issued Financial Statements. The Company has not amended its previously filed Quarterly Report on Form 10-Q for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in the Amended Annual Report, and the financial statements and related financial information for the Affected Period contained in such previously filed report should no longer be relied upon.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 2 — Restatement of Previously Issued Financial Statements (continued)

Unaudited Condensed Balance Sheet

	As of September 30, 2020
	As
	Previously	Restatement
	Reported	Adjustment	As Restated
Balance Sheet
Total assets	$251,441,956	$—	$251,441,956
Liabilities and shareholders’ equity
Total current liabilities	$388,082	$—	$388,082
Deferred underwriting commissions	8,750,000	—	8,750,000
Derivative warrant liabilities	—	5,197,500	5,197,500
Total liabilities	9,138,082	5,197,500	14,335,582
Ordinary shares, no par value; shares subject to possible redemption	237,303,870	(5,197,500)	232,106,370
Shareholders’ equity
Preferred shares – no par value	—	—	—
Ordinary shares – no par value	5,188,763	(56,514)	5,132,249
Accumulated deficit	(188,759)	56,514	(132,245)
Total shareholders’ equity	5,000,004	—	5,000,004
Total liabilities and shareholders’ equity	$251,441,956	$—	$251,441,956

	For the Period from June 3, 2020
	(Inception) through September 30, 2020
	As
	Previously	Restatement
	Reported	Adjustment	As Restated
Statement of Operations
General and administrative expenses	$183,495	$—	$183,495
Administrative fee – related party	20,000	—	20,000
Loss from operations	(203,495)	—	(203,495)
Change in fair value of derivative warrant liabilities	—	67,500	67,500
Offering costs associated with issuance of derivative warrant liabilities	—	(10,986)	(10,986)
Net gain from investments held in Trust Account	14,736	—	14,736
Net income (loss)	$(188,759)	$56,514	$(132,245)
Weighted average shares outstanding of Founder Shares, basic and diluted	6,750,000	—	6,750,000
Basic and diluted net income (loss) per share, Founder Shares	$(0.03)	$0.01	$(0.02)
Weighted average shares outstanding of ordinary shares, basic and diluted	25,000,000	—	25,000,000
Basic and diluted net loss per share, ordinary shares	$—	$—	$0.00

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 2 — Restatement of Previously Issued Financial Statements (continued)

	For the Three Months Ended September 30, 2020
	As
	Previously	Restatement
	Reported	Adjustment	As Restated
Statement of Operations
General and administrative expenses	$173,275	$—	$173,275
Administrative fee – related party	20,000	—	20,000
Loss from operations	(193,275)	—	(193,275)
Change in fair value of derivative warrant liabilities	—	67,500	67,500
Offering costs associated with issuance of derivative warrant liabilities	—	(10,986)	(10,986)
Net gain from investments held in Trust Account	14,736	—	14,736
Net income (loss)	$(178,539)	$56,514	$(122,025)
Weighted average shares outstanding of Founder Shares, basic and diluted	6,750,000	—	6,750,000
Basic and diluted net income (loss) per share, Founder Shares	$(0.03)	$0.01	$(0.02)
Weighted average shares outstanding of ordinary shares, basic and diluted	25,000,000	—	25,000,000
Basic and diluted net loss per share, ordinary shares	$—	$—	$0.00

	For the Period from June 3, 2020
	(Inception) through September 30, 2020
	As
	Previously	Restatement
	Reported	Adjustment	As Restated
Statement of Cash Flows
Net income	$(188,759)	$56,514	$(132,245)
Change in fair value of warrant liabilities	—	(67,500)	(67,500)
Offering costs associated with issuance of private warrants	—	10,986	10,986
Net cash used in operating activities	(412,696)	0	(412,696)
Net cash used in investing activities	(250,000,000)	—	(250,000,000)
Net cash provided by financing activities	251,344,656	—	251,344,656
Net change in cash	$931,960	$—	$931,960
Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$25,000	$—	$25,000
Offering costs included in accrued expenses	$70,000	$—	$70,000
Deferred underwriting commissions	$8,750,000	$—	$8,750,000
Initial value of ordinary shares subject to possible redemption	$237,443,130	$(5,265,000)	$232,178,130
Change in value of ordinary shares subject to possible redemption	$(139,264)	$67,504	$(71,760)

Note 3 — Basic of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 3 — Basic of Presentation and Summary of Significant Accounting Policies (continued)

As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements for the Affected Periods were restated in the Amended Annual Report to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents held outside the Trust Account at December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account as of December 31, 2020 is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 3 — Basic of Presentation and Summary of Significant Accounting Policies (continued)

Investments Held in the Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, and due to related party approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

The fair value of Private Placement Warrants is measured using Black-Scholes Option Pricing model for the Affected Periods.

Offering Costs Associated with Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consist of costs incurred in connection with the formation and preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged to additional paid-in capital upon the completion of the Initial Public Offering. Offering costs associated with the issuance of derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the ordinary shares and public warrants were charged to stockholders’ equity upon the completion of the Initial Public Offering.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 3 — Basic of Presentation and Summary of Significant Accounting Policies (continued)

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 22,925,650 ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 937,500 ordinary shares that were subject to forfeiture if the option to purchase additional Units is not exercised by the underwriters (see Note 7). On September 17, 2020, the underwriters notified the Company that the over-allotment was not exercised, and as a result, 937,500 ordinary shares were forfeited and cancelled, effective as of September 19, 2020. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 19,250,000 ordinary shares in the calculation of diluted earnings per ordinary share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s statement of operations includes a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income per ordinary share, basic and diluted for redeemable ordinary shares are calculated by dividing the interest income earned on investments held in the trust account of approximately $64,000 for the period presented by the weighted average number of redeemable ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for non-redeemable ordinary shares is calculated by dividing the net loss of approximately $3.0 million less income attributable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the period.

Share-based Compensation

Share-based compensation to employees and non-employees is recognized over the requisite service period based on the estimated grant- date fair value of the awards. The Company recognizes the expense for share-based compensation awards subject to performance-based milestone vesting over the remaining service period when management determines that achievement of the milestone is probable. Management evaluates when the achievement of a performance-based milestone is probable based on the expected satisfaction of the performance conditions at each reporting date. Share-based compensation would be recognized in general and administrative expense in the statement of operations.

Income Taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 3 — Basic of Presentation and Summary of Significant Accounting Policies (continued)

There is currently no taxation imposed on income by the Government of the British Virgin Islands. In accordance with British Virgin Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-40. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued 6,750,000 Private Placement Warrants which are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the Private Placement Warrants as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of Private Placement Warrants is measured using Black-Scholes Option Pricing model for the Affected Periods.

Recent Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Recent Issued Accounting Standards

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statement.

Note 4 — Initial Public Offering

On August 10, 2020, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.3 million, inclusive of approximately $8.8 million in deferred underwriting commissions.

Each Unit consists of one ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 9).

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 5 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 6,750,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million, incurring offering costs of approximately $11,000.

Each whole Private Placement Warrant is exercisable for one whole ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Note 6 — Related Party Transactions

Founder Shares

On June 8, 2020, the Company issued 6,250,000 ordinary shares to the Sponsor (the “Founder Shares”). The Sponsor paid for certain offering costs of $25,000 on behalf of the Company in exchange for issuance of the Founder Shares. In July 2020, the Company performed a 1.23 share split resulting in the Sponsor holding an aggregate of 7,687,500 Founder Shares. All shares and associated amounts have been retroactively restated to reflect the share capitalization. The Sponsor had agreed to forfeit up to an aggregate of 937,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering plus the number of ordinary shares that were to be sold pursuant to the Forward Purchase Agreement (as defined below). On September 17, 2020, the underwriters notified the Company that the over-allotment option was not exercised; as a result, these Founder Shares were forfeited and cancelled, effective as of September 19, 2020.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (x) one year after the date of the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Loans

On June 10, 2020, the Sponsor agreed to loan the Company up to $200,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the date the Company consummated the Initial Public Offering. The Company borrowed approximately $191,000 under the Note and repaid the Note in full on August 12, 2020.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 6 — Related Party Transactions (continued)

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on August 5, 2020, the Company agreed to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, administrative and support services. The Company incurred $20,000 in these fees for the period from June 3, 2020 (inception) through December 31, 2020. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Forward Purchase Agreement

On August 5, 2020, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with the Sponsor, which provides for the purchase of $20,000,000 of units, with each unit consisting of one ordinary share (the “Forward Purchase Shares”) and one half of one warrant to purchase one ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The purchase under the Forward Purchase Agreement is required to be made regardless of whether any ordinary shares are redeemed by the Public Shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares and Forward Purchase Warrants may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company. The forward purchase agreement is accounted for as equity on the balance sheet.

Amended and Restated Forward Purchase Agreement

On January 31, 2021, the Company, Pubco and the Sponsor entered into the Amended and Restated Forward Purchase Agreement. The Amended and Restated Forward Purchase Agreement amends the Forward Purchase Agreement by, among other things, increasing the Sponsor’s purchase commitment thereunder from $20 million to $50 million and replacing the Sponsor’s commitment to acquire the Company’s public units with a commitment to acquire Pubco ordinary shares and Pubco public warrants in a private placement to occur after, and subject to, the Merger closing and prior to the Share Acquisition closing.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 7 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the prospectus to purchase up to 3,750,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On September 17, 2020, the underwriters notified the Company that the over-allotment option was not exercised.

The underwriters were entitled to an underwriting commission of $0.20 per unit, or $5.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred underwriting commission of $0.35 per unit, or approximately $8.8 million in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company and the close of the business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 8 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances).

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 8 — Warrants (continued)

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and its prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement or register or qualify the shares under applicable blue sky laws to the extent an exemption is available.

The warrants have an exercise price of $11.50 per share and will expire in five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	upon a minimum of 30 days’ prior written notice of redemption;
●	if, and only if, the last reported sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

Once the warrants become exercisable, the Company may redeem the outstanding warrants, in whole and not in part, at a price of $0.10 per warrant:

●	upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table set forth based on the redemption date and the “fair market value” of the ordinary shares;
●	if, and only if, the closing price of the ordinary shares equals or exceeds $10.00 per Public Share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, and
●	if the closing price of the ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 8 — Warrants (continued)

The “fair market value” of the ordinary shares for the above purpose shall mean the volume weighted average price of the ordinary shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 ordinary shares per warrant (subject to adjustment).

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Public warrants are accounted for as equity and the Private Placement warrants are accounted for as liabilities on the balance sheet.

Note 9 — Shareholders’ Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares with no par value. Holders of the Company’s ordinary shares are entitled to one vote for each share. On June 8, 2020, the Company issued 6,250,000 ordinary shares. In July 2020, the Company performed a 1.23 share split resulting in the Sponsor holding an aggregate of 7,687,500 Founder Shares. All shares and associated amounts have been retroactively restated to reflect the share capitalization. Of these 7,687,500 Founder Shares, 937,500 were subject to forfeiture by the Sponsor (or its permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ option to purchase additional units was exercised. On September 17, 2020, the underwriters notified the Company that the over-allotment option was not exercised; thus, the 937,500 ordinary shares were forfeited, effective as of September 19, 2020. As of December 31, 2020, there were 31,750,000 ordinary shares issued and outstanding, consisting of 6,750,000 Founder Shares and 25,000,000 Public Shares (of which 22,925,656 shares are subject to possible redemption).

Preferred Shares

The Company is authorized to issue, without shareholder approval, an unlimited number of preferred shares with no par value, divided into five classes, through Class E (collectively, the “preferred shares”) each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended and Restated Memorandum and Articles of Association to create such designations, rights and preferences. As of December 31, 2020, there are no shares of preferred shares issued or outstanding.

Share Options

In August 2020, the Company granted option awards to three of its independent directors that contain both a performance condition and service condition. Each option award is an option to purchase 40,000 ordinary shares at an exercise price of $10.00 per share which vest upon the consummation of the initial Business Combination and will expire in five years after the date on which they first become exercisable. The Company has determined that the consummation of an initial Business Combination is a performance condition subject to significant uncertainty. As such, the achievement of the performance is not deemed to be probable of achievement until the consummation of the event, and therefore no compensation has been recognized for the period from June 3, 2020 (inception) to December 31, 2020.

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 10 — Fair Value Measurements

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account – U.S. Treasury bills	$250,064,076	$—	$—	$250,064,076
Liabilities:
Derivative warrant liabilities – private placement warrants	$—	$—	$7,492,500	$7,492,500

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. There were no transfers between levels of the hierarchy for the period from June 3, 2020 (inception) through December 31, 2020.

The fair value of the Private Placement Warrants has been estimated using a Black-Scholes Option Pricing model for the Affected Periods. The Company recognized approximately $5.3 million for the warrant liabilities upon their issuance on August 10, 2020. For the period from June 3, 2020 (inception) through December 31, 2020, the Company recognized an increase in the fair value of derivative warrant liabilities of approximately $2.2 million, which is presented as change in fair value of derivative warrant liabilities in the accompanying statement of operations.

The change in the fair value of the derivative warrant liabilities, measured with Level 3 inputs, for the year ended December 31, 2020 is summarized as follows:

Derivative warrant liabilities at June 3, 2020 (inception)	$—
Issuance of private warrants	5,265,000
Change in fair value of warrant liabilities	2,227,500
Derivative warrant liabilities at December 31, 2020	$7,492,500

The estimated fair value of derivative warrant liabilities is determined using Level 3 inputs. Inherent in a Black-Scholes model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates for measurement of warrant liabilities:

	December 31,	September 30,	August 10,
	2020	2020	2021
Exercise price	$11.50	$11.50	$11.50
Stock Price	$10.10	$9.62	$9.61
Term (in years)	5.42	5.67	5.82
Volatility	18.00%	15.90%	15.90%
Risk-free interest rate	0.42%	0.34%	0.29%
Dividend yield	—	—	—

KISMET ACQUISITION ONE CORP

NOTES TO FINANCIAL STATEMENTS (continued)

Note 11 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the financial statements, except as disclosed in Note 1 and Note 6.

PART I — FINANCIAL INFORMATION

Item 1. Condensed Financial Statements

KISMET ACQUISITION ONE CORP

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets:
Current assets:
Cash	$8,558	$761,523
Prepaid expenses	355,500	409,687
Total current assets	364,058	1,171,210
Investments held in Trust Account	250,087,787	250,064,076
Total assets	$250,451,845	$251,235,286
Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$199,682	$221,731
Accrued expenses	2,478,585	506,374
Due to related party	8,117	8,117
Total current liabilities	2,686,384	736,222
Deferred underwriting commissions in connection with the initial public offering	8,750,000	8,750,000
Derivative warrant liabilities	8,100,000	7,492,500
Total liabilities	19,536,384	16,978,722
Commitments and Contingencies
Ordinary shares, no par value; 22,591,546 and 22,925,656 shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	225,915,460	229,256,560
Shareholders’ Equity:
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 9,158,454 and 8,824,344 shares issued and outstanding (excluding 22,591,546 and 22,925,656 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	11,323,159	7,982,059
Accumulated deficit	(6,323,158)	(2,982,055)
Total shareholders’ equity	5,000,001	5,000,004
Total Liabilities and Shareholders’ Equity	$250,451,845	$251,235,286

The accompanying notes are an integral part of these unaudited condensed financial statements.

KISMET ACQUISITION ONE CORP

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

			For the Period
			from June 3,
			2020
	For the Three	For the Six	(inception)
	Months Ended	Months Ended	through
	June 30,	June 30,	June 30,
	2021	2021	2020
Operating expense
General and administrative expenses	$527,580	$2,757,314	$10,220
Loss from operations	(527,580)	(2,757,314)	(10,220)
Change in fair value of derivative warrant liabilities	(2,632,500)	(607,500)	—
Net gain from investments held in Trust Account	6,235	23,711	—
Net loss	$(3,153,845)	$(3,341,103)	$(10,220)
Weighted average shares outstanding of Founder Shares, basic and diluted(1)	6,750,000	6,750,000	6,750,000
Basic and diluted net loss per share, Founder Shares	$(0.47)	$(0.50)	$(0.00)
Weighted average shares outstanding of redeemable ordinary shares, basic and diluted	25,000,000	25,000,000	—
Basic and diluted net income per share, redeemable ordinary shares	$0.00	$0.00	$—

(1)	For the period from June 3, 2020 (inception) through June 30, 2020, weighted average shares outstanding of Founder Shares excluded an aggregate of up to 937,500 ordinary shares subject to forfeiture if the option to purchase additional units was not exercised in full or in part by the underwriters. On September 17, 2020, the underwriters notified the Company that the over- allotment option was not exercised; thus, these shares were forfeited accordingly.

The accompanying notes are an integral part of these unaudited condensed financial statements.

KISMET ACQUISITION ONE CORP

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Three and Six Months Ended June 30, 2021

	Ordinary Shares			Total
			Accumulated	Shareholders’
	Shares	Amount	Deficit	Equity
Balance – December 31, 2020	8,824,344	$7,982,059	$(2,982,055)	$5,000,004
Shares subject to possible redemption	18,726	187,260	—	187,260
Net loss	—	—	(187,258)	(187,258)
Balance – March 31, 2021 (unaudited)	8,843,070	$8,169,319	$(3,169,313)	$5,000,006
Shares subject to possible redemption	315,384	3,153,840	—	3,153,840
Net loss	—	—	(3,153,845)	(3,153,845)
Balance – June 30, 2021 (unaudited)	9,158,454	$11,323,159	$(6,323,158)	$5,000,001

For the Period from June 3, 2020 (Inception) through June 30, 2020

	Ordinary Shares			Total
			Accumulated	Shareholders’
	Shares	Amount	Deficit	Equity
Balance – June 3, 2020 (inception)	—	$—	$—	$—
Issuance of ordinary shares to Sponsor(1)	7,687,500	25,000	—	25,000
Net loss	—	—	(10,220)	(10,220)
Balance – June 30, 2020 (unaudited)	7,687,500	$25,000	$(10,220)	$14,780
(1)	As of June 30, 2020, this number included up to 937,500 ordinary shares subject to forfeiture if the option to purchase additional units was not exercised in full or in part by the underwriters. On September 17, 2020, the underwriters notified the Company that the over-allotment option was not exercised; thus, these shares were forfeited accordingly.

The accompanying notes are an integral part of these unaudited condensed financial statements.

KISMET ACQUISITION ONE CORP

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

		For the Period
		from June 3,
	For the Six	2020 (inception)
	Months Ended	through
	June 30,	June 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(3,341,103)	$(10,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	607,500	—
General and administrative expenses paid by Sponsor through note payable	—	4,753
Unrealized gain from investments held in Trust Account	(23,711)	—
Changes in operating assets and liabilities:
Prepaid expenses	54,187	—
Accounts payable	(22,049)	5,462
Accrued expenses	1,972,211	—
Net cash used in operating activities	(752,965)	(5)
Cash Flows from Financing Activities:
Proceeds received under note payable issued to related party	—	84,000
Offering costs paid	—	(83,450)
Net cash provided by financing activities	—	550
Net change in cash	(752,965)	545
Cash – beginning of the period	761,523	—
Cash – end of the period	$8,558	$545
Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of ordinary shares	$—	$25,000
Offering costs included in accrued expenses	$—	$27,560
Change in value of ordinary shares subject to possible redemption	$(3,341,100)	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — Description of Organization and Business Operations

Kismet Acquisition One Corp (the “Company”) was newly incorporated in the British Virgin Islands on June 3, 2020 as a business company with limited liability and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on companies in the telecommunications infrastructure, internet and technology and consumer goods and services sectors operating in Russia. The Company has neither engaged in any operations nor generated revenue to date. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from June 3, 2020 (inception) through June 30, 2021 relates to the Company’s formation, the preparation for its initial public offering (the “Initial Public Offering”), which is described below, and since the Initial Public Offering, the search for a potential target. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Kismet Sponsor Limited, a business company incorporated in the British Virgin Islands with limited liability (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 5, 2020. On August 10, 2020, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.3 million, inclusive of approximately $8.8 million in deferred underwriting commissions (Note 6). The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover the over-allotment option, if any. The over-allotment option expired unexercised on September 19, 2020.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,750,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of approximately $6.8 million, and incurring offering costs of approximately $11,000 (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement in August 2020, $250.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) initially invested in cash and subsequently in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of the deferred underwriting discount held in trust and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares have been recorded at a redemption value and classified as temporary equity on the condensed balance sheets in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks shareholder approval of a Business Combination, it will complete the Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem such shareholder’s Public Shares irrespective of whether such shareholder votes for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and the Sponsor and the Company’s officers and directors have agreed to vote any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Sponsor has agreed to waive its redemption rights with respect to its Founder Shares and the Sponsor and the Company’s officers and directors have agreed to waive their redemption rights with respect to any Public Shares owned by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or August 10, 2022 (as may be extended by approval of the Company’s shareholders, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to the Company’s obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor should acquire Public Shares after the Initial Public Offering, it will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On January 31, 2021, the Company entered into a Business Combination Agreement, as amended on July 17, 2021(see Note 10) (the “Business Combination Agreement”) with Nexters Inc., a British Virgin Islands business company (“Pubco”), the Company’s Sponsor, solely in its capacity as the Purchaser Representative, Nexters Global Ltd. (“Nexters Global”), a private limited liability company domiciled in Cyprus, Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the Nexters Global Shareholders Representative, and the shareholders of Nexters Global. Pursuant to the Business Combination Agreement, among other things, the Company agreed to combine with Nexters Global in a business combination whereby the Company will merge with and into Pubco and Pubco will purchase all shares of Nexters Global, making Nexters Global a direct wholly-owned subsidiary of Pubco (the “Merger”). Pubco is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.

Pursuant to the terms, and subject to the conditions, contained in the Business Combination Agreement, the parties to the Business Combination Agreement will effect the following transactions (collectively, the “Proposed Transactions”):

(1)	the Company will merge with and into Pubco (the “Merger”), as a result of which the separate corporate existence of the Company shall cease and Pubco shall continue as the surviving company, and each issued and outstanding security of the Company immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; and
(2)	Pubco will acquire all of the issued and outstanding share capital of Nexters Global in exchange for the payment, issue and delivery to the Nexters Global Shareholders of a combination of cash and shares of Pubco (the “Share Acquisition”), such that Nexters Global will be a direct wholly owned subsidiary of Pubco.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

At the effective time of the Merger, (i) each issued and outstanding ordinary share of the Company will automatically be converted into and exchanged for the right to receive one ordinary share of Pubco (“Pubco Ordinary Shares”), (ii) each issued and outstanding public warrant of the Company will automatically be converted into and exchanged for the right one public warrant of Pubco (“Pubco Public Warrants”), (iii) each issued and outstanding private warrant of the company will automatically be converted into and exchanged for the right to receive one private warrant of Pubco (“Pubco Private Warrants” and, collectively with the Pubco Public Warrants, “Pubco Warrants”), and (iv) each issued and outstanding option to purchase ordinary shares of the Company shall be converted automatically into the right of the holder thereof to receive an option relating to Pubco Ordinary Shares (the “Pubco Options”). Each of the Pubco Public Warrants, Pubco Private Warrants and Pubco Options will have substantially the same terms and conditions as are in effect with respect to Company’s public warrants, private warrants and options immediately prior to the Merger Effective time.

In consideration for the purchase of Nexters Global’s share capital, Pubco will:

(1)	pay to the shareholders of Nexters Global cash in an amount not to exceed $150,000,000 equal to 50% of the aggregate amount of funds held by the Company either in or outside of its trust account, after taking into account any payments to be made to the Company’s public shareholders who validly exercise redemption rights pursuant to the Redemption (as defined below) and the proceeds received by Pubco pursuant to the A&R Forward Purchase Agreement (as defined below) (the “Base Cash Consideration”), subject to increase or decrease based on the Nexters Global’s net working capital as of the Reference Time (as such term is defined in the Business Combination Agreement) and subject to decrease by the amount of the Nexters Global’s outstanding indebtedness and transaction expenses as of the Reference Time and the Share Acquisition Closing, respectively (the Base Cash Consideration as so adjusted, the “Cash Payment”); and
(2)	issue to the shareholders of the Nexters Global immediately prior to the Share Acquisition Closing an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value of $2,032,500,000 minus the Base Cash Consideration, with each Exchange Share valued at the price per share payable to the Company’s public shareholders pursuant to the Redemption minus Deferred Exchange Shares (valued at approximately $200 million), as described further below.

The issuance of an aggregate of 20,000,000 Exchange Shares (being the Deferred Exchange Shares) to the shareholders of Nexters Global immediately prior to the Share Acquisition Closing (other than Everix Investments Limited) will be deferred as follows:

●	the issuance of 10,000,000 Exchange Shares, in the aggregate, will be deferred until the volume weighted average trading price of the Pubco Ordinary Shares is $13.50 or greater for any 20 trading days within a period of 30 trading days prior to the third anniversary of the Share Acquisition Closing; and
●	the issuance of an additional 10,000,000 Exchange Shares, in the aggregate, will be deferred until the volume weighted average trading price of the Pubco Ordinary Shares is $17.00 or greater for any 20 trading days within a period of 30 trading days prior to the third anniversary of the Share Acquisition Closing.

The transaction is subject to certain conditions, including: (i) the Company’s shareholders having approved, among other things, the transactions contemplated by the Business Combination Agreement; (ii) the absence of any law or governmental order that would prohibit the Proposed Transactions; (iii) the termination or expiration of all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the Company having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Closing; (v) the Company and Pubco having at least $100 million of cash either in or outside of the trust account, after taking into accounts payments by the Company for the Redemption and any proceeds received by Pubco under the A&R Forward Purchase Agreement; (vi) the Registration Statement having been declared effective by the SEC and remaining effective; and (vii) the Pubco Ordinary Shares and Pubco Warrants having been approved for listing on Nasdaq, subject only to official notice thereof.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

On July 16, 2021, in support of the Transactions, the Company, Pubco and the Sponsor entered into separate subscription agreements (each as amended, restated or supplemented from time to time, a “Subscription Agreement”) with certain institutional investors with whom the Sponsor had prior business relationships (each, a “Subscriber”), pursuant to which the Subscribers agreed to subscribe for and purchase an aggregate of 5,000,000 shares of Pubco’s ordinary shares for a purchase price of $10.00 per share for an aggregate commitment of $50,000,000 in a private placement (the “PIPE”) to be consummated substantially concurrently with the closing of the Transactions (the “Closing”). See Note 10.

On February 2, 2021, the Company filed a Current Report on Form 8-K announcing the entry into a Material Definitive Agreement including the full Business Combination Agreement and the A&R Forward Purchase Agreement.

Liquidity and Capital Resources

As of June 30, 2021, the Company had approximately $9,000 in its operating bank account and a working capital deficit of approximately $2.3 million.

Through June 30, 2021, the Company’s liquidity needs were satisfied through a payment of $25,000 from Sponsor to cover certain offering costs in exchange for the issuance of the Founder Shares and a loan of approximately $191,000 from the Sponsor pursuant to the Note (see Note 5). Subsequent to the consummation the Initial Public Offering, the Company’s liquidity needs were also satisfied with net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note balance of approximately $191,000 on August 12, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of June 30, 2021 and December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

On July 7, 2021, the Sponsor agreed to loan the Company up to $400,000 pursuant to a promissory note in order to finance the Company’s working capital needs. The note is non-interest bearing and up to $1,500,000 of such loan may be convertible into Private Placement Warrants at a price of $1.00 per warrant at the option of the Sponsor.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating a Business Combination.

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future periods.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A filed with the SEC on June 8, 2021.

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Emerging Growth Company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents held outside the Trust Account at June 30, 2021 and December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and any investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account as of June 30, 2021 and December 31, 2020 are comprised of investments in U.S. Treasury securities having a maturity of 185 days or less or investments in money market funds that comprise only U.S. treasury securities money market funds.

Investments Held in the Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investment are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the condensed balance sheets.

As of June 30, 2021 and December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable and accrued expenses approximate fair value due to the short-term nature of the instruments. The fair value of marketable securities held in Trust Account is determined using quoted prices in active markets.

The fair value of Private Placement Warrants is measured using Black-Scholes Option Pricing model at each balance sheet date.

Fair Value of Financial Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-40. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company issued 6,750,000 Private Placement Warrants which are recognized as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the Private Placement Warrants as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations. The fair value of Private Placement Warrants is measured using Black-Scholes Option Pricing model at each balance sheet date. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs associated with the issuance of derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statements of operations. Offering costs associated with the ordinary shares and public warrants were charged to stockholders’ equity upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 22,591,546 and 22,925,656 ordinary shares subject to possible redemption are presented as temporary equity, respectively, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

Net Income (Loss) per Ordinary Share

The Company’s unaudited condensed statements of operations includes a presentation of income (loss) per ordinary share subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income per ordinary share, basic and diluted, is calculated by dividing the investment income earned on the Trust Account by the weighted average number of redeemable ordinary shares outstanding for the periods. Net loss per Founder Share, basic and diluted, is calculated by dividing the net loss, less income attributable to redeemable ordinary shares, by the weighted average number of Founder Shares outstanding for the periods.

The calculation of diluted net income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of over-allotment and (iii) Private Placement since the exercise price of the warrants is in excess of the average ordinary shares price for the period and therefore the inclusion of such warrants would be anti-dilutive.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share:

			For the
			Period from
			June 3, 2020
	For the Three	For the Six	(inception)
	Months Ended	Months Ended	through
	June 30,	June 30,	June 30,
	2021	2021	2020
Redeemable ordinary shares
Numerator:
Net gain from investments held in Trust Account	$6,235	$23,711	$—
Net income attributable to redeemable ordinary shares	$6,235	$23,711	$—
Denominator:
Weighted average shares outstanding of redeemable ordinary shares, basic and diluted	25,000,000	25,000,000	—
Basic and diluted net income per share, redeemable ordinary shares	$0.00	$0.00	$—
Founder shares
Numerator:
Net loss	$(3,153,845)	$(3,341,103)	$(10,220)
Less: Net income attributable to redeemable ordinary shares	(6,235)	(23,711)	—
Net loss attributable to Founder Shares	$(3,160,080)	$(3,364,814)	$(10,220)
Denominator:
Weighted average shares outstanding of Founder Shares, basic and diluted	6,750,000	6,750,000	6,750,000
Basic and diluted net loss per share, Founder Shares	$(0.47)	$(0.50)	$(0.00)

Share-based Compensation

Share-based compensation to employees and non-employees is recognized over the requisite service period based on the estimated grant-date fair value of the awards. The Company recognizes the expense for share-based compensation awards subject to performance-based milestone vesting over the remaining service period when management determines that achievement of the milestone is probable. Management evaluates when the achievement of a performance-based milestone is probable based on the expected satisfaction of the performance conditions at each reporting date. Share-based compensation would be recognized in general and administrative expense in the statement of operations. We have determined that the consummation of an initial Business Combination is a performance condition subject to significant uncertainty. As such, the achievement of the performance is not deemed to be probable of achievement until the consummation of the event, and therefore no compensation has been recognized for the three and six months ended June 30, 2021.

Income Taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for in interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the British Virgin Islands. In accordance with British Virgin Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited condensed financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on the Company’s unaudited condensed financial statements.

NOTE 3 — Initial Public Offering

On August 10, 2020, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.3 million, inclusive of approximately $8.8 million in deferred underwriting commissions.

Each Unit consists of one ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

NOTE 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 6,750,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.8 million, incurring offering costs of approximately $11,000.

Each whole Private Placement Warrant is exercisable for one whole ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

NOTE 5 — Related Party Transactions

Founder Shares

On June 8, 2020, the Company issued 6,250,000 ordinary shares to the Sponsor (the “Founder Shares”). The Sponsor paid for certain offering costs of $25,000 on behalf of the Company in exchange for issuance of the Founder Shares. In July 2020, the Company performed a 1.23 share split resulting in the Sponsor holding an aggregate of 7,687,500 Founder Shares. All shares and associated amounts have been retroactively restated to reflect the share capitalization. The Sponsor had agreed to forfeit up to an aggregate of 937,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering plus the number of ordinary shares to be sold pursuant to the Forward Purchase Agreement (as defined below). On September 17, 2020, the underwriters notified the Company that the over-allotment option was not exercised; as a result, these Founder Shares were forfeited, effective as of September 19, 2020.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (x) one year after the date of the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Loans

On June 10, 2020, the Sponsor agreed to loan the Company up to $200,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the date the Company consummated the Initial Public Offering. The Company borrowed approximately $191,000 under the Note and repaid the Note in full on August 12, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on the date that of the Company’s final prospectus, the Company agreed to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, administrative and support services. For the three and six months ended June 30, 2021, the Company did not incur any expense for these services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Forward Purchase Agreement

On August 5, 2020, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with the Sponsor, which provides for the purchase of $20,000,000 of units, with each unit consisting of one ordinary share (the “Forward Purchase Shares”) and one half of one warrant to purchase one ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The purchase under the Forward Purchase Agreement is required to be made regardless of whether any ordinary shares are redeemed by the Public Shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares and Forward Purchase Warrants may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company. The forward purchase agreement is accounted for as equity on the balance sheets.

Amended and Restated Forward Purchase Agreement

On January 31, 2021, the Company, Pubco and the Sponsor entered into the Amended and Restated Forward Purchase Agreement (the “A&R Forward Purchase Agreement”). The A&R Forward Purchase Agreement amends the Forward Purchase Agreement by, among other things, increasing the Sponsor’s purchase commitment thereunder from $20.0 million to $50.0 million and replacing the

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Sponsor’s commitment to acquire the Company’s public units with a commitment to acquire Pubco ordinary shares and Pubco public warrants in a private placement to occur after, and subject to, the Merger closing and prior to the Share Acquisition closing.

Directors Compensation

Commencing on August 6, 2020 through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company agreed to pay its directors $40,000 each and granted each of the independent directors an option to purchase 40,000 ordinary shares at an exercise price of $10.00 per share, which will vest upon the consummation of the initial Business Combination and will expire five years after the date on which it first became exercisable. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or the Company’s or their affiliates. During the three and six months ended June 30, 2021, the Company paid $80,000 director compensation.

NOTE 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the prospectus to purchase up to 3,750,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On September 17, 2020, the underwriters notified the Company that the over-allotment option was not exercised; as a result, 937,500 Founder Shares were forfeited, effective as of September 19, 2020.

The underwriters were entitled to an underwriting commission of $0.20 per unit, or $5.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred underwriting commission of $0.35 per unit, or approximately $8.8 million in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company and the close of the business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances).

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and its prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement or register or qualify the shares under applicable blue sky laws to the extent an exemption is available.

The warrants have an exercise price of $11.50 per share and will expire in five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	upon a minimum of 30 days’ prior written notice of redemption;
●	if, and only if, the last reported sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

Once the warrants become exercisable, the Company may redeem the outstanding warrants, in whole and not in part, at a price of $0.10 per warrant:

●	upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table set forth based on the redemption date and the “fair market value” of the ordinary shares;

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

●	if, and only if, the closing price of the ordinary shares equals or exceeds $10.00 per Public Share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, and
●	if the closing price of the ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of the ordinary shares for the above purpose shall mean the volume weighted average price of the ordinary shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 ordinary shares per warrant (subject to adjustment).

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Public Warrants are accounted for as equity and the Private Placement warrants are accounted for as liabilities on the balance sheet.

NOTE 8 — Shareholders’ Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares with no par value. Holders of the Company’s ordinary shares are entitled to one vote for each share. On June 8, 2020, the Company issued 6,250,000 ordinary shares. In July 2020, the Company performed a 1.23 share split resulting in the Sponsor holding an aggregate of 7,687,500 Founder Shares. All shares and associated amounts have been retroactively restated to reflect the share capitalization. Of these 7,687,500 Founder Shares, 937,500 were subject to forfeiture by the Sponsor (or its permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ option to purchase additional units was exercised. On September 17, 2020, the underwriters notified the Company that the over-allotment option was not exercised; thus, the 937,500 ordinary shares were forfeited, effective as of September 19, 2020. As of June 30, 2021 and December 31, 2020, there were 31,750,000 ordinary shares issued and outstanding, consisting of 6,750,000 Founder Shares and 25,000,000 Public Shares (of which 22,591,546 and 22,925,656 shares are subject to possible redemption, respectively).

Preferred Shares

The Company is authorized to issue without shareholder approval of an unlimited number of preferred shares with no par value, divided into five classes, through Class E (collectively, the “preferred shares”) each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended and Restated Memorandum and Articles of Association to create such designations, rights and preferences. As of June 30, 2021 and December 31, 2020, there were no preferred shares issued or outstanding.

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Share Options

In August 2020, the Company granted option awards to three of its independent directors that contain both a performance condition and service condition. Each option award is an option to purchase 40,000 ordinary shares at an exercise price of $10.00 per share which vest upon the consummation of the initial Business Combination and will expire in five years after the date on which they first become exercisable. The Company has determined that the consummation of an initial Business Combination is a performance condition subject to significant uncertainty. As such, the achievement of the performance is not deemed to be probable of achievement until the consummation of the event, and therefore no compensation has been recognized for the three and six months ended June 30, 2021.

NOTE 9 — Fair Value Measurements

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 by level within the fair value hierarchy:

	Fair Value Measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Trust Account – U.S. Treasury bills	$250,087,787	$—	$—	$250,087,787
Liabilities:
Derivative warrant liabilities – private warrants	$—	$—	$8,100,000	$8,100,000

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Trust Account – U.S. Treasury bills	$250,064,076	$—	$—	$250,064,076
Liabilities:
Derivative warrant liabilities – private placement warrants	$—	$—	$7,492,500	$7,492,500

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for the three and six months ended June 30, 2021.

The fair value of marketable securities held in Trust Account is determined using quoted prices in active markets.

The fair value of the Private Placement Warrants has been estimated using a Black-Scholes Option Pricing model at each balance sheet date. For the three and six months ended June 30, 2021, the Company recognized an increase in the fair value of derivative warrant liabilities of approximately $2.6 million and $0.6 million, respectively, which is presented as change in fair value of derivative warrant liabilities in the accompanying unaudited condensed statements of operations.

The change in the fair value of the derivative warrant liabilities, measured with Level 3 inputs, for three and six months ended June 30, 2021 is summarized as follows:

Derivative warrant liabilities at December 31, 2020	$7,492,500
Change in fair value of derivative warrant liabilities	(2,025,000)
Derivative warrant liabilities at March 31, 2021	$5,467,500
Change in fair value of derivative warrant liabilities	2,632,500
Derivative warrant liabilities at June 30, 2021	$8,100,000

The estimated fair value of derivative warrant liabilities is determined using Level 3 inputs. Inherent in a Black-Scholes model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different. The Company

KISMET ACQUISITION ONE CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates for measurement of warrant liabilities:

	June 30,	December 31,
	2021	2020
Exercise price	$11.50	$11.50
Share price	$9.91	$10.10
Term (in years)	5.13	5.42
Volatility	18.20%	18.00%
Risk-free interest rate	0.89%	0.42%
Dividend yield	—	—

NOTE 10 — Subsequent Events

On July 7, 2021, the Sponsor agreed to loan the Company an aggregate of $400,000 pursuant to a promissory note in order to finance the Company’s working capital needs. The note is non-interest bearing and up to $1,500,000 of such loan may be convertible into Private Placement Warrants at a price of $1.00 per warrant at the option of the Sponsor.

On July 17, 2021, the Company and certain of the other relevant parties to the Business Combination Agreement entered into Amendment No. 1 to the Business Combination Agreement (the “Amendment”). The Amendment, among other things, permits the Company and Pubco to enter into the Subscription Agreements (defined below) and consummate the PIPE (defined below), provides that the proceeds of the PIPE will count toward the satisfaction of the $100 million minimum cash closing condition contained in the Business Combination, and changes the “Outside Date” for the parties to consummate the Transactions to September 30, 2021. The Amendment also replaces (i) the form of Registration Rights Agreement to be entered into at the Closing with a new form of such agreement, providing for shelf registration rights to certain holders thereunder, and (ii) the form of Sponsor Lock-Up Agreement to be entered into at the Closing with a new form of such agreement, to permit the transfer of certain private placement warrants held by the Sponsor to the Subscribers (defined below) pursuant to the terms of the Subscription Agreements.

Private Placement and Subscription Agreements

On July 16, 2021, in support of the Transactions, the Company Pubco and the Sponsor entered into separate subscription agreements (each as amended, restated or supplemented from time to time, a “Subscription Agreement”) with certain institutional investors with whom the Sponsor had prior business relationships (each, a “Subscriber”), pursuant to which the Subscribers agreed to subscribe for and purchase an aggregate of 5,000,000 shares of Pubco’s ordinary shares for a purchase price of $10.00 per share for an aggregate commitment of $50,000,000 in a private placement (the “PIPE”) to be consummated substantially concurrently with the closing of the transactions (the “Closing”). The PIPE is conditioned on the substantially concurrent closing of the Transactions and other customary closing conditions. Also pursuant to the Subscription Agreements, the Sponsor agreed to transfer to the Subscribers, on the date of the Closing immediately after the issuance by Pubco of ordinary shares pursuant to the PIPE, an aggregate of 1,625,000 of the private placement warrants held by the Sponsor. The Subscribers were also given registration rights in the Subscription Agreements. The purpose of the PIPE is to raise additional capital for use in connection with the Transactions, to meet the minimum cash requirement provided in the Business Combination Agreement, and to otherwise provide working capital and funds for corporate purposes for Pubco following the Closing.

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued. Based upon this review, other than disclosed herein and in Note 1, the Company did not identify any subsequent event that would have required adjustment or disclosure in the condensed financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, provided that such person acted honestly and in good faith with a view to the best interests of the indemnifying company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Nexters’ memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or the commission of a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities:

●	Under the Transactions, we issued 176,584,343 ordinary shares to the former shareholders of Nexters Global as part of the consideration in the Share Acquisition for all of the issued and outstanding share capital of Nexters Global.
●	In connection with the Transactions, we issued 5,000,000 ordinary shares and 1,000,000 public warrants to the Sponsor under the A&R Forward Purchase Agreement for a purchase price of $50 million.
●	In connection with the Transactions, we issued an aggregate of 5,000,000 ordinary shares to the PIPE Investors under the PIPE Subscription Agreements for an aggregate purchase price of $50 million.

The foregoing securities issuances were made in private placements in reliance upon the exemption from registration under the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules

(a)Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit Number	Description

2.1

Business Combination Agreement, dated as of January 31, 2021, by and among Kismet Acquisition One Corp., Kismet Sponsor Limited, Nexters Inc., Nexters Global Ltd., Fantina Holdings Limited, and the shareholders of Nexters Global Ltd. party thereto (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on June 15, 2021).

2.2

Amendment No. 1 to Business Combination Agreement, dated as of July 17, 2021, by and among Kismet Acquisition One Corp., Kismet Sponsor Limited, Nexters Inc., Nexters Global Ltd., Fantina Holdings Limited, and the shareholders of Nexters Global Ltd. party thereto (incorporated by reference to Exhibit 2.2 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on July 28, 2021).

2.3

Amendment No. 2 to Business Combination Agreement, dated as of August 11, 2021, by and among Kismet Acquisition One Corp., Kismet Sponsor Limited, Nexters Inc., Nexters Global Ltd., Fantina Holdings Limited, and the shareholders of Nexters Global Ltd. party thereto (incorporated by reference to Exhibit 4.3 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).

Exhibit Number	Description

3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).
4.1	Specimen ordinary share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on June 15, 2021).
4.2	Specimen warrant (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on June 15, 2021).
4.3

Warrant Agreement, dated as of August 5, 2020, between Kismet Acquisition One Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on June 15, 2021).

4.4

Assignment, Assumption and Amendment Agreement (Warrant Agreement), dated as of August 25, 2021, by and among Kismet Acquisition One Corp., Nexters Inc., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.4 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).

4.5	Form of Option Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on June 15, 2021).
4.6

Form of the Assignment, Assumption and Amendment Agreement (Option Agreement) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on June 15, 2021).

5.1*	Opinion of Ogier relating to ordinary shares.
5.2*	Opinion of Latham & Watkins LLP relating to warrants.
10.1

A&R Forward Purchase Agreement, dated as of January 31, 2021, by and among Kismet Acquisition One Corp, Kismet Sponsor Limited, and Nexters Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on June 15, 2021).

10.2†	Registration Rights Agreement, by and among Nexters Inc. and the other parties thereto (incorporated by reference to Exhibit 4.5 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).
10.3†	Lockup Agreement, between Nexters Inc. and the other parties thereto (incorporated by reference to Exhibit 4.6 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).
10.4	Lock-up Agreement, between Nexters Inc. and Kismet Sponsor Limited (incorporated by reference to Exhibit 4.7 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).
10.5

Form of Subscription Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (Reg. No. 333-257103), filed with the SEC on July 28, 2021).

10.6	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 4.9 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).
14*	Code of Business Conduct and Ethics.
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 8.1 to the Company’s Form 20-F, filed with the SEC on August 27, 2021).
23.1*	Consent of JSC “KPMG”.
23.2*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of Ogier (included in Exhibit 5.1).
23.4*	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page to this registration statement).
(*)	Filed herewith
(†)	Certain identified confidential information has been redacted from this exhibit because disclosure of that information would constitute a clearly unwarranted invasion of personal privacy.

(b)Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9.Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Limassol, Cyprus on the 22nd day of September, 2021.

NEXTERS INC.

By:	/s/ Andrey Fadeev
Name:	Andrey Fadeev
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrey Fadeev as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Andrey Fadeev	Chief Executive Officer and Director (principal executive officer)	September 22, 2021
Andrey Fadeev

/s/ Alexander Karavaev	Chief Financial Officer (principal financial officer)	September 22, 2021
Alexander Karavaev

/s/ Badma Budaev	Head of Group IFRS Reporting (principal accounting officer)	September 22, 2021
Badma Budaev

/s/ Boris Gertsovskiy	Director	September 22, 2021
Boris Gertsovskiy

/s/ Dmitrii Bukhman	Director	September 22, 2021
Dmitrii Bukhman

/s/ Igor Bukhman	Director	September 22, 2021
Igor Bukhman

/s/ Ivan Tavrin	Director	September 22, 2021
Ivan Tavrin

/s/ Andrew Sheppard	Director	September 22, 2021
Andrew Sheppard

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Nexters Inc., has signed this registration statement in Newark, Delaware, on the 22nd day of September, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director